FREE WRITING PROSPECTUS

Filed Pursuant to Rule 433

Registration Statement No. 333-21 7339

Acquisition of Stillwater Mining Company Creating a Premier, Global Precious Metals Miner December 2016 1

Disclaimer Additional Information and Where to Find It This presentation does not constitute the solicitation of any vote, proxy or approval. In connection with the proposed transaction, Sibanye Gold (“Sibanye”) intends to post to its shareholders a JSE Limited (“JSE”) Category 1 circular subject to the approval of the circular by the JSE and Stillwater Mining Company (“Stillwater”) intends to file with the Securities and Exchange Commission (the “SEC”) relevant materials, including a proxy statement. The JSE Category 1 circular and other relevant documents will be sent or otherwise disseminated to Sibanye’s shareholders and will contain important information about the proposed transaction and related matters. SHAREHOLDERS OF SIBANYE ARE ADVISED TO READ THE JSE CATEGORY 1 CIRUCLAR AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant documents will be sent or otherwise disseminated to Stillwater’s shareholders and will contain important information about the proposed transaction and related matters. SHAREHOLDERS OF STILLWATER ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. When available, Sibanye shareholders may obtain free copies of the JSE Category 1 circular by going to Sibanye’s website at www.sibanyegold.co.za. The proxy statement and other relevant documents may also be obtained, free of charge, on the SEC's website (http://www.sec.gov), when available. Stillwater shareholders may obtain free copies of the proxy statement once it is available from Stillwater by going to Stillwater’s website at www.stillwatermining.com. Participants in the Solicitation Sibanye, Stillwater and their respective directors and officers may be deemed participants in the solicitation of proxies of Sibanye’s and Stillwater’s respective shareholders in connection with the proposed transaction. Sibanye’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Sibanye in Sibanye’s Annual Report on Form 20-F, for the fiscal year ended December 31, 2015, which was filed with the SEC on March 21, 2016. Stillwater’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Stillwater in Stillwater’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on February 22, 2016. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement that Stillwater intends to file with the SEC. No Offer or Solicitation This presentation is for informational purposes only and does not constitute an offer to sell, or a solicitation of offers to purchase or subscribe for, securities in the United States or any other jurisdiction. Any securities referred to herein have not been, and will not be, registered under the U.S. Securities Act of 1933 and may not be offered, exercised or sold in the United States absent registration or an applicable exemption from registration requirements. Forward Looking Statements This presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “target”, “will”, “forecast”, “expect”, “potential”, “intend”, “estimate”, “anticipate”, “can” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. In this presentation, for example, statements related to expected timings of the transactions (including completion), potential transaction benefits (including financial re-ratings), pricing expectations, levels of output, supply and demand, information related to the Blitz Project, and estimations or expectations of enterprise value, EBTIDA and net asset values, are forward-looking statements. The forward-looking statements set out in this presentation involve a number of known and unknown risks, uncertainties and other factors, many of which are difficult to predict and generally beyond the control of Sibanye and Stillwater, that could cause Sibanye’s or Stillwater’s actual results and outcomes to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include, without limitation: Sibanye’s or Stillwater’s ability to complete the proposed transaction; the inability to complete the proposed transaction due failure to obtain approval of the shareholders of Sibanye or Stillwater or other conditions in the Merger Agreement; Sibanye’s ability to successfully integrate the acquired assets with its existing operations; Sibanye’s ability to achieve anticipated efficiencies and other cost savings in connection with the transaction; Sibanye’s ability to implement its strategy and any changes thereto; Sibanye’s future financial position, plans, strategies, objectives, capital expenditures, projected costs and anticipated cost savings and financing plans; changes in the market price of gold, platinum group metals (“PGMs”) and/or uranium. These forward-looking statements speak only as of the date of this presentation. Neither Sibanye nor Stillwater undertake any obligation to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events. 2

Strategic recap

Our core purpose SIBANYE’S MINING IMPROVES LIVES SIBANYE’S MINING IMPROVES LIVES

Our vision SUPERIOR VALUE CREATION FOR ALL OUR STAKEHOLDERS Through mining our multi-commodity resources in a safe and healthy environment Sibanye cares 5

Industry leading relative dividend yield Current dividend yield (last twelve months (LTM) dividends paid) 1 Source: Factset and company filings. Market data as of 8 December 2016 Note: 1. Dividend yield calculated using actual dividend paid and average share price for the period, since public listing Cumulative R3.5bn (US$298m) dividends since listing – 35% of listing value in 3.5 years 6 6.2% 5.2% 1.7% 1.7% 0.9% 0.9% 0.9% 0.9% 0.7% 0.5% 0.5% 0.4% Sibanye Sibanye Avg. since IPO Gold Fields Harmony Acacia Gold Corp Randgold Agnico-Eagle Yamana Barrick Newcrest Newmont

Value creation focus Continue to drive operational excellence on existing asset base A proven operating model Robust cash flow Strong balance sheet Investing in organic growth R3.6bn approved in mid-2015 for organic growth projects in the Gold Division Growth through value accretive transactions – PGM sector a logical step Aquarius acquisition (2016) Rustenburg acquisition (2016) Stillwater acquisition (2017) Utilising operational excellence to drive cash flow in complementary Gold-PGM platform 7

Expanding PGM platform at attractive point in cycle Source: HSBC research - size of bubble represents resource size Rustenburg transaction: structured to minimise risk Relatively low capital outlay upfront Downside protection until 2019 Future payments ring-fenced to assets – upside and downside risk sharing Aquarius transaction more commercial, but at favourable point in cycle Realisation of operational and cost synergies to unlock future value Historic South Africa PGM transactions Low cost, material PGM acquisitions 8 Implats: Avmin Two Rivers AngloPlat: Union BEE Implats: Marula AQP Bid for Booysendal Eastplats: Heibei Lonmin: Southern Platinum Bokoni: Amplats Northam BEE: Zambezi Lonmin: Afriore Northam: Booysendal Aquarius: Sibanye Sibanye: Rustenburg 0 2 4 6 8 10 12 14 16 18 20 0 100 200 300 400 500 600 700 (Deal Value: US$/Resource oz) (Deal Value US$ in Millions)

Track record of strong integration to drive value accretion Aquarius integration concluded - production excellence maintained Rustenburg transaction closed as of 1 November 2016 Positive interaction with management, employees and community Workforce motivated and enthused about new opportunities Production back to planned levels after difficult first 9 months Operational review and assessment ongoing – detailed feedback to be provided in 2017 Kroondal quarterly 4E ounce production Source: Company data Proven success at identifying and integrating value upside post-acquisition 9 70,000 80,000 90,000 100,000 110,000 120,000 130,000 Mar-12 Jun-12 Sep-12 Dec-12 Mar-13 Jun-13 Sep-13 Dec-13 Mar-14 Jun-14 Sep-14 Dec-14 Mar-15 Jun-15 Sep-15 Dec-15 Mar-16 Jun-16 Sep-16 oz (4E)

Our PGM view is positive over the long-term Despite near-term headwinds, long-term fundamentals remain robust Source: Johnson Matthey, WPIC, broker consensus estimates Note: 1. Price forecasts in real terms Platinum: net market balance (koz) vs. price¹ Palladium: net market balance (koz) vs. price¹ Despite recent conservative outlooks, we believe the PGM market fundamentals remain robust SA supply expected to regress from 2020E onwards Industry-wide capex and production cuts already enforced SA platinum supply unlikely to return to pre Global financial crisis levels, when it peaked at 5.3moz in 2007 Historically significant secondary supply growth being eroded by prevailing commodity prices A material near term secondary supply recovery is not anticipated Auto sales volumes continue to rise even in diesel markets Deficit drawdowns and working capital cycle underpin a return to sustainable basket prices over the medium term Despite a weaker platinum outlook compared to palladium above ground stocks should normalize by 2018 We remain fundamentally bullish with palladium set for material deficits and platinum following suit 10 0 500 1,000 1,500 2,000 -3,000 -2,500 -2,000 -1,500 -1,000 -500 0 500 1,000 1,500 2007A 2012A 2017E 2022E Surplus / (Deficit) Ex-ETF market balance Pt Price (US $ / oz) (rhs) 0 100 200 300 400 500 600 700 800 900 -2,500 -2,000 -1,500 -1,000 -500 0 500 1,000 1,500 2,000 2,500 2007A 2012A 2017E 2022E Surplus / Deficit (koz) Ex-ETF market balance Pall Price (US $ / oz) (rhs)

Transaction overview

Transaction summary Consideration $18.00 per share in cash, or $2.2bn for all outstanding common stock of Stillwater 23% premium to prior day close; 20% premium to 20-day VWAP as of 8 December Financing: $2.7bn bridge financing from Citi and HSBC Conditions precedent for the Transaction Sibanye shareholder approval Majority of votes cast to approve the acquisition of Stillwater 75% of votes cast to approve the issuance of new shares for contemplated rights issue Stillwater shareholder approval (majority of votes outstanding) Customary South African and U.S. regulatory approvals No material adverse change Sibanye shareholder support Gold One and the PIC have indicated support for the Transaction Deal protection Stillwater subject to non-solicitation covenants with customary “fiduciary out” exemptions A right in favour of Sibanye to match any superior proposal A termination fee of 0.75% of Stillwater equity value A reciprocal termination fee of 1.50% of Stillwater equity value to Stillwater Source: Factset as of 8 December 2016 The Transaction has received strong initial Sibanye shareholder support 12

Expected transaction timeline Transaction timeline 9 December 2016: Transaction announcement Conditions precedent satisfied, or waived, including regulatory approvals Proxy / circular dispatched to Sibanye and Stillwater shareholders Sibanye and Stillwater shareholder meetings held to approve transaction1 Transaction closing Rights offering executed Debt offerings executed 1HY 2017 Post-Closing Expected closing in Q2 2017 following customary regulatory and stakeholder approvals Note: 1. For Sibanye, Transaction conditional on approval of the acquisition and the rights issue 13

Stillwater’s tier 1 assets

Portfolio of low cost assets with growth potential

Sibanye

STILLWATER MINING COMPANY

Stillwater Mining Company
- Headquarters: Colorado, USA
- Employees: c.1,400
- Trading: NYSE (SWC)
- 2015 Revenue: $726m
- 2015 Operating cash flow: $110m

Operating

- **Stillwater Mine (Montana, USA)**
  - 2016 2E PGM production: 330 koz[1]
  - 9m 2016 PGM cash cost[2]: $428/oz[3]
  - 2E PGM reserves: 8.8 moz @19.7 g/t
  - Est. mine life: 25+ years
- **East Boulder Mine (Montana, USA)**
  - 2016 2E PGM production: 210 koz[1]
  - 9m 2016 PGM cash cost[2]: $441/oz[3]
  - 2E PGM reserves: 11.1 moz @13.4 g/t
  - Est. mine life: 25+ years

Recycling

- **Smelter and base metals refinery**
- **Recycling facility** for:
  - Ceramic automotive catalysts
  - Petroleum catalysts
  - Industrial PGM catalysts
  - Other PGM-containing materials
- 2015 recycling volumes fed:
  - 551 koz (Pt, Pd, Rh)

Growth opportunities

- **Blitz Project**
  - Estimated first production: early 2018
  - Steady state production by 2021
  - 2E PGM production: 270-330 koz
  - Total capital: c. $250m
  - Remaining capital: c. $150m[4]
  - Est. mine life: 35+ years
- **East Boulder Project**
  - PFS ongoing for a 150-200 koz mine
  - Provides further regional optionality
- **Altar Project**
  - Copper-gold project in Argentina
- **Marathon Project**
  - PGM-copper project in Canada

Source: Company filings
Notes:
1. Based on Stillwater guidance and approximate production split year to date
2. Non-GAAP, please refer to appendix for definition
3. Total cash costs per PGM mined ounce, net of by-product and recycling credits
4. $75-95m to be spent to 1st production ($101m spent to date as of Q3 2016)

A tier one PGM producer

15

Stillwater Mine 90 89 212 310 191 89 Livingston Big Timber McLeod NYE Fishtail Red Lodge Absarokee Columbus Laurel Billings Sweet Grass Park Carbon Big Horn Boulder River Yellowstone River Yellowstone River E. Boulder River Stillwater River Bear Tooth Mountain Range 298 420 419 78 72 Yellowstone East Boulder Mine 87 Metallurgical Complex, Recycling Facilities Stillwater Mine Significant untapped resources along strike of orebody Geographic location Stillwater River Significant expansion opportunity with 45km orebody strike Source: Company filings 16

Metallurgical complex overview Geographic location Quarterly recycling volumes (PGM recycled ounces fed) 90 89 212 310 191 89 Livingston Big Timber McLeod NYE Fishtail Red Lodge Absarokee Columbus Laurel Billings Sweet Grass Stillwater Park Carbon Big Horn Boulder River Yellowstone River Yellowstone River E. Boulder River Stillwater River Bear Tooth Mountain Range 298 420 419 78 72 Yellowstone East Boulder Mine 87 Metallurgical Complex, Recycling Facilities Stillwater River Recycling facility overview: expansion potential Smelter and base metal refinery located in Montana Processes mined and recycled materials Provides unique insight into secondary market Becoming fully integrated mine-to-market Includes processing & sampling facility with assay lab Expansion potential with modest additional capital Mining PGM Recycling Smelter Base Metal Refinery 99.95% Purity Sponge Precious Metal Refinery Converter Matte Granulated and Transferred to Refinery By-products NI & CU Removed, Creating PGM-rich Filter Cake Marketed and Sold to Customers Third Party – Johnson Matthey Process flow Advanced PGM recycling operations Produces palladium, platinum and rhodium Record 175k PGM1 recycled ounces fed in Q3 2016 Since 2009, recycling volumes have grown consistently Source: Company filings Note: Platinum + Palladium + Rhodium Stillwater Mine Creating a mine-to-market business Providing insight into the secondary market 17 116,000 108,700 151,000 161,000 130,000 154,000 169,000 175,000 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016

Transaction rationale

Strong transaction rationale Expected to enhance Sibanye’s asset base and create a globally competitive South African mining champion by: Adding two low-cost, low-risk, steady state producing PGM mines to its portfolio Expanding its portfolio with high-grade reserves that support over 25 years of mine life Providing near term, organic and low-cost growth through the Blitz Project Providing significant upside and growth potential through extensive regional resources Creating a mine-to-market PGM business with a metallurgical processing complex Significant PGM recycling business provides a steady margin and strategic insight into the market Further operational optimisation potential through transfer of “best practices” Positions Sibanye as a premier global gold and PGM mining company 19

Strong transaction rationale cont. Expected to position Sibanye for potential valuation re-rating by: Being value accretive, per detailed management due diligence Balancing its portfolio operationally and geographically with the addition of a world class operation in an attractive mining jurisdiction Positioning its Platinum Division further down the global cost curve, with potential for further cost reductions Enhancing its cash flow generation to sustain its industry-leading dividend Improving its access to lower-cost global financing Enhancing the investment case 20

Building a premier global gold and PGM mining company

Sibanye

Sibanye PGM Division Ranking

2015A Palladium Production (moz)



Norilsk [3]
By-product only
2.7
Amplats [2]
1.3
Sibanye (Pro Forma) [4]
0.8
1.0
Impala
0.8
Sibanye [5] (pre-transaction)
0.4
Lonmin
0.4
Northam
0.1
RBPlats
0.1

2015A 4E Production[1] (moz)



Amplats [2]
3.6
Norilsk [3]
By-product only
3.3
Impala
2.2
Sibanye (Pro Forma) [4]
1.7
2.0
Lonmin
1.2
Sibanye [5, 6] (pre-transaction)
1.1
Northam
0.4
RBPlats
0.3

Sibanye Gold Division Ranking

2015A Gold Production (moz)



Barrick
6.1
Newmont
5.0
AngloGold
4.0
Gold Corp
3.5
Kinross
2.6
Newcrest
2.4
Gold Fields
2.1
Polyus
1.8
Agnico-Eagle
1.7
Sibanye
1.5

Source: Company filings

Notes:

1. Platinum, palladium, rhodium and gold (together referred to as 3E+Au or 4E). Stillwater data on a 2E basis
2. Exclusive of Rustenburg Mine
3. Includes PGM by-products only
4. Rustenburg + Aquarius + Stillwater. Rustenburg as publicly disclosed in December 2015; Aquarius Platinum as publicly disclosed in June 2015 and depleted based on actual production to reach December 2015 figures
5. Pro forma for Rustenburg and Aquarius acquisitions
6. Excludes Gold division
7. Prill split assumed to be same as 9m'16 for Stillwater's current mining operations

Includes Blitz at full ramp-up by 2021/22 (270-330koz 2E)[7]

Positioned globally as a top 5 PGM producer and top 10 gold producer

21

Stillwater assets high-grade and long-life Source: Company filings. LoM as stated in company annual reports PGM Assets by Reserve Grade and LoM (based on published reserves) East Boulder Stillwater Mine Rustenburg Mimosa Blitz Kroondal Stillwater’s portfolio is long-life and significantly higher grade than other major players Other PGM Assets include: Amandelbult Section Bafokeng-Rasimone Bokoni Impala Marikana Modikwa Mogalakwena Pilanesberg Two Rivers Union Section Zimplats Zondereinde Blitz mine life expected to extend to 35+ years as further drilling expands current reserves Sibanye PGM mines Stillwater PGM mines 22 0 10 20 30 40 50 60 0 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 LoM years (as defined by reserves) Grade g/t 4E

Quality growth and sustainability Expected Gold and PGM LoM production plan (next 20 years) Source: Company guidance ounces Gold Fields plan Complementary gold and PGM production profiles 23 0 500,000 1,000,000 1,500,000 2,000,000 2,500,000 3,000,000 3,500,000 4,000,000 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 Sibanye, Gold Rustenburg + Aquarius, PGM Stillwater ex. Blitz, PGM Blitz first 5 years, PGM Blitz ramped up, PGM Gold Fields plan, Gold

Cost reduction drivers; No exchange rate benefits Increased mechanisation Further infrastructure development Improved safety and productivity Staffing reorganization Supplier negotiations Low-cost assets Stillwater All-in-Sustaining costs (“AISC”)1 and realised prices ($/oz) c.25% AISC improvement Mid-to-high $500’s/oz AISC margin improving Source: Company filings Note: 1. Non-GAAP financial measure, please refer to appendix for definition (after Blitz ramp-up) Track record of continuous operating efficiency in-line with Sibanye’s culture of cost management 24 500 550 600 650 700 750 800 850 900 950 1,000 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Mid-term target AISC Realised basket price (Pt/Pd)

Moving Sibanye Platinum down the cost curve Source: Nedbank Research, Company filings Global PGM Cash cost + Capex curve (CY16E - At spot) Pro-forma Moves Sibanye down the PGM cost curve Further benefits from realisation of synergies between Rustenburg and Kroondal Stillwater’s low-cost position expected to drive through-the-cycle cash flows 25 0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 5,000 5,500 6,000 6,500 7,000 7,500 8,000 8,500 - 250 500 750 1,000 1,250 1,500 1,750 2,000 - 250 500 750 1,000 1,250 1,500 1,750 2,000 Cumulative Semi - Annual Production (koz) Cash Cost and Basket Price (US$/oz) Other Assets Stillwater Sibanye Spot PGM Basket Price Stillwater Mine Platinum Mile Mine East Boulder Mine Two Rivers (ARM / IMP) Sylvania Dumps (SLP) Mogalakwena (AMS) Mototolo (GLEN / AMS) Zimplats (IMP) BRPM (RBP) Kroondal Mimosa Modikwa (ARM / AMS) Marikana (LMI) Marula (IMP) Amandelbult Section (AMS) Bokoni (ATL) Rustenburg Section Booysendal (NHM) Pandora (LMI / AMS) Zondereinde (NHM) Unki (AMS) Union Section (AMS) Impala Mine (IMP) Twickenham (AMS) Maseve (PTM)

Strong culture fit Employees and safety Focus on proactive safety and health systems to reduce loss and promote improvement Environmental excellence State-of-the-art systems and treatment facilities Strive to exceed environmental standards Signatory to a voluntary Good Neighbour Agreement with local community Community engagement Sustained investment into local communities through donations to several local foundations Provide access to higher education through scholarships Sibanye Stillwater Shared focus on stakeholder engagement and responsibility 26

Value analysis and financing plan

NAV accretive

Sibanye

Broker target share price for Stillwater vs. Offer price



$18.00 Offer Price
$17.49 Average
17.20
16.00
21.00
18.00
19.25
14.00
17.00
Nedbank
23-Nov-16
JPM
07-Nov-16
FBR
02-Nov-16
BMO
28-Oct-16
BoAML
28-Oct-16
GS
28-Oct-16
RBC
28-Oct-16
Management
NAVPS Estimate[1]
Target price ($/sh)
Offer price ($/sh)
Target price avg. ($/sh)

Source: Broker research, FactSet, Bloomberg
Note: 1. Includes growth projects and assumes sustained operational efficiencies

Sibanye diligence suggests NAV opportunity beyond the average broker target price

28

Accretive transaction at favourable point in cycle The Transaction is expected to be accretive to cash flow per share as the Blitz Project ramps up Blitz Project under development, ramping up to expected steady state production of 270,000oz – 330,000oz by 2021 / 2022 Increase in low cost production from Blitz and reduced project capital is expected to drive total Stillwater AISC lower Together with Sibanye’s constructive Palladium and Platinum price outlook, is expected to drive higher positive cash flow Source: Company filings Note: Production profile, SWM and EB held at current production and company guidance on Blitz used to extrapolate to full production in 2022 Transaction meets Sibanye’s internal hurdles to deliver value to shareholders Forecast Actual Stillwater Mine East Boulder Mine Blitz Project 29 Stillwater Mined Production (2E oz) 0 200,000 400,000 600,000 800,000 1,000,000 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2E oz

Positions Sibanye shareholders for a potential re-rating

Sibanye

- Other geographically diversified precious metals companies currently trade at premiums to pure play South African gold peers
- PGM producers trade at premium to gold producers in South Africa

Price / NAV[2]
(peer mean shown)



0.6x
0.8x
1.0x
Sibanye[3]
South African[4] PGM Miners
International Gold[5] Miners

Sibanye Pro forma 4E production by geography[1]



31%
69%
USA
Southern Africa

EV / 2017E EBITDA[2]
(peer mean shown)



2.8x
9.5x
6.8x
Sibanye[3]
South African[4] PGM Miners
International Gold[5] Miners

Source: Factset and Broker research. Market data as of 8 December 2016
Notes:
1. 2015 Production for Stillwater (2E), Rustenburg (4E) and Aquarius (4E)
2. Non-GAAP financial measure, please refer to appendix for definition
3. Based on mean of select broker research
4. Include Royal Bafokeng, Northam, Amplats, Impala
5. Include Agnico-Eagle, Newcrest, Newmont, Goldcorp, Barrick, Yamana and Kinross

Potential upside to current valuation multiples 30

Acquisition funding with equity raise Sibanye’s will have concluded c.$2.8bn of acquisitions (including Stillwater) in relation to its PGM strategy since 2015 – all cash funded Acquired Aquarius Platinum for $294m (2016) Acquired Rustenburg Operations for $326m (2016) Announced acquisition of Stillwater for $2.2bn (2017) A $750m rights offering would represent c.25% of the total capital committed to the PGM strategy Sibanye intends to maintain prudent balance sheet to support its industry-leading dividend policy Important to maintain a credit rating which allows for efficient cost of funding and market access Transaction consideration funded by: $2.7bn bridge financing from Citi and HSBC to fund the transaction consideration and repayment of Stillwater debt Permanent financing structure: $0.3bn from existing Stillwater cash balance Capital market transaction post-closing At least $0.75bn via rights issue New credit facilities and bonds Target 2017 leverage below 1.5x EBITDA1 Balanced acquisition funding plan preserves future flexibility 31 Note: 1. Non-GAAP financial measure, please refer to appendix for definition

Rights offering supports capital structure flexibility Net Debt1 / Last twelve months (LTM) EBITDA1 Source: Company filings, FactSet Note: Yamana, Goldcorp, Barrick, Newmont, Kinross, Agnico-Eagle, Acacia and Randgold LTM as of 30 September 2016. AngloGold, Newcrest, Gold Fields, Sibanye and Harmony LTM as of 30 June 2016 Non-GAAP financial measure, please refer to appendix for definition Pro forma debt excludes Burnstone debt and cash as well as fees and expenses related to the Transaction. Sibanye EBITDA annualised for the year ended 30 June 2016 and Pro forma for full year Rustenburg contribution Excludes Burnstone debt and cash Funding plan focused on reaching net leverage targets of <1.5x by YE 2017 and <1.0x thereafter 32 2 2 3 ~2.9x 2.3x 2.1x ~2.0x 1.9x 1.6x 1.6x 1.5x <1.5x 1.1x <1.0x 0.9x 0.5x 0.5x 0.3x NM NM Sibanye Pro Forma w/o Rights Offering Yamana Goldcorp Sibanye Pro Forma with $750m Rights Offering AngloGold Newcrest Gold Fields Barrick Sibanye YE 2017 Target Newmont Sibanye Long-Term Target Kinross Agnico-Eagle Sibanye Harmony Acacia Randgold

Conclusion

Key takeaways Transaction complements Sibanye’s strategic vision of creating a premier global gold and PGM mining company Enhances the asset base - becoming a globally competitive South African mining champion Being value accretive, per detailed management due diligence Sibanye well positioned to take advantage of the long-term PGM market fundamentals Appropriately/well priced for current stage in the commodity cycle Financing structured to: Ensure ability to maintain industry leading dividend Provide access to low cost, global financing Positions Sibanye for a potential valuation re-rating 34

Conclusion “We believe that this is a transformative transaction at a positive time in the cycle. With world-class operating assets and resource base, we are creating a cash-generative, globally competitive, South African mining champion” - Neal Froneman, CEO of Sibanye Creating a premier, global precious metals miner 35

Questions 36

Appendix

Stillwater financials Source: Company filings Note: 1. Other includes: Losses on trade receivable and inventory purchases, (Gain) / loss on disposal of PP&E, Loss on long-term investments, Impairment of PP&E and non-producing mineral properties, Exploration, Proxy contest, Accelerated equity based compensation for change in control, Reorganization $ in m, unless stated otherwise 2013a 2014a 2015a 9m ended Sep 16 2E mine sales, koz 509 542 507 415 PGM Recycled, koz 542 384 340 266 2E basket price, $/oz 887 934 774 679 AISC, $/PGM oz 813 784 709 609 Total Revenues 1,040 944 726 496 Mine production 479 536 416 299 PGM Recycling 561 402 310 197 Other 0 6 0 0 Total costs of metals sold 841 729 595 397 Mine production 314 333 294 209 PGM Recycling 527 391 301 189 Other 0 5 0 0 Total depletion, depreciation and amortization 59 67 65 56 Mine production 58 66 64 55 PGM Recycling 1 1 1 1 General and administrative 47 35 34 25 Others1 489 14 52 4 Operating income (loss) (397) 98 (20) 13 Net cash provided by operating activities 149 188 110 38 Capital expenditure (129) (120) (107) (62) 38

Stillwater mine Ownership 100% Stillwater Location J-M Reef, Montana Mining Statistics Status: Producing Mine type: Underground Initial production: 1986 2016E PGM production: 330 koz1 2015A PGM production: 320 koz 9m 2016 PGM cash cost: $428/oz (-16% y-on-y) 2015 same period: $507/oz Est. mine life: 25+ years Reserves PGM reserves: 8.8 moz (78% Pd) Avg. PGM reserve grade: 19.7 g/t Infra-structure Developed a 6.8 mile/10.9km-long UG segment of J-M Reef Mill and concentrator on site Geology J-M Reef is the world’s highest grade PGM deposit Succession of ultramafic to mafic rocks Royalty2 Franco-Nevada 5% NSR royalty Mouat family 0.35% NSR royalty Asset overview Geographic location Mine site overview Source: Company filings Notes: 1. Based on Stillwater guidance and approximate production split year to date 2. 840 claims subject to 5% NSR payable to Franco Nevada, 143 claims subject to 0.35% NSR payable to Mouat family and 115 claims subject to both royalties. Franco Nevada estimates that their NSR royalty currently covers 80-85% of the Stillwater mine reserves Stillwater Mine Stillwater Mine Stillwater Mine 90 89 212 310 191 89 Livingston Big Timber McLeod NYE Fishtail Red Lodge Absarokee Columbus Laurel Billings Sweet Grass Stillwater Park Carbon Big Horn Boulder River Yellowstone River Yellowstone River E. Boulder River Stillwater River Bear Tooth Mountain Range 298 420 419 78 72 Yellowstone East Boulder Mine 87 Metallurgical Complex, Recycling Facilities Stillwater Mine Stillwater River 39

East Boulder mine Ownership 100% Stillwater Location J-M Reef, Montana Mining Statistics Status: Producing Mine type: Underground Initial production: 2002 2016E PGM production: 210 koz1 2015A PGM production: 201 koz 9m 2016 PGM cash cost: $441/oz (-15% y-on-y) 2015 same period: $517/oz Est. mine life: 25+ years Reserves PGM reserves: 11.1 moz (78% Pd) Avg. PGM reserve grade: 13.4 g/t Infra-structure Developed 3.2 mile/5.1km strike extent of J-M Reef Mill and concentrator on site Geology J-M Reef is the world’s highest grade PGM deposit Succession of ultramafic to mafic rocks Royalty2 Franco-Nevada 5% NSR royalty Mouat family 0.35% NSR royalty Asset overview Geographic location Mine site overview Stillwater Mine East Boulder Mine Stillwater Mine 90 89 212 310 191 89 Livingston Big Timber McLeod NYE Fishtail Red Lodge Absarokee Columbus Laurel Billings Sweet Grass Stillwater Park Carbon Big Horn Boulder River Yellowstone River Yellowstone River E. Boulder River Stillwater River Bear Tooth Mountain Range 298 420 419 78 72 Yellowstone East Boulder Mine 87 Metallurgical Complex, Recycling Facilities Stillwater Mine Stillwater River Source: Company filings Notes: 1. Based on Stillwater guidance and approximate production split year to date 2. 840 claims subject to 5% NSR payable to Franco Nevada, 143 claims subject to 0.35% NSR payable to Mouat family and 115 claims subject to both royalties. Franco Nevada estimates that their NSR royalty currently covers 80-85% of the Stillwater mine reserves 40

Blitz project

Sibanye

Asset overview

Ownership	• 100% Stillwater
Location	• Beartooth Mountains, Montana
Mining Statistics	• Status: Development • Mine type: Underground • Est. first production: Early 2018 • Production target: 270 – 330 koz 2E • Total capital spend: $250 million • Capital spend remaining: $150 million
Project Update	• Primarily growth production for the first decade • Crew for ore access moved to Blitz in August • Optionality to increase production rate and ramp up • Expected to reduce Stillwater's average AISC • Drilling continues to demonstrate high grades • Project acceleration has potential to maximize NPV • Steady state production by 2021

Mine site overview



Meters
2,400m
E 70,000'
2,100m
Blitz Project
E 10,000'
3,000m
Feet
8,000'
Surface
56E 11.5
40593 0.8ft @ 7.14oz/t PGM
40585 9.0ft @ 0.57oz/t PGM
40589 1.2ft @ 1.76oz/t PGM
56E10.4
40546 20.9ft @ 1.70oz/t PGM
40547 14.4ft @ 1.19oz/t PGM
40553 12.3ft @ 1.36oz/t PGM
40552 3.9ft @ 2.49oz/t PGM
40548 8.0ft @ 1.00oz/t PGM
40571 2.4ft @ 2.78oz/t PGM
40553 2.6ft @ 1.40oz/t PGM
40555 4.9ft @ 0.69oz/t PGM
40547 8.4ft @ 0.34oz/t PGM
40554 1.4ft @ 2.06oz/t PGM
40554 3.4ft @ 0.81oz/t PGM
40553 3.5ft @ 0.73oz/t PGM
40553 3.4ft @ 0.71oz/t PGM
56E 10.7
40620 11.9ft @ 1.29oz/t PGM
40619 3.0ft @ 2.23oz/t PGM
40618 6.6ft @ 0.35oz/t PGM
6,000'
56E 10.4
56E 10.7
56E 11.5
1,200m
4,000'
Stillwater Mine
Proven and Probable PGM Reserve Area (2015)
Blitz Project Area
Mineralized Material Outline
Existing Mine Development
TBM Drive
Conventional 56 FWL Drive
Underground Drilling Sample Areas
1,000 feet
300m
V & H Scale
Note: Intervals are Estimated True Widths.

Source: Company filings

41

Stillwater PGM reserves Source: Company filings Note: 1 Imperial (short tons) converted to metric (long tonnes) Stillwater Mine East Boulder Mine Total Montana Mines Ore Tonnes1 Avg. Grade Cont. Ounces Ore Tonnes Avg. Grade Cont. Ounces Ore Tonnes1 Avg. Grade Cont. Ounces (000's) (g/t) (000's) (000's) (g/t) (000's) (000's) (g/t) (000's) As of December 31, 2015 Proven Reserves 2,947 20.39 1,932 2,388 13.78 1,055 5,334 17.40 2,987 Palladium 15.93 1,509 10.63 826 Platinum 4.28 423 2.74 229 Probable Reserves 10,978 19.55 6,900 23,115 13.37 10,024 34,093 15.36 16,924 Palladium 15.27 5,389 10.63 7,845 Platinum 4.28 1,511 2.74 2,179 Total Proven and Probable Reserves 13,924 19.70 8,832 25,503 13.40 11,079 39,427 15.64 19,911 Palladium 6,898 8,671 Platinum 1,934 2,408 42

Near-term, low-cost growth Gold equivalent production1 (koz) Blitz continues the Sibanye strategy of growth via quality assets with attractive returns Source: Company filings Notes: Au-eq production figures for Rustenburg, Aquarius and Stillwater calculated using 2015 average prices for illustration; Au:$1,159/oz, Pd:$690/oz, Pt:$1,055/oz and Rh:$954/oz 2015 pro-forma production plus Blitz run-rate production expected in 2021-2022 c.200 c.3,021 In addition, Stillwater recycled c.400 koz in 2015A Remaining capex to be spent: c.$150m Stillwater PGM Sibanye Gold Sibanye PGM 2 43 1,220 1,430 1,589 1,536 253 685 347 1,789 2,474 2,821 2,821 2012 2013 2014 2015 Aquarius 2015 Rustenburg 2015 Stillwater 2015 Pro Forma 2015 Blitz c.2021 / 2022 (expected) Pro Forma Blitz

Definitions Stillwater AISC*: All-In Sustaining Costs (Non-GAAP): This non-GAAP financial measure is used as an indicator from period to period of the level of total cash required by the company to maintain and operate the existing mines, including corporate administrative costs and replacement capital. The measure is calculated beginning with costs of metal sold - Mine Production, the Company's most directly comparable GAAP financial measure and adding to it the change in mined inventories, and adjusting for the by-product and recycling income credits, domestic corporate general and administrative costs (excluding any depreciation and general and administrative costs of foreign subsidiaries) and that portion of total capital expenditures associated with sustaining the current level of mining operations. Capital expenditures, however, for Blitz and certain other one-time projects are not included in the calculation. When divided by the total recoverable PGM mined ounces produced in the respective period, All-In Sustaining Costs per PGM Mined Ounce Produced (Non-GAAP) provides an indication of the level of total cash required to maintain and operate the mines per PGM ounce produced in the period. Recoverable PGM ounces from production are an indication of the amount of PGM product extracted through mining in any period. Because the objective of PGM mining activity is to extract PGM material, the all-in cash costs per PGM mined ounce to produce PGM material, administer the business and sustain the operating capacity of the mines is a useful measure for comparing overall extraction efficiency between periods. This measure is affected by the total level of spending in the period and by the grade and volume of mined ore produced. Stillwater Cash costs*: Total Combined Cash Costs (Non-GAAP): This non-GAAP financial measure is calculated as total costs of metals sold - Mine Production adjusted for the change in mined inventories to calculate Total Combined Cash Costs before by-product and recycling income credits, (Non-GAAP). From this calculation, the Company deducts by-product and recycling income credits to arrive at Total Combined Cash Costs, net of by-product and recycling income credits. Total Combined Cash Costs is a measure of extraction efficiency. The Company uses this measure as a comparative indication of the cash costs related to production and processing in its mining operations in any period. When divided by PGM ounces produced in the respective period, Total Combined Cash Costs, net of by-products and recycling income credits (Non-GAAP), measured for each mine or combined, provides an indication of the level of combined cash costs incurred per PGM ounce produced in that period. Stillwater Non-GAAP financial measures For a full description and reconciliation of non-GAAP financial measures to GAAP financial measures, see Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures and the accompanying discussion in the Company's relevant 10Q or 10K results release. EBITDA: EBITDA is earnings before interest, tax, depreciation and amortization, and is calculated as net operating profit before depreciation and amortisation NAV: NAV is the value of the assets minus the value of liabilities Net Debt: Net debt represents borrowings and bank overdraft less cash and cash equivalents Borrowings are only those borrowings that have recourse to Sibanye and therefore exclude the Burnstone Debt. Borrowings exclude related party loans. *AISC and total cash cost definition sourced from Stillwater company filings 44

Acquisition of Stillwater Mining Company Creating a Premier, Global Precious Metals Miner February 2017 1

Disclaimer Additional Information and Where to Find It This presentation does not constitute the solicitation of any vote, proxy or approval. In connection with the proposed transaction, Sibanye Gold (“Sibanye”) intends to post to its shareholders a JSE Limited (“JSE”) Category 1 circular subject to the approval of the circular by the JSE and Stillwater Mining Company (“Stillwater”)has filed with the Securities and Exchange Commission (the “SEC”) relevant materials, including a proxy statement. The JSE Category 1 circular and other relevant documents will be sent or otherwise disseminated to Sibanye’s shareholders and will contain important information about the proposed transaction and related matters. SHAREHOLDERS OF SIBANYE ARE ADVISED TO READ THE JSE CATEGORY 1 CIRUCLAR AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant documents will be sent or otherwise disseminated to Stillwater’s shareholders and will contain important information about the proposed transaction and related matters. SHAREHOLDERS OF STILLWATER ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS THAT HAVE BEEN FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. When available, Sibanye shareholders may obtain free copies of the JSE Category 1 circular by going to Sibanye’s website at www.sibanyegold.co.za. The proxy statement and other relevant documents may also be obtained, free of charge, on the SEC's website (http://www.sec.gov). Stillwater shareholders may obtain free copies of the proxy statement from Stillwater by going to Stillwater’s website at www.stillwatermining.com. Participants in the Solicitation Sibanye, Stillwater and their respective directors and officers may be deemed participants in the solicitation of proxies of Sibanye’s and Stillwater’s respective shareholders in connection with the proposed transaction. Sibanye’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Sibanye in Sibanye’s Annual Report on Form 20-F, for the fiscal year ended December 31, 2015, which was filed with the SEC on March 21, 2016. Stillwater’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Stillwater in Stillwater’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on February 22, 2016. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction is included in the proxy statement that Stillwater has filed with the SEC. No Offer or Solicitation This presentation is for informational purposes only and does not constitute an offer to sell, or a solicitation of offers to purchase or subscribe for, securities in the United States or any other jurisdiction. Any securities referred to herein have not been, and will not be, registered under the U.S. Securities Act of 1933 and may not be offered, exercised or sold in the United States absent registration or an applicable exemption from registration requirements. Forward Looking Statements This presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “target”, “will”, “forecast”, “expect”, “potential”, “intend”, “estimate”, “anticipate”, “can” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. In this presentation, for example, statements related to expected timings of the transactions (including completion), potential transaction benefits (including financial re-ratings), pricing expectations, levels of output, supply and demand, information related to the Blitz Project, and estimations or expectations of enterprise value, EBTIDA and net asset values, are forward-looking statements. The forward-looking statements set out in this presentation involve a number of known and unknown risks, uncertainties and other factors, many of which are difficult to predict and generally beyond the control of Sibanye and Stillwater, that could cause Sibanye’s or Stillwater’s actual results and outcomes to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include, without limitation: Sibanye’s or Stillwater’s ability to complete the proposed transaction; the inability to complete the proposed transaction due failure to obtain approval of the shareholders of Sibanye or Stillwater or other conditions in the Merger Agreement; Sibanye’s ability to successfully integrate the acquired assets with its existing operations; Sibanye’s ability to achieve anticipated efficiencies and other cost savings in connection with the transaction; Sibanye’s ability to implement its strategy and any changes thereto; Sibanye’s future financial position, plans, strategies, objectives, capital expenditures, projected costs and anticipated cost savings and financing plans; changes in the market price of gold, platinum group metals (“PGMs”) and/or uranium. These forward-looking statements speak only as of the date of this presentation. Neither Sibanye nor Stillwater undertake any obligation to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events. 2

Strategic recap

Our core purpose SIBANYE’S MINING IMPROVES LIVES SIBANYE’S MINING IMPROVES LIVES

Our vision SUPERIOR VALUE CREATION FOR ALL OUR STAKEHOLDERS Through mining our multi-commodity resources in a safe and healthy environment Sibanye cares 5

Industry leading relative dividend yield Current dividend yield (last twelve months (LTM) dividends paid) 1 Source: Factset and company filings. Market data as of 30 January 2017 Note: 1. Dividend yield calculated using actual dividend paid and average share price for the period, since public listing Cumulative R3.5bn (US$298m) dividends since listing – 35% of listing value in 3.5 years 6 5.9% 5.3% 1.5% 1.5% 0.9% 0.8% 0.8% 0.8% 0.6% 0.4% 0.5% 0.4% Sibanye Sibanye Avg. since IPO Gold Fields Harmony Acacia Gold Corp Randgold Agnico-Eagle Yamana Barrick Newcrest Newmont

Value creation focus Continue to drive operational excellence on existing asset base A proven operating model Robust cash flow Strong balance sheet Investing in organic growth projects in the Gold Division Growth through value accretive transactions – PGM sector a logical step Aquarius acquisition (2016) Rustenburg acquisition (2016) Stillwater acquisition (2017) Utilising operational excellence to drive cash flow in complementary Gold-PGM platform 7

Expanding PGM platform at attractive point in cycle Source: HSBC research - size of bubble represents resource size Rustenburg transaction: structured to minimise risk Relatively low capital outlay upfront Downside protection until 2019 Future payments ring-fenced to assets – upside and downside risk sharing Aquarius transaction more commercial, but at favourable point in cycle Realisation of operational and cost synergies to unlock future value Historic South Africa PGM transactions Low cost, material PGM acquisitions 8 Implats: Avmin Two Rivers AngloPlat: Union BEE Implats: Marula AQP Bid for Booysendal Eastplats: Heibei Lonmin: Southern Platinum Bokoni: Amplats Northam BEE: Zambezi Lonmin: Afriore Northam: Booysendal Aquarius: Sibanye Sibanye: Rustenburg 0 2 4 6 8 10 12 14 16 18 20 0 100 200 300 400 500 600 700 (Deal Value: US$/Resource oz) (Deal Value US$ in Millions)

Track record of strong integration to drive value accretion Aquarius integration concluded - production excellence maintained Rustenburg transaction closed as of 1 November 2016 Positive interaction with management, employees and community Workforce motivated and enthused about new opportunities Production back to planned levels after difficult first 9 months Operational review and assessment ongoing – detailed feedback to be provided in 2017 Kroondal quarterly 4E ounce production Source: Company data Proven success at identifying and integrating value upside post-acquisition 9 70,000 80,000 90,000 100,000 110,000 120,000 130,000 Mar-12 Jun-12 Sep-12 Dec-12 Mar-13 Jun-13 Sep-13 Dec-13 Mar-14 Jun-14 Sep-14 Dec-14 Mar-15 Jun-15 Sep-15 Dec-15 Mar-16 Jun-16 Sep-16 Dec-16 oz (4E)

Operating update For six months ended 31 December 2016 Gold production of 763,000oz in line with H1 2016 average underground gold grade 4% higher y-o-y Gold AISC 1.7% lower than forecast at R452,000/kg Growth capital being reviewed due to current USD/ZAR strength Solid performance from Platinum Division Kroondal and Mimosa beat production and cost guidance Strong turnaround at Rustenburg with production up 7% q-o-q Increased chrome production and firm spot prices enhancing operating margins at Rustenburg Platinum integration underway with realisation of initial synergies on track Growth capital under review due to current USD/ZAR strength 10

Transaction overview

Our PGM view is positive over the long-term Despite near-term headwinds, long-term fundamentals remain robust Source: Johnson Matthey, WPIC, broker consensus estimates Note: 1. Price forecasts in real terms Platinum: net market balance (koz) vs. price¹ Palladium: net market balance (koz) vs. price¹ Despite recent conservative outlooks, we believe the PGM market fundamentals remain robust SA supply expected to regress from 2020E onwards Industry-wide capex and production cuts already enforced SA platinum supply unlikely to return to pre Global financial crisis levels, when it peaked at 5.3moz in 2007 Historically significant secondary supply growth being eroded by prevailing commodity prices A material near term secondary supply recovery is not anticipated Auto sales volumes continue to rise even in diesel markets Deficit drawdowns and working capital cycle underpin a return to sustainable basket prices over the medium term Despite a weaker platinum outlook compared to palladium above ground stocks should normalize by 2018 We remain fundamentally bullish with palladium set for material deficits and platinum following suit 12 0 500 1,000 1,500 2,000 -3,000 -2,500 -2,000 -1,500 -1,000 -500 0 500 1,000 1,500 2007A 2012A 2017E 2022E Surplus / (Deficit) Ex-ETF market balance Pt Price (US $ / oz) (rhs) 0 100 200 300 400 500 600 700 800 900 -2,500 -2,000 -1,500 -1,000 -500 0 500 1,000 1,500 2,000 2,500 2007A 2012A 2017E 2022E Surplus / Deficit (koz) Ex-ETF market balance Pall Price (US $ / oz) (rhs)

Transaction summary Consideration $18.00 per share in cash, or $2.2bn for all outstanding common stock of Stillwater 23% premium to prior day close; 20% premium to 20-day VWAP as of 8 December Financing: $2.7bn bridge financing from Citi and HSBC Conditions precedent for the Transaction Sibanye shareholder approval Majority of votes cast to approve the acquisition of Stillwater 75% of votes cast to approve the issuance of new shares for contemplated rights issue Stillwater shareholder approval (majority of votes outstanding) Customary South African and U.S. regulatory approvals1 No material adverse change Sibanye shareholder support Gold One and the PIC have indicated support for the Transaction in principle Deal protection Stillwater subject to non-solicitation covenants with customary “fiduciary out” exemptions A right in favour of Sibanye to match any superior proposal A termination fee of 0.75% of Stillwater equity value A reciprocal termination fee of 1.50% of Stillwater equity value to Stillwater Source: Factset as of 8 December 2016 Note: 1. US anti-trust condition with respect to HSR Act clearance has been satisfied as announced on 19 January 2017. South African Reserve Bank (“SARB”) and Committee on Foreign Investment in the United States (“CFIUS”) filings have been submitted on schedule The Transaction has received strong initial Sibanye shareholder support 13

Expected transaction timeline Transaction timeline 9 December 2016: Transaction announcement Conditions precedent satisfied, or waived, including regulatory approvals Proxy / circular dispatched to Sibanye and Stillwater shareholders Sibanye and Stillwater shareholder meetings held to approve transaction1 Transaction closing Rights offering executed Debt offerings executed 1HY 2017 Post-Closing Expected closing in Q2 2017 following customary regulatory and stakeholder approvals Note: 1. For Sibanye, Transaction conditional on approval of the acquisition and the rights issue 14

Stillwater’s tier 1 assets

Updated

Portfolio of low cost assets with growth potential

Sibanye

STILLWATER MINING COMPANY

Stillwater Mining Company
- Headquarters: Colorado, USA
- Employees: c.1,400
- Trading: NYSE (SWC)
- 2016 Revenue: $711m
- 2016 Operating cash flow: $78m

Operating

- **Stillwater Mine (Montana, USA)**
  - 2016 2E PGM production: 327 koz
  - 2016 PGM cash cost[1]: $437/oz[2]
  - 2E PGM reserves: 10.5 moz @19.5 g/t
  - Est. mine life: 25+ years
- **East Boulder Mine (Montana, USA)**
  - 2016 2E PGM production: 218 koz
  - 2016 PGM cash cost[1]: $441/oz[2]
  - 2E PGM reserves: 10.7 moz @13.4 g/t
  - Est. mine life: 25+ years

Recycling

- **Smelter and base metals refinery**
- **Recycling facility** for:
  - Ceramic automotive catalysts
  - Petroleum catalysts
  - Industrial PGM catalysts
  - Other PGM-containing materials
- 2015 recycling volumes fed:
  - 668 koz (Pt, Pd, Rh)

Growth opportunities

- **Blitz Project**
  - Estimated first production: early 2018
  - Steady state production by 2021
  - 2E PGM production: 270-330 koz
  - Total capital: c. $250m
  - Remaining capital: c. $140m[3]
  - Est. mine life: 35+ years
- **East Boulder Project**
  - PFS ongoing for a 150-200 koz mine
  - Provides further regional optionality
- **Altar Project**
  - Copper-gold project in Argentina
- **Marathon Project**
  - PGM-copper project in Canada

Source: Company filings
Notes:
1. Non-GAAP, please refer to appendix for definition
2. Total cash costs per PGM mined ounce, net of by-product and recycling credits
3. $75-95m to be spent to 1st production ($112m spent to date as of FY2016)

A tier one PGM producer

16

Stillwater Mine 90 89 212 310 191 89 Livingston Big Timber McLeod NYE Fishtail Red Lodge Absarokee Columbus Laurel Billings Sweet Grass Park Carbon Big Horn Boulder River Yellowstone River Yellowstone River E. Boulder River Stillwater River Bear Tooth Mountain Range 298 420 419 78 72 Yellowstone East Boulder Mine 87 Metallurgical Complex, Recycling Facilities Stillwater Mine Significant untapped resources along strike of orebody Geographic location Stillwater River Significant expansion opportunity with 45km orebody strike Source: Company filings 17

Metallurgical complex overview Geographic location Quarterly recycling volumes (PGM recycled ounces fed) 90 89 212 310 191 89 Livingston Big Timber McLeod NYE Fishtail Red Lodge Absarokee Columbus Laurel Billings Sweet Grass Stillwater Park Carbon Big Horn Boulder River Yellowstone River Yellowstone River E. Boulder River Stillwater River Bear Tooth Mountain Range 298 420 419 78 72 Yellowstone East Boulder Mine 87 Metallurgical Complex, Recycling Facilities Stillwater River Recycling facility overview: expansion potential Smelter and base metal refinery located in Montana Processes mined and recycled materials Provides unique insight into secondary market Becoming fully integrated mine-to-market Includes processing & sampling facility with assay lab Expansion potential with modest additional capital Mining PGM Recycling Smelter Base Metal Refinery 99.95% Purity Sponge Precious Metal Refinery Converter Matte Granulated and Transferred to Refinery By-products NI & CU Removed, Creating PGM-rich Filter Cake Marketed and Sold to Customers Third Party – Johnson Matthey Process flow Advanced PGM recycling operations Produces palladium, platinum and rhodium c.169k PGM1 recycled ounces fed in Q4 2016 Since 2009, recycling volumes have grown consistently Source: Company filings Note: Platinum + Palladium + Rhodium Stillwater Mine Creating a mine-to-market business Providing insight into the secondary market 18 Updated 116,000 108,700 151,000 161,000 130,000 154,000 169,000 175,000 169,200 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016

Transaction rationale

Strong transaction rationale Value accretive, per detailed management due diligence Positioning the Platinum Division further down the global cost curve, with potential for further cost reductions Enhancing cash flow generation to sustain industry-leading dividend Improving access to lower-cost global financing Balancing the portfolio operationally and geographically with the addition of world class assets in an attractive mining jurisdiction Enhancing the investment case 20

Building a premier global gold and PGM mining company

Sibanye

Sibanye PGM Division Ranking

2015A Palladium Production (moz)



Norilsk [3]
By-product only
2.7
Amplats [2]
1.3
Sibanye (Pro Forma) [4]
0.8
1.0
Impala
0.8
Sibanye [5]
(pre-transaction)
0.4
Lonmin
0.4
Northam
0.1
RBPlats
0.1

2015A 4E Production[1] (moz)



Amplats [2]
3.6
Norilsk [3]
By-product only
3.3
Impala
2.2
Sibanye (Pro Forma) [4]
1.7
2.0
Lonmin
1.2
Sibanye [5, 6]
(pre-transaction)
1.1
Northam
0.4
RBPlats
0.3

Sibanye Gold Division Ranking

2015A Gold Production (moz)



Barrick
6.1
Newmont
5.0
AngloGold
4.0
Gold Corp
3.5
Kinross
2.6
Newcrest
2.4
Gold Fields
2.1
Polyus
1.8
Agnico-Eagle
1.7
Sibanye
1.5

Source: Company filings

Notes:

1. Platinum, palladium, rhodium and gold (together referred to as 3E+Au or 4E). Stillwater data on a 2E basis
2. Exclusive of Rustenburg Mine
3. Includes PGM by-products only
4. Rustenburg + Aquarius + Stillwater. Rustenburg as publicly disclosed in December 2015; Aquarius Platinum as publicly disclosed in June 2015 and depleted based on actual production to reach December 2015 figures
5. Pro forma for Rustenburg and Aquarius acquisitions
6. Excludes Gold division
7. Prill split assumed to be same as 9m'16 for Stillwater's current mining operations

Includes Blitz at full ramp-up by 2021/22 (270-330koz 2E)[7]

Positioned globally as a top 5 PGM producer and top 10 gold producer

21

Quality growth and sustainability Expected Gold and PGM LoM production plan (next 20 years) Source: Company guidance ounces Gold Fields plan Complementary gold and PGM production profiles 22 0 500,000 1,000,000 1,500,000 2,000,000 2,500,000 3,000,000 3,500,000 4,000,000 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 Sibanye, Gold Rustenburg + Aquarius, PGM Stillwater ex. Blitz, PGM Blitz first 5 years, PGM Blitz ramped up, PGM Gold Fields plan, Gold

World class assets in an attractive mining jurisdiction High grade (20g/t), palladium biased (78% palladium), long life (+25 years), low-cost(>$500/2E oz), mechanised, operations Near term, organic and low-cost growth through the Blitz Project A mine-to-market PGM business Large PGM recycling business provides a steady margin and strategic insight into the market Further operational optimisation potential through transfer of “best practices” Positions Sibanye as a premier global gold and PGM mining company 23

Stillwater assets high-grade and long-life Source: Company filings. LoM as stated in company annual reports PGM Assets by Reserve Grade and LoM (based on published reserves) East Boulder Stillwater Mine Rustenburg Mimosa Blitz Kroondal Stillwater’s portfolio is long-life and significantly higher grade than other major players Other PGM Assets include: Amandelbult Section Bafokeng-Rasimone Bokoni Impala Marikana Modikwa Mogalakwena Pilanesberg Two Rivers Union Section Zimplats Zondereinde Blitz mine life expected to extend to 35+ years as further drilling expands current reserves Sibanye PGM mines Stillwater PGM mines 24 TBU by Citi / HSBC 0 10 20 30 40 50 60 0 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 LoM years (as defined by reserves) Grade g/t 4E

Cost reduction drivers; No exchange rate benefits Increased mechanisation Further infrastructure development Improved safety and productivity Staffing reorganization Supplier negotiations Low-cost assets Stillwater All-in-Sustaining costs (“AISC”)1 and realised prices ($/oz) c.21% AISC improvement Mid-to-high $500’s/oz AISC margin improving Source: Company filings Note: 1. Non-GAAP financial measure, please refer to appendix for definition; 2 Q4 AISC includes $15 per PGM mined ounce spend on productivity enhancement projects (after Blitz ramp-up) Track record of continuous operating efficiency in-line with Sibanye’s culture of cost management 25 2 Updated 500 550 600 650 700 750 800 850 900 950 1,000 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Mid-term target AISC Realised basket price (Pt/Pd)

Moving Sibanye Platinum down the cost curve Source: Nedbank Research, Company filings Global PGM Cash cost + Capex curve (CY16E - At spot) Pro-forma Moves Sibanye down the PGM cost curve Further benefits from realisation of synergies between Rustenburg and Kroondal Stillwater’s low-cost position expected to drive through-the-cycle cash flows 26 0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 5,000 5,500 6,000 6,500 7,000 7,500 8,000 8,500 - 250 500 750 1,000 1,250 1,500 1,750 2,000 - 250 500 750 1,000 1,250 1,500 1,750 2,000 Cumulative Semi - Annual Production (koz) Cash Cost and Basket Price (US$/oz) Other Assets Stillwater Sibanye Spot PGM Basket Price Stillwater Mine Platinum Mile Mine East Boulder Mine Two Rivers (ARM / IMP) Sylvania Dumps (SLP) Mogalakwena (AMS) Mototolo (GLEN / AMS) Zimplats (IMP) BRPM (RBP) Kroondal Mimosa Modikwa (ARM / AMS) Marikana (LMI) Marula (IMP) Amandelbult Section (AMS) Bokoni (ATL) Rustenburg Section Booysendal (NHM) Pandora (LMI / AMS) Zondereinde (NHM) Unki (AMS) Union Section (AMS) Impala Mine (IMP) Twickenham (AMS) Maseve (PTM)

Strong culture fit Employees and safety Focus on proactive safety and health systems to reduce loss and promote improvement Environmental excellence State-of-the-art systems and treatment facilities Strive to exceed environmental standards Signatory to a voluntary Good Neighbour Agreement with local community Community engagement Sustained investment into local communities through donations to several local foundations Provide access to higher education through scholarships Sibanye Stillwater Shared focus on stakeholder engagement and responsibility 27

Value analysis and financing plan

NAV accretive

Sibanye

Broker target share price for Stillwater vs. Offer price



$18.00 Offer Price
$17.49 Average
17.20
16.00
21.00
18.00
19.25
14.00
17.00
Nedbank 23-Nov-16
JPM 07-Nov-16
FBR 02-Nov-16
BMO 28-Oct-16
BoAML 28-Oct-16
GS 28-Oct-16
RBC 28-Oct-16
Management NAVPS Estimate[1]
Target price ($/sh)
Offer price ($/sh)
Target price avg. ($/sh)

Source: Broker research, FactSet, Bloomberg
Note: 1. Includes growth projects and assumes sustained operational efficiencies

Sibanye diligence suggests NAV opportunity beyond the average broker target price

29

Accretive transaction at favourable point in cycle The Transaction is expected to be accretive to cash flow per share following the ramp up of the Blitz Project Blitz Project under development, ramping up to expected steady state production of 270,000oz – 330,000oz by 2021 / 2022 Increase in low cost production from Blitz and reduced project capital is expected to drive total Stillwater AISC lower Commodity pricing in line with market consensus - allows for further cash flow enhancement in a commodity cycle upturn Source: Company filings Note: Production profile, SWM and EB held at current production and company guidance on Blitz used to extrapolate to full production in 2022 Transaction meets Sibanye’s internal hurdles to deliver value to shareholders Forecast Actual Stillwater Mine East Boulder Mine Blitz Project 30 Stillwater Mined Production (2E oz) Updated 0 200,000 400,000 600,000 800,000 1,000,000 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2E oz

Positions Sibanye shareholders for a potential re-rating

Sibanye

- Other geographically diversified precious metals companies currently trade at premiums to pure play South African gold peers
- PGM producers trade at premium to gold producers in South Africa

Price / NAV[2]
(peer mean shown)


0.8x
0.9x
1.2x
Sibanye[3]
South African[4] PGM Miners
International Gold[5] Miners

Sibanye Pro forma 4E production by geography[1]


31%
69%
USA
Southern Africa

EV / 2017E EBITDA[2]
(peer mean shown)


3.4x
12.9x
8.4x
Sibanye[3]
South African[4] PGM Miners
International Gold[5] Miners

Source: Factset and Broker research. Market data as of 30 January 2017
Notes:
1. 2015 Production for Stillwater (2E), Rustenburg (4E) and Aquarius (4E)
2. Non-GAAP financial measure, please refer to appendix for definition
3. Based on mean of select broker research
4. Include Royal Bafokeng, Northam, Amplats, Impala
5. Include Agnico-Eagle, Newcrest, Newmont, Goldcorp, Barrick, Yamana and Kinross

Potential upside to current valuation multiples

31

Acquisition funding with equity raise Sibanye’s will have concluded c.$2.8bn of acquisitions (including Stillwater) in relation to its PGM strategy since 2015 – all cash funded Acquired Aquarius Platinum for $294m (2016) Acquired Rustenburg Operations for $326m (2016) Announced acquisition of Stillwater for $2.2bn (2017) Equity raised represents less than half of total capital committed to building a world class PGM business Sibanye intends to maintain prudent balance sheet to support its industry-leading dividend policy Important to maintain a credit rating which allows for efficient cost of funding and market access Transaction consideration funded by: $2.7bn bridge financing from Citi and HSBC to fund the transaction consideration and repayment of Stillwater debt Permanent financing structure: $0.3bn from existing Stillwater cash balance Capital market transaction post-closing A rights issue of between $0.75bn and $1.3bn New credit facilities and bonds Target long-term leverage below 1.0x EBITDA1 Balanced acquisition funding plan preserves future flexibility 32 Note: 1. Non-GAAP financial measure, please refer to appendix for definition

Rights offering supports capital structure flexibility

Sibanye

Net Debt[1] / Last twelve months (LTM) EBITDA[1]



PF Net Debt / 2017E EBITDA w/ $750m RO at January 2017 Average Spot Price and FX[4]
PF Net Debt / 2017E EBITDA w/ $1.3bn RO at January 2017 Average Spot Price and FX[4]
~2.9x
2.3x
2.1x
2.5x
~2.0x
1.9x
1.9x
1.6x
1.6x
1.5x
1.1x
<1.0x
0.9x
0.6x
0.5x
0.3x
NM
NM
Sibanye Pro Forma w/o Rights Offering[2]
Yamana
Goldcorp
Sibanye Pro Forma with $750m Rights Offering[2]
AngloGold
Newcrest
Gold Fields
Barrick
Newmont
Sibanye Long-Term Target
Kinross
Sibanye[3]
Agnico-Eagle
Harmony
Acacia
Randgold

Source: Company filings, FactSet

Note: Yamana, Goldcorp, Barrick, Newmont, Kinross, Agnico-Eagle, Acacia and Randgold LTM as of 30 September 2016. AngloGold, Newcrest, Gold Fields, Sibanye and Harmony LTM as of 30 June 2016

1. Non-GAAP financial measure, please refer to appendix for definition
2. Pro forma 2016 net debt excludes Burnstone debt and cash as well as fees and expenses related to the Transaction. Sibanye EBITDA annualised for the year ended 30 June 2016 and Pro forma for full year Rustenburg contribution
3. Excludes Burnstone debt and cash, as per mid year 2016 results presentation
4. January 2017 average price based on January 1st to January 30th 2017. PF net debt as of year end 2016 excludes Burnstone debt and cash and pro forma for transaction. PF2017E EBITDA pro forma for full year transaction impact

Funding plan focused on reaching long-term net leverage targets of <1.0x

33

Transaction Progress Has Been Positive To-Date Positive interaction with Stillwater workforce and key stakeholders immediately post-announcement Investor feedback during roadshows indicated general support and a preference for minimal financial gearing as a result of the Transaction US anti-trust condition with respect to HSR Act1 has been satisfied as announced on 19 January 2017 Remaining regulatory approvals (CFIUS and SARB) submitted and approvals pending Bridge syndication process attracting significant interest 34 Note: 1. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended

Conclusion

Key takeaways Transaction complements Sibanye’s strategic vision of creating a premier global gold and PGM mining company Enhances the asset base - becoming a globally competitive South African mining champion Being value accretive, per detailed management due diligence Sibanye well positioned to take advantage of the long-term PGM market fundamentals Appropriately/well priced for current stage in the commodity cycle Financing structured to: Ensure ability to maintain industry leading dividend Provide access to low cost, global financing Positions Sibanye for a potential valuation re-rating 36

Conclusion “We believe that this is a transformative transaction at a positive time in the cycle. With world-class operating assets and resource base, we are creating a cash-generative, globally competitive, South African mining champion” - Neal Froneman, CEO of Sibanye Creating a premier, global precious metals miner 37

Questions 38

Appendix

Stillwater financials Source: Company filings Note: 1. Other includes: Losses on trade receivable and inventory purchases, (Gain) / loss on disposal of PP&E, Loss on long-term investments, Impairment of PP&E and non-producing mineral properties, Exploration, Proxy contest, Accelerated equity based compensation for change in control, Reorganization $ in m, unless stated otherwise 2013a 2014a 2015a 2016a 2E mine sales, koz 509 542 507 549 PGM Recycled, koz 542 384 340 401 2E basket price, $/oz 887 934 774 694 AISC, $/PGM oz 813 784 709 622 Total Revenues 1,040 944 726 711 Mine production 479 536 416 405 PGM Recycling 561 402 310 306 Other 0 6 0 0 Total costs of metals sold 841 729 595 574 Mine production 314 333 294 279 PGM Recycling 527 391 301 295 Other 0 5 0 0 Total depletion, depreciation and amortization 59 67 65 74 Mine production 58 66 64 73 PGM Recycling 1 1 1 1 General and administrative 47 35 34 35 Others1 489 14 52 5 Operating income (loss) (397) 98 (20) 24 Net cash provided by operating activities 149 188 110 78 Capital expenditure (129) (120) (107) (89) 40 Updated

Stillwater mine Ownership 100% Stillwater Location J-M Reef, Montana Mining Statistics Status: Producing Mine type: Underground Initial production: 1986 2016A PGM production: 327 koz 2015A PGM production: 320 koz 2016A PGM cash cost: $437/oz (-10% y-on-y) 2015 same period: $487/oz Est. mine life: 25+ years Reserves PGM reserves: 10.5 moz (78% Pd) Avg. PGM reserve grade: 19.5 g/t Infra-structure Developed a 6.8 mile/10.9km-long UG segment of J-M Reef Mill and concentrator on site Geology J-M Reef is the world’s highest grade PGM deposit Succession of ultramafic to mafic rocks Royalty1 Franco-Nevada 5% NSR royalty Mouat family 0.35% NSR royalty Asset overview Geographic location Mine site overview Source: Company filings Notes: 1. 1,091 claims subject to 5% NSR payable to Franco Nevada, 147 claims subject to 0.35% NSR payable to Mouat family and 97 claims subject to both royalties. Franco Nevada estimates that their NSR royalty currently covers 80-85% of the Stillwater mine reserves Stillwater Mine Stillwater Mine Stillwater Mine 90 89 212 310 191 89 Livingston Big Timber McLeod NYE Fishtail Red Lodge Absarokee Columbus Laurel Billings Sweet Grass Stillwater Park Carbon Big Horn Boulder River Yellowstone River Yellowstone River E. Boulder River Stillwater River Bear Tooth Mountain Range 298 420 419 78 72 Yellowstone East Boulder Mine 87 Metallurgical Complex, Recycling Facilities Stillwater Mine Stillwater River 41 Updated

East Boulder mine Ownership 100% Stillwater Location J-M Reef, Montana Mining Statistics Status: Producing Mine type: Underground Initial production: 2002 2016A PGM production: 218 koz 2015A PGM production: 201 koz 2016A PGM cash cost: $441/oz (-13% y-on-y) 2015 same period: $508/oz Est. mine life: 25+ years Reserves PGM reserves: 10.7 moz (78% Pd) Avg. PGM reserve grade: 13.4 g/t Infra-structure Developed 3.2 mile/5.1km strike extent of J-M Reef Mill and concentrator on site Geology J-M Reef is the world’s highest grade PGM deposit Succession of ultramafic to mafic rocks Royalty1 Franco-Nevada 5% NSR royalty Mouat family 0.35% NSR royalty Asset overview Geographic location Mine site overview Stillwater Mine East Boulder Mine Stillwater Mine 90 89 212 310 191 89 Livingston Big Timber McLeod NYE Fishtail Red Lodge Absarokee Columbus Laurel Billings Sweet Grass Stillwater Park Carbon Big Horn Boulder River Yellowstone River Yellowstone River E. Boulder River Stillwater River Bear Tooth Mountain Range 298 420 419 78 72 Yellowstone East Boulder Mine 87 Metallurgical Complex, Recycling Facilities Stillwater Mine Stillwater River Source: Company filings Notes: 1. 1,091 claims subject to 5% NSR payable to Franco Nevada, 147 claims subject to 0.35% NSR payable to Mouat family and 97 claims subject to both royalties. Franco Nevada estimates that their NSR royalty currently covers 80-85% of the Stillwater mine reserves 42 Updated

Updated

Blitz project

Sibanye

Asset overview

Ownership	• 100% Stillwater
Location	• Beartooth Mountains, Montana
Mining Statistics	• Status: Development • Mine type: Underground • Est. first production: Early 2018 • Production target: 270 – 330 koz 2E • Total capital spend: $250 million • Capital spend remaining: c.$140 million
Project Update	• Primarily growth production for the first decade • Crew for ore access moved to Blitz in August • Optionality to increase production rate and ramp up • Expected to reduce Stillwater's average AISC • Drilling continues to demonstrate high grades • Project acceleration has potential to maximize NPV • Steady state production by 2021

Mine site overview



Meters
2,400m
E 70,000'
2,100m
Blitz Project
E 10,000'
3,000m
Feet
8,000'
Surface
56E 11.5
40593 0.8ft @ 7.14oz/t PGM
40585 9.0ft @ 0.57oz/t PGM
40589 1.2ft @ 1.76oz/t PGM
56E10.4
40546 20.9ft @ 1.70oz/t PGM
40547 14.4ft @ 1.19oz/t PGM
40553 12.3ft @ 1.36oz/t PGM
40552 3.9ft @ 2.49oz/t PGM
40548 8.0ft @ 1.00oz/t PGM
40571 2.4ft @ 2.78oz/t PGM
40553 2.6ft @ 1.40oz/t PGM
40555 4.9ft @ 0.69oz/t PGM
40547 8.4ft @ 0.34oz/t PGM
40554 1.4ft @ 2.06oz/t PGM
40554 3.4ft @ 0.81oz/t PGM
40553 3.5ft @ 0.73oz/t PGM
40553 3.4ft @ 0.71oz/t PGM
56E 10.7
40620 11.9ft @ 1.29oz/t PGM
40619 3.0ft @ 2.23oz/t PGM
40618 6.6ft @ 0.35oz/t PGM
6,000'
56E 10.4
56E 10.7
56E 11.5
1,200m
4,000'
Stillwater Mine
Proven and Probable PGM Reserve Area (2015)
Blitz Project Area
Mineralized Material Outline
Existing Mine Development
TBM Drive
Conventional 56 FWL Drive
Underground Drilling Sample Areas
1,000 feet
300m
V & H Scale
Note: Intervals are Estimated True Widths.

Source: Company filings

43

Stillwater PGM reserves Source: Company filings Note: 1 Imperial (short tons) converted to metric (long tonnes) Stillwater Mine East Boulder Mine Total Montana Mines Ore Tonnes1 Avg. Grade Cont. Ounces Ore Tonnes Avg. Grade Cont. Ounces Ore Tonnes1 Avg. Grade Cont. Ounces (000's) (g/t) (000's) (000's) (g/t) (000's) (000's) (g/t) (000's) As of December 31, 2016 Proven Reserves 2,905 20.23 1,898 2,518 13.37 1,094 5,423 17.14 2,992 Palladium 15.77 1,481 10.63 856 Platinum 4.46 417 2.74 238 Probable Reserves 13,719 19.54 8,569 22,281 13.37 9,638 36,001 15.77 18,207 Palladium 15.09 6,685 10.63 7,543 Platinum 4.11 1,884 2.74 2,095 Total Proven and Probable Reserves 16,624 19.54 10,467 24,800 13.37 10,732 41,424 15.77 21,199 Palladium 8,166 8,399 Platinum 2,301 2,333 44 Updated

Near-term, low-cost growth Gold equivalent production1 (koz) Blitz continues the Sibanye strategy of growth via quality assets with attractive returns Source: Company filings Notes: Au-eq production figures for Rustenburg, Aquarius and Stillwater calculated using 2015 average prices for illustration; Au:$1,159/oz, Pd:$690/oz, Pt:$1,055/oz and Rh:$954/oz 2015 pro-forma production plus Blitz run-rate production expected in 2021-2022 c.200 c.3,021 In addition, Stillwater recycled c.400 koz in 2015A Remaining capex to be spent: c.$140m Stillwater PGM Sibanye Gold Sibanye PGM 2 45 Updated 1,220 1,430 1,589 1,536 253 685 347 1,789 2,474 2,821 2,821 2012 2013 2014 2015 Aquarius 2015 Rustenburg 2015 Stillwater 2015 Pro Forma 2015 Blitz c.2021 / 2022 (expected) Pro Forma Blitz

Definitions Stillwater AISC*: All-In Sustaining Costs (Non-GAAP): This non-GAAP financial measure is used as an indicator from period to period of the level of total cash required by the company to maintain and operate the existing mines, including corporate administrative costs and replacement capital. The measure is calculated beginning with costs of metal sold - Mine Production, the Company's most directly comparable GAAP financial measure and adding to it the change in mined inventories, and adjusting for the by-product and recycling income credits, domestic corporate general and administrative costs (excluding any depreciation and general and administrative costs of foreign subsidiaries) and that portion of total capital expenditures associated with sustaining the current level of mining operations. Capital expenditures, however, for Blitz and certain other one-time projects are not included in the calculation. When divided by the total recoverable PGM mined ounces produced in the respective period, All-In Sustaining Costs per PGM Mined Ounce Produced (Non-GAAP) provides an indication of the level of total cash required to maintain and operate the mines per PGM ounce produced in the period. Recoverable PGM ounces from production are an indication of the amount of PGM product extracted through mining in any period. Because the objective of PGM mining activity is to extract PGM material, the all-in cash costs per PGM mined ounce to produce PGM material, administer the business and sustain the operating capacity of the mines is a useful measure for comparing overall extraction efficiency between periods. This measure is affected by the total level of spending in the period and by the grade and volume of mined ore produced. Stillwater Cash costs*: Total Combined Cash Costs (Non-GAAP): This non-GAAP financial measure is calculated as total costs of metals sold - Mine Production adjusted for the change in mined inventories to calculate Total Combined Cash Costs before by-product and recycling income credits, (Non-GAAP). From this calculation, the Company deducts by-product and recycling income credits to arrive at Total Combined Cash Costs, net of by-product and recycling income credits. Total Combined Cash Costs is a measure of extraction efficiency. The Company uses this measure as a comparative indication of the cash costs related to production and processing in its mining operations in any period. When divided by PGM ounces produced in the respective period, Total Combined Cash Costs, net of by-products and recycling income credits (Non-GAAP), measured for each mine or combined, provides an indication of the level of combined cash costs incurred per PGM ounce produced in that period. Stillwater Non-GAAP financial measures For a full description and reconciliation of non-GAAP financial measures to GAAP financial measures, see Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures and the accompanying discussion in the Company's relevant 10Q or 10K results release. EBITDA: EBITDA is earnings before interest, tax, depreciation and amortization, and is calculated as net operating profit before depreciation and amortisation NAV: NAV is the value of the assets minus the value of liabilities Net Debt: Net debt represents borrowings and bank overdraft less cash and cash equivalents Borrowings are only those borrowings that have recourse to Sibanye and therefore exclude the Burnstone Debt. Borrowings exclude related party loans. *AISC and total cash cost definition sourced from Stillwater company filings 46

Realising Africa’s full potential Mining Indaba Cape Town 7 February 2017

“Africa’s mining sector is in crisis. At its root is a lack of trust between mining companies, governments and indeed, the very nations they lead. A failure to tackle the crisis will result in serious, adverse implications for both economic growth and employment prospects at the moment when the continent's needs are rapidly increasing.” HE Olusegun Obasanjo, Chairman: The Brenthurst Foundation and former President of the Federal Republic of Nigeria introducing the Zambezi Protocol

Africa is host to 95% of the world’s known platinum reserves 90% of chromite 80% of phosphates 60% of gem diamond reserves more than 50% of cobalt 28% of vanadium 25% of manganese 23% of titanium 20% of known gold reserves

There is a need for a fresh start in stakeholder relationships given clear common interest. The vicious cycle needs to be broken, trust needs to be re-established, a shared narrative developed, and a fair deal agreed. To start this process, which will not be easy, new avenues for dialogue need to be found, and common interests identified.

5 Aligning stakeholders for a successful future

Stakeholder responsibilities “The journey to our greatness cannot be carried out by one person alone, or indeed, by one group alone. It cannot be carried out by government alone, or the unions alone, or the industry by itself. The road to a better future for all mining’s stakeholders lies in collaboration and partnership.” Chamber President, Mike Teke 6 Stakeholders Business Government Unions Employees Communities

Fraser Institute - Investment attractiveness 7 Under-performing many African jurisdictions Source: Fraser survey 2015

Business Need to commit to transparent engagement with other stakeholders Stakeholder engagement forums must be inclusive in order to secure a sustainable future Adhere to exemplary standards of governance and environmental and social responsibility Develop local communities for a sustainable future post cessation of mining Must ensure that value flows equitably to ALL stakeholders Commit to invest in growth and sustainability in the appropriate economic environment 33 Stakeholders Business Government Unions Employees Communities

The regulatory framework impacts negatively ... 9 Only 4 other African countries with less favourable regulatory framework Source: Fraser survey 2015

Government Unambiguous, clear policy and an supportive regulatory framework Partner with private sector to promote investment and growth Administrative processes must be fair and efficient and adhere to legislation Providing incentives to investment and a fair taxation regime 26 Stakeholders Business Government Unions Employees Communities

... and labour militancy is a greater concern 11 Lowest ranked in Africa Source: Fraser survey 2015

Organised labour Must focus on promoting members interests in the context of fostering the economic stability of the industry Engage proactively taking consideration of sustainability of operations Avoid damaging industrial action Recognise that a prosperous and growing industry benefits all stakeholders and participate in and support business decisions which ensure sustainability 28 Stakeholders Business Government Unions Employees Communities

Employees Recognise their role as key stakeholders and influencers in the business Recognise role business plays in achieving personal requirements and ambitions Alignment with business will enable sharing of value in upcycles Need to contribute to industry survival through downcycles 29 Stakeholders Business Government Unions Employees Communities

... and community sentiment is a major issue 14 19th from lowest in the global sample Source: Fraser survey 2015

Community organisations Must engage constructively and represent needs of broader constituencies Need to understand implications of economic cycles on industry Need to play supportive role to ensure sustainability and ongoing delivery of benefits 31 Stakeholders Business Government Unions Employees Communities

Mineral potential compromised 16 South Africa’s mineral heritage at risk of being sterilised Source: Fraser survey 2015 A best practice environment is one that contains a world class regulatory environment, highly competitive taxation, no political risk or uncertainty, and a fully stable mining regime.

Major scope for improvement 17 An industry requiring re-invention and modernisation Source: Fraser survey 2015

Leading the way to a modern mining industry

A modern mining industry Optimally extracts and beneficiates the country’s natural resources Causing no harm to people or the planet Benefits the local community and the national economy Procures locally Is a preferred employer of well skilled people Creates appropriate risk-adjusted returns for investors Regulations, taxation and incentives are consistent, transparent and recognise mining as a long-term driver of economic growth 19 Able to deliver benefits to all stakeholders Source: Joburg Indaba October 2015

Our core purpose SIBANYE’S MINING IMPROVES LIVES 11 9 SIBANYE’S MINING IMPROVES LIVES

Our vision SUPERIOR VALUE CREATION FOR ALL OUR STAKEHOLDERS Through mining our multi-commodity resources in a safe and healthy environment 21

Superior value for all stakeholders Delivery on all strategic imperatives is critical to long term success Safety, volume, cost, grade – our operational deliverables that underpin our business Strong cashflow supports the dividend to shareholders and underpins our growth Growth (organic and acquisitive) ensures long term delivery of sustainable rewards to all stakeholders A holistic, integrated strategy and operating model 11

Creating value to the country and continent Championing and driving the principles which define a modern mining industry Adopting a firm but fair approach to stakeholder engagement – redefining the role of the mining industry Ensure community development which can be sustain after mining activities have ceased Progress towards a Social and Economic compact sharing of profits with employees and protecting the company during economic downturns Creating a safer and more productive work environment through the advancement of technology and R&D Enhancing efforts which supports best environmental practices Sharing profits to shareholders in the way of dividends to ensure superior return on investment Driving policy change in the industry through active participation of industry bodies such as the Chamber of Mines 23

Conclusion

Conclusion The African mining industry needs to modernise if it is to manage all the challenges facing it Industry leadership is required given the historical mistrust between key stakeholders Alignment of all stakeholders towards a common vision is necessary if we are to secure the future of the industry Sibanye has embraced and is well positioned for modernisation and delivery of superior value for ALL stakeholders 25 Business needs to take a leading role in modernisation

Questions

1 Operating and financial results 23 February 2017 For the six months and year ended 31 Dec 2016

Disclaimer Additional Information and Where to Find It This presentation does not constitute the solicitation of any vote, proxy or approval. In connection with the proposed transaction, Sibanye Gold (“Sibanye”) intends to post to its shareholders a JSE Limited (“JSE”) Category 1 circular subject to the approval of the circular by the JSE and Stillwater Mining Company (“Stillwater”)has filed with the Securities and Exchange Commission (the “SEC”) relevant materials, including a proxy statement. The JSE Category 1 circular and other relevant documents will be sent or otherwise disseminated to Sibanye’s shareholders and will contain important information about the proposed transaction and related matters. SHAREHOLDERS OF SIBANYE ARE ADVISED TO READ THE JSE CATEGORY 1 CIRCULAR AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant documents will be sent or otherwise disseminated to Stillwater’s shareholders and will contain important information about the proposed transaction and related matters. SHAREHOLDERS OF STILLWATER ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS THAT HAVE BEEN FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. When available, Sibanye shareholders may obtain free copies of the JSE Category 1 circular by going to Sibanye’s website at www.sibanyegold.co.za. The proxy statement and other relevant documents may also be obtained, free of charge, on the SEC's website (http://www.sec.gov). Stillwater shareholders may obtain free copies of the proxy statement from Stillwater by going to Stillwater’s website at www.stillwatermining.com. Participants in the Solicitation Sibanye, Stillwater and their respective directors and officers may be deemed participants in the solicitation of proxies of Sibanye’s and Stillwater’s respective shareholders in connection with the proposed transaction. Sibanye’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Sibanye in Sibanye’s Annual Report on Form 20-F, for the fiscal year ended December 31, 2015, which was filed with the SEC on March 21, 2016. Stillwater’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Stillwater in Stillwater’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on February 22, 2016. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction is included in the proxy statement that Stillwater has filed with the SEC. No Offer or Solicitation This presentation is for informational purposes only and does not constitute an offer to sell, or a solicitation of offers to purchase or subscribe for, securities in the United States or any other jurisdiction. Any securities referred to herein have not been, and will not be, registered under the U.S. Securities Act of 1933 and may not be offered, exercised or sold in the United States absent registration or an applicable exemption from registration requirements. Forward Looking Statements This presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “target”, “will”, “forecast”, “expect”, “potential”, “intend”, “estimate”, “anticipate”, “can” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. In this presentation, for example, statements related to expected timings of the transactions (including completion), potential transaction benefits (including financial re-ratings), pricing expectations, levels of output, supply and demand, information related to the Blitz Project, and estimations or expectations of enterprise value, EBTIDA and net asset values, are forward-looking statements. The forward-looking statements set out in this presentation involve a number of known and unknown risks, uncertainties and other factors, many of which are difficult to predict and generally beyond the control of Sibanye and Stillwater, that could cause Sibanye’s or Stillwater’s actual results and outcomes to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include, without limitation: Sibanye’s or Stillwater’s ability to complete the proposed transaction; the inability to complete the proposed transaction due failure to obtain approval of the shareholders of Sibanye or Stillwater or other conditions in the Merger Agreement; Sibanye’s ability to successfully integrate the acquired assets with its existing operations; Sibanye’s ability to achieve anticipated efficiencies and other cost savings in connection with the transaction; Sibanye’s ability to implement its strategy and any changes thereto; Sibanye’s future financial position, plans, strategies, objectives, capital expenditures, projected costs and anticipated cost savings and financing plans; changes in the market price of gold, platinum group metals (“PGMs”) and/or uranium. These forward-looking statements speak only as of the date of this presentation. Neither Sibanye nor Stillwater undertake any obligation to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events. 2

Agenda 3 1. Results overview - Neal Froneman 2 Gold Division - Wayne Robinson 3. Platinum Division - Robert van Niekerk 4. Financial overview - Charl Keyter 5. Strategic update – Neal Froneman 6. The Stillwater transaction - Neal Froneman 7. Conclusion - Neal Froneman

Results overview Neal Froneman 4

Salient points Safety improved after proactive intervention in August 2016 Gold Division: 50% improvement in FIFR and 27% improvement in SIFR Platinum Division safety strategy roll-out underway Record annual Group operating profit of R10.5 billion (US$717 million) Gold Division operating profit 60% higher to R10.2 billion (US$692 million) Platinum Division operating profit of R376 million (US$26 million)* Rustenburg Operations turnaround - operating profit of R74 million (US$5 million) for November and December 2016 Kroondal and Mimosa Operations maintain excellent operating performance 5 *Excludes R254million (US$17million) equity accounted operating profit from Mimosa

Salient points continued Headline earnings of R2.5 billion (US$169 million) for 2016; 269% higher year-on-year Normalised earnings1 increased by 196% to 397 cps (ZAR) (27cps (US)) Balance sheet remains robust - Net Debt: EBITDA of 0.6x at year end Final dividend of 60 cps - total for 2016 of 145 cps, a 5.1% yield 6 Robust financial result Source: Factset and company filings. Share price data as of 20 February 2017 Note: 1. Normalised earnings are defined as: basic earnings excluding gains and losses on foreign exchange differences and financial instruments, non- recurring items and share of results of equity-accounted investees. 2. Analysis based on dividends declared in the last twelve months Current dividend yield (last twelve months dividends declared)2 5.1% 2.8% 2.6% 1.6% 1.1% 0.8% 0.8% 0.6% 0.6% 0.5% 0.4% 0.4% 0% 1% 2% 3% 4% 5% 6%

Lowest UG gold cost producer in SA Sibanye is the most cost effective miner at its SA underground gold mines 1. Source for Annual Peers’ information at 31 December 2016: Nedbank 7 2. Source: Company reports for twelve months ended 31 December 2016 1,068 986 980 954 800 900 1,000 1,100 Harmony AngloGold Gold Fields Sibanye US$/ oz AISC US$/ oz (Gold operations) 2 3,235 2,249 2,094 1,941 1,500 2,000 2,500 3,000 3,500 Anglo Gold Gold Fields Harmony Sibanye R/t R/tonne operating costs (SA underground) 1

Gold and PGM prices in rand and US dollars 8 Source: iNet as at 14 February 2017 Strong rand affecting industry margins in South Africa -10 -5 0 5 10 15 20 25 30 35 PGM (R/oz) PGM (US$/oz) Gold (US$/oz) Gold (R/oz)

Gold Division Wayne Robinson 9

Solid results for the Gold Division 10 Record operating profit - 60% higher to R10.2 billion (US$692 million) AlSC of R450,152/kg (US$954/oz) - margin doubled to 23% Gold production stable year on year at 47,034kg (1.5Moz) infrastructure maintenance at Driefontein during H2 2016 closure of Cooke 4 after August 2016 R/tonne costs well contained increasing 4% y-o-y lowest SA underground operating cost producer at R1,941/tonne Profitability boosted by rand gold price 300 000 340 000 380 000 420 000 460 000 500 000 0 500 1 000 1 500 2 000 2 500 3 000 Mar-14 June-14 Sep-14 Dec-14 Mar-15 Jun-15 Sep-15 Dec-15 Mar-16 Jun-16 Sep-16 Dec 16 R/kg Rm Gold Division operating profit and AISC Operating profit AISC

Gold division production profile for 2016 11 Decline in average yield due to lower volumes from higher grade Beatrix 4 shaft 7% lower due to infrastructure issues and power outages during the year Improved throughput and yield driven by 16% higher MCF Closure of unprofitable Cooke 4 shaft after August 2016 47,775 47,034 1,142 64 1220 599 30,000 35,000 40,000 45,000 50,000 C2015 Beatrix Driefontein Kloof Cooke C2016 kg Annual gold production variance

2017 Guidance – Gold Division

Sibanye

- Gold production: 47,000kg - 48,000kg (1.51Moz -1.54Moz)
- Total cash costs (TCC): R385,000/kg - R395,000/kg (US$890/oz - US$910/oz)
- All-in sustaining costs (AISC): R470,000/kg - R480,000/kg (US$1,080/oz - US$1,105/oz)*
- Total capital expenditure for 2017: R4 billion (US$300 million)*

* Estimates are converted at an exchange rate of R13.50/US$



12

Platinum Division Robert van Niekerk 13

Established the Platinum Division 14 Took ownership of Aquarius on 12 April 2016 and the Rustenburg Operations on 1 November 2016 Positive production trend under Sibanye management Integration now progressed to building a cohesive Platinum Division Re-planned the Rustenburg Operations to achieve near term profitability through: development aligned to maintaining current production levels operational and cost efficiency improvements previously identified synergies Commenced with merger related S189 R400m worth of synergies by end 2017

A strong start 15 Good operational results Kroondal, Platinum Mile and Mimosa delivered record H2 production Turnaround of Rustenburg Operations Platinum Division generated operating profit in 2016 of R376 million¹ (US$26 million) Chrome contribution to revenue above expectation Wage negotiations strike All sections contributing to operating profit ¹ Excludes R254million (US$17million) equity accounted operating profit from Mimosa 2 Estimated Rustenburg historic 4E production based on Anglo American public disclosure of refined Pt production at Rustenburg operations ,0 50,000 100,000 150,000 200,000 250,000 300,000 350,000 400,000 2012 - Q1 2012 - Q2 2012 - Q3 2012 - Q4 2013 - Q1 2013 - Q2 2013 - Q3 2013 - Q4 2014 - Q1 2014 - Q2 2014 - Q3 2014 - Q4 2015 - Q1 2015 - Q2 2015 - Q3 2015 - Q4 2016 - Q1 2016 - Q2 2016 - Q3 2016 - Q4 oz 4E Attributable 4E production (Calendar quarters) 2 Kroondal Mimosa Platinum Mile Rustenburg Wildcat strike

2017 Guidance1 1. Estimates are converted at an exchange rate of R13.50/US$ 2. Platinum Group Metals of which 4E represents platinum, palladium, rhodium and gold 16 4E PGM2 production: 1.05Moz -1.10Moz – flat year on year Marketable (saleable) chrome production: ~400,000 tonnes Operating costs: R11 150/4Eoz to R11 450/4Eoz (US$825/4Eoz – US$850/4Eoz) 0 to 2% nominal terms reduction year on year Total capital expenditure: R900 million (US$67 million)

Financial overview Charl Keyter 17

Comparative performance 2016 2015 % Change Sibanye Group Operating profit (Rm) 10,532 6,337 66 Free cash flow (Rm)* 1,866 829 125 Normalised earnings (Rm) 3,657 1,220 200 Gold Division Gold price received (R/kg) 586,319 475,508 23 Operating profit (Rm) 10,155 6,337 60 Operating margin (%) 37 28 32 All-in sustaining cost (R/kg) 450,152 422,472 7 Platinum Division Average basket price (R/4Eoz) 12,209 Operating profit (Rm) 376 Operating margin (%) 10 Operating cost (R/4Eoz) 10,296 18 * Free cash flow – Cash flow from operating activities, pre-dividend after capital expenditure

Income statement 19 Impairment The recoverable amount of the Cooke cash-generating unit (CGU) is lower than its carrying value and as a result the Cooke CGU is impaired by R556 million. Six months ended 31 December 2016 Rand million US$ million Net operating profit 3,042.2 217.9 Finance expenses (517.9) (36.5) Net other costs 201.7 9.8 Profit before non-recurring items 2,726.0 191.2 Gain on acquisition 2,428.0 165.4 Share-based payment on BEE transaction (240.3) (16.4) Impairment (562.0) (40.8) Other non-recurring items (149.9) (10.6) Profit before royalties and taxation 4,201.8 288.8 Gain on acquisition of the Rustenburg Operation, recognised as follows: Rand million Consideration (3,118.4) Fair value of net identifiable assets 5,546.4 Gain on acquisition 2,428.0 Share-based payment on BEE transaction An expense of R240 million was recognised as part of the Rustenburg Operations acquisition, which represents the BEE shareholders attributable value over the expected life of mine.

Gearing and facilities Figures are in Rm unless otherwise stated1 31 December 2016 31 December 2015 Gross debt 7,222 1,995 Cash and cash equivalents 929 633 Net debt 6,293 1,362 Net debt:EBITDA 0.60:1 0.21:1 20 Long term internal target – Net Debt:EBITDA < 1 2. Exchange rate R13.69/US$ 1. Excludes Burnstone 900 3,423 420 Undrawn facilities (Rm) As at 31 December 2016 2 R6.0 billion RCF $350 million RCF Uncommitted facilities

Strategic update Neal Froneman 21

Our vision SUPERIOR VALUE CREATION FOR ALL OUR STAKEHOLDERS Through mining our multi-commodity resources in a safe and healthy environment Sibanye cares 22

Value creation focus 23 Continue to drive operational excellence on existing asset base A proven operating model Robust cash flow Strong balance sheet Investing in organic growth in the Gold Division Sustainable growth through value accretive transactions – PGM sector a logical step Aquarius acquisition (2016) Rustenburg acquisition (2016) Proposed Stillwater acquisition (2017) Utilising operational excellence to drive cash flow in complementary Gold-PGM platform

Sibanye’s strategic progress Value accretive growth sustaining industry leading dividend 24 Gold operations turned around Cooke & Wits Gold acquisitions- provide organic growth options Rustenburg & Aquarius acquisitions establish Sibanye as a leading PGM producer Proposed acquisition of Stillwater – potentially creating a globally competitive precious metals major Future mine to market PGM business in SA Further gold acquisitions

The Stillwater Transaction Neal Froneman 25

Strong transaction rationale Value accretive on a NAV basis and cash flow accretive as Blitz ramps up Positioning the Platinum Division further down the global cost curve, with potential for further cost reductions Improving access to lower-cost global financing Balancing the portfolio operationally and geographically with the addition of world class assets in an attractive mining jurisdiction Enhancing the investment case 26 Source: Company filings Note: Production profile, SWM and EB held at current production and company guidance on Blitz used to extrapolate to full production in 2022 Stillwater Mine East Boulder Mine Blitz Project 0. 200,000. 400,000. 600,000. 800,000. 1,000,000. 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2E oz Stillwater Mined Production (2E oz)

World class assets in an attractive mining jurisdiction High grade (20g/t), palladium biased (78% palladium), long life (+25 years), low-cost (< $500/2E oz), mechanised operations Near term, organic and low-cost growth through the Blitz Project A mine-to-market PGM business Large PGM recycling business provides a steady margin and strategic insight into the market Positions Sibanye as a premier global gold and PGM mining company 27 Cross section across Stillwater operations

Cost reduction drivers; No exchange rate benefits Increased mechanisation Further infrastructure development Improved safety and productivity Staffing reorganization Supplier negotiations Sibanye recognised the turnaround at Stillwater early-on 28 Stillwater All-in Sustaining Costs (“AISC”)1 and realised prices c.21% AISC improvement Mid-to-high $500’s/oz Positive AISC margin Source: Company filings Note: 1. Non-GAAP financial measure, please refer to appendix for definition; 2 Q4 AISC includes $15 per PGM mined ounce spend on productivity enhancement projects (after Blitz ramp-up) Track record of continuous operating efficiency in-line with Sibanye’s culture of cost management 2 500 550 600 650 700 750 800 850 900 950 1,000 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Mid-term target US$/ oz AISC Realised basket price (Pt/Pd)

Building a premier global gold and PGM mining company

Sibanye

Sibanye PGM Division Ranking

2015A Palladium Production (moz)



Norilsk [3]
By-product only
2.7
Amplats [2]
1.3
Sibanye (Pro Forma) [4]
0.8
1.0
Impala
0.8
Sibanye [5] (pre-transaction)
0.4
Lonmin
0.4
Northam
0.1
RBPlats
0.1

2015A 4E Production[1] (moz)



Amplats [2]
3.6
Norilsk [3]
By-product only
3.3
Impala
2.2
Sibanye (Pro Forma) [4]
1.7
2.0
Lonmin
1.2
Sibanye [5, 6] (pre-transaction)
1.1
Northam
0.4
RBPlats
0.3

Sibanye Gold Division Ranking

2015A Gold Production (moz)



Barrick
6.1
Newmont
5.0
AngloGold
4.0
Gold Corp
3.5
Kinross
2.6
Newcrest
2.4
Gold Fields
2.1
Polyus
1.8
Agnico-Eagle
1.7
Sibanye
1.5

Includes Blitz at full ramp-up by 2021/22 (270-330koz 2E)[7]

Source: Company filings

Notes:

1. Platinum, palladium, rhodium and gold (together referred to as 3E+Au or 4E). Stillwater data on a 2E basis
2. Exclusive of Rustenburg Mine
3. Includes PGM by-products only
4. Rustenburg + Aquarius + Stillwater. Rustenburg as publicly disclosed in December 2015; Aquarius Platinum as publicly disclosed in June 2015 and depleted based on actual production to reach December 2015 figures
5. Pro forma for Rustenburg and Aquarius acquisitions
6. Excludes Gold Division
7. Prill split assumed to be same as 9m'16 for Stillwater's current mining operations

Positioned globally as a top 5 PGM producer and top 10 gold producer

29

Quality growth and sustainability Expected Gold and PGM LoM production plan (next 20 years) Source: Company guidance ounces Gold Fields plan Complementary gold and PGM production profiles 30 0 500,000 1,000,000 1,500,000 2,000,000 2,500,000 3,000,000 3,500,000 4,000,000 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 Sibanye, Gold Rustenburg + Aquarius, PGM Stillwater ex. Blitz, PGM Blitz first 5 years, PGM Blitz ramped up, PGM Gold Fields plan, Gold

Rights offering supports capital structure flexibility

Sibanye

Net Debt[1] / Last twelve months EBITDA[1]



PF Net Debt / 2017E EBITDA w/ $750m RO at YTD 2017 Average Spot Price and FX[4]
PF Net Debt / 2017E EBITDA w/ $1.3bn RO at YTD 2017 Average Spot Price and FX[4]
~2.9x
2.3x
2.1x
2.5x
~2.0x
1.8x
1.9x
1.6x
1.6x
1.5x
1.1x
<1.0x
0.9x
0.6x
0.5x
0.3x
NM
NM
Sibanye Pro Forma w/o Rights Offering[2]
Yamana
Goldcorp
Sibanye Pro Forma with $750m Rights Offering[2]
AngloGold
Newcrest
Gold Fields
Barrick
Newmont
Sibanye Long-Term Target
Kinross
Sibanye[3]
Agnico-Eagle
Harmony
Acacia
Randgold

Source: Company filings, FactSet

Note: Yamana, Goldcorp, Barrick, Newmont, Kinross, Agnico-Eagle, Acacia and Randgold LTM as of 30 September 2016. AngloGold, Newcrest, Gold Fields, Sibanye and Harmony LTM as of 30 June 2016

1. Non-GAAP financial measure, please refer to appendix for definition
2. Pro forma 2016 net debt excludes Burnstone debt and cash as well as fees and expenses related to the Transaction. Sibanye EBITDA annualised for the year ended 30 June 2016 and Pro forma for full year Rustenburg contribution
3. Excludes Burnstone debt and cash, as per mid year 2016 results presentation
4. YTD average price based on January 1st to February 17th 2017, PF net debt as of year end 2016 excludes Burnstone debt and cash and pro forma for transaction. PF2017E EBITDA pro forma for full year transaction impact

Funding plan focused on reaching long-term net leverage targets of <1.0x

31

Conclusion Neal Froneman 32

Conclusion Renewed focus on safety delivering noticeable results Industry leading dividend maintained Gold Division outlook stable Platinum Division performing strongly – integration on track Realisation of synergies to unlock significant value Stillwater transaction will transform Sibanye to a premier, global precious metal company 33 ¹ Platinum Group Metals of which 4E represents platinum, palladium, rhodium and gold

Questions 34

Appendix 35

Definitions The financial information in this presentation includes certain measures that are not defined by IFRS, including “total cash cost”, “All in sustaining cost” and “headline earnings”. These measures are not measures of financial performance or cash flows under IFRS and may not be comparable to similarly titled measures of other companies. These measures should not be considered by investors as alternatives to cost of sales, net operating profit, profit before taxation or any other measure of financial performance presented in accordance with IFRS “Total cash costs” is defined as cost of sales as recorded in the income statement, less amortization and depreciation and off site (i.e. central) general and administrative expenses (including head office costs) plus royalties and production taxes. “Total cash cost per kilogram” is defined as the average cost of producing a kilogram of gold, calculated by dividing the total cash costs in a period by the total gold sold over the same period. “All-in sustaining cost” is defined as the cost to sustain current operations. For a reconciliation of “operating costs” to “All in sustaining cost”, see “Gold Division – Unit cost benchmarking metrics” of our Operating and Financial Results for the six months and financial year ended 31 December 2016. “Headline earnings” is a way of dividing the IFRS reported profit between re-measurements that are more closely aligned to the operating/trading activities of the entity. For a reconciliation of “profit attributable to owners of Sibanye” to “headline earnings”, see “Condensed Consolidated Preliminary Financial Statements—Notes to the condensed consolidated preliminary financial statements—Note 6: Reconciliation of headline earnings with profit for the period” of our Operating and Financial Results for the six months and financial year ended 31 December 2016.

1 Creating sustainable value BMO conference 27 February 2017 Neal Froneman, CEO

Disclaimer Additional Information and Where to Find It This presentation does not constitute the solicitation of any vote, proxy or approval. In connection with the proposed transaction, Sibanye Gold (“Sibanye”) intends to post to its shareholders a JSE Limited (“JSE”) Category 1 circular subject to the approval of the circular by the JSE and Stillwater Mining Company (“Stillwater”)has filed with the Securities and Exchange Commission (the “SEC”) relevant materials, including a proxy statement. The JSE Category 1 circular and other relevant documents will be sent or otherwise disseminated to Sibanye’s shareholders and will contain important information about the proposed transaction and related matters. SHAREHOLDERS OF SIBANYE ARE ADVISED TO READ THE JSE CATEGORY 1 CIRCULAR AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant documents will be sent or otherwise disseminated to Stillwater’s shareholders and will contain important information about the proposed transaction and related matters. SHAREHOLDERS OF STILLWATER ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS THAT HAVE BEEN FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. When available, Sibanye shareholders may obtain free copies of the JSE Category 1 circular by going to Sibanye’s website at www.sibanyegold.co.za. The proxy statement and other relevant documents may also be obtained, free of charge, on the SEC's website (http://www.sec.gov). Stillwater shareholders may obtain free copies of the proxy statement from Stillwater by going to Stillwater’s website at www.stillwatermining.com. Participants in the Solicitation Sibanye, Stillwater and their respective directors and officers may be deemed participants in the solicitation of proxies of Sibanye’s and Stillwater’s respective shareholders in connection with the proposed transaction. Sibanye’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Sibanye in Sibanye’s Annual Report on Form 20-F, for the fiscal year ended December 31, 2015, which was filed with the SEC on March 21, 2016. Stillwater’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Stillwater in Stillwater’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on February 22, 2016. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction is included in the proxy statement that Stillwater has filed with the SEC. No Offer or Solicitation This presentation is for informational purposes only and does not constitute an offer to sell, or a solicitation of offers to purchase or subscribe for, securities in the United States or any other jurisdiction. Any securities referred to herein have not been, and will not be, registered under the U.S. Securities Act of 1933 and may not be offered, exercised or sold in the United States absent registration or an applicable exemption from registration requirements. Forward Looking Statements This presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “target”, “will”, “forecast”, “expect”, “potential”, “intend”, “estimate”, “anticipate”, “can” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. In this presentation, for example, statements related to expected timings of the transactions (including completion), potential transaction benefits (including financial re-ratings), pricing expectations, levels of output, supply and demand, information related to the Blitz Project, and estimations or expectations of enterprise value, EBTIDA and net asset values, are forward-looking statements. The forward-looking statements set out in this presentation involve a number of known and unknown risks, uncertainties and other factors, many of which are difficult to predict and generally beyond the control of Sibanye and Stillwater, that could cause Sibanye’s or Stillwater’s actual results and outcomes to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include, without limitation: Sibanye’s or Stillwater’s ability to complete the proposed transaction; the inability to complete the proposed transaction due failure to obtain approval of the shareholders of Sibanye or Stillwater or other conditions in the Merger Agreement; Sibanye’s ability to successfully integrate the acquired assets with its existing operations; Sibanye’s ability to achieve anticipated efficiencies and other cost savings in connection with the transaction; Sibanye’s ability to implement its strategy and any changes thereto; Sibanye’s future financial position, plans, strategies, objectives, capital expenditures, projected costs and anticipated cost savings and financing plans; changes in the market price of gold, platinum group metals (“PGMs”) and/or uranium. These forward-looking statements speak only as of the date of this presentation. Neither Sibanye nor Stillwater undertake any obligation to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events. 2

Corporate overview A FTSE/JSE Top 40 and global, leading precious metals company 3 Shares in issue Shares in ADR form 929 004 342 159 161 271 (ADR ratio 1:3 ordinary share) Market cap R27 billion (US$2.0 billion) Listings JSE Limited share code: SGL New York Stock Exchange ADR programme share code: SBGL Net Debt at 30 June 2016 R6.2 billion (US$460 million) ND:EBITDA = 0.6x R4.7 billion available facilities Major Sibanye shareholders * Gold One Limited 19.96% Public Investment Corporation 9.28% Van Eck Associates Corporation 5.99% Old Mutual 4.50% Black Rock Inc 3.75% Contact details Libanon Business Park 1 Hospital Road (off Cedar Avenue), Westonaria, 1779 South Africa Neal Froneman CEO Tel: +27 11 278 9600 e-mail: neal.froneman@sibanyegold.co.za James Wellsted Investor Relations Tel: +27 11 278 9656 e-mail: james.wellsted@sibanyegold.co.za * Source: J.P.Morgan Cazenove, January 2017 Share information as at 9 February 2017 * Source: J.P.Morgan Cazenove, January 2017 Shareholder geographic distribution* 20% 28% 36% 2% 5% 6% 4% China South Africa USA Luxembourg United Kingdom Europe excl UK Others

Our vision SUPERIOR VALUE CREATION FOR ALL OUR STAKEHOLDERS Through mining our multi-commodity resources in a safe and healthy environment Sibanye cares 4

Value creation focus 5 Drive operational excellence on existing asset base A proven operating model Robust cash flow Strong balance sheet Investing in organic growth in the Gold Division Sustainable growth through value accretive transactions – PGM sector a logical step Aquarius acquisition (2016) Rustenburg acquisition (2016) Proposed Stillwater acquisition (2017) Leveraging operational excellence to drive cash flow from Gold-PGM platform

Focusing on operational excellence 6

Gold Division operational track record 7 Turnaround effected and maintained 500 750 1000 1250 1500 1750 500 1,000 1,500 2,000 2,500 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 Production (koz) Gold Price ($/oz) AISC Annual g old production (koz) US$/ oz Gold Fields Sibanye

Record 2016 Group operating profits US$717 million Group operating profit Gold Division operating profit 60% higher at US$692 million Platinum Division operating profit of US$26 million* Rustenburg Operations returned to profitability with a US$5 million operating profit for November and December 2016 Kroondal and Mimosa Operations maintain excellent operating performance 8 *Excludes R254million (US$17million) equity accounted operating profit from Mimosa

Paying industry leading dividends Final dividend of 60 cps - total for 2016 of 145 cps, a 5.1% yield We have removed the dividend levy from our American Depository receipts (ADRs) trading on NYSE 9 Robust financial result Source: Factset and company filings. Share price data as of 20 February 2017 Note: 1. Normalised earnings are defined as: basic earnings excluding gains and losses on foreign exchange differences and financial instruments, non- recurring items and share of results of equity-accounted investees. 2. Analysis based on dividends declared in the last twelve months Current dividend yield (last twelve months dividends declared)2 5.1% 2.8% 2.6% 1.6% 1.1% 0.8% 0.8% 0.6% 0.6% 0.5% 0.4% 0.4% 0% 1% 2% 3% 4% 5% 6%

Solid results for the Gold Division 10 Operating profit 60% higher at US$692 million AlSC of US$954/oz (R450,152/kg) - margin doubled to 23% Gold production stable year-on-year at 47,034kg (1.5Moz), despite closure of Cooke 4 business unit after August 2016 Lowest RSA underground operating cost at R1,941/tonne - well contained increasing 4% y-o-y Profitability boosted by rand gold price 300 000 340 000 380 000 420 000 460 000 500 000 0 500 1 000 1 500 2 000 2 500 3 000 Mar-14 June-14 Sep-14 Dec-14 Mar-15 Jun-15 Sep-15 Dec-15 Mar-16 Jun-16 Sep-16 Dec 16 R/kg Rm Gold Division operating profit and AISC Operating profit AISC

Lowest UG gold cost producer in SA 11 Sibanye is the most cost effective major underground miner in SA 1. Source for Annual Peers’ information at 31 December 2016: Nedbank 2. Source: Company reports for twelve months ended 31 December 2016 1,068 986 980 954 800 900 1,000 1,100 Harmony AngloGold Gold Fields Sibanye US$/oz AISC US$/oz (Gold operations) 2 3,235 2,249 2,094 1,941 1,500 2,000 2,500 3,000 3,500 Anglo Gold Gold Fields Harmony Sibanye R/t R/tonne operating costs (SA underground) 1

Value creation in the PGM sector 12

Dynamic strategic delivery Value accretive growth sustaining industry leading dividend 13 Gold operations turned around Cooke & Wits Gold acquisitions- provide organic growth options Rustenburg & Aquarius acquisitions establish Sibanye as a leading PGM producer Proposed acquisition of Stillwater – potentially creating a globally competitive precious metals major Future mine to market PGM business in SA Further gold acquisitions

Our PGM view is constructive We believe the PGM market fundamentals remain robust over the long term, particularly for palladium Primary supply under pressure due to industry-wide capex and production cuts already announced Secondary supply recovery is not anticipated as secondary supply driven primarily by scrap steel prices Demand remains robust as auto sales volumes continue to rise even in diesel markets Above ground stocks are expected to normalise by 2018 from current elevated levels Despite diesel and EV concerns, we remain fundamentally bullish Source: Johnson Matthey, WPIC, broker consensus estimates, company forecasts 14 0 200 400 600 800 1,000 1,200 -2,500 -2,000 -1,500 -1,000 -500 0 500 1,000 1,500 2,000 2,500 2007A 2012A 2017E 2022E Palladium: Net market balance (koz) vs Price Surplus / Deficit (koz) Ex-ETF market balance Pall Price (US $ / oz) (rhs) 0 200 400 600 800 1,000 1,200 1,400 1,600 1,800 2,000 -3,000 -2,500 -2,000 -1,500 -1,000 -500 0 500 1,000 1,500 2007A 2012A 2017E 2022E Platinum: Net market balance (koz) vs Price Surplus / (Deficit) Ex-ETF market balance Pt Price (US $ / oz) (rhs)

Diesel’s downfall and EV’s are being overhyped Global decline in diesel penetration rate and growth in EVs and hybrids are factored into our demand models Diesel’s global market share to decline from 19% to 18% by 2020 European diesel to decline to a 30% penetration rate, versus 47% currently EV’s and hybrids to grow at a CAGR of 24% through to 2020 (c.7m units) Starting off a low base of 4m units in 2016 Global market share of c.7%, in 2020 up from c.4% currently Growth in the overall global car park offsets these headwinds Light vehicles of 108m units in 2020, up from 93m units in 2016 (CAGR of 4%), driven largely by developing economies 19m diesel vehicle units, up from 17m currently, despite a likely decline in global diesel penetration rates and continued thrifting Gasoline expected to maintain a >75% market share through to 2020, underpinning our fundamental preference for palladium Absolute growth in the global car park supports PGM demand 15

Established the Platinum Division 16 Took ownership of Aquarius on 12 April 2016 and the Rustenburg Operations on 1 November 2016 Positive production trend under Sibanye management Integration now progressed to building a cohesive Platinum Division Re-planned the Rustenburg Operations to achieve near term profitability through development aligned to maintaining current production levels operational and cost efficiency improvements previously identified synergies Commenced with merger related redundancies R400m worth of synergies by end 2017

A strong start 17 Good operational results Kroondal, Platinum Mile and Mimosa delivered record H2 production Turnaround of Rustenburg Operations Platinum Division generated operating profit in 2016 of R376 million¹ (US$26 million) Chrome contribution to revenue above expectation Wage negotiations strike All sections contributing to operating profit ¹ Excludes R254million (US$17million) equity accounted operating profit from Mimosa 2 Estimated Rustenburg historic 4E production based on Anglo American public disclosure of refined Pt production at Rustenburg operations ,0 50,000 100,000 150,000 200,000 250,000 300,000 350,000 400,000 2012 - Q1 2012 - Q2 2012 - Q3 2012 - Q4 2013 - Q1 2013 - Q2 2013 - Q3 2013 - Q4 2014 - Q1 2014 - Q2 2014 - Q3 2014 - Q4 2015 - Q1 2015 - Q2 2015 - Q3 2015 - Q4 2016 - Q1 2016 - Q2 2016 - Q3 2016 - Q4 oz 4E Attributable 4E production (Calendar quarters) 2 Kroondal Mimosa Platinum Mile Rustenburg Wildcat strike

The Stillwater Transaction Creating a premier, global precious metal company 18

Strong transaction rationale 19 Value accretive on a NAV basis and cash flow accretive as Blitz ramps up Positioning the Platinum Division further down the global cost curve, with potential for further cost reductions Improving access to lower-cost global financing Balancing the portfolio operationally and geographically with the addition of world class assets in an attractive mining jurisdiction Enhancing the investment case Source: Company filings Note: Production profile, SWM and EB held at current production and company guidance on Blitz used to extrapolate to full production in 2022 Stillwater Mine East Boulder Mine Blitz Project 0. 200,000. 400,000. 600,000. 800,000. 1,000,000. 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2E oz Stillwater Mined Production (2E oz)

Stillwater assets high-grade and long-life 20 Source: Company filings. LoM as stated in company annual reports PGM Assets by Reserve Grade and LoM (based on published reserves) East Boulder Stillwater Mine Rustenburg Mimosa Blitz Kroondal Stillwater’s portfolio is long-life and significantly higher grade than other major players Other PGM Assets include: Amandelbult Section Bafokeng-Rasimone Bokoni Impala Marikana Modikwa Mogalakwena Pilanesberg Two Rivers Union Section Zimplats Zondereinde Blitz mine life expected to extend to 35+ years as further drilling expands current reserves Sibanye PGM mines Stillwater PGM mines 0 10 20 30 40 50 60 0 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 LoM years (as defined by reserves) Grade g/t 4E

Moving Sibanye Platinum down the cost curve 21 Source: Nedbank Research, Company filings; Note: Rustenburg operations has been split into Surface, Mechanised and Conventional Global 4E PGM Cash cost + Capex curve (CY16E - At spot) Pro-forma Moves Sibanye down the PGM cost curve Further benefits from realisation of synergies between Rustenburg and Kroondal Stillwater’s low-cost position expected to drive through-the-cycle cash flows

Building a premier global precious metals company

Sibanye


Sibanye PGM Division Ranking
2015A Palladium Production (moz)
Norilsk [3]
By-product only
2.7
Amplats [2]
1.3
Sibanye (Pro Forma) [4]
0.8
1.0
Impala
0.8
Sibanye [5] (pre-transaction)
0.4
Lonmin
0.4
Northam
0.1
RBPlats
0.1
2015A 4E Production[1] (moz)
Amplats [2]
3.6
Norilsk [3]
By-product only
3.3
Impala
2.2
Sibanye (Pro Forma) [4]
1.7
2.0
Lonmin
1.2
Sibanye [5, 6] (pre-transaction)
1.1
Northam
0.4
RBPlats
0.3
Sibanye Gold Division Ranking
2015A Gold Production (moz)
Barrick
6.1
Newmont
5.0
AngloGold
4.0
Gold Corp
3.5
Kinross
2.6
Newcrest
2.4
Gold Fields
2.1
Polyus
1.8
Agnico-Eagle
1.7
Sibanye
1.5
Includes Blitz at full ramp-up by 2021/22 (270-330koz 2E)[7]

Source: Company filings

Notes:

1. Platinum, palladium, rhodium and gold (together referred to as 3E+Au or 4E). Stillwater data on a 2E basis
2. Exclusive of Rustenburg Mine
3. Includes PGM by-products only
4. Rustenburg + Aquarius + Stillwater. Rustenburg as publicly disclosed in December 2015; Aquarius Platinum as publicly disclosed in June 2015 and depleted based on actual production to reach December 2015 figures
5. Pro forma for Rustenburg and Aquarius acquisitions
6. Excludes Gold Division
7. Prill split assumed to be same as 9m'16 for Stillwater's current mining operations

Positioned globally as a top 5 PGM producer and top 10 gold producer

22

Our quality profile secures growth and sustainability 23 Expected Gold and PGM LoM production plan (next 20 years) Source: Company guidance ounces Gold Fields plan Complementary gold and PGM production profiles 0 500,000 1,000,000 1,500,000 2,000,000 2,500,000 3,000,000 3,500,000 4,000,000 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 Sibanye, Gold Rustenburg + Aquarius, PGM Stillwater ex. Blitz, PGM Blitz first 5 years, PGM Blitz ramped up, PGM Gold Fields plan, Gold

Rights offering supports capital structure flexibility

Sibanye

Net Debt[1] / Last twelve months EBITDA[1]



PF Net Debt / 2017E EBITDA w/ $750m RO at YTD 2017 Average Spot Price and FX[4]
PF Net Debt / 2017E EBITDA w/ $1.3bn RO at YTD 2017 Average Spot Price and FX[4]
~2.9x
2.3x
2.1x
2.5x
~2.0x
1.8x
1.9x
1.6x
1.6x
1.5x
1.1x
<1.0x
0.9x
0.6x
0.5x
0.3x
NM
NM
Sibanye Pro Forma w/o Rights Offering 2
Yamana
Goldcorp
Sibanye Pro Forma with $750m Rights Offering 2
AngloGold
Newcrest
Gold Fields
Barrick
Newmont
Sibanye Long-Term Target
Kinross
Sibanye 3
Agnico-Eagle
Harmony
Acacia
Randgold

Source: Company filings, FactSet

Note: Yamana, Goldcorp, Barrick, Newmont, Kinross, Agnico-Eagle, Acacia and Randgold LTM as of 30 September 2016. AngloGold, Newcrest, Gold Fields, Sibanye and Harmony LTM as of 30 June 2016

1. Non-GAAP financial measure, please refer to appendix for definition
2. Pro forma 2016 net debt excludes Burnstone debt and cash as well as fees and expenses related to the Transaction. Sibanye EBITDA annualised for the year ended 30 June 2016 and Pro forma for full year Rustenburg contribution
3. Excludes Burnstone debt and cash, as per mid year 2016 results presentation
4. YTD average price based on January 1st to February 17th 2017. PF net debt as of year end 2016 excludes Burnstone debt and cash and pro forma for transaction. PF2017E EBITDA pro forma for full year transaction impact

Funding plan focused on reaching long-term net leverage targets of <1.0x

24

Peer multiples 25

Peer group benchmarking 26 Significant rerating potential - 2 4 6 8 10 12 14 16 US$/oz EV/EBITDA (2016) - 10 20 30 40 50 60 70 80 x F2016 PE - 100 200 300 400 500 600 US$/oz EV/Reserve oz - 0.20 0.40 0.60 0.80 1.00 1.20 1.40 1.60 1.80 x P/NPV

Conclusion 27

Conclusion Delivering significant value through operational excellence and value accretive growth Stable, cash generative Gold Division resulting in industry leading dividend yield Integration of Platinum assets to unlock significant value due to realisation of synergies Stillwater transaction transformative, creating a premier, globally competitive precious metal company Potential capital market rerating to bring Sibanye in line with peers 28

Questions 29

Appendix 30

Definitions The financial information in this presentation includes certain measures that are not defined by IFRS, including “earnings before interest, tax, depreciation and amortisation” (EBITDA)” and “net debt”. These measures are not measures of financial performance or cash flows under IFRS and may not be comparable to similarly titled measures of other companies. These measures should not be considered by investors as alternatives to cost of sales, net operating profit, profit before taxation or any other measure of financial performance presented in accordance with IFRS. “EBITDA” is defined as net operating profit before depreciation and amortisation. “Net debt” represents borrowings and bank overdraft less cash and cash equivalents. Borrowings are only those borrowings that have recourse to Sibanye and therefore exclude the Burnstone Debt. Borrowings also exclude related-party loans. Net debt excludes Burnstone cash and cash equivalents. 31

1 Creating sustainable value European Gold Forum 5 April 2017 Charl Keyter, CFO

Disclaimer Additional Information and Where to Find It This presentation does not constitute the solicitation of any vote, proxy or approval. In connection with the proposed transaction, Sibanye Gold (“Sibanye”) has posted to its shareholders a JSE Limited (“JSE”) Category 1 circular and Stillwater Mining Company (“Stillwater”) has filed with the Securities and Exchange Commission (the “SEC”) relevant materials, including a proxy statement. The JSE Category 1 circular and other relevant documents have been sent or otherwise disseminated to Sibanye’s shareholders and contain important information about the proposed transaction and related matters. SHAREHOLDERS OF SIBANYE ARE ADVISED TO READ THE JSE CATEGORY 1 CIRCULAR AND OTHER RELEVANT DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant documents have been sent or otherwise disseminated to Stillwater’s shareholders and contain important information about the proposed transaction and related matters. SHAREHOLDERS OF STILLWATER ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS THAT HAVE BEEN FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Sibanye shareholders may obtain free copies of the JSE Category 1 circular by going to Sibanye’s website at www.sibanyegold.co.za. The proxy statement and other relevant documents may also be obtained, free of charge, on the SEC's website (http://www.sec.gov). Stillwater shareholders may obtain free copies of the proxy statement from Stillwater by going to Stillwater’s website at www.stillwatermining.com. Participants in the Solicitation Sibanye, Stillwater and their respective directors and officers may be deemed participants in the solicitation of proxies of Sibanye’s and Stillwater’s respective shareholders in connection with the proposed transaction. Sibanye’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Sibanye in Sibanye’s Annual Report on Form 20-F, for the fiscal year ended December 31, 2015, which was filed with the SEC on March 21, 2016. Stillwater’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Stillwater in Stillwater’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2016, which was filed with the SEC on February 16, 2017. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction is included in the proxy statement that Stillwater has filed with the SEC. No Offer or Solicitation This presentation is for informational purposes only and does not constitute an offer to sell, or a solicitation of offers to purchase or subscribe for, securities in the United States or any other jurisdiction. Any securities referred to herein have not been, and will not be, registered under the U.S. Securities Act of 1933 and may not be offered, exercised or sold in the United States absent registration or an applicable exemption from registration requirements. Forward Looking Statements This presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “target”, “will”, “forecast”, “expect”, “potential”, “intend”, “estimate”, “anticipate”, “can” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. In this presentation, for example, statements related to expected timings of the transactions (including completion), potential transaction benefits (including financial re-ratings), pricing expectations, levels of output, supply and demand, information related to the Blitz Project, and estimations or expectations of enterprise value, EBTIDA and net asset values, are forward-looking statements. The forward-looking statements set out in this presentation involve a number of known and unknown risks, uncertainties and other factors, many of which are difficult to predict and generally beyond the control of Sibanye and Stillwater, that could cause Sibanye’s or Stillwater’s actual results and outcomes to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include, without limitation: Sibanye’s or Stillwater’s ability to complete the proposed transaction; the inability to complete the proposed transaction due failure to obtain approval of the shareholders of Sibanye or Stillwater or other conditions in the Merger Agreement; Sibanye’s ability to successfully integrate the acquired assets with its existing operations; Sibanye’s ability to achieve anticipated efficiencies and other cost savings in connection with the transaction; Sibanye’s ability to implement its strategy and any changes thereto; Sibanye’s future financial position, plans, strategies, objectives, capital expenditures, projected costs and anticipated cost savings and financing plans; changes in the market price of gold, platinum group metals (“PGMs”) and/or uranium. These forward-looking statements speak only as of the date of this presentation. Neither Sibanye nor Stillwater undertake any obligation to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events. 2

Corporate overview A FTSE/JSE Top 40 and global, leading precious metals company 3 Shares in issue Shares in ADR form 929 004 342 204 569 488 (ADR ratio 1:4 ordinary share) Market cap R27 billion (US$2.0 billion) Listings JSE Limited share code: SGL New York Stock Exchange ADR programme share code: SBGL Net Debt at 31 December 2016 R6.29 billion (US$460 million) ND:EBITDA = 0.6x R4.5 billion available facilities Major Sibanye shareholders * Gold One Limited 19.96% Public Investment Corporation 8.66% Van Eck Associates Corporation 5.94% Black Rock Inc 3.83% Old Mutual 3.74% Contact details Libanon Business Park 1 Hospital Road (off Cedar Avenue), Westonaria, 1779 South Africa Neal Froneman CEO Tel: +27 11 278 9600 e-mail: neal.froneman@sibanyegold.co.za James Wellsted Investor Relations Tel: +27 11 278 9656 e-mail: james.wellsted@sibanyegold.co.za * Source: J.P.Morgan Cazenove, February 2017 Share information as at end February 2017 * Source: J.P.Morgan Cazenove, February 2017 Shareholder geographic distribution* 20% 26% 34% 2% 8% 6% 3% China South Africa USA Luxembourg United Kingdom Europe excl UK Others

Our vision SUPERIOR VALUE CREATION FOR ALL OUR STAKEHOLDERS Through mining our multi-commodity resources in a safe and healthy environment Sibanye cares 4

Value creation focus 5 Drive operational excellence on existing asset base A proven operating model Robust cash flow Strong balance sheet Investing in organic growth in the Gold Division Sustainable growth through value accretive transactions – PGM sector a logical step Aquarius acquisition (2016) Rustenburg acquisition (2016) Proposed Stillwater acquisition (2017) Leveraging operational excellence to drive cash flow from Gold-PGM platform

Focusing on operational excellence 6

Gold Division operational track record 7 Turnaround effected and maintained 500 750 1000 1250 1500 1750 500 1,000 1,500 2,000 2,500 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 Production (koz) Gold Price ($/oz) AISC Annual g old production (koz) US$/ oz Gold Fields Sibanye

Record 2016 Group operating profits US$717 million Group operating profit Gold Division operating profit 60% higher at US$692 million Platinum Division operating profit of US$26 million* Rustenburg Operations returned to profitability with a US$5 million operating profit for November and December 2016 Kroondal and Mimosa Operations maintain excellent operating performance 8 *Excludes R254million (US$17million) equity accounted operating profit from Mimosa

Paying industry leading dividends Final dividend of 60 cps - total for 2016 of 145 cps, a 5.1% yield We have removed the dividend levy from our American Depository receipts (ADRs) trading on NYSE 9 Robust financial result Source: Factset and company filings. Share price data as of 20 February 2017 Note: 1. Normalised earnings are defined as: basic earnings excluding gains and losses on foreign exchange differences and financial instruments, non- recurring items and share of results of equity-accounted investees. 2. Analysis based on dividends declared in the last twelve months Current dividend yield (last twelve months dividends declared)2 5.1% 2.8% 2.6% 1.6% 1.1% 0.8% 0.8% 0.6% 0.6% 0.5% 0.4% 0.4% 0% 1% 2% 3% 4% 5% 6%

Solid results for the Gold Division 10 Operating profit 60% higher at US$692 million AlSC of US$954/oz (R450,152/kg) - margin doubled to 23% Gold production stable year-on-year at 47,034kg (1.5Moz), despite closure of Cooke 4 business unit after August 2016 Lowest RSA underground operating cost at R1,941/tonne - well contained increasing 4% y-o-y Profitability boosted by rand gold price 300 000 340 000 380 000 420 000 460 000 500 000 0 500 1 000 1 500 2 000 2 500 3 000 Mar-14 June-14 Sep-14 Dec-14 Mar-15 Jun-15 Sep-15 Dec-15 Mar-16 Jun-16 Sep-16 Dec 16 R/kg Rm Gold Division operating profit and AISC Operating profit AISC

Lowest UG gold cost producer in SA 11 Sibanye is the most cost effective major underground miner in SA 1. Source for Annual Peers’ information at 31 December 2016: Nedbank 2. Source: Company reports for twelve months ended 31 December 2016 1,068 986 980 954 800 900 1,000 1,100 Harmony AngloGold Gold Fields Sibanye US$/oz AISC US$/oz (Gold operations) 2 3,235 2,249 2,094 1,941 1,500 2,000 2,500 3,000 3,500 Anglo Gold Gold Fields Harmony Sibanye R/t R/tonne operating costs (SA underground) 1

Value creation in the PGM sector 12

Dynamic strategic delivery Value accretive growth sustaining industry leading dividend 13 Gold operations turned around Cooke & Wits Gold acquisitions- provide organic growth options Rustenburg & Aquarius acquisitions establish Sibanye as a leading PGM producer Proposed acquisition of Stillwater – potentially creating a globally competitive precious metals major Future mine to market PGM business in SA Further gold acquisitions

Established the Platinum Division 14 Took ownership of Aquarius on 12 April 2016 and the Rustenburg Operations on 1 November 2016 Positive production trend under Sibanye management Integration now progressed to building a cohesive Platinum Division Re-planned the Rustenburg Operations to achieve near term profitability through development aligned to maintaining current production levels operational and cost efficiency improvements previously identified synergies Commenced with merger related redundancies R400m worth of synergies by end 2017

A strong start 15 Good operational results Kroondal, Platinum Mile and Mimosa delivered record H2 production Turnaround of Rustenburg Operations Platinum Division generated operating profit in 2016 of R376 million¹ (US$26 million) Chrome contribution to revenue above expectation Wage negotiations strike All sections contributing to operating profit ¹ Excludes R254million (US$17million) equity accounted operating profit from Mimosa 2 Estimated Rustenburg historic 4E production based on Anglo American public disclosure of refined Pt production at Rustenburg operations ,0 50,000 100,000 150,000 200,000 250,000 300,000 350,000 400,000 2012 - Q1 2012 - Q2 2012 - Q3 2012 - Q4 2013 - Q1 2013 - Q2 2013 - Q3 2013 - Q4 2014 - Q1 2014 - Q2 2014 - Q3 2014 - Q4 2015 - Q1 2015 - Q2 2015 - Q3 2015 - Q4 2016 - Q1 2016 - Q2 2016 - Q3 2016 - Q4 oz 4E Attributable 4E production (Calendar quarters) 2 Kroondal Mimosa Platinum Mile Rustenburg Wildcat strike

The Stillwater Transaction Creating a premier, global precious metal company 16

Strong transaction rationale 17 Value accretive on a NAV basis and cash flow accretive as Blitz ramps up Positioning the Platinum Division further down the global cost curve, with potential for further cost reductions Improving access to lower-cost global financing Balancing the portfolio operationally and geographically with the addition of world class assets in an attractive mining jurisdiction Enhancing the investment case Source: Company filings Note: Production profile, SWM and EB held at current production and company guidance on Blitz used to extrapolate to full production in 2022 Stillwater Mine East Boulder Mine Blitz Project 0. 200,000. 400,000. 600,000. 800,000. 1,000,000. 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2E oz Stillwater Mined Production (2E oz)

Stillwater assets high-grade and long-life 18 Source: Company filings. LoM as stated in company annual reports PGM Assets by Reserve Grade and LoM (based on published reserves) East Boulder Stillwater Mine Rustenburg Mimosa Blitz Kroondal Stillwater’s portfolio is long-life and significantly higher grade than other major players Other PGM Assets include: Amandelbult Section Bafokeng-Rasimone Bokoni Impala Marikana Modikwa Mogalakwena Pilanesberg Two Rivers Union Section Zimplats Zondereinde Blitz mine life expected to extend to 35+ years as further drilling expands current reserves Sibanye PGM mines Stillwater PGM mines 0 10 20 30 40 50 60 0 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 LoM years (as defined by reserves) Grade g/t 4E

Moving Sibanye Platinum down the cost curve 19 Source: Nedbank Research, Company filings; Note: Rustenburg operations has been split into Surface, Mechanised and Conventional Global 4E PGM Cash cost + Capex curve (CY16E - At spot) Pro-forma Moves Sibanye down the PGM cost curve Further benefits from realisation of synergies between Rustenburg and Kroondal Stillwater’s low-cost position expected to drive through-the-cycle cash flows

Building a premier global mining company 20 2016A Palladium Production (moz) 2016A 4E Production1 (moz) Source: Company filings Notes: Platinum, palladium, rhodium and gold (together referred to as 3E+Au or 4E). Stillwater data on a 2E basis Exclusive of Rustenburg Mine Includes PGM by-products only Rustenburg + Aquarius + Stillwater. Rustenburg, Kroondal, Platinum Mile and Mimosa as of FY16, per public disclosure Pro forma for Rustenburg and Aquarius acquisitions Excludes Gold Division 2016A Gold Production (moz) Includes Blitz at full ramp-up by 2021/22 (270-330koz 2E)7 By-product only By-product only By-product only Sibanye PGM Division Ranking Sibanye Gold Division Ranking 5, 6 5 Positioned globally as a top 5 PGM producer and top 10 gold producer 0.3 0.5 1.1 1.2 1.6 2.5 3.3 3.6 2.0 RBPlats Northam Sibanye (pre-transaction) Lonmin Sibanye (Pro Forma) ? Impala Norilsk ³ Amplats ² 0.1 0.1 0.3 0.3 0.9 0.8 1.3 2.6 1.0 RBPlats Northam Lonmin Sibanye (pre-transaction) Impala Sibanye (Pro Forma) ? Amplats ² Norilsk ³ 5.5 5.2 3.6 2.9 2.8 2.4 2.1 2.0 1.7 1.5 Barrick Newmont AngloGold Gold Corp Kinross Newcrest Gold Fields Polyus Agnico-Eagle Sibanye

Our quality profile secures growth and sustainability 21 Expected Gold and PGM LoM production plan (next 20 years) Source: Company guidance ounces Gold Fields plan Complementary gold and PGM production profiles 0 500,000 1,000,000 1,500,000 2,000,000 2,500,000 3,000,000 3,500,000 4,000,000 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 Sibanye, Gold Rustenburg + Aquarius, PGM Stillwater ex. Blitz, PGM Blitz first 5 years, PGM Blitz ramped up, PGM Gold Fields plan, Gold

Rights offering supports capital structure flexibility

Sibanye

Net Debt[1] / Last twelve months EBITDA[1]



PF Net Debt / 2017E EBITDA w/ $750m RO at YTD 2017 Average Spot Price and FX[4]
PF Net Debt / 2017E EBITDA w/ $1.3bn RO at YTD 2017 Average Spot Price and FX[4]
~2.9x
2.3x
2.1x
2.5x
~2.0x
1.8x
1.9x
1.6x
1.6x
1.5x
1.1x
<1.0x
0.9x
0.6x
0.5x
0.3x
NM
NM
Sibanye Pro Forma w/o Rights Offering[2]
Yamana
Goldcorp
Sibanye Pro Forma with $750m Rights Offering[2]
AngloGold
Newcrest
Gold Fields
Barrick
Newmont
Sibanye Long-Term Target
Kinross
Sibanye[3]
Agnico-Eagle
Harmony
Acacia
Randgold

Source: Company filings, FactSet

Note: Yamana, Goldcorp, Barrick, Newmont, Kinross, Agnico-Eagle, Acacia and Randgold LTM as of 30 September 2016. AngloGold, Newcrest, Gold Fields, Sibanye and Harmony LTM as of 30 June 2016

1. Non-GAAP financial measure, please refer to appendix for definition
2. Pro forma 2016 net debt excludes Burnstone debt and cash as well as fees and expenses related to the Transaction. Sibanye EBITDA annualised for the year ended 30 June 2016 and Pro forma for full year Rustenburg contribution
3. Excludes Burnstone debt and cash, as per mid year 2016 results presentation
4. YTD average price based on January 1st to February 17th 2017, PF net debt as of year end 2016 excludes Burnstone debt and cash and pro forma for transaction. PF2017E EBITDA pro forma for full year transaction impact

Funding plan focused on reaching long-term net leverage targets of <1.0x

22

Peer multiples 23

Peer group benchmarking 24 Significant rerating potential - 2 4 6 8 10 12 14 16 US$/oz EV/EBITDA (2016) - 10 20 30 40 50 60 70 80 x F2016 PE - 100 200 300 400 500 600 US$/oz EV/Reserve oz - 0.20 0.40 0.60 0.80 1.00 1.20 1.40 1.60 1.80 x P/NPV

Conclusion 25

Conclusion Delivering significant value through operational excellence and value accretive growth Stable, cash generative Gold Division resulting in industry leading dividend yield Integration of Platinum assets to unlock significant value due to realisation of synergies Stillwater transaction transformative, creating a premier, globally competitive precious metal company Potential capital market rerating to bring Sibanye in line with peers 26

Questions 27

Definitions The financial information in this presentation includes certain measures that are not defined by IFRS, including “earnings before interest, tax, depreciation and amortisation” (EBITDA)” and “net debt”. These measures are not measures of financial performance or cash flows under IFRS and may not be comparable to similarly titled measures of other companies. These measures should not be considered by investors as alternatives to cost of sales, net operating profit, profit before taxation or any other measure of financial performance presented in accordance with IFRS. “EBITDA” is defined as net operating profit before depreciation and amortisation. “Net debt” represents borrowings and bank overdraft less cash and cash equivalents. Borrowings are only those borrowings that have recourse to Sibanye and therefore exclude the Burnstone Debt. Borrowings also exclude related-party loans. Net debt excludes Burnstone cash and cash equivalents.

Creating a premier, global precious metal miner IR Meeting presentation May 2017

Disclaimer Forward looking Statements This presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “target”, “will”, “forecast”, “expect”, “potential”, “intend”, “estimate”, “anticipate”, “can” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. In this presentation, for example, statements related to potential transaction benefits (including financial re-ratings), pricing expectations, levels of output, supply and demand, information related to the Blitz Project, and estimations or expectations of enterprise value, EBTIDA and net asset values, are forward-looking statements. The forward-looking statements set out in this presentation involve a number of known and unknown risks, uncertainties and other factors, many of which are difficult to predict and generally beyond the control of Sibanye, that could cause Sibanye’s actual results and outcomes to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include, without limitation: Sibanye’s ability to successfully integrate the acquired assets with its existing operations; Sibanye’s ability to achieve anticipated efficiencies and other cost savings in connection with the transaction; Sibanye’s ability to implement its strategy and any changes thereto; Sibanye’s future financial position, plans, strategies, objectives, capital expenditures, projected costs and anticipated cost savings and financing plans; changes in the market price of gold, platinum group metals (“PGMs”) and/or uranium. These forward-looking statements speak only as of the date of this presentation. Sibanye undertakes no obligation to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events. Prospectus; No Offer or Solicitation Sibanye has filed a registration statement (including a prospectus) and may file a prospectus supplement with the US Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents Sibanye will file and has filed with the SEC for more complete information about Sibanye and this offering. You may get these documents, when available, for free by visiting EDGAR on the SEC web site at www.sec.gov or by visiting Sibanye’s website at www.sibanyegold.co.za. Alternatively, Sibanye, any underwriter or any dealer participating in the offering will arrange to send you the registration statement, prospectus and prospectus supplement, when available, if you request it by calling toll-free (800) 322-2885 or by e-mailing rightsoffer@mackenziepartners.com. This presentation is for informational purposes only and does not constitute an offer to sell, or a solicitation of offers to purchase or subscribe for, securities in the United States or any other jurisdiction. Any securities referred to herein that are being offered outside of the United States have not been, and will not be, registered under the U.S. Securities Act of 1933 and may not be offered, exercised or sold in the United States absent registration or an applicable exemption from registration requirements.

More about Sibanye

1 As at 8 May 2017 2 Platinum Group Metals of which 4E represent platinum, palladium, rhodium and gold 3 Note: Financial figures, Reserves exclude Stillwater, which was acquired on 4 May 2017. Refer See the “Annual Financial Report – Overview – Five Year financial performance” in the Company’s 2016 Form 20-F Corporate overview Shares in issue Shares in ADR form 930 056 784 205 939 672 (ADR ratio 1:4 ordinary share) Market cap¹ R23.8 billion (US$1.76 billion) Listings JSE Limited share ticker: SGL NYSE ADR programme share ticker: SBGL Net Debt3 at 31 December 2016 R6.29 billion (US$460 million) Net debt :EBITDA = 0.6x R4.5 billion available facilities Reserves3 Declared at 31 December 2016 Gold Reserves of 28.7moz 4E PGM2 Reserves of 23.19moz Uranium Reserves of 113.23mlb Contact details Head office: Libanon Business Park 1 Hospital Road (off Cedar Avenue), Westonaria, 1779, South Africa James Wellsted SVP: Investor Relations Tel: +27 11 278 9656 james.wellsted@sibanyegold.co.za Major Sibanye shareholders * Gold One Limited 19.96% Public Investment Corporation 8.71% Van Eck Associates Corporation 5.94% Black Rock Inc 3.67% Schroders 2.84% A FTSE/JSE Top 40 and global, leading precious metals company

Our vision Sibanye cares SUPERIOR VALUE CREATION FOR ALL OUR STAKEHOLDERS Through mining our multi-commodity resources in a safe and healthy environment

Drive operational excellence on existing asset base A proven operating model Robust cash flow Strong balance sheet Investing in organic growth in the Gold Division Sustainable growth through value accretive transactions – PGM sector a logical step Aquarius acquisition (May 2016) Rustenburg acquisition (November 2016) Stillwater acquisition (May 2017) Value creation focus Leveraging operational excellence to drive cash flow

Driving operational improvement and sustainability

Gold division operational track record Turnaround effected and maintained Gold Fields Sibanye Gold Fields Sibanye Production Gold price AISC

Source: Factset and company filings. Share price data as of 08 May 2017 Note: 1. Analysis based on dividends declared in the last twelve months Total dividend of 145 cps for 2016, a 5.5% yield Average annual dividend yield of over 5% since 2013 Dividend levy from our American Depository receipts (ADRs) trading on NYSE removed Paying industry leading dividends Robust financial result

Source: 1. Annual Peers’ information at 31 December 2016: Nedbank. See “Overview–Management’s discussion and analysis of the financial statements–2016 financial performance compared with 2015 and 2014–Cost of sales–Operating costs” in the Sibanye 2016 20-F 2. Company reports for twelve months ended 31 December 2016. See “Overview–Management’s discussion and analysis of the financial statements–2016 financial performance compared with 2015 and 2014–Cost of sales–Operating costs-All-In-Costs” in the Sibanye 2016 20-F Lowest cost gold producer in SA Sibanye is the most cost effective major underground miner in SA

Value creation in the PGM sector

Dynamic strategic delivery Value accretive growth sustaining industry leading dividend Gold operations turned around Cooke & Wits Gold acquisitions- provide organic growth options Rustenburg & Aquarius acquisitions establish Sibanye as a leading PGM producer Acquisition of Stillwater – potentially creating a globally competitive precious metals major Future mine to market PGM business in SA Further gold acquisitions

Precious metals strategy Many operational similarities with gold mining Long-term PGM supply and demand fundamentals remain robust Low PGM prices and escalating costs (labour, utilities) have put balance sheets under strain Opportunity to leverage Sibanye’s successful operating model and hard rock, tabular, labour intensive mining competency to realise further value Innovative approach to structuring transactions and projects The SA PGM sector offers a number of consolidation opportunities 13 Platinum a logical first step

Sources include: WPIC, broker consensus estimates, company forecasts Despite a consensus conservative outlook, we believe the PGM market fundamentals remain robust over the long term, particularly for palladium Industry-wide capex and production cuts already announced – SA supply likely to revert from 2020E onwards SA supply unlikely to return to pre-crisis levels – peaked at 5.3moz in 2007 Limited primary supply growth anticipated globally Historically significant secondary supply growth being eroded by prevailing commodity prices, particularly steel – a material near term secondary supply recovery is not anticipated Auto sales volumes continue to rise even in diesel markets Deficit drawdowns should see a return to sustainable basket prices over the medium term Despite a weaker near term platinum outlook, above ground stocks are still expected to normalize by 2018 from current elevated levels We remain fundamentally bullish, with palladium set for material deficits and platinum following suite post 2020E Our PGM view is constructive Despite diesel and EV concerns, we remain fundamentally bullish

Absolute growth in the global car park supports PGM demand We believe that platinum’s fundamentals remain positive Global decline in diesel penetration rate and growth in EVs and hybrids factored in Diesel’s global market share to decline to 18% by 2020, from 19% European diesel to decline to a 30% penetration rate, versus 47% currently EV’s and hybrids to grow at a CAGR of 24% through to 2020 (c.7m units) Starting off a low base of 4m units in 2016 Global market share of c.7%, up from c.4% currently Growth in the overall global car park offsets these headwinds Light vehicles of 108m units in 2020, up from 93m units in 2016 (CAGR of 4%), driven largely by developing economies 19m diesel vehicle units, up from 17m currently, despite a likely decline in global diesel penetration rates and continued thrifting Gasoline expected to maintain a >75% market share through to 2020, underpinning our fundamental preference for palladium Diesel’s downfall and EV’s are being overhyped

Our autos outlook in four key graphs We have factored in a move away from diesel in our outlook and remain positive

Planning and ore body extraction optimised by breaking down farm boundaries Improved capacity utilisation and rationalisation of infrastructure Remove duplicated/unnecessary overhead structures and costs Rationalise replicated support services Optimise capital allocation Flexibility to close loss making production Enhance financial capacity Access to capital markets improved Cost of capital reduced Consolidation benefits Consolidation is logical and necessary

Source: HSBC research – size of bubble represents resource size Rustenburg transaction: structured to minimise risk Relatively low capital outlay upfront Downside protection until 2019 Future payments ring-fenced to assets – upside and downside risk sharing Aquarius transaction more commercial, but at favourable point in cycle Realisation of operational and cost synergies to unlock future value Expanding PGM platform at attractive point in cycle Low cost, material PGM acquisitions Historic South Africa PGM transactions Implats: Avmin Two Rivers AngloPlat: Union BEE Implats: Marula AQP Bid for Booysendal Eastplats: Heibei Lonmin: Southern Platinum Bokoni: Amplats Northam BEE: Zambezi Lonmin: Afriore Northam: Booysendal Aquarius: Sibanye Sibanye: Rustenburg 0 2 4 6 8 10 12 14 16 18 20 0 100 200 300 400 500 600 700 (Deal Value: US$/Resource oz) (Deal Value US$ in Millions)

Operating and separate synergies targeted Driving value creation through realisation of regional and operating synergies Kroondal PSA Kroondal PSA Bathopele Turk # (undeveloped) Siphumelele Siphumelele 1# Siphumelele 3# (C&M) School of Mines Siphumelele 2# (C&M) Khuseleka 2# (C&M) Khomanani 1# (C&M) Thembelani Thembelani 1# Khomanani 2# (C&M) Khuseleka 1# Thembelani 2# (C&M) Khomanani 1# (C&M) Rustenburg Operations Care and maintenance Aquarius Operating synergies Removal of mine boundaries results in optimised mine plans and underground infrastructure Optimising plant utilisation and surface ore flow Direct cost savings at operations Best practice operational benchmarking Economies of scale benefits Shared services and central cost savings Bathopele/Kroondal shared services optimised Rustenburg and Kroondal training Regional, central and shared services Corporate overheads reduced

Combined savings of R800m anticipated annually

Sibanye

Category	Shortlist of key initiatives	Combined value (Rm)
Employee cost	• Senior employee and management configured to reflect the Sibanye operating model	200
Sourcing and stores management	• Deploying Sibanye's procurement power across all suppliers and operations (Kroondal and Rustenburg)	26
Closure of corporate offices	• Rosebank, Centurion and Perth offices	69
Property/Housing	• Review of low and high density accommodation contracts for employees	114
Training	• Consolidate training footprint between Kroondal and Rustenburg	30
Central services synergies	• Consolidation of production support functions currently duplicated across Kroondal and Rustenburg	237
Other	• Yet to be specifically quantified – infrastructure consolidation, mining flexibility benefits and plant optimisation	124
Total	**Annualised savings over 3 years**	**800**

Kroondal: Baseline was 2016 Budget (July 2015 to June 2016)
Rustenburg: Baseline was the PFS – re-based as a standalone company

Extracting synergies is key to sustainability

20

1. Estimated Rustenburg historic 4E production based on Anglo American public disclosure of refined Pt production at Rustenburg operations Positive production trend continued into 2017 Kroondal, Platinum Mile and Mimosa in line with expectations Turnaround of Rustenburg Operations Platinum Division generating operating profit Chrome contribution to revenue above expectation R400 million of the R800 million in annualised synergies on track for end 2017 commenced with merger related redundancies Platinum Division operating strongly All sections contributing to operating profit Wildcat strike Wage negotiations strike

The Stillwater Transaction Creating a premier, global precious metal company

1. Non-GAAP financial measure. For a full description and reconciliation of this and other non-GAAP financial measures to GAAP financial measures, see Reconciliation of GAAP financial measures to Non-GAAP financial measures and the accompanying discussion in the Stillwater’s fourth quarter and full-year 2016 results press release Leading low-cost PGM producer Business segments: Montana Mines and Recycling 545.3k oz (Pd & Pt) mined in 2016 Total historical production of ~12M PGM ounces Reserves of over 21 million oz - 78% Pd, 22% Pt Average grade of 15.77 g/t 668.3koz of PGMs recycled in 2016 Cost reductions to costs of metals sold per PGM mined oz of $509 and AISC¹ of $622 for 2016 Stillwater overview World-class assets, stable jurisdiction, highest-grade PGMs deposit in the world Headquarters (Littleton, CO) Stillwater Mine (Montana) East Boulder Mine (Montana) Smelter & Base Metals Refinery (Montana) Stillwater Recycling (Montana) Altar (San Juan Province, Argentina) Blitz Development (Montana) Marathon (Ontario, Canada)

Source: Company filings Note: Production profile, SWM and EB held at current production and company guidance on Blitz used to extrapolate to full production in 2022 Value accretive on a NAV basis and cash flow accretive as Blitz ramps up Positions the Platinum Division further down the global cost curve, with potential for further cost reductions Improving access to lower-cost global financing Balancing the portfolio operationally and geographically with the addition of world class assets in an attractive mining jurisdiction Strong transaction rationale Enhancing the investment case Stillwater Mine East Boulder Mine Blitz Project

Source: Company filings. LoM as stated in company annual reports Stillwater assets high-grade and long-life Stillwater’s portfolio is long-life and significantly higher grade than other major players PGM Assets by Reserve Grade and LoM (based on published reserves) Grade g/t 4E LoM years (as defined by reserves) Sibanye PGM mines Stillwater PGM mines Other PGM assets include Amandelbult Section Bafokeng-Rasimone Bokoni Impala Marikana Modikwa Mogalakwena Pilanesberg Two Rivers Union Section Zimplats Zondereinde East Boulder Stillwater Mine Rustenburg Mimosa Kroondal Blitz Blitz mine life expected to extend to 35+ years as further drilling expands current reserves 0 10 20 30 40 50 60 0 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 LoM years (as defined by reserves) Grade g/t 4E

Source: Nedbank Research, Company filings; Note: Rustenburg operations has been split into Surface, Mechanised and Conventional Moving Sibanye Platinum down the cost curve Stillwater’s low-cost position expected to drive through-the-cycle cash flows Global 4E PGM Cash cost + Capex curve (CY16E - At spot) Pro-forma Moves Sibanye down the PGM cost curve Further benefits from realisation of synergies between Rustenburg and Kroondal Sibanye Spot PGM basket price Stillwater Other assets

Source: Company filings Notes: 1. Exclusive of Rustenburg Mine 2. Includes PGM by-products only 3. Rustenburg + Aquarius + Stillwater. Rustenburg, Kroondal, Platinum Mile and Mimosa as of FY16, per public disclosure 4. Pro forma for Rustenburg and Aquarius acquisitions 5. Sibanye gold equivalents included 6, Prill split assumed to be same as 9m’16 for Stillwater’s current mining operations Building a premier global mining company Positioned globally as a top 5 PGM producer and top 10 gold producer Sibanye PGM Division Ranking Sibanye Gold Division Ranking By-product only Includes Blitz at full ramp-up by 2021/22 (270-330koz 2E)6 Gold and gold equivalent

Source: Company guidance Our quality profile secures growth and sustainability Complementary gold and PGM production profiles Gold Fields plan

Proposed US$2.2 billion cash acquisition of Stillwater announced on 9 December 2016 Transaction went unconditional on 4 May 2017 Purchase price settled through US$2.65 billion syndicated bridge loan Bridge loan to be refinanced through: US$1 billion rights offer (announced on 11 May 2017) US$1 billion corporate bonds Remainder of bridge will be refinanced before end of 2017 – a variety of capital sources are being considered Stillwater acquisition journey

Rights offering supports capital structure flexibility

Sibanye



Net Debt[1] / Last twelve months EBITDA[1]
~3.3x
2.7x
2.2x
2.1x
1.6x
1.5x
1.1x
1.0x
<1.0x
0.8x
0.7x
0.5x
0.3x
0.1x
NM
NM
Sibanye Pro Forma w/o Rights Offering
Yamana
Goldcorp
Sibanye Pro Forma, post $1,000m RO
AngloGold
Newcrest
Gold Fields
Barrick
Sibanye Long-Term Target
Kinross
Newmont
Sibanye
Agnico-Eagle
Harmony
Acacia
Randgold

Source: Company filings, FactSet
Note: Yamana, Goldcorp, Barrick, Newmont, Kinross, Agnico-Eagle, Acacia and Randgold LTM as of 31 March 2017. AngloGold, Newcrest, Gold Fields, Sibanye & Harmony LTM as of 31 December 2016
1. Non-GAAP financial measure, please refer to appendix for definition
2. Pro forma 2016 net debt excludes Burnstone debt and cash as well as fees and expenses related to the Transaction. Sibanye EBITDA annualised for the year ended 30 June 2016 and Pro forma for full year Rustenburg contribution
Excludes Burnstone debt and cash, as per FY2016 results presentation

Funding plan focused on reaching long-term net leverage targets of <1.0x

30

High grade (20g/t), palladium biased (78% palladium), long life (+25 years), low-cost (< $500/2E oz), mechanised operations Near term, organic and low-cost growth through the Blitz Project A mine-to-market PGM business Large PGM recycling business provides a steady margin and strategic insight into the market World class assets in an attractive mining jurisdiction Positions Sibanye as a premier global gold and PGM mining company

Source: Company filings Note: 1. Non-GAAP financial measure, please refer to appendix for definition; 2 Q4 AISC includes $15 per PGM mined ounce spend on productivity enhancement projects Sibanye recognised the turnaround at Stillwater early-on Track record of continuous operating efficiency in-line with Sibanye’s culture of cost management Cost reduction drivers; no exchange rate benefits Increased mechanisation Further infrastructure development Improved safety and productivity Staffing reorganisation Supplier negotiations Mid-to-high $500’s/oz Positive AISC margin c.21% AISC improvement

Relative value

Peer group benchmarking Significant rerating potential Source: Company filings, FactSet as at 08 May 2017; 1 Production includes gold only - 2 4 6 8 10 12 14 US$/oz EV/EBITDA (2016) - 10 20 30 40 50 60 70 x F2016 PE - 100 200 300 400 500 600 US$/oz EV/Reserve oz - 1,000.00 2,000.00 3,000.00 4,000.00 5,000.00 6,000.00 7,000.00 US$/ oz EV/Production 1

Conclusion

Delivering significant value through operational excellence and value accretive growth Stable, cash generative Gold Division resulting in industry leading dividend yield Integration of Platinum assets to unlock significant value through the realisation of synergies Stillwater transaction transformative, creating a premier, globally competitive precious metal company Potential capital market rerating to bring Sibanye in line with peers Conclusion Consolidation is logical and necessary

Appendix

Portfolio of low cost assets with growth potential

Sibanye

STILLWATER MINING COMPANY

Stillwater Mining Company

- Headquarters: Colorado, USA
- Employees: 1,432
- Trading: NYSE (SWC)
- 2016 Revenue: $711m
- 2016 Operating cash flow: $78m

Operating

Stillwater Mine (Montana, USA)

- 2016 2E PGM production: 327 koz
- 2016 PGM cash cost[1]: $437/oz[2]
- 2E PGM reserves: 10.5 moz @19.5 g/t
- Est. mine life: 25+ years

East Boulder Mine (Montana, USA)

- 2016 2E PGM production: 218 koz
- 2016 PGM cash cost1: $441/oz[2]
- 2E PGM reserves: 10.7 moz @13.4 g/t
- Est. mine life: 25+ years

Recycling

Smelter and base metals refinery

Recycling facility for:

- Ceramic automotive catalysts
- Petroleum catalysts
- Industrial PGM catalysts
- Other PGM-containing materials

2016 recycling volumes fed:

- 668 koz (Pt, Pd, Rh)

Growth opportunities

Blitz Project

- Estimated first production: early 2018
- Steady state production by 2021
- 2E PGM production: 270-330 koz
- Total capital: c. $250m
- Remaining capital: c. $140m[3]
- Est. mine life: 35+ years

- **East Boulder Project**
- PFS ongoing for a 150-200 koz mine
- Provides further regional optionality

Altar Project

- Copper-gold project in Argentina

Marathon Project

- PGM-copper project in Canada

Source: Company filings
Notes:
1. Non-GAAP, please refer to appendix for definition. See "Item 6 - Selected Financial Data - Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures" in the Stillwater 2016 10-K
2. Total cash costs per PGM mined ounce, net of by-product and recycling credits
3. $75-95m to be spent to 1st production ($112m spent to date as of FY2016)

tier one PGM producer

38

Significant untapped resources along strike of orebody Significant expansion opportunity with 45km orebody strike Stillwater Mine 90 89 212 310 191 89 Livingston Big Timber McLeod NYE Fishtail Red Lodge Absarokee Columbus Laurel Billings Sweet Grass Park Carbon Big Horn Boulder River Yellowstone River Yellowstone River E. Boulder River Stillwater River Bear Tooth Mountain Range 298 420 419 78 72 Yellowstone East Boulder Mine 87 Metallurgical Complex, Recycling Facilities Stillwater Mine Geographic location

Source: Company filings Note: 1. Platinum + Palladium + Rhodium Creating a mine-to-market business Metallurgical complex overview Smelter and base metal refinery located in Montana Processes mined and recycled materials Provides unique insight into secondary market Becoming fully integrated mine-to-market Includes processing & sampling facility with assay lab Expansion potential with modest additional capital Process flow Recycling facility overview: expansion potential Advanced PGM recycling operations Produces palladium, platinum and rhodium c.169k PGM¹ recycled ounces fed in Q4 2016 Since 2009, recycling volumes have grown consistently 90 89 212 310 191 89 Livingston Big Timber McLeod NYE Fishtail Red Lodge Absarokee Columbus Laurel Billings Sweet Grass Stillwater Park Carbon Big Horn Boulder River Yellowstone River Yellowstone River E. Boulder River Stillwater River Bear Tooth Mountain Range 298 420 419 78 72 Yellowstone East Boulder Mine 87 Metallurgical Complex, Recycling Facilities Stillwater River Stillwater Mine Geographic location Mining PGM Recycling Smelter Base Metal Refinery 99.95% Purity Sponge Precious Metal Refinery Converter Matte Granulated & Transferred to Refinery By-products NI & CU Removed, Creating PGM-rich Filter Cake Marketed & Sold to Customers Third Party – Johnson Matthey

Source: Company filings Note: 1. Other includes: Losses on trade receivable and inventory purchases, (Gain) / loss on disposal of PP&E, Loss on long-term investments, Impairment of PP&E and non-producing mineral properties, Exploration, Proxy contest, Accelerated equity based compensation for change in control, Reorganization Stillwater financials $ in m, unless stated otherwise 2013a 2014a 2015a 2016a 2E mine sales, koz 509 542 507 549 PGM Recycled, koz 542 384 340 401 2E basket price, $/oz 887 934 774 694 AISC, $/PGM oz 813 784 709 622 Total Revenues 1,040 944 726 711 Mine production 479 536 416 405 PGM Recycling 561 402 310 306 Other 0 6 0 0 Total costs of metals sold 841 729 595 574 Mine production 314 333 294 279 PGM Recycling 527 391 301 295 Other 0 5 0 0 Total depletion, depreciation and amortization 59 67 65 74 Mine production 58 66 64 73 PGM Recycling 1 1 1 1 General and administrative 47 35 34 35 Others¹ 489 14 52 5 Operating income (loss) (397) 98 (20) 24 Net cash provided by operating activities 149 188 110 78 Capital expenditure (129) (120) (107) (89)

Source: Company filings Notes: 1. 1,091 claims subject to 5% NSR payable to Franco Nevada, 147 claims subject to 0.35% NSR payable to Mouat family and 97 claims subject to both royalties. Franco Nevada estimates that their NSR royalty currently covers 80-85% of the Stillwater mine reserves Stillwater mine Asset overview Ownership 100% Stillwater Location J-M Reef, Montana Mining Statistics Status: Producing Mine type: Underground Initial production: 1986 2016A PGM production: 327 koz 2015A PGM production: 320 koz 2016A PGM cash cost: $437/oz (-10% y-on-y) 2015 same period: $487/oz Est. mine life: 25+ years Reserves PGM reserves: 10.5 moz (78% Pd) Avg. PGM reserve grade: 19.5 g/t Infra-structure Developed a 6.8 mile/10.9km-long UG segment of J-M Reef Mill and concentrator on site Geology J-M Reef is the world’s highest grade PGM deposit Succession of ultramafic to mafic rocks Royalty¹ Franco-Nevada 5% NSR royalty Mouat family 0.35% NSR royalty 90 89 212 310 191 89 Livingston Big Timber McLeod NYE Fishtail Red Lodge Absarokee Columbus Laurel Billings Sweet Grass Stillwater Park Carbon Big Horn Boulder River Yellowstone River Yellowstone River E. Boulder River Stillwater River Bear Tooth Mountain Range 298 420 419 78 72 Yellowstone East Boulder Mine 87 Stillwater River Stillwater Mine Geographic location Stillwater Mine Stillwater Mine Mine site overview

Source: Company filings Notes: 1. 1,091 claims subject to 5% NSR payable to Franco Nevada, 147 claims subject to 0.35% NSR payable to Mouat family and 97 claims subject to both royalties. Franco Nevada estimates that their NSR royalty currently covers 80-85% of the Stillwater mine reserves East Boulder mine Asset overview Ownership 100% Stillwater Location J-M Reef, Montana Mining Statistics Status: Producing Mine type: Underground Initial production: 2002 2016A PGM production: 218 koz 2015A PGM production: 201 koz 2016A PGM cash cost: $441/oz (-13% y-on-y) 2015 same period: $508/oz Est. mine life: 25+ years Reserves PGM reserves: 10.7 moz (78% Pd) Avg. PGM reserve grade: 13.4 g/t Infra-structure Developed 3.2 mile/5.1km strike extent of J-M Reef Mill and concentrator on site Geology J-M Reef is the world’s highest grade PGM deposit Succession of ultramafic to mafic rocks Royalty¹ Franco-Nevada 5% NSR royalty Mouat family 0.35% NSR royalty 90 89 212 310 191 89 Livingston Big Timber McLeod NYE Fishtail Red Lodge Absarokee Columbus Laurel Billings Sweet Grass Stillwater Park Carbon Big Horn Boulder River Yellowstone River Yellowstone River E. Boulder River Stillwater River Bear Tooth Mountain Range 298 420 419 78 72 Yellowstone East Boulder Mine 87 Stillwater River Geographic location Stillwater Mine East Boulder Mine Mine site overview

Blitz Project

Sibanye

Asset overview	
Ownership	• 100% Stillwater
Location	• Beartooth Mountains, Montana
Mining Statistics	• Status Development • Mine type: Underground • Est. first production: Early 2018 • Production target: 270 – 330 koz 2E • Total capital spend: $250 million • Capital spend remaining: c.$140 million
Project Update	• Primarily growth production for the first decade • Crew for ore access moved to Blitz in August • Optionality to increase production rate and ramp up • Expected to reduce Stillwater's average AISC • Drilling continues to demonstrate high grades • Project acceleration has potential to maximize NPV • Steady state production by 2021


Mine site overview
Blitz Project
Meters 2,400m
E 70,000' 2,100m
E 10,000' 3,000m
Feet 8,000'
Surface
56E 11.5
40593 0.8ft @ 7.14oz/t PGM
40585 9.0ft @ 0.57oz/t PGM
40589 1.2ft @ 1.76oz/t PGM
56E10.4
40546 20.9ft @ 1.70oz/t PGM
40547 14.4ft @ 1.19oz/t PGM
40553 12.3ft @ 1.36oz/t PGM
40552 3.9ft @ 2.49oz/t PGM
40548 8.0ft @ 1.00oz/t PGM
40571 2.4ft @ 2.78oz/t PGM
40553 2.6ft @ 1.40oz/t PGM
40555 4.9ft @ 0.69oz/t PGM
40547 8.4ft @ 0.34oz/t PGM
40554 1.4ft @ 2.06oz/t PGM
40554 3.4ft @ 0.81oz/t PGM
40553 3.5ft @ 0.73oz/t PGM
40553 3.4ft @ 0.71oz/t PGM
56E 10.7
40620 11.9ft @ 1.29oz/t PGM
40619 3.0ft @ 2.23oz/t PGM
40618 6.6ft @ 0.35oz/t PGM
1,800m
6,000'
56E 10.4
56E 10.7
56E 11.5
1,200m
4,000'
Stillwater Mine
Proven and Probable PGM Reserve Area (2015)
Blitz Project Area
Mineralized Material Outline
Existing Mine Development
TBM Drive
Conventional 56 FWL Drive
Underground Drilling Sample Areas
1,000 feet
300m
V & H Scale
Note: Intervals are Estimated True Widths.

Source: Company filings

44

Source: Company filings Note: 1 Imperial (short tons) converted to metric (long tonnes) Stillwater PGM reserves Stillwater Mine East Boulder Mine Total Montana Mines Ore Tonnes1 (000's) Cont. Ounces (000's) Ore Tonnes (000's) Avg. Grade (g/t) Cont. Ounces (000's) Ore Tonnes1 (000's) Avg. Grade (g/t) Cont. Ounces (000's) As of December 31, 2016 Proven Reserves 2,905 1,898 2,518 13.37 1,094 5,423 17.14 2,992 Palladium 1,481 10.63 856 Platinum 417 2.74 238 Probable Reserves 13,719 8,569 22,281 13.37 9,638 36,001 15.77 18,207 Palladium 6,685 10.63 7,543 Platinum 1,884 2.74 2,095 Total Proven and Probable Reserves 16,624 10,467 24,800 13.37 10,732 41,424 15.77 21,199 Palladium 8,166 8,399 Platinum 2,301 2,333

*AISC and total cash cost definition sourced from Stillwater company filings Definitions Stillwater AISC*: All-In Sustaining Costs (Non-GAAP): This non-GAAP financial measure is used as an indicator from period to period of the level of total cash required by the company to maintain and operate the existing mines, including corporate administrative costs and replacement capital. The measure is calculated beginning with costs of metal sold - Mine Production, the Company's most directly comparable GAAP financial measure and adding to it the change in mined inventories, and adjusting for the by-product and recycling income credits, domestic corporate general and administrative costs (excluding any depreciation and general and administrative costs of foreign subsidiaries) and that portion of total capital expenditures associated with sustaining the current level of mining operations. Capital expenditures, however, for Blitz and certain other one-time projects are not included in the calculation. When divided by the total recoverable PGM mined ounces produced in the respective period, All-In Sustaining Costs per PGM Mined Ounce Produced (Non-GAAP) provides an indication of the level of total cash required to maintain and operate the mines per PGM ounce produced in the period. Recoverable PGM ounces from production are an indication of the amount of PGM product extracted through mining in any period. Because the objective of PGM mining activity is to extract PGM material, the all-in cash costs per PGM mined ounce to produce PGM material, administer the business and sustain the operating capacity of the mines is a useful measure for comparing overall extraction efficiency between periods. This measure is affected by the total level of spending in the period and by the grade and volume of mined ore produced. Stillwater Cash costs*: Total Combined Cash Costs (Non-GAAP): This non-GAAP financial measure is calculated as total costs of metals sold - Mine Production adjusted for the change in mined inventories to calculate Total Combined Cash Costs before by-product and recycling income credits, (Non-GAAP). From this calculation, the Company deducts by-product and recycling income credits to arrive at Total Combined Cash Costs, net of by-product and recycling income credits. Total Combined Cash Costs is a measure of extraction efficiency. The Company uses this measure as a comparative indication of the cash costs related to production and processing in its mining operations in any period. When divided by PGM ounces produced in the respective period, Total Combined Cash Costs, net of by-products and recycling income credits (Non-GAAP), measured for each mine or combined, provides an indication of the level of combined cash costs incurred per PGM ounce produced in that period. Stillwater Non-GAAP financial measures For a full description and reconciliation of non-GAAP financial measures to GAAP financial measures, see Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures and the accompanying discussion in the Company's relevant 10Q or 10K results release. EBITDA: EBITDA is earnings before interest, tax, depreciation and amortization, and is calculated as net operating profit before depreciation and amortisation NAV: NAV is the value of the assets minus the value of liabilities Net Debt: Net debt represents borrowings and bank overdraft less cash and cash equivalents Borrowings are only those borrowings that have recourse to Sibanye and therefore exclude the Burnstone Debt. Borrowings exclude related party loans.

Contact James Wellsted james.wellsted@sibanyegold.co.za Tel:+27(0)83 453 4014

Rights Offer guide for shareholders May – June 2017 1

Disclaimer Prospectus; No Offer or Solicitation Sibanye has filed a registration statement (including a prospectus) and may file a prospectus supplement with the Securities and Exchange Commission (“SEC”) in respect of the Rights Offer. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents Sibanye will file and has filed with the SEC for more complete information about Sibanye and the Rights Offer. You may get these documents, when available, for free by visiting EDGAR on the SEC web site at www.sec.gov or by visiting Sibanye’s website at www.sibanyegold.co.za. Alternatively, Sibanye, any underwriter or any dealer participating in the Rights Offer will arrange to send you the registration statement, prospectus and prospectus supplement, when available, if you request it by calling toll-free (800) 322-2885 or by e-mailing rightsoffer@mackenziepartners.com. This announcement is for information purposes only and does not constitute an offer to sell, or a solicitation of offers to purchase or subscribe for, securities in the United States or any other jurisdiction. Any securities referred to herein that are being offered outside of the United States have not been, and will not be, registered under the U.S. Securities Act of 1933 and may not be offered, exercised or sold in the United States absent registration or an applicable exemption from registration requirements. 2

Shareholders’ options when receiving Nil paid rights In a rights issue, shareholders are given a number of “Nil paid rights” for each share in Sibanye they own For each nil paid right the shareholder receives they have one of 4 possible options: 1. “Exercise” the nil paid right – additional money will need to be invested (pay the “subscription price”) 2. “Sell” the nil paid right – as the right has a value, the shareholder can expect some income 3. Fully subscribe and apply for excess Rights Offer Shares not taken up by other shareholders 4. Renounce their rights to a renouncee – i.e. transfer their rights and their value to another person If a shareholder does not take any action, they will not be entitled to any payment or compensation 3

Important dates for shareholders There are several important dates for shareholders – for which full details will be provided in the shareholder circular to be published: – “Terms announced” – this is the date when the full terms of the rights issue will be announced “Ex-date” – this is the date at which the shares trade without the nil paid right attached “Record date” – shares held by the shareholder at this date are eligible to receive the nil paid right “Exercise period” – shareholders can “exercise” their nil paid rights to subscribe for new shares in this period only “Trading period” – shareholders can sell and buy “Letters of Allocation” in this period only “Letters of Allocation” – these represent the nil paid rights, are dematerialised and are the actual items traded – – – – – Exercise period close (9 June 2017) Exercise period start (29 May 2017) Trading period closes (6 June 2017) Terms announced (18 May 2017) Trading period start (24 May 2017) Ex-date (24 May 2017) Record date (26 May 2017) Settlement (12 June 2017) 4

How to take action and further considerations Further shareholder considerations The number of rights to be exercised is up to each individual shareholder but the following will apply: - Not taking up all of the rights allocated to a shareholder will mean they are diluted (i.e. the shareholding percentage of Sibanye which they hold will be reduced) Selling rights may generate income for the shareholder, although the amount received depends on the value obtained by the Transfer Secretaries - 5 In order to undertake any of the actions – shareholders should complete a “Form of Instruction” which will be provided in the shareholder circular

Courses of action for a shareholder in a rights issue 6 Do nothing The rights will lapse Shareholder will be diluted and will receive no payment under the rights issue Renounce rights Renounce rights to another investor (renouncee) Shareholder will receive no payment under the rights issue and will be diluted Renouncee will be able to take up the rights by paying the subscription price Tail swallow Sell some rights through the Transfer Secretaries and receive some funds Use these funds to exercise the shareholder’s remaining rights Limited dilution for shareholder, no additional investment required The % of total rights exercised in this scenario is theoretically the same as the discount to TERP Sell all rights Realise value of the rights by selling them through the Transfer Secretaries Shareholder will be diluted, but may receive some funds from the sale of the rights Exercise all rights Exercise rights by paying the subscription price for all the additional shares to which they are entitled Percentage holding of the newly-enlarged issued capital is maintained Description Action

Illustrative pricing mechanics of the rights offering Theoretical Ex-Rights Price (“TERP”) is the price at which the shares should theoretically trade, post announcement E.g. if a Company with a share price of [x] announces a [a] (new shares) for [b] (existing shares) rights issue at [y], then the TERP would be [z] The “discount” of the rights issue will be referenced against both the market price and TERP, although the TERP is the more accurate measure Pre-announcement price = [x] Bonus element of the issue Discount to market: - TERP = [z] Discount to TERP: Theoretical value of nil-paid rights Rights issue price = [y] Issue price of new shares 7 TERP = ([a] * [y]) + ([b] * [x]) = [z] [a] + [b]

4 May 2017 OPERATIONAL DELIVERY WILL ENSURE SUSTAINABILITY Dear Colleagues, Today we provided an update to the market on our Quarter 1 production performance. I am encouraged by the continuing improvement in our Group safety performance, with a 67% lower Fatal Injury Frequency Rate being recorded compared to the same quarter last year. I urge all of you to keep up the focus on safe operations remembering our goal of zero harm. Maintaining the focus on consistently delivering on our production targets is crucial for our long-term success as a Company. Our sustainability and credibility depends on us delivering on our promises and commitments. The operating performance of our Gold Division continues to be disappointing, with higher costs and lower production volumes than the same period last year. It will require a significant effort from almost all our mining units to turn this performance around. I have stressed many times that Sibanye cannot subsidise loss-making production as it is putting the sustainability of our business at risk and will impact our ability to secure jobs. Our gold assets remain at the core of our business, and needs to be the foundation of our success. As such I urge all of you in the gold division to put an extra effort into ensuring we deliver on our targets. While the Platinum Division delivered positive results, there remains significant work to be done to deliver a sustainable and consistent performance from all areas of the business, particularly as we consolidate our position in the Platinum industry and integrate Stillwater into Sibanye. It is important for all of us to embrace our vision of superior value creation for all stakeholders so that we can unlock the potential of our assets and realise our intended purpose of “Sibanye’s Mining Improves Lives”. NEAL FRONEMAN Chief Executive Officer

26 April 2017 WELCOMING STILLWATER TO THE SIBANYE FAMILY Dear Colleagues, I am pleased to inform you that, following an overwhelming vote in support by our shareholders yesterday, we have successfully acquired the Stillwater PGM assets in Montana, USA. Please join me in welcoming Stillwater management and employees into the Sibanye family. This is a significant step for Sibanye, as it not only consolidates our position as a top three player in the PGM sector, but also positions us as a leading global mining company. We expect that we will take effective ownership next Thursday, 4 May 2017 after which we will begin with the integration of Stillwater’s high quality, low cost assets into the Sibanye Group. While Stillwater will become an important part of our future, we are only able to be a leading mining company by ensuring that we achieve operational excellence at all our operations. We have set out to create superior value for all our stakeholders by ensuring our business is profitable and sustainable. Through our superior value strategy, we will unlock the potential of our industry both locally and abroad and give effect to our purpose of “Sibanye’s Mining Improves Lives”. Sibanye – ‘We are One” NEAL FRONEMAN Chief Executive Officer

Sibanye
we are one

From the desk of the CEO
Neal Froneman

9 December 2016

WE ARE BECOMING A GLOBAL PLAYER

Dear Colleagues,

I am pleased to announce that we have reached an agreement to purchase Stillwater Mining, a leading palladium and platinum producer in North America.

This transaction is expected to create superior value for all our stakeholders by transforming Sibanye into a globally competitive, premier precious metal miner. Stillwater's operations consist of two low-cost underground PGM mines (the Stillwater Mine and East Boulder Mine), with an organic growth project, the Blitz Project, currently in development and their reserves have the highest PGM grades in the world. Stillwater also owns a downstream metallurgical facility, the Columbus metallurgical complex, which includes one of the largest secondary recycling operations in the world.

Importantly, the Stillwater assets are cash generative and are expected to be able to finance any growth internally and over the longer term, are expected to contribute strongly to Sibanye`s cash flow and sustain our strategically important investment leading dividend payment. **The transaction will be funded through debt and then partly refinanced by Sibanye through a rights issue.**

I have spent time at Stillwater and in addition to the operational excellence and upside potential in the operations, was pleased to note Stillwater`s commitment to its people, health and safety, which I believe complements our vision of creating superior value for all our stakeholders and is consistent with our CARES values. We are confident that acquiring an industry leading, top-tier asset, with added exposure in refining and recycling, will create value enhancement for all our stakeholders.

This transaction will position us as a South African mining company that is able to compete globally. Our commitment to our country remains firm and we will continue to grow our gold and platinum operations so that we can sustain jobs, ensure operational stability and continue to support our government and local communities through royalties and taxes and our social development programmes.

I look forward to welcoming the Stillwater team once the transaction is concluded. With your support, we have been able to be in a position where we are not only a leading South African company, but are able to use our local expertise to compete internationally.

Sibanye – We are One

NEAL FRONEMAN
Chief Executive Officer

Commitment · Accountability · Respect · Enabling · Safety

Notice This documents for informational purposes only and does not constitute an offer to sell, or a solicitation of offers to purchase or subscribe for, securities in the United States or any other jurisdiction. Any securities referred to herein have not been, and will not be, registered under the US Securities Act of 1933 and may not be offered, exercised or sold in the United States absent registration or an applicable exemption from registration requirements. This document does not constitute the solicitation of any vote, proxy or approval. In connection with the proposed transaction, Sibanye Gold Limited (“Sibanye”) intends to post to its shareholders a JSE Limited (“JSE”) Category 1 circular subject to the approval of the circular by the JSE and Stillwater Mining Company (“Stillwater”) intends to file with the Securities and Exchange Commission (the “SEC”) relevant materials, including a proxy statement. The JSE Category 1 circular and other relevant documents will be sent or otherwise disseminated to Sibanye’s shareholders and will contain important information about the proposed transaction and related matters. SHAREHOLDERS OF SIBANYE ARE ADVISED TO READ THE JSE CATEGORY 1 CIRUCLAR AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant documents will be sent or otherwise disseminated to Stillwater’s shareholders and will contain important information about the proposed transaction and related matters. SHAREHOLDERS OF STILLWATER ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. When available, Sibanye shareholders may obtain free copies of the JSE Category 1 circular by going to Sibanye’s website at www.sibanye.co.za. The proxy statement and other relevant documents may also be obtained, free of charge, on the SEC's website (http://www.sec.gov), when available. Stillwater shareholders may obtain free copies of the proxy statement once it is available from Stillwater by going to Stillwater’s website at www.Stillwater.com. Sibanye, Stillwater and their respective directors and officers may be deemed participants in the solicitation of proxies of Sibanye’s and Stillwater’s respective shareholders in connection with the proposed transaction. Sibanye’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Sibanye in Sibanye’s Annual Report on Form 20-F, for the fiscal year ended December 31, 2015, which was filed with the SEC on March 21, 2016. Stillwater’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Stillwater in Stillwater’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on February 22, 2016. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement that Stillwater intends to file with the SEC. This document includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “target”, “will”, “forecast”, “expect”, “potential”, “intend”, “estimate”, “anticipate”, “can” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. The forward-looking statements set out in this document involve a number of known and unknown risks, uncertainties and other factors, many of which are difficult to predict and generally beyond the control of Sibanye and Stillwater, that could cause Sibanye’s or Stillwater’s actual results and outcomes to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. These forward-looking statements speak only as of the date of this document. Neither Sibanye nor Stillwater undertake any obligation to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events. This announcement confidential and intended solely for the use of the individual or entity to whom it is addressed. You may not, nor are you authorised to, deliver this announcement, electronically or otherwise, to any other person. If you are not the intended recipient, you are hereby notified that any use or dissemination of this communication is strictly prohibited. If you have received this announcement in error, please notify us immediately. CEO Brief: We are becoming a global player 9 Dec 2016 Page 2 of 2

Corporate Action Notice May 12, 2017 Rights Offering Sibanye Gold Limited DR CUSIP: 825724206 DR ISIN: US8257242060 DR Ticker Symbol: SBGL Ratio (DRs: Underlying Shares): 1:4 Sibanye Gold Limited (“Sibanye”) announced a renounceable Rights Offer and holders of American Depositary Shares (“ADSs”) as of the ADS record date will receive ADS Rights which will entitle the Rights Holder to subscribe for New ADSs. The ADS Rights will be listed for trading on the New York Stock Exchange and will be transferable. Additional details about the planned rights offering will be announced on May 18, 2017. The details of the offer are as follows: ADS Rights Distribution Ratio: TBA ADS Rights for every one (1) Sibanye ADS held on the ADS Record Date. Each ADS Right will allow the holder to subscribe for one new ADS. Each ADS is equal to four (4) ordinary shares. Fractional ADS rights will not be issued, and ADS right entitlements will be reduced to the next smaller whole number of ADS rights. ADS Subscription Payment: To validly subscribe for new ADSs, holders of ADSs will need to deposit with the ADS rights agent $TBA for each new ADS subscribed for or sought. This payment represents the subscription price of $TBA per ADS plus the Depositary’s fee of $0.05 per ADS for issuance of the new ADSs. ADS Record date: May 23, 2017. ADS Rights CUSIP: TBA The ADS exercise period is May 24, 2017 until June 6, 2017. ADS Rights expiration date is 5:00 p.m. New York time on June 6, 2017. The ADS rights are transferable. ADS Rights Holders are entitled to purchase additional ADSs via Oversubscription Rights. Guarantee Period: * NOT applicable. The exercise of ADS rights is irrevocable and may not be cancelled or modified. Unexercised ADS rights will expire worthless. Mail Date for ADS Rights Materials: on or about May 24, 2017. • • • • • • • • • • Page 1 of 2

Information Agent: MacKenzie Partners, Inc.: phone number (800) 322-2885 (U.S. toll free) and (212) 929-5500 (Collect Outside U.S.) email: rightsoffer@mackenziepartners.com. The Rights Offering is being made pursuant to the Company’s effective shelf registration statement on Form F-3 on file with the U.S. Securities and Exchange Commission (the “SEC”), including the base prospectus, dated April 17, 2017, included therein and a prospectus supplement thereto to be filed with the SEC prior to the publication date of May 18, 2017 (collectively, the “Prospectus”). The Prospectus and a form letter with subscription instructions for the Rights Offering is available by contacting the information agent, MacKenzie Partners, Inc., or by visiting the Company’s website for the Rights Offering at www.sibanyegold.co.za. The Prospectus and form letter are also available by visiting the EDGAR system of the SEC at its website at www.sec.gov/edgar.shtml. Page 2 of 2 To learn more about Depositary Receipts and issuer programs, please contact our marketing desks: NEW YORK Ravi Davis Richard J Maehr + 1 212 815 2267 adrdesk@bnymellon.com LONDON Jacek Jankowski Vice President + 44 207 163 7427 jacek.jankowski@bnymellon.com BNY Mellon is providing this information for general informational purposes only and does not warrant or guarantee the accuracy, timeliness or completeness of this information. BNY Mellon does not undertake any obligation to update or amend this information. BNY Mellon provides no advice, recommendation or endorsement with respect to any company or securities. Nothing herein shall be deemed to constitute an offer to sell or a solicitation of an offer to buy securities. BNY Mellon collects fees from Depositary Receipt (“DR”) holders pursuant to the terms and conditions of the DRs. BNY Mellon may make payments to sponsored DR issuers to reimburse and /or share revenue from the fees collected from DR holders, or waive fees and expenses for services provided. BNY Mellon may pay a rebate to brokers in connection with unsponsored DR issuances. BNY Mellon may also use brokers, dealers or other service providers that are affiliates and that may earn or share fees and commissions. BNY Mellon may execute DR foreign currency transactions itself or through its affiliates and in such cases it acts as principal counterparty and not as agent, advisor, broker or fiduciary. BNY Mellon has no obligation to obtain the most favorable exchange rate, makes no representation that the rate is a favorable rate and will not be liable for any direct or indirect losses associated with the rate. BNY Mellon earns and retains revenue on its executed foreign currency transactions based on, among other things, the difference between the rate it assigns to the transaction and the rate that it pays and receives for purchases and sales of currencies when buying or selling foreign currency for its own account. The methodology used by BNY Mellon to determine DR conversion rates is available to registered Owners upon request or at https://www.adrbnymellon.com/us/en/news-and-publications/dr-issuers/asset_upload_file49220_197380.pdf. Depositary Receipts are not insured by the FDIC or any other government agency, are not deposits or other obligations of, and are not guaranteed by BNY Mellon, and are subject to investment risks.

101 Barclay Street 22nd Floor New York, NY 10286 May 11, 2017 Mr. Silvio Conte The New York Stock Exchange Sibanye Gold Limited - Rights Offering NYSE SYMBOL: SBGL CUSIP: 825724206 RATIO: 1 ADS represents 4 Ordinary Shares Sibanye Gold Limited (“Sibanye”) announced a renounceable Rights Offer and holders of American Depositary Shares (“ADSs”) as of the ADS record date will receive ADS Rights which will entitle the Rights Holder to subscribe for New ADSs. The ADS Rights will be listed for trading on the New York Stock Exchange and will be transferable. Additional details about the planned rights offering will be announced on May 18, 2017. The details of the offer are as follows: ADS Rights Distribution Ratio: TBA ADS Rights for every one (1) Sibanye ADS held on the ADS Record Date. Each ADS Right will allow the holder to subscribe for one new ADS. Each ADS is equal to four (4) ordinary shares. Fractional ADS rights will not be issued, and ADS right entitlements will be reduced to the next smaller whole number of ADS rights. ADS Subscription Payment: To validly subscribe for new ADSs, holders of ADSs will need to deposit with the ADS rights agent $TBA for each new ADS subscribed for or sought. This payment represents the subscription price of $TBA per ADS plus the Depositary’s fee of $0.05 per ADS for issuance of the new ADSs. • • • • • • ADS Record date: May 23, 2017. ADS Rights CUSIP: TBA The ADS exercise period is May 24, 2017 until June 6, 2017. ADS Rights expiration date is 5:00 p.m. New York time on June 6, 2017. The ADS rights are transferable. ADS Rights Holders are entitled to purchase additional ADSs via Oversubscription Rights. Guarantee Period: * NOT applicable. The exercise of ADS rights is irrevocable and may not be cancelled or modified. Unexercised ADS rights will expire worthless. Mail Date for ADS Rights Materials: on or about May 24, 2017. • • • • Information Agent: MacKenzie Partners, Inc.: phone number (800) 322-2885 (U.S. toll free) and (212) 929-5500 (Collect Outside U.S.) email: rightsoffer@mackenziepartners.com. The Rights Offering is being made pursuant to the Company’s effective shelf registration statement on Form F-3 on file with the U.S. Securities and Exchange Commission (the “SEC”), including the base prospectus, dated April 17, 2017, included therein and a prospectus Depositary Receipts supplement thereto to be filed with the SEC prior to the publication date of May 18, 2017 (collectively, the “Prospectus”). The Prospectus and a form letter with subscription instructions for the Rights Offering is available by contacting the information agent, MacKenzie Partners, Inc., or by visiting the Company’s website for the Rights Offering at www.sibanyegold.co.za. The Prospectus and form letter are also available by visiting the EDGAR system of the SEC at its website at www.sec.gov/edgar.shtml. Sincerely, Paul Brophy Vice President T: +212 815 2301 / F: +212 571 3050 paul.g.brophy@bnymellon.com cc: The Depository Trust Clearing Company BNY Mellon is providing this information for general informational purposes only and does not warrant or guarantee the accuracy, timeliness or completeness of this information. BNY Mellon does not undertake any obligation to update or amend this information. BNY Mellon provides no advice, recommendation or endorsement with respect to any company or securities. Nothing herein shall be deemed to constitute an offer to sell or a solicitation of an offer to buy securities. BNY Mellon collects fees from Depositary Receipt (“DR”) holders pursuant to the terms and conditions of the DRs. BNY Mellon may make payments to sponsored DR issuers to reimburse and /or share revenue from the fees collected from DR holders, or waive fees and expenses for services provided. BNY Mellon may pay a rebate to brokers in connection with unsponsored DR issuances. BNY Mellon may also use brokers, dealers or other service providers that are affiliates and that may earn or share fees and commissions. BNY Mellon may execute DR foreign currency transactions itself or through its affiliates and in such cases it acts as principal counterparty and not as agent, advisor, broker or fiduciary. BNY Mellon has no obligation to obtain the most favorable exchange rate, makes no representation that the rate is a favorable rate and will not be liable for any direct or indirect losses associated with the rate. BNY Mellon earns and retains revenue on its executed foreign currency transactions based on, among other things, the difference between the rate it assigns to the transaction and the rate that it pays and receives for purchases and sales of currencies when buying or selling foreign currency for its own account. The methodology used by BNY Mellon to determine DR conversion rates is available to registered Owners upon request or at https://www.adrbnymellon.com/us/en/news-and-publications/dr-issuers/asset_upload_file49220_197380.pdf. Depositary Receipts are not insured by the FDIC or any other government agency, are not deposits or other obligations of, and are not guaranteed by BNY Mellon, and are subject to investment risks.

MARKET RELEASE

Sibanye Gold Limited

Reg. 2002/031431/06

Business Address:

Libanon Business Park

1 Hospital Street

(Off Cedar Ave)

Libanon, Westonaria, 1780

Postal Address:

Private Bag X5

Westonaria, 1780

Tel +27 11 278 9600

Fax +27 11 278 9863

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN OR INTO AUSTRALIA, JAPAN OR ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF APPLICABLE LAW OR REGULATION

Declaration of information relating to a proposed renounceable Rights Offer of approximately U.S.$1 billion

1.             INTRODUCTION

Westonaria, 11 May 2017: Sibanye shareholders are referred to the announcements released on the stock exchange news service (“SENS”) on 25 April 2017, 26 April 2017 and 4 May 2017, confirming the approval of the acquisition by Sibanye (the “Transaction”) of the entire issued share capital of Stillwater Mining Company (“Stillwater”) by the shareholders of both Sibanye and Stillwater and the successful conclusion of the Transaction.

For purposes of concluding the Transaction, Sibanye obtained, directly and indirectly through its newly formed US merger subsidiary, a U.S.$2.65 billion bridge loan commitment (the “Bridge Facility”). The Transaction was completed on 4 May 2017 and was funded through drawings from the Bridge Facility.

2.             THE RIGHTS OFFER AND ITS PURPOSE

On Tuesday, 25 April 2017, at the Sibanye general meeting, Sibanye shareholders approved resolutions authorising Sibanye, among other things, to raise equity capital by way of a rights offer.

The board of directors of Sibanye (the “Board”) is pleased to announce that the Company intends to raise a gross capital amount of approximately U.S.$1.0 billion through a renounceable rights offer (the “Rights Offer”) to qualifying Sibanye shareholders, for the purposes of repaying a portion of the Bridge Facility, subject to the satisfaction of the conditions precedent set out in paragraph 4 below.

A further announcement setting out the full terms of and finalisation information regarding the Rights Offer is currently scheduled to be released on Thursday, 18 May 2017, and it is anticipated that a circular relating to, and containing details of, the Rights Offer (the “Rights Offer Circular”) will be available on the Sibanye website later that day and will be posted to qualifying Sibanye shareholders on or about Tuesday, 23 May 2017.

All information with regards to the Rights Offer will be available on https://www.sibanyegold.co.za/investors/transactions/stillwater-acquisition/rights-offer.

Directors: Sello Moloko* (Chairman) Neal Froneman (CEO) Charl Keyter (CFO) Chris Chadwick* Robert Chan* Timothy Cumming* Barry Davison* Rick Menell* Nkosemntu Nika* Keith Rayner* Sue van der Merwe* Jerry Vilakazi* Jiyu Yuan* Cain Farrel (Corporate Secretary) (*Non-Executive)

www.sibanyegold.co.za

3.             EXCESS APPLICATIONS

Qualifying Sibanye shareholders will be entitled to apply for Rights Offer shares in excess of their entitlement. Should there be excess Rights Offer shares available for allocation, these will be allocated to applicants in an equitable manner in accordance with the terms set forth in the Rights Offer Circular.

4.             CONDITIONS PRECEDENT

The implementation of the Rights Offer is subject to the fulfilment of the following conditions precedent:

•              approval by the JSE Limited (“JSE”) of the Rights Offer Circular;

•              approval by the JSE of the Company’s application for the listing of Letters of Allocation in respect of the Rights Offer and of the Company’s application for the listing of the Rights Offer shares on the exchange operated by the JSE after closing of the Rights Offer; and

•              any other relevant approvals required by the JSE and the New York Stock Exchange.

5.             SALIENT DATES AND TIMES OF THE RIGHTS OFFER

Subject to the fulfilment of the conditions precedent as set out in paragraph 4 above, the proposed salient dates and times for the Rights Offer are set out below:

2017
Full terms and finalisation announcement released on SENS	Thursday, 18 May
Rights Offer Circular available on the Sibanye website	Thursday, 18 May
Last day to trade in Sibanye ordinary shares in order to participate in the Rights Offer (cum rights)	Tuesday, 23 May
Rights Offer Circular and Form of Instruction posted to certificated qualifying Shareholders	Tuesday, 23 May
Rights Offer Circular and Form of Instruction, where applicable, posted to dematerialised qualifying Shareholders	Tuesday, 23 May
Sibanye ordinary shares commence trading ex-rights at 09:00 on	Wednesday, 24 May
Listing of and trading in the Letters of Allocation on the exchange operated by the JSE (under Alpha Code SGLN and ISIN ZAE000243572), commences at 09:00 on	Wednesday, 24 May
Letters of Allocation credited to an electronic account held at Computershare Investor Services Proprietary Limited (the “Transfer Secretaries”) in respect of certificated qualifying Shareholders	Thursday, 25 May

Record Date for the Rights Offer	Friday, 26 May
Rights Offer opens at 09:00 on	Monday, 29 May
CSDP or broker accounts credited with Letters of Allocation in respect of dematerialised qualifying Shareholders	Monday, 29 May
Last day for trading Letters of Allocation on the exchange operated by the JSE	Tuesday, 6 June
Listing of Rights Offer shares and trading therein on the exchange operated by the JSE commences at 09:00 on	Wednesday, 7 June
Payment to be made and Form of Instruction to be lodged with the Transfer Secretaries by certificated qualifying Shareholders by 12:00 on	Friday, 9 June
Rights Offer closes at 12:00 on	Friday, 9 June
Record Date for the Letters of Allocation	Friday, 9 June
Rights Offer shares issued on or about	Monday, 12 June
Central Securities Depository Participant’s (“CSDP”) or Broker accounts of dematerialised qualifying Shareholders credited/debited and updated with Rights Offer shares	Monday, 12 June
Share certificates posted to certificated qualifying Shareholders by registered post on or about	Monday, 12 June
Results of the Rights Offer and basis of allocation of excess Rights Offer shares announced on SENS	Monday, 12 June
Results of the Rights Offer and basis of allocation of excess Rights Offer shares published in the South African press	Tuesday, 13 June
Rights Offer shares in respect of successful excess applications (if applicable) issued on or about	Wednesday, 14 June
CSDP or broker accounts of dematerialised qualifying Shareholders credited/debited and updated with Rights Offer shares in respect of successful excess applications (if applicable)	Wednesday, 14 June
Share certificates in respect of successful excess applications (if applicable) posted to certificated qualifying Shareholders by registered post on or about	Wednesday, 14 June

Refund payments made to certificated qualifying	Wednesday, 14 June
Shareholders in respect of unsuccessful excess applications (if applicable) on or about

Notes:

1.             All time references are applicable to Central Africa Time

2.             The dates and times may be changed by Sibanye. Any material change will be announced on SENS.

3.             Sibanye ordinary shares may not be dematerialised or rematerialised between Tuesday 23 May 2017 and Friday, 26 May 2017, both days inclusive.

4.             Dematerialised Shareholders are required to notify their CSDP or Broker of the action they wish to take in respect of their Letters of Allocation in the manner and by the time stipulated in their custody agreements.

5.             CSDPs effect payment in respect of dematerialised Shareholders Rights Offers shares on a delivery versus payment basis.

6.             Any material changes to the dates and times above will be released on SENS.

7.             There will be a separate timetable applicable to the holders of American depositary shares, which will be made available in the prospectus supplement to be filed with the US Securities Exchange Commission and will be made available free of charge at www.sec.gov.

Ends.

Sibanye Investor Relations Contact:

James Wellsted

SVP Investor Relations

Sibanye Gold Limited

+27 (0) 83 453 4014

james.wellsted@sibanyegold.co.za

Sponsor

J.P. Morgan Equities South Africa Proprietary Limited

NOTICE TO RECIPIENTS

This announcement is not for distribution, directly or indirectly, in or into Australia or Japan or any jurisdiction where to do so would constitute a violation of applicable law or regulation.

This announcement includes “forward-looking statements” within the meaning of the “safe harbour” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “target”, “will”, “forecast”, “expect”, “potential”, “intend”, “estimate”, “anticipate”, “can” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. In this announcement, for example, statements related to expected timings of the rights offer, are forward-looking statements. The forward-looking statements set out in this announcement involve a number of known and unknown risks, uncertainties and other factors, many of which are difficult to predict and generally beyond the control of Sibanye, that could cause Sibanye’s actual results and outcomes to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. These forward-looking statements speak only as of the date of this presentation. Sibanye undertakes no obligation to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events, save as required by applicable law.

Prospectus; No Offer or Solicitation

Sibanye has filed a registration statement (including a prospectus) and may file a prospectus supplement with the Securities and Exchange Commission (“SEC”) in respect of the Rights Offer. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents Sibanye will file and has filed with the SEC for more complete information about Sibanye and the Rights Offer. You may get these documents, when available, for free by visiting EDGAR on the SEC web site at www.sec.gov or by visiting Sibanye’s website at www.sibanyegold.co.za. Alternatively, Sibanye, any underwriter or any dealer participating in the Rights Offer will arrange to send you the registration statement, prospectus and prospectus supplement, when available, if you request it by calling toll-free (800) 322-2885 or by e-mailing rightsoffer@mackenziepartners.com. This announcement is for information purposes only and does not constitute an offer to sell, or a solicitation of offers to purchase or subscribe for, securities in the United States or any other jurisdiction. Any securities referred to herein that are being offered outside of the United States have not been, and will not be, registered under the U.S. Securities Act of 1933 and may not be offered, exercised or sold in the United States absent registration or an applicable exemption from registration requirements.

MARKET RELEASE

Sibanye Gold Limited

Reg. 2002/031431/06

Business Address:

Libanon Business Park

1 Hospital Street

(Off Cedar Ave)

Libanon, Westonaria, 1780

Postal Address:

Private Bag X5

Westonaria, 1780

Tel +27 11 278 9600

Fax +27 11 278 9863

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN OR INTO AUSTRALIA, JAPAN OR ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF APPLICABLE LAW OR REGULATION

Declaration of information relating to a proposed renounceable Rights Offer of approximately U.S.$1 billion

1.             INTRODUCTION

Westonaria, 11 May 2017: Sibanye shareholders are referred to the announcements released on the stock exchange news service (“SENS”) on 25 April 2017, 26 April 2017 and 4 May 2017, confirming the approval of the acquisition by Sibanye (the “Transaction”) of the entire issued share capital of Stillwater Mining Company (“Stillwater”) by the shareholders of both Sibanye and Stillwater and the successful conclusion of the Transaction.

For purposes of concluding the Transaction, Sibanye obtained, directly and indirectly through its newly formed US merger subsidiary, a U.S.$2.65 billion bridge loan commitment (the “Bridge Facility”). The Transaction was completed on 4 May 2017 and was funded through drawings from the Bridge Facility.

2.             THE RIGHTS OFFER AND ITS PURPOSE

On Tuesday, 25 April 2017, at the Sibanye general meeting, Sibanye shareholders approved resolutions authorising Sibanye, among other things, to raise equity capital by way of a rights offer.

The board of directors of Sibanye (the “Board”) is pleased to announce that the Company intends to raise a gross capital amount of approximately U.S.$1.0 billion through a renounceable rights offer (the “Rights Offer”) to qualifying Sibanye shareholders, for the purposes of repaying a portion of the Bridge Facility, subject to the satisfaction of the conditions precedent set out in paragraph 4 below.

A further announcement setting out the full terms of and finalisation information regarding the Rights Offer is currently scheduled to be released on Thursday, 18 May 2017, and it is anticipated that a circular relating to, and containing details of, the Rights Offer (the “Rights Offer Circular”) will be available on the Sibanye website later that day and will be posted to qualifying Sibanye shareholders on or about Tuesday, 23 May 2017.

All information with regards to the Rights Offer will be available on https://www.sibanyegold.co.za/investors/transactions/stillwater-acquisition/rights-offer.

Directors: Sello Moloko* (Chairman) Neal Froneman (CEO) Charl Keyter (CFO) Chris Chadwick* Robert Chan* Timothy Cumming* Barry Davison* Rick Menell* Nkosemntu Nika* Keith Rayner* Sue van der Merwe* Jerry Vilakazi* Jiyu Yuan* Cain Farrel (Corporate Secretary) (*Non-Executive)

www.sibanyegold.co.za

3.             EXCESS APPLICATIONS

Qualifying Sibanye shareholders will be entitled to apply for Rights Offer shares in excess of their entitlement. Should there be excess Rights Offer shares available for allocation, these will be allocated to applicants in an equitable manner in accordance with the terms set forth in the Rights Offer Circular.

4.             CONDITIONS PRECEDENT

The implementation of the Rights Offer is subject to the fulfilment of the following conditions precedent:

•              approval by the JSE Limited (“JSE”) of the Rights Offer Circular;

•              approval by the JSE of the Company’s application for the listing of Letters of Allocation in respect of the Rights Offer and of the Company’s application for the listing of the Rights Offer shares on the exchange operated by the JSE after closing of the Rights Offer; and

•              any other relevant approvals required by the JSE and the New York Stock Exchange.

5.             SALIENT DATES AND TIMES OF THE RIGHTS OFFER

Subject to the fulfilment of the conditions precedent as set out in paragraph 4 above, the proposed salient dates and times for the Rights Offer are set out below:

2017
Full terms and finalisation announcement released on SENS	Thursday, 18 May
Rights Offer Circular available on the Sibanye website	Thursday, 18 May
Last day to trade in Sibanye ordinary shares in order to participate in the Rights Offer (cum rights)	Tuesday, 23 May
Rights Offer Circular and Form of Instruction posted to certificated qualifying Shareholders	Tuesday, 23 May
Rights Offer Circular and Form of Instruction, where applicable, posted to dematerialised qualifying Shareholders	Tuesday, 23 May
Sibanye ordinary shares commence trading ex-rights at 09:00 on	Wednesday, 24 May
Listing of and trading in the Letters of Allocation on the exchange operated by the JSE (under Alpha Code SGLN and ISIN ZAE000243572), commences at 09:00 on	Wednesday, 24 May
Letters of Allocation credited to an electronic account held at Computershare Investor Services Proprietary Limited (the “Transfer Secretaries”) in respect of certificated qualifying Shareholders	Thursday, 25 May

Record Date for the Rights Offer	Friday, 26 May
Rights Offer opens at 09:00 on	Monday, 29 May
CSDP or broker accounts credited with Letters of Allocation in respect of dematerialised qualifying Shareholders	Monday, 29 May
Last day for trading Letters of Allocation on the exchange operated by the JSE	Tuesday, 6 June
Listing of Rights Offer shares and trading therein on the exchange operated by the JSE commences at 09:00 on	Wednesday, 7 June
Payment to be made and Form of Instruction to be lodged with the Transfer Secretaries by certificated qualifying Shareholders by 12:00 on	Friday, 9 June
Rights Offer closes at 12:00 on	Friday, 9 June
Record Date for the Letters of Allocation	Friday, 9 June
Rights Offer shares issued on or about	Monday, 12 June
Central Securities Depository Participant’s (“CSDP”) or Broker accounts of dematerialised qualifying Shareholders credited/debited and updated with Rights Offer shares	Monday, 12 June
Share certificates posted to certificated qualifying Shareholders by registered post on or about	Monday, 12 June
Results of the Rights Offer and basis of allocation of excess Rights Offer shares announced on SENS	Monday, 12 June
Results of the Rights Offer and basis of allocation of excess Rights Offer shares published in the South African press	Tuesday, 13 June
Rights Offer shares in respect of successful excess applications (if applicable) issued on or about	Wednesday, 14 June
CSDP or broker accounts of dematerialised qualifying Shareholders credited/debited and updated with Rights Offer shares in respect of successful excess applications (if applicable)	Wednesday, 14 June
Share certificates in respect of successful excess applications (if applicable) posted to certificated qualifying Shareholders by registered post on or about	Wednesday, 14 June

Refund payments made to certificated qualifying Shareholders in respect of unsuccessful excess applications (if applicable) on or about	Wednesday, 14 June

Notes:

1.             All time references are applicable to Central Africa Time

2.             The dates and times may be changed by Sibanye. Any material change will be announced on SENS.

3.             Sibanye ordinary shares may not be dematerialised or rematerialised between Tuesday 23 May 2017 and Friday, 26 May 2017, both days inclusive.

4.             Dematerialised Shareholders are required to notify their CSDP or Broker of the action they wish to take in respect of their Letters of Allocation in the manner and by the time stipulated in their custody agreements.

5.             CSDPs effect payment in respect of dematerialised Shareholders Rights Offers shares on a delivery versus payment basis.

6.             Any material changes to the dates and times above will be released on SENS.

7.             There will be a separate timetable applicable to the holders of American depositary shares, which will be made available in the prospectus supplement to be filed with the US Securities Exchange Commission and will be made available free of charge at www.sec.gov.

Ends.

Sibanye Investor Relations Contact:

James Wellsted

SVP Investor Relations

Sibanye Gold Limited

+27 (0) 83 453 4014

james.wellsted@sibanyegold.co.za

Sponsor

J.P. Morgan Equities South Africa Proprietary Limited

NOTICE TO RECIPIENTS

This announcement is not for distribution, directly or indirectly, in or into Australia or Japan or any jurisdiction where to do so would constitute a violation of applicable law or regulation.

This announcement includes “forward-looking statements” within the meaning of the “safe harbour” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “target”, “will”, “forecast”, “expect”, “potential”, “intend”, “estimate”, “anticipate”, “can” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. In this announcement, for example, statements related to expected timings of the rights offer, are forward-looking statements. The forward-looking statements set out in this announcement involve a number of known and unknown risks, uncertainties and other factors, many of which are difficult to predict and generally beyond the control of Sibanye, that could cause Sibanye’s actual results and outcomes to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. These forward-looking statements speak only as of the date of this presentation. Sibanye undertakes no obligation to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events, save as required by applicable law.

Prospectus; No Offer or Solicitation

Sibanye has filed a registration statement (including a prospectus) and may file a prospectus supplement with the Securities and Exchange Commission (“SEC”) in respect of the Rights Offer. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents Sibanye will file and has filed with the SEC for more complete information about Sibanye and the Rights Offer. You may get these documents, when available, for free by visiting EDGAR on the SEC web site at www.sec.gov or by visiting Sibanye’s website at www.sibanyegold.co.za. Alternatively, Sibanye, any underwriter or any dealer participating in the Rights Offer will arrange to send you the registration statement, prospectus and prospectus supplement, when available, if you request it by calling toll-free (800) 322-2885 or by e-mailing rightsoffer@mackenziepartners.com. This announcement is for information purposes only and does not constitute an offer to sell, or a solicitation of offers to purchase or subscribe for, securities in the United States or any other jurisdiction. Any securities referred to herein that are being offered outside of the United States have not been, and will not be, registered under the U.S. Securities Act of 1933 and may not be offered, exercised or sold in the United States absent registration or an applicable exemption from registration requirements.

MARKET RELEASE

Sibanye Gold Limited

Reg. 2002/031431/06

Business Address:

Libanon Business Park

1 Hospital Street

(Off Cedar Ave)

Libanon, Westonaria, 1780

Postal Address:

Private Bag X5

Westonaria, 1780

Tel +27 11 278 9600

Fax +27 11 278 9863

Sibanye successfully concludes the acquisition of Stillwater

Westonaria, 4 May 2017: Shareholders are referred to the announcements released on the stock exchange news service on 25 April 2017 and 26 April 2017, confirming the approval of the proposed acquisition by Sibanye of the entire issued share capital of Stillwater Mining Company (“Stillwater”) (the “Transaction”) by the shareholders of both Sibanye and Stillwater and that the Transaction, at the time of those announcements, was still subject to certain customary closing conditions set forth in the Merger Agreement (“Closing Conditions”).

Sibanye is pleased to announce that all the Closing Conditions to the Transaction have been satisfied or waived, and that Sibanye has successfully concluded the acquisition of Stillwater.

For more information on the Transaction, please refer to the Sibanye website at https://www.sibanyegold.co.za/investors/transactions/stillwater-acquisition/overview.

Sibanye Investor Relations Contact:

James Wellsted

SVP Investor Relations

Sibanye Gold Limited

+27 (0) 83 453 4014

james.wellsted@sibanyegold.co.za

Sponsor

J.P. Morgan Equities South Africa Proprietary Limited

Forward-looking Statements

This announcement includes “forward-looking statements” within the meaning of the “safe harbour” provisions of the United States Private Securities Litigation Reform Act of 1995.

These forward-looking statements, wherever they may occur in this announcement, are necessarily estimates reflecting the best judgment of the senior management and directors of Sibanye, and involve a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements of the Sibanye Group to differ materially from those suggested by the forward-looking statements. As a consequence, these forward-looking statements should be considered in light of various important factors that could cause the actual results to differ materially from estimates or projections contained in the forward-looking statements. Further details of potential risks and uncertainties affecting Sibanye are described in Sibanye’s filings with the JSE and the SEC, including in Sibanye’s Annual Report on Form 20-F, for the fiscal year ended 31 December 2016 and the Integrated Annual Report 2016. These forward-looking statements speak only as of the date of this announcement. Neither Sibanye nor Stillwater undertake any obligation to update

Directors: Sello Moloko* (Chairman) Neal Froneman (CEO) Charl Keyter (CFO) Chris Chadwick* Robert Chan* Timothy Cumming* Barry Davison* Rick Menell* Nkosemntu Nika* Keith Rayner* Sue van der Merwe* Jerry Vilakazi* Jiyu Yuan* Cain Farrel (Corporate Secretary) (*Non-Executive)

www.sibanyegold.co.za

publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this announcement or to reflect the occurrence of unanticipated events, except as required by law.

About Sibanye Gold Limited

Sibanye is an independent mining group domiciled in South Africa. It currently owns and operates gold, uranium and platinum group metals (“PGMs”) operations and projects throughout the Witwatersrand Basin and the western limb of the Bushveld Complex in South Africa. In addition, Sibanye is a 50 percent joint venture partner in Mimosa, a PGM operation in Zimbabwe. Sibanye is the largest individual South African producer of gold, one of the ten largest gold producers globally and the world’s fifth largest producer of PGMs. Sibanye’s corporate office is located close to Westonaria, in the province of Gauteng, near its West Wits operations. Sibanye’s shares are traded on the JSE under the symbol “SGL” and its American Depositary Receipts are traded on the NYSE under the symbol “SBGL”.

About Stillwater Mining Company

Stillwater Mining Company is the only U.S. miner of PGMs and the largest primary producer of PGMs outside of South Africa and the Russian Federation. PGMs are rare precious metals used in a wide variety of applications, including automobile catalysts, fuel cells, hydrogen purification, electronics, jewelry, dentistry, medicine and coinage. Stillwater is engaged in the development, extraction and processing of PGMs from a geological formation in south-central Montana recognized as the J-M Reef. The J-M Reef is the only known significant source of PGMs in the U.S. and the highest-grade PGM resource known in the world. Stillwater also recycles PGMs from spent catalytic converters and other industrial sources. Stillwater owns the Marathon PGM-copper deposit in Ontario, Canada, and the Altar porphyry copper-gold deposit located in the San Juan province of Argentina.

MEDIA RELEASE	Sibanya Gold Limited

Reg. 2002/031431/06

Business Address:

Libanon Business Park

1 Hospital Street

(Off Cedar Ave)

Libanon, Westonaria, 1780

Postal Address:

Private Bag X5

Westonaria, 1780

Tel +27 11 278 9600

Fax +27 11 278 9863

Sibanye on track to deliver a pronounced 2017

Salient features for the quarter ended 31 March 2017

•  All safety indicators improved across the Group

•  Annual production guidance remains on track for Gold and Platinum Divisions

•  Costs well managed

•  Gold Division strengthened by senior management appointments

•  Platinum integration is progressing well — 12% real reduction in unit costs at Rustenburg since acquisition

•  Stillwater acquisition creates a globally competitive precious metals company

Westonaria, 4 May 2017: Sibanye today reported an operating update for the March 2017 quarter.

Pleasingly, safety trends across the Group continued to improve, with all safety indicators significantly better for the March 2017 quarter than for the comparable quarter in 2016. The improved safety performance follows the implementation of a revised safety strategy in August 2016, which is being rolled out in both the Gold and Platinum Divisions.

The integration of South African platinum operations continues to progress well. The Sibanye operating model has been implemented across the Division and positive operating and financial performance momentum has already been noted. There has been a real 12% reduction in Rustenburg’s unit operating costs since Sibanye took control of the operation on 1 November 2016.

The Platinum Division delivered attributable PGM production of 286,716oz (4E) for the March 2017 quarter in line with planned levels. The operating cost was R11,128/4Eoz resulting in an operating margin of 8% for the period and an operating profit of R243 million, excluding the equity accounted attributable operating profit of R119 million from Mimosa.

After taking into account the revenue contribution from base metals and chrome, Kroondal, Platinum Mile and Rustenburg delivered attributable operating profits of R77 million, R15 million and R122 million respectively during the quarter. This equated to a quarterly operating profit margin of 12%, 35% and 5% respectively for each operation.

Gold production for the March 2017 quarter of 10,266kg (330,100oz), was 9% lower than for the comparable quarter in 2016 mainly as a result of the cessation of mining operations at the Cooke 4 shaft in September 2016. Gold in inventory at the end of December 2016 of 129kg (4,147oz) was sold during the March 2017 quarter, resulting in sales of 10,395kg (334,200oz). All-in sustaining cost (AISC) increased by 9% from R454,282/kg to R493,862/kg mainly as a result of the decrease in gold produced.

Directors: Sello Moloko* (Chairman) Neal Froneman (CEO) Charl Keyter (CFO) Chris Chadwick* Robert Chan* Timothy Cumming* Barry Davison* Rick Menell* Nkosemntu Nika* Keith Rayner* Sue van der Merwe* Jerry Vilakazi* Jiyu Yuan* Cain Farrel (Corporate Secretary) (*Non-Executive)

www.sibanyegold.co.za

Our Gold Division has been strengthen with the appointment of two senior managers, William Taylor as Chief Operating Officer for the Gold Division and Koos Barnard as an additional Vice President at the Driefontein Operations. Both these individuals have more than 30 years’ of mining experience in both Gold and Platinum mining.

Annual production and cost guidance remains intact at both the Gold and Platinum Divisions.

The closing of the Stillwater acquisition is imminent. Located in Montana in the United States, Stillwater houses the highest grade PGM mines in the world and is the lowest cost PGM producer (on an All-in Sustaining Cost basis which includes sustaining capital expenditure requirements). The company is also the only PGM Company that, through the brownfields Blitz project, is able to substantially grow production at a low point in the commodity price cycle, financed entirely through internal cash flow. This combination and the fact that it is the only primary palladium producer in the world, strategically positions Sibanye as a global precious metals company with a unique mix of commodities.

Sibanye is now the third largest producer of palladium (and only primary producer of palladium) and the third largest producer of platinum in the world and also features in the top ten global gold companies. Sibanye also owns the most geographically diverse asset base in the PGM industry with its peers assets located predominantly in Southern Africa or in Russia.

“We are pleased with our improved safety performance at our operations and the positive momentum evident in the Platinum Division integration. We now look forward to integrating Stillwater, which we are certain will enhance Sibanye’s portfolio and deliver sustainable value to all stakeholders.” added Froneman.

For more information on the operating update, please refer to

https://www.sibanyegold.co.za/investors/financial-reporting/operating-financial-updates/2017.

Sibanye Investor Relations Contact:

James Wellsted

SVP Investor Relations

Sibanye Gold Limited

+27 (0) 83 453 4014

james.wellsted@sibanyegold.co.za

Sponsor

J.P. Morgan Equities South Africa Proprietary Limited

This press release is for information purposes only and does not constitute or form part of an offer to sell or the solicitation of an offer to buy or subscribe to any securities of Sibanye. This press release should not be sent, distributed, transmitted or otherwise made available in or into the United States or any other jurisdiction where it would be impermissible to do so. The securities referred to herein have not been and will not be registered under the United States Securities Act of 1933 (the “Securities Act”) or with any securities regulatory authority of any state or other jurisdiction of the United States and may not be offered, sold, resold, transferred or delivered, directly or indirectly, in the United States except pursuant to registration under, or an exemption from the registration requirements of, the Securities Act. There will be no public offering of securities in the United States or any other jurisdiction.

The securities have not been approved or disapproved by the US Securities and Exchange Commission, and state securities commission in the United States or any other US regulatory authority. Any representation to the contrary is a criminal offence in the United States.

FORWARD LOOKING STATEMENTS

This document includes “forward-looking statements” within the meaning of the “safe harbour” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “target”, “will”, “would”, “expect”,

2

“anticipate”, “plans”, “potential”, “can”, “may” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters.

These forward-looking statements, including, among others, those relating to Sibanye’s future business prospects, revenues and income, expected timings of the Stillwater transaction (including completion) (the Transaction), potential Transaction benefits (including statements regarding growth and cost savings) or information related to the Blitz Project, wherever they may occur in this document and the exhibits to this document, are necessarily estimates reflecting the best judgment of the senior management and directors of Sibanye, and involve a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements of the Sibanye Group to differ materially from those suggested by the forward-looking statements. As a consequence, these forward-looking statements should be considered in light of various important factors, including those set forth in this document. Important factors that could cause the actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation, economic, business, political and social conditions in South Africa, Zimbabwe and elsewhere; changes in assumptions underlying Sibanye’s estimation of its current Mineral Reserves and Resources; the ability to achieve anticipated efficiencies and other cost savings in connection with past and future acquisitions, as well as at existing operations; the ability of Sibanye to successfully integrate acquired businesses and operations (whether in the gold mining business or otherwise) into its existing businesses; Sibanye’s or Stillwater’s ability to complete the Transaction; the inability to complete the Transaction due to failure complete any conditions; Sibanye’s ability to achieve anticipated efficiencies and other cost savings in connection with the Transaction; the success of Sibanye’s business strategy and changes thereto, exploration and development activities; the ability of Sibanye to comply with requirements that it operate in a sustainable manner; changes in the market price of gold, platinum group metals (PGMs) and/or uranium; the occurrence of hazards associated with underground and surface gold, PGMs and uranium mining; the occurrence of labour disruptions and industrial action; the availability, terms and deployment of capital or credit; changes in relevant government regulations, particularly environmental tax health and safety regulations and new legislation affecting water, mining, mineral rights and business ownership, including any interpretations thereof which may be subject to dispute; the outcome and consequence of any potential or pending litigation or regulatory proceedings or other environmental, health and safety issues; power disruptions, constraints and cost increases; supply chain shortages and increases in the price of production inputs; fluctuations in exchange rates, currency devaluations, inflation and other macro-economic monetary policies; the occurrence of temporary stoppages of mines for safety incidents and unplanned maintenance; Sibanye’s ability to hire and retain senior management or sufficient technically skilled employees, as well as its ability to achieve sufficient representation of historically disadvantaged South Africans’ in its management positions; failure of Sibanye’s information technology and communications systems; the adequacy of Sibanye’s insurance coverage; any social unrest, sickness or natural or man-made disaster at informal settlements in the vicinity of some of Sibanye’s operations; and the impact of HIV, tuberculosis and other contagious diseases. Further details of potential risks and uncertainties affecting Sibanye are described in Sibanye’s filings with the JSE and the SEC, including in Sibanye’s Integrated Annual Report 2016 and Annual Report on Form 20-F, for the fiscal year ended 31 December 2016. These forward-looking statements speak only as of the date of this document.

The Sibanye Group undertakes no obligation to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, except as required by law.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This document does not constitute the solicitation of any vote, proxy or approval. In connection with the Transaction, Sibanye has posted to its shareholders a JSE Limited (JSE) Category 1 circular and Stillwater has filed with the Securities and Exchange Commission (the SEC) relevant materials, including a proxy statement. The JSE Category 1 circular and other relevant documents have been sent or otherwise disseminated to Sibanye’s shareholders and contain important information about the Transaction and related matters. SHAREHOLDERS OF SIBANYE ARE ADVISED TO READ THE JSE CATEGORY 1 CIRCULAR AND OTHER RELEVANT DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. The proxy statement and other relevant documents have been sent or otherwise disseminated to Stillwater’s shareholders and contain important information about the Transaction and related matters. SHAREHOLDERS OF STILLWATER ARE ADVISED TO READ THE PROXY STATEMENT THAT HAS BEEN FILED AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Sibanye shareholders may obtain free copies of the JSE Category 1 circular by going to Sibanye’s website at www.sibanyegold.co.za. The proxy statement and other relevant documents may also be obtained, free of charge, on the SEC’s website (http://www.sec.gov). Stillwater shareholders may obtain free copies of the proxy statement from Stillwater by going to Stillwater’s website at http://stillwatermining.com/.

PARTICIPANTS IN THE SOLICITATION

Sibanye, Stillwater and their respective directors and officers may be deemed participants in the solicitation of proxies of Sibanye’s and Stillwater’s respective shareholders in connection with the Transaction. Sibanye’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Sibanye in Sibanye’s Annual Report on Form 20-F, for the fiscal year ended 31 December 2016, which was filed with the SEC on 7 April 2017. Stillwater’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Stillwater in Stillwater’s Annual Report on Form 10-K for the fiscal year ended 31 December 2016, which was filed with the SEC on 16 February 2017. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Transaction is included in the proxy statement that Stillwater has filed with the SEC.

NO OFFER OR SOLICITATION

This document is for informational purposes only and does not constitute an offer to sell, or a solicitation of offers to purchase or subscribe for, securities in the United States or any other jurisdiction. Any securities referred to herein that are being offered outside of the United States have not been, and will not be, registered under the U.S. Securities Act of 1933 and may not be offered, exercised or sold in the United States absent registration or an applicable exemption from registration requirements. The public offering of securities currently intended by the issuer to be made in the United States will be made by means of a prospectus that may be obtained from the issuer and that will contain detailed information about the company, its management and financial statements.

3

MEDIA RELEASE	Sibanya Gold Limited

Reg. 2002/031431/06

Business Address:

Libanon Business Park

1 Hospital Street

(Off Cedar Ave)

Libanon, Westonaria, 1780

Postal Address:

Private Bag X5

Westonaria, 1780

Tel +27 11 278 9600

Fax +27 11 278 9863

Sibanye and Stillwater deal- the largest PGM Transaction globally in over a decade

Westonaria, 26 April 2017: Sibanye Gold Limited (‘Sibanye’ and/or ‘the Group’) is pleased to report that, following overwhelming approval from both Sibanye and Stillwater Mining Company (Stillwater) shareholders at their respective General Meetings this week, it has successfully concluded the acquisition of Stillwater.

Stillwater, located in Montana in the United States, owns the highest grade Platinum Group Metals (PGM) mines in the world. In addition it is the lowest cost PGM producers in the world (on an All-in Sustaining Cost basis which includes sustaining capital expenditure requirements). This combination and the fact that it is the only primary palladium producer in the world, makes it unique and strategically positions Sibanye as a unique investment case.

Stillwater currently produces approximately 550,000 ounces of 2E PGM per annum (PGM split of approximately 78% Palladium and 22% Platinum) from two operating mines. The company is also developing a low risk organic growth project the Blitz project, which is expected to add between 270,000oz and 330,000 ounces 2E PGM per annum by 2021. This is a substantial production increase of over 50%, which is fully funded from internal cash flow. Stillwater is also the biggest PGM recycling business in the world, recycling about 668,000 ounces of PGMs during 2016. This business will provide Sibanye with important strategic insights into the secondary PGM markets.

This transformative transaction uniquely positions Sibanye as a global precious metals company with a unique mix of commodities. Sibanye is now the third largest producer of palladium (and only primary producer of palladium) and the third largest producer of platinum in the world and also features in the top ten global gold companies.

“We are very pleased to add Stillwater into the Sibanye Group, thereby creating a unique, high quality, global precious metals company. We look forward to integrating Stillwater into Sibanye and are confident that this Transaction will realise significant value for Sibanye shareholders and its other stakeholders for many years. We would like to thank our shareholders for their support, as well as the management and employees of both companies, whose efforts enabled us to successfully conclude this significant transaction, which ranks among the largest mining transactions conclude by a South African company since 2001.” said Neal Froneman, CEO of Sibanye.

For more information about this Transaction and for photographs of the Stillwater Operations, please refer to the Sibanye website at https://www.sibanyegold.co.za/investors/transactions/stillwater-acquisition.

Directors: Sello Moloko* (Chairman) Neal Froneman (CEO) Charl Keyter (CFO) Chris Chadwick* Robert Chan* Timothy Cumming* Barry Davison* Rick Menell* Nkosemntu Nika* Keith Rayner* Sue van der Merwe* Jerry Vilakazi* Jiyu Yuan* Cain Farrel (Corporate Secretary) (*Non-Executive)

www.sibanyegold.co.za

Sibanye Investor Relations Contact:

James Wellsted

SVP Investor Relations

Sibanye Gold Limited

+27 (0) 83 453 4014

james.wellsted@sibanyegold.co.za

Sponsor

J.P. Morgan Equities South Africa Proprietary Limited

Forward-looking Statements

This announcement includes “forward-looking statements” within the meaning of the “safe harbour” provisions of the United States Private Securities Litigation Reform Act of 1995.

These forward-looking statements, including, among others, those relating to expected timings of the Transaction (including completion), wherever they may occur in this announcement, are necessarily estimates reflecting the best judgment of the senior management and directors of Sibanye, and involve a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements of the Sibanye Group to differ materially from those suggested by the forward-looking statements. As a consequence, these forward-looking statements should be considered in light of various important factors that could cause the actual results to differ materially from estimates or projections contained in the forward-looking statements including, without limitation: Sibanye’s or Stillwater’s ability to complete the Transaction; the inability to complete the proposed Transaction due to failure to complete any closing conditions. Further details of potential risks and uncertainties affecting Sibanye are described in Sibanye’s filings with the JSE and the SEC, including in Sibanye’s Annual Report on Form 20-F, for the fiscal year ended 31 December 2016 and the Integrated Annual Report 2016. These forward-looking statements speak only as of the date of this announcement. Neither Sibanye nor Stillwater undertake any obligation to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this announcement or to reflect the occurrence of unanticipated events, except as required by law.

Additional Information and Where to Find It

This announcement does not constitute the solicitation of any vote, proxy or approval. In connection with the Transaction, Sibanye has posted the Circular to its shareholders and Stillwater has filed with the Securities and Exchange Commission (the “SEC”) relevant materials, including a proxy statement. The Circular and other relevant documents have been sent or otherwise disseminated to Sibanye’s shareholders and contain important information about the Transaction and related matters. SHAREHOLDERS OF SIBANYE ARE ADVISED TO READ THE CIRCULAR AND OTHER RELEVANT DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. The proxy statement and other relevant documents have been sent or otherwise disseminated to Stillwater’s shareholders and contain important information about the Transaction and related matters. SHAREHOLDERS OF STILLWATER ARE ADVISED TO READ THE PROXY STATEMENT THAT HAS BEEN FILED AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Sibanye shareholders may obtain free copies of the Circular by going to Sibanye’s website at www.sibanyegold.co.za. The proxy statement and other relevant documents may also be obtained, free of charge, on the SEC’s website (http://www.sec.gov). Stillwater shareholders may obtain free copies of the proxy statement from Stillwater by going to Stillwater’s website at http://stillwatermining.com/.

Participants in the Solicitation

Sibanye, Stillwater and their respective directors and officers may be deemed participants in the solicitation of proxies of Sibanye’s and Stillwater’s respective shareholders in connection with the Transaction. Sibanye’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Sibanye in Sibanye’s Annual Report on Form 20-F, for the fiscal year ended 31 December 2016, which was filed with the SEC on 7 April 2017. Stillwater’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Stillwater in Stillwater’s Annual Report on Form 10-K for the fiscal year ended 31 December 2016, which was filed with the SEC on 16 February 2017. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Transaction is included in the proxy statement that Stillwater has filed with the SEC.

No Offer or Solicitation

This announcement is for informational purposes only and does not constitute an offer to sell, or a solicitation of offers to purchase or subscribe for, securities in the United States or any other jurisdiction. Any securities referred to herein have not been, and will not be, registered under the US Securities Act of 1933 and may not be offered, exercised or sold in the United States absent registration or an applicable exemption from registration requirements.

About Sibanye Gold Limited

Sibanye is an independent mining group domiciled in South Africa. It currently owns and operates gold, uranium and platinum group metals (“PGMs”) operations and projects throughout the Witwatersrand Basin and the western limb of the Bushveld Complex in South Africa. In addition, Sibanye is a 50 percent joint venture partner in Mimosa, a PGM operation in Zimbabwe. Sibanye is the largest individual South African producer of gold, one of the ten largest gold producers globally and the world’s fifth largest producer of PGMs. Sibanye’s corporate office is located close to Westonaria, in the province of Gauteng, near its West Wits operations. Sibanye’s shares are traded on the JSE under the symbol “SGL” and its American Depositary Receipts are traded on the NYSE under the symbol “SBGL”.

About Stillwater Mining Company

Stillwater Mining Company is the only U.S. miner of PGMs and the largest primary producer of PGMs outside of South Africa and the Russian Federation. PGMs are rare precious metals used in a wide variety of applications, including automobile catalysts, fuel cells, hydrogen purification, electronics, jewellery, dentistry, medicine and coinage. Stillwater is engaged in the development, extraction and processing of PGMs from a geological formation in south-central Montana recognized as the J-M Reef. The J-M Reef is the only known significant source of PGMs in the U.S. and the highest-grade PGM resource known in the world. Stillwater also recycles PGMs from spent catalytic converters and other industrial sources. Stillwater owns the Marathon PGM-copper deposit in Ontario, Canada, and the Altar porphyry copper-gold deposit located in the San Juan province of Argentina. Stillwater’s shares are traded on the New York Stock Exchange under the symbol “SWC”.

Sibanye Gold Limited

Incorporated in the Republic of South Africa

Registration number 2002/031431/06

Share code: SGL

ISIN — ZAE000173951

Issuer code: SGL

(“Sibanye Gold”, “Sibanye” or “the Group”)

Stillwater Transaction conditions fulfilment

Westonaria, 26 April 2017: Shareholders are referred to the announcement released on the stock exchange news service on 25 April 2017, confirming, inter alia, the approval by Sibanye shareholders for the proposed acquisition of the entire issued share capital of Stillwater Mining Company (“Stillwater”) (the “Transaction”).

Further to that announcement, Sibanye is pleased to announce that the requisite majority of Stillwater shareholders, resolved to approve the Transaction at the Stillwater shareholders’ meeting held on 25 April 2017. All major conditions precedent to the Transaction have thus been met to the parties’ satisfaction. The completion of the Transaction remains subject to the satisfaction or waiver of certain customary closing conditions set forth in the Merger Agreement. Although no assurance can be given as to if and when the Transaction will be completed because it remains subject to such customary closing conditions, the parties expect the Transaction to close on Thursday, 4 May 2017.

“We are very pleased to receive the approval of both Stillwater and Sibanye shareholders for the Transaction, which we believe is beneficial to both sets of shareholders. We look forward to welcoming and engaging with Stillwater management and employees and beginning the process of integrating the operations into the Sibanye Group” said Neal Froneman, CEO of Sibanye.

An announcement regarding the rights offer is anticipated to be made towards the end of the week of the 1st of May with the associated rights offer circular (containing the terms and details of the rights offer) to be issued in mid-May 2017.

For more information about this on this Transaction, please refer to the Sibanye website at https://www.sibanyegold.co.za/investors/transactions/stillwater-acquisition.

Sibanye Investor Relations Contact:

James Wellsted

SVP Investor Relations

Sibanye Gold Limited

+27 (0) 83 453 4014

james.wellsted@sibanyegold.co.za

1

Sponsor

J.P. Morgan Equities South Africa Proprietary Limited

Forward-looking Statements

This announcement includes “forward-looking statements” within the meaning of the “safe harbour” provisions of the United States Private Securities Litigation Reform Act of 1995.

These forward-looking statements, including, among others, those relating to expected timings of the Transaction (including completion), wherever they may occur in this announcement, are necessarily estimates reflecting the best judgment of the senior management and directors of Sibanye, and involve a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements of the Sibanye Group to differ materially from those suggested by the forward-looking statements. As a consequence, these forward-looking statements should be considered in light of various important factors that could cause the actual results to differ materially from estimates or projections contained in the forward-looking statements including, without limitation: Sibanye’s or Stillwater’s ability to complete the Transaction; the inability to complete the proposed Transaction due to failure to complete any closing conditions. Further details of potential risks and uncertainties affecting Sibanye are described in Sibanye’s filings with the JSE and the SEC, including in Sibanye’s Annual Report on Form 20-F, for the fiscal year ended 31 December 2016 and the Integrated Annual Report 2016. These forward-looking statements speak only as of the date of this announcement. Neither Sibanye nor Stillwater undertake any obligation to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this announcement or to reflect the occurrence of unanticipated events, except as required by law.

Additional Information and Where to Find It

This announcement does not constitute the solicitation of any vote, proxy or approval. In connection with the Transaction, Sibanye has posted the Circular to its shareholders and Stillwater has filed with the Securities and Exchange Commission (the “SEC”) relevant materials, including a proxy statement. The Circular and other relevant documents have been sent or otherwise disseminated to Sibanye’s shareholders and contain important information about the Transaction and related matters. SHAREHOLDERS OF SIBANYE ARE ADVISED TO READ THE CIRCULAR AND OTHER RELEVANT DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. The proxy statement and other relevant documents have been sent or otherwise disseminated to Stillwater’s shareholders and contain important information about the Transaction and related matters. SHAREHOLDERS OF STILLWATER ARE ADVISED TO READ THE PROXY STATEMENT THAT HAS BEEN FILED AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Sibanye shareholders may obtain free copies of the Circular by going to Sibanye’s website at www.sibanyegold.co.za. The proxy statement and other relevant documents may also be obtained, free of charge, on the SEC’s website (http://www.sec.gov). Stillwater shareholders may obtain free copies of the proxy statement from Stillwater by going to Stillwater’s website at http://stillwatermining.com/.

2

Participants in the Solicitation

Sibanye, Stillwater and their respective directors and officers may be deemed participants in the solicitation of proxies of Sibanye’s and Stillwater’s respective shareholders in connection with the Transaction. Sibanye’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Sibanye in Sibanye’s Annual Report on Form 20-F, for the fiscal year ended 31 December 2016, which was filed with the SEC on 7 April 2017. Stillwater’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Stillwater in Stillwater’s Annual Report on Form 10-K for the fiscal year ended 31 December 2016, which was filed with the SEC on 16 February 2017. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Transaction is included in the proxy statement that Stillwater has filed with the SEC.

No Offer or Solicitation

This announcement is for informational purposes only and does not constitute an offer to sell, or a solicitation of offers to purchase or subscribe for, securities in the United States or any other jurisdiction. Any securities referred to herein have not been, and will not be, registered under the US Securities Act of 1933 and may not be offered, exercised or sold in the United States absent registration or an applicable exemption from registration requirements.

About Sibanye Gold Limited

Sibanye is an independent mining group domiciled in South Africa. It currently owns and operates gold, uranium and platinum group metals (“PGMs”) operations and projects throughout the Witwatersrand Basin and the western limb of the Bushveld Complex in South Africa. In addition, Sibanye is a 50 percent joint venture partner in Mimosa, a PGM operation in Zimbabwe. Sibanye is the largest individual South African producer of gold, one of the ten largest gold producers globally and the world’s fifth largest producer of PGMs. Sibanye’s corporate office is located close to Westonaria, in the province of Gauteng, near its West Wits operations. Sibanye’s shares are traded on the JSE under the symbol “SGL” and its American Depositary Receipts are traded on the NYSE under the symbol “SBGL”.

About Stillwater Mining Company

Stillwater Mining Company is the only U.S. miner of PGMs and the largest primary producer of PGMs outside of South Africa and the Russian Federation. PGMs are rare precious metals used in a wide variety of applications, including automobile catalysts, fuel cells, hydrogen purification, electronics, jewelry, dentistry, medicine and coinage. Stillwater is engaged in the development, extraction and processing of PGMs from a geological formation in south-central Montana recognized as the J-M Reef. The J-M Reef is the only known significant source of PGMs in the U.S. and the highest-grade PGM resource known in the world. Stillwater also recycles PGMs from spent catalytic converters and other industrial sources. Stillwater owns the Marathon PGM-copper deposit in Ontario, Canada, and the Altar porphyry copper-gold deposit located in the San Juan province of Argentina. Stillwater’s shares are traded on the New York Stock Exchange under the symbol “SWC”.

3

Sibanye Gold Limited

Incorporated in the Republic of South Africa

Registration number 2002/031431/06

Share code: SGL

ISIN — ZAE000173951

Issuer code: SGL

(“Sibanye Gold”, “Sibanye” or “the Group”)

Results of the Sibanye General Meeting regarding the acquisition of Stillwater

Westonaria, 25 April 2017: Sibanye is pleased to report that all resolutions for the approval and implementation of the proposed acquisition of Stillwater Mining Company (NYSE: SWC) (“Stillwater”) (the “Transaction”), were passed by the requisite majority of votes at the Company’s General Meeting held at the Sibanye Gold Academy, Glenharvie at 09:00 today, Tuesday, 25 April 2017

Shareholders are referred to the announcement released on the stock exchange news service on 20 March 2017, regarding the posting of the circular (“Circular”) incorporating the notice of general meeting (“General Meeting”) and which contains, inter alia, the details of the Transaction. All capitalised terms contained herein shall bear the meaning ascribed to them in the Circular.

The number of shares voted in person or by proxy was 773,013,184 representing 83% of the total issued share capital of Sibanye ordinary shares. The resolutions proposed at the General Meeting and the percentage of shares voted for and against each resolution, as well as the shares abstained, are set out below:

1

		% of
	% of	votes
	votes	against	Number of	% of	% of
	for the	the	shares	Shares	Shares
Resolution	resolution (1)	resolution (1)	voted	Voted (2)	abstained (2)

Ordinary Resolution 1 — Approval of the Transaction as required by and in terms of the JSE Listings Requirements.	81.96	18.04	771,103,843	82.91	0.21
Special Resolution 1 — Approval of the increase of Authorised Shares of the Company.	82.05	17.95	771,227,988	82.92	0.19
Special Resolution 2 — Approval of the amendment of the existing Memorandum of Incorporation (MOI) of the Company.	81.87	18.13	770,952,336	82.89	0.22
Special Resolution 3 — Approval for the allotment and issue of Sibanye Shares, including in particular but not limited to the Proposed Rights Offer Shares, as required by and in terms of section 41(3) of the Companies Act.	81.73	18.27	771,094,702	82.91	0.21
Ordinary Resolution 2 — Placing control of the authorised but unissued Shares under the control of the Directors for the purpose of implementing the Proposed Rights Offer.	81.84	18.16	771,035,015	82.90	0.21
Ordinary Resolution 3 — Waiver of mandatory offer provisions of the Companies Act.	81.84	18.16	770,886,557	82.89	0.23
Ordinary Resolution 4 — Approval for authority to increase amount of authorised but unissued Shares to be issued by the Board.	92.06	7.84	771,120,473	82.91	0.20

Notes:

(1)   The shares voted disclosed as a percentage in relation to the total number of shares voted at the meeting.

(2)   The shares voted or abstained disclosed as a percentage in relation to the total issued share capital.

Neal Froneman, CEO of Sibanye, commenting on the shareholder vote said: “We thank our shareholders for their support for this transaction which represents a unique and transformative opportunity to acquire world class, low-cost international PGM assets. Stillwater offers near-term organic production growth through the Blitz project, further enhancing Sibanye’s asset portfolio and will create in Sibanye, a globally competitive South African mining champion with a unique commodity mix”.

The implementation of the Transaction is still subject to certain customary closing conditions as well as the fulfilment of the final major condition precedent, i.e. the approval of the Transaction by the holders of a majority of Stillwater’s outstanding shares. The Stillwater shareholders meeting to vote on the Transaction is scheduled to take place today, at 14:00 (Mountain Daylight Time (MDT)) (22:00 South African Time (SAT)). Sibanye shareholders will be notified once vote of the Stillwater shareholders has occurred.

2

Sibanye Investor Relations Contact:

James Wellsted

SVP Investor Relations

Sibanye Gold Limited

+27 (0) 83 453 4014

james.wellsted@sibanyegold.co.za

Sponsor

J.P. Morgan Equities South Africa Proprietary Limited

Forward-looking Statements

This announcement includes “forward-looking statements” within the meaning of the “safe harbour” provisions of the United States Private Securities Litigation Reform Act of 1995.

These forward-looking statements, including, among others, those relating to expected timings of the Transaction (including completion), wherever they may occur in this announcement, are necessarily estimates reflecting the best judgment of the senior management and directors of Sibanye, and involve a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements of the Sibanye Group to differ materially from those suggested by the forward-looking statements. As a consequence, these forward-looking statements should be considered in light of various important factors that could cause the actual results to differ materially from estimates or projections contained in the forward-looking statements including, without limitation: Sibanye’s or Stillwater’s ability to complete the Transaction; the inability to complete the proposed Transaction due to failure to obtain approval of the shareholders of Stillwater or to complete other closing conditions. Further details of potential risks and uncertainties affecting Sibanye are described in Sibanye’s filings with the JSE and the SEC, including in Sibanye’s Annual Report on Form 20-F, for the fiscal year ended 31 December 2016 and the Integrated Annual Report 2016. These forward-looking statements speak only as of the date of this announcement. Neither Sibanye nor Stillwater undertake any obligation to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this announcement or to reflect the occurrence of unanticipated events, except as required by law.

Additional Information and Where to Find It

This announcement does not constitute the solicitation of any vote, proxy or approval. In connection with the Transaction, Sibanye has posted the Circular to its shareholders and Stillwater has filed with the Securities and Exchange Commission (the “SEC”) relevant materials, including a proxy statement. The Circular and other relevant documents have been sent or otherwise disseminated to Sibanye’s shareholders and contain important information about the Transaction and related matters. SHAREHOLDERS OF SIBANYE ARE ADVISED TO READ THE CIRCULAR AND OTHER RELEVANT DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE

3

TRANSACTION. The proxy statement and other relevant documents have been sent or otherwise disseminated to Stillwater’s shareholders and contain important information about the Transaction and related matters. SHAREHOLDERS OF STILLWATER ARE ADVISED TO READ THE PROXY STATEMENT THAT HAS BEEN FILED AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Sibanye shareholders may obtain free copies of the Circular by going to Sibanye’s website at www.sibanyegold.co.za. The proxy statement and other relevant documents may also be obtained, free of charge, on the SEC’s website (http://www.sec.gov). Stillwater shareholders may obtain free copies of the proxy statement from Stillwater by going to Stillwater’s website at http://stillwatermining.com/.

Participants in the Solicitation

Sibanye, Stillwater and their respective directors and officers may be deemed participants in the solicitation of proxies of Sibanye’s and Stillwater’s respective shareholders in connection with the Transaction. Sibanye’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Sibanye in Sibanye’s Annual Report on Form 20-F, for the fiscal year ended 31 December 2016, which was filed with the SEC on 7 April 2017. Stillwater’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Stillwater in Stillwater’s Annual Report on Form 10-K for the fiscal year ended 31 December 2016, which was filed with the SEC on 16 February 2017. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Transaction is included in the proxy statement that Stillwater has filed with the SEC.

No Offer or Solicitation

This announcement is for informational purposes only and does not constitute an offer to sell, or a solicitation of offers to purchase or subscribe for, securities in the United States or any other jurisdiction. Any securities referred to herein have not been, and will not be, registered under the US Securities Act of 1933 and may not be offered, exercised or sold in the United States absent registration or an applicable exemption from registration requirements.

About Sibanye Gold Limited

Sibanye is an independent mining group domiciled in South Africa. It currently owns and operates gold, uranium and platinum group metals (“PGMs”) operations and projects throughout the Witwatersrand Basin and the western limb of the Bushveld Complex in South Africa. In addition, Sibanye is a 50 percent joint venture partner in Mimosa, a PGM operation in Zimbabwe. Sibanye is the largest individual South African producer of gold, one of the ten largest gold producers globally and the world’s fifth largest producer of PGMs. Sibanye’s corporate office is located close to Westonaria, in the province of Gauteng, near its West Wits operations. Sibanye’s shares are traded on the JSE under the symbol “SGL” and its American Depositary Receipts are traded on the NYSE under the symbol “SBGL”.

About Stillwater Mining Company

Stillwater Mining Company is the only U.S. miner of PGMs and the largest primary producer of PGMs outside of South Africa and the Russian Federation. PGMs are rare

4

precious metals used in a wide variety of applications, including automobile catalysts, fuel cells, hydrogen purification, electronics, jewelry, dentistry, medicine and coinage. Stillwater is engaged in the development, extraction and processing of PGMs from a geological formation in south-central Montana recognized as the J-M Reef. The J-M Reef is the only known significant source of PGMs in the U.S. and the highest-grade PGM resource known in the world. Stillwater also recycles PGMs from spent catalytic converters and other industrial sources. Stillwater owns the Marathon PGM-copper deposit in Ontario, Canada, and the Altar porphyry copper-gold deposit located in the San Juan province of Argentina. Stillwater’s shares are traded on the New York Stock Exchange under the symbol “SWC”.

5

MARKET RELEASE	Sibanya Gold Limited
Reg. 2002/031431/06

Business Address:
Libanon Business Park
1 Hospital Street
(Off Cedar Ave)
Libanon, Westonaria, 1780

Postal Address:
Private Bag X5
Westonaria, 1780

Tel +27 11 278 9600
Fax +27 11 278 9863

Posting of notice of amendments to resolutions to be tabled at the Annual General Meeting on 23 May 2017

Westonaria, 21 April 2017: Shareholders are referred to the notice convening the Annual General Meeting (“AGM”) of the Company on 23 May 2017 (“Original Date of Notice of the AGM”) at 09:00 (CAT).

All capitalised terms used herein shall bear the same meanings as those defined in the Notice of Annual General Meeting, which was distributed electronically on 30 March 2017 and posted to shareholders on 4 April 2017.

Shareholders are notified that the Sibanye Board will propose at the AGM that Ordinary Resolutions Numbers 11 and 12 and the Explanatory Notes in respect of those Ordinary Resolutions, which relate to the general authority of Sibanye’s directors to issue shares for cash, be replaced in their entirety.

The “Notice of amendments to resolutions to be tabled at the Annual General Meeting” and an Amended Proxy Form have been distributed to shareholders today and are available on the Company’s website: http://reports.sibanyegold.co.za/2016/download/SGL-NOM16-amendments.pdf.

Rationale for amendment to resolutions

In terms of the Company’s Memorandum of Incorporation, read together with the JSE Listings Requirements; shareholders of the Company may authorise the directors, inter alia, to issue any unissued ordinary shares of the Company and/or grant options over them, as the directors in their discretion think fit. Such an authority may be a specific or a general authority.

The existing general authority granted by shareholders to the directors at the previous AGM on 24 May 2016, is proposed to be amended at a General Meeting of the Company to be held on 25 April 2017 (“EGM”), by increasing the limit thereof from 5% to 15%. It is proposed that this amended general authority, be renewed at the AGM, with the aggregate number of ordinary shares capable of being generally allotted and issued by

Directors: Sello Moloko* (Chairman) Neal Froneman (CEO) Charl Keyter (CFO) Chris Chadwick* Robert Chan* Timothy Cumming* Barry Davison* Rick Menell* Nkosemntu Nika* Keith Rayner* Sue van der Merwe* Jerry Vilakazi* Jiyu Yuan* Cain Farrel (Corporate Secretary) (*Non-Executive)

www.sibanyegold.co.za

the directors for cash being limited to 15% (fifteen per cent) of the number of ordinary shares in issue, as at 31 December 2016.

In accordance with the past practice of the Company, the directors have decided to seek renewal at the AGM of their annual general authority to issues shares for cash and to maintain the limitation on this authority at the 15% level proposed to be fixed by the EGM. The directors intend to make use of this authority, which is standard in the industry and accords with best practice, to provide flexibility to the Company in respect of the financing or refinancing of the Stillwater Transaction.

The date of the AGM remains unchanged. The AGM will be held at Sibanye Gold Academy, Rietkloof 349, Glenharvie, 1786, South Africa, on 23 May 2017 at 09:00.

Shareholders may use either the form of proxy which was included with the original notice convening the AGM or the Amended Proxy Form. Those shareholders who have already submitted their original form of proxy are not required submit the Amended Proxy Form but may do so at their discretion, thereby replacing their already submitted form of proxy with the Amended Proxy Form.

Ends.

Contact

James Wellsted

SVP Investor Relations

Sibanye Gold Limited

+27 83 453 4014

james.wellsted@sibanyegold.co.za

Sponsor: J.P. Morgan Equities South Africa Proprietary Limited

MARKET RELEASE	Sibanye Gold Limited
Reg. 2002/031431/06

Business Address:
Libanon Business Park
1 Hospital Street
(Off Cedar Ave)
Libanon, Westonaria, 1780

Postal Address:
Private Bag X5
Westonaria, 1780

Tel +27 11 278 9600
Fax +27 11 278 9863

Sibanye receives CFIUS approval and provides Stillwater Transaction financing update

Westonaria, 18 April 2017: Sibanye is pleased to announce that on 14 April 2017 it received unconditional approval from the Committee on Foreign Investment into the United States (“CFIUS”), with respect to the proposed acquisition of Stillwater Mining Company (“Stillwater”) (“the Transaction”), which was announced on 9 December 2016. All regulatory conditions required for the implementation of the Transaction have now been satisfied. The Transaction remains subject to the approval of the shareholders of Stillwater and Sibanye.

On 20 March 2017, Sibanye posted a circular outlining the background and rationale for the proposed Transaction (the “Circular”) and a notice convening an extraordinary general meeting of the shareholders of Sibanye (the “General Meeting”) which will be held on 25 April 2017. At the General Meeting, shareholders will be asked to vote on and approve the Transaction and certain other resolutions, including an increase in authorised share capital for the purposes of a proposed rights offer (the “Capital Increase”) to optimise the Group’s capital structure associated with the Transaction.

Sibanye is also pleased to provide additional information regarding the planned funding structure for the Transaction.

Equity Capital Raising Update

As per the announcement on 9 December 2016, Sibanye secured a US$2.65 billion bridge loan facility (the “Acquisition Bridge”), which was subsequently syndicated to a consortium of 16 banks in February 2017, in order to conclude the Transaction.

Following previous announcements relating to an equity capital raising, Sibanye has continued to engage extensively with its shareholders, whilst continuing to monitor fluctuations in commodity prices and exchange rates. Sibanye management and board has determined that a US$1 billion equity capital raise, through the rights offer, is optimal given current market conditions. The company also plans to raise approximately US$1 billion in debt, most likely through the bond market. Subject to market conditions, these two tranches of capital are expected to be raised during the first half of 2017, which will enable the Group to restructure the majority of the Acquisition Bridge.

Directors: Sello Moloko* (Chairman) Neal Froneman (CEO) Charl Keyter (CFO) Chris Chadwick* Robert Chan* Timothy Cumming* Barry Davison* Rick Menell* Nkosemntu Nika* Keith Rayner* Sue van der Merwe* Jerry Vilakazi* Jiyu Yuan* Cain Farrel (Corporate Secretary) (*Non-Executive)

www.sibanyegold.co.za

Additional Funding

In order to optimise the financing structure, ensure appropriate financial flexibility and minimise financing costs Sibanye will continue to explore other sources of long term capital that may be applied to settle the balance of the outstanding Acquisition Bridge. Additional funding is likely to be comprised of combination of capital sources, including; equity like products such as commodity streaming transactions, convertible bonds or new equity issued under the Group’s general authority, as well as debt instruments such as bank debt and bonds. The balance of this funding is expected to be completed before the end of 2017.

General Meeting

The salient dates and times relating to the General Meeting remain as previously communicated in the Circular and are set out below for ease of reference:

Last day and time to lodge forms of proxy with the Transfer Secretaries, by 09:00 (CAT)	Friday, 21 April 2017

General Meeting of Sibanye Shareholders at 09:00 (CAT)	Tuesday, 25 April 2017

Results of General Meeting released on SENS	Tuesday, 25 April 2017

Results of General Meeting published in the South African press	Wednesday, 26 April 2017

Forward-looking Statements

This announcement includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995.

These forward-looking statements, including, among others, those relating to expected timings of the Transaction (including completion), wherever they may occur in this announcement, are necessarily estimates reflecting the best judgment of the senior management and directors of Sibanye, and involve a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements of the Sibanye Group to differ materially from those suggested by the forward-looking statements. As a consequence, these forward-looking statements should be considered in light of various important factors that could cause the actual results to differ materially from estimates or projections contained in the forward-looking statements including, without limitation: Sibanye’s or Stillwater’s ability to complete the Transaction; the inability to complete the Transaction due to failure to obtain approval of the shareholders of Sibanye or Stillwater or other conditions in the merger agreement. Further details of potential risks and uncertainties affecting Sibanye are described in Sibanye’s filings with the JSE and the SEC, including in Sibanye’s Annual Report on Form 20-F, for the fiscal year ended 31 December 2016 and the Integrated Annual Report 2016. These forward-looking statements speak only as of the date of this announcement. Neither Sibanye nor Stillwater undertake any obligation to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this announcement or to reflect the occurrence of unanticipated events, except as required by law.

Additional Information and Where to Find It

This announcement does not constitute the solicitation of any vote, proxy or approval. In connection with the Transaction, Sibanye has posted the Circular to its shareholders and Stillwater has filed with the Securities and Exchange Commission (the “SEC”) relevant materials, including a proxy statement. The Circular and other relevant documents have been sent or otherwise disseminated to Sibanye’s shareholders and contain important information about the Transaction and related matters. SHAREHOLDERS OF SIBANYE ARE ADVISED TO READ THE CIRCULAR AND OTHER RELEVANT DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. The proxy statement and other relevant documents have been sent or otherwise disseminated to Stillwater’s shareholders and contain important information about the Transaction and related matters. SHAREHOLDERS OF STILLWATER ARE ADVISED TO READ THE PROXY STATEMENT THAT HAS BEEN FILED AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Sibanye shareholders may obtain free copies of the Circular by going to Sibanye’s website at www.sibanye.co.za. The proxy statement and other relevant documents may also be obtained, free of charge, on the SEC’s website (http://www.sec.gov). Stillwater shareholders may obtain free copies of the proxy statement from Stillwater by going to Stillwater’s website at www.stillwatermining.com.

Participants in the Solicitation

Sibanye, Stillwater and their respective directors and officers may be deemed participants in the solicitation of proxies of Sibanye’s and Stillwater’s respective shareholders in connection with the Transaction. Sibanye’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Sibanye in Sibanye’s Annual Report on Form 20-F, for the fiscal year ended 31 December 2016, which was filed with the SEC on [4] April 2017. Stillwater’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Stillwater in Stillwater’s Annual Report on Form 10-K for the fiscal year ended 31 December 2016, which was filed with the SEC on 16 February 2017. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Transaction is included in the proxy statement that Stillwater has filed with the SEC.

No Offer or Solicitation

This announcement is for informational purposes only and does not constitute an offer to sell, or a solicitation of offers to purchase or subscribe for, securities in the United States or any other jurisdiction. Any securities referred to herein have not been, and will not be, registered under the US Securities Act of 1933 and may not be offered, exercised or sold in the United States absent registration or an applicable exemption from registration requirements.

Ends.

Contact

James Wellsted

SVP Investor Relations

Sibanye Gold Limited

+27 83 453 4014

james.wellsted@sibanyegold.co.za

Sponsor: J.P. Morgan Equities South Africa Proprietary Limited

Sibanye Gold Limited

(Reg. No. 2002/031431/06)

(Incorporated in the Republic of South Africa)

Share Code: JSE: SGL; NYSE: SBGL

ISIN Code: ZAE000173951

Issuer Code: SGL

SIBANYE RECEIVES CFIUS INVESTIGATION NOTICE FOR PROPOSED ACQUISITION OF STILLWATER

MINING COMPANY

Westonaria 3 March 2017: Sibanye Gold Limited (“Sibanye”), advises shareholders that Sibanye and Stillwater Mining Company (“Stillwater”) (NYSE:SWC) received written notification from the Committee on Foreign Investment in the United States (“CFIUS”) that it wishes to undertake further investigation of the proposed acquisition of Stillwater, which was announced on 9 December 2016 (the “Transaction”). This investigation, follows the initial review period which concluded on February 28, 2017 and will be completed by no later than April 14, 2017, although it is possible CFIUS’ investigation could be concluded sooner. The notification is in line with standard CFIUS procedure for a transaction of this nature.

The Transaction remains on schedule for closure during the second calendar quarter of 2017 and, in addition to the CFIUS approval, remains subject to the approval of the Transaction by the holders of a majority of Stillwater’s outstanding shares, the approval of the Transaction by the holders of a majority of Sibanye’s shares present and voting, the approval of the related issuance of shares by Sibanye in the context of a potential rights issue by the holders of at least 75% of the shares present and voting, and other customary conditions.

Forward-looking Statements

This announcement includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995.

These forward-looking statements, including, among others, those relating to expected timings of the Transaction (including completion), potential transaction benefits, wherever they may occur in this announcement, are necessarily estimates reflecting the best judgment of the senior management and directors of Sibanye, and involve a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements of the Group to differ materially from those suggested by the forward-looking statements. As a consequence, these forward-looking statements should be considered in light of various important factors, including those set forth in this announcement. Important factors that could cause the actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation: economic, business, political and social conditions in South Africa, Zimbabwe and elsewhere; changes in assumptions underlying Sibanye’s estimation of its current Mineral Reserves and Resources; the ability to achieve anticipated efficiencies and other cost savings in connection with past and future acquisitions, as well as at existing operations; the ability of Sibanye to successfully integrate acquired businesses and operations (whether in the gold mining business or otherwise) into its existing businesses; Sibanye’s or Stillwater’s ability to complete the proposed Transaction; the inability to complete the proposed Transaction due to failure to obtain approval of the shareholders of Sibanye or Stillwater or other conditions in the merger agreement; the inability to complete the proposed Transaction due to failure to obtain CFIUS clearance; Sibanye’s ability to achieve anticipated efficiencies and other cost savings in connection with the Transaction; the success of Sibanye’s business strategy and any changes thereto, exploration and development activities; the ability of Sibanye to comply with requirements that it operate in a sustainable manner; changes in the market price of gold, PGMs and/or uranium; the occurrence of hazards

1

associated with underground and surface gold, PGMs and uranium mining; the occurrence of labour disruptions and industrial action; Sibanye’s future financial position, plans, strategies, objectives, capital expenditures, projected costs and anticipated cost savings and financing plans; the availability, terms and deployment of capital or credit; changes in relevant government regulations, particularly environmental, tax health and safety regulations and new legislation affecting water, mining, mineral rights and business ownership, including any interpretations thereof which may be subject to dispute; the outcome and consequence of any potential or pending litigation or regulatory proceedings or other environmental, health and safety issues; power disruptions, constraints and cost increases; supply chain shortages and increases in the price of production inputs; fluctuations in exchange rates, currency devaluations, inflation and other macro-economic monetary policies; the occurrence of temporary stoppages of mines for safety incidents and unplanned maintenance; Sibanye’s ability to hire and retain senior management or sufficient technically skilled employees, as well as its ability to achieve sufficient representation of historically disadvantaged South Africans in its management positions; failure of Sibanye’s information technology and communications systems; the adequacy of Sibanye’s insurance coverage; any social unrest, sickness or natural or man-made disaster at informal settlements in the vicinity of some of Sibanye’s operations; and the impact of HIV, tuberculosis and other contagious diseases. Further details of potential risks and uncertainties affecting Sibanye are described in Sibanye’s filings with the JSE and the SEC, including in Sibanye’s Annual Report on Form 20-F, for the fiscal year ended 31 December 2015 and the Integrated Annual Report 2015. These forward-looking statements speak only as of the date of this announcement.

Neither Sibanye nor Stillwater undertake any obligation to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this announcement or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

This announcement does not constitute the solicitation of any vote, proxy or approval. In connection with the proposed Transaction, Sibanye intends to post to its shareholders a JSE Limited (“JSE”) Category 1 circular subject to the approval of the circular by the JSE and Stillwater has filed with the Securities and Exchange Commission (the “SEC”) relevant materials, including a proxy statement. The JSE Category 1 circular and other relevant documents will be sent or otherwise disseminated to Sibanye’s shareholders and will contain important information about the proposed Transaction and related matters. SHAREHOLDERS OF SIBANYE ARE ADVISED TO READ THE JSE CATEGORY 1 CIRUCLAR AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant documents will be sent or otherwise disseminated to Stillwater’s shareholders and will contain important information about the proposed Transaction and related matters. SHAREHOLDERS OF STILLWATER ARE ADVISED TO READ THE PROXY STATEMENT THAT HAS BEEN FILED AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. When available, Sibanye shareholders may obtain free copies of the JSE Category 1 circular by going to Sibanye’s website at www.sibanye.co.za. The proxy statement and other relevant documents may also be obtained, free of charge, on the SEC’s website (http://www.sec.gov). Stillwater shareholders may obtain free copies of the proxy statement from Stillwater by going to Stillwater’s website at www.stillwatermining.com.

Participants in the Solicitation

Sibanye, Stillwater and their respective directors and officers may be deemed participants in the solicitation of proxies of Sibanye’s and Stillwater’s respective shareholders in connection with the proposed Transaction. Sibanye’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Sibanye in Sibanye’s Annual Report on Form 20-F, for the fiscal year ended 31 December 2015, which was filed with the SEC on 21 March 2016. Stillwater’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of

2

Stillwater in Stillwater’s Annual Report on Form 10-K for the fiscal year ended 31 December 2015, which was filed with the SEC on 22 February 2016. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed Transaction is included in the proxy statement that Stillwater has filed with the SEC.

No Offer or Solicitation

This announcement is for informational purposes only and does not constitute an offer to sell, or a solicitation of offers to purchase or subscribe for, securities in the United States or any other jurisdiction. Any securities referred to herein have not been, and will not be, registered under the US Securities Act of 1933 and may not be offered, exercised or sold in the United States absent registration or an applicable exemption from registration requirements.

About Sibanye Gold Limited

Sibanye is an independent mining group domiciled in South Africa, which currently owns and operates gold, uranium and platinum group metals (“PGMs”) operations and projects throughout the Witwatersrand Basin and the western limb of the Bushveld Complex in South Africa. In addition, Sibanye is a 50 percent joint venture partner in Mimosa, a PGM operation in Zimbabwe. Sibanye is the largest individual producer of gold from South Africa, one of the ten largest gold producers globally and the world’s fifth largest producer of PGMs. Sibanye’s corporate office is located close to Westonaria, in the province of Gauteng, near its West Wits operations. It has over 60,000 employees. Sibanye’s shares are traded on the JSE under the symbol “SGL” and its American Depositary Shares are traded on the NYSE under the symbol “SBGL”.

About Stillwater Mining Company

Stillwater Mining Company is the only U.S. miner of PGMs and the largest primary producer of PGMs outside of South Africa and the Russian Federation. PGMs are rare precious metals used in a wide variety of applications, including automobile catalysts, fuel cells, hydrogen purification, electronics, jewelry, dentistry, medicine and coinage. Stillwater is engaged in the development, extraction and processing of PGMs from a geological formation in south-central Montana recognized as the J-M Reef. The J-M Reef is the only known significant source of PGMs in the U.S. and the highest-grade PGM resource known in the world. Stillwater also recycles PGMs from spent catalytic converters and other industrial sources. Stillwater owns the Marathon PGM-copper deposit in Ontario, Canada, and the Altar porphyry copper-gold deposit located in the San Juan province of Argentina. Stillwater’s shares are traded on the New York Stock Exchange under the symbol “SWC”.

Contacts

Sibanye	Investor	Relations	Contact:

James Wellsted
SVP Investor Relations
Sibanye Gold Limited
+27 83 453 4014
james.wellsted@sibanyegold.co.za

3

MEDIA RELEASE	Sibanye Gold Limited

Reg. 2002/031431/06

Business Address:

Libanon Business Park

1 Hospital Street

(Off Cedar Ave)

Libanon, Westonaria, 1780

Postal Address:

Private Bag X5

Westonaria, 1780

Tel +27 11 278 9600

Fax +27 11 278 9863

SIBANYE REPORTS RECORD ANNUAL OPERATING PROFIT

Salient features for the year ended 31 December 2016.

•    Record operating profit of R10.5 billion (US$717 million)

•    Headline earnings of R2.5 billion (US$169 million)- represents a 269% increase year-on-year

•    Normalised earnings per share increased by 196% to 397 cents (ZAR) (27 US cents)

•    Total dividend of 145 cents per share (ZAR) for the year, representing 37% of normalised earnings

Salient features for the six months ended 31 December 2016.

•    Platinum Division delivers operating profit of R304 million (US$21 million)

•          Rustenburg operations return to profitability with a R74 million (US$5 million ) operating profit for November and December

•    Kroondal and Mimosa Operations continued their excellent performance

•    Gold production was 2% higher than for the first half of 2016 at 23,805kg (765,400oz)

•    Final dividend of 60 cents per share (ZAR) declared

Westonaria, 23 February 2016: Sibanye today reported record annual operating profit of R10.5 billion for the six months and year ended 31 December 2016, a 60% increase on the previous year.

Group operating profit of R5.1 billion for the second half of 2016, was 29% higher than for the comparable period in 2015, with the Gold Division contributing R4.8 billion and the Platinum Division adding R304 million, including a positive R74 million contribution from Rustenburg for November and December 2016. Sibanye’s 50% JV in Mimosa, which is equity accounted and therefore not included in operating profit contributed a further R186 million profit to the Group.

Normalised earnings, increased by 52% compared to the same period in 2015 to 163 cents per share. Normalised earnings of 397 cents per share for F2016 were 196% higher year-on-year.

Directors: Sello Moloko* (Chairman) Neal Froneman (CEO) Charl Keyter (CFO) Chris Chadwick* Robert Chan* Timothy Cumming* Barry Davison* Rick Menell* Nkosemntu Nika* Keith Rayner* Sue van der Merwe* Jerry Vilakazi* Jiyu Yuan*

Cain Farrel (Corporate Secretary) (*Non-Executive)

www.sibanyegold.co.za

A final dividend of 60 cents per share (R560 million) equivalent to 37% of normalised earnings was declared, taking the total dividend for the year ended 31 December 2016 to 145 cents per share or R1,345 million.

Commenting on the result, Neal Froneman, CEO of Sibanye said: “It is pleasing to report such solid financial results and again be able to deliver an industry leading dividend yield of over 5% to our shareholders. The positive contribution from the Platinum Division is notable, with the Aquarius assets continuing to operate well and the Rustenburg operations showing a solid turnaround and returning to profitability.”

Operating performance

Total gold production of 23,805/kg (765,400oz) from Sibanye’s Gold Division for the six months under review, was approximately 7% lower than for the comparative period in 2015, primarily due to the cessation of underground mining at Cooke 4 mine. Lower production impacted on unit costs, with All-in sustaining cost (AISC) increasing by 10% to R451,352/kg (US$1,005/oz) year-on-year.

The Platinum Division delivered attributable PGM production of 327,990oz (4E) for the six months ended 31 December 2016. Operating costs for the Division were well managed, resulting in an 11% average operating margin.

“The turnaround at the Rustenburg Operations, was particularly pleasing, with the operating results in line with our expectations” said Froneman. “For comparative purposes the production from the Rustenburg operations was 7% higher than the the previous quarter and 9% higher than the comparable quarter in 2015”.

The integration of the Platinum operations continues with approximately R400 million in synergies expected to be realised by year-end.

The Stillwater Acquisition

Regarding the proposed acquisition of Stillwater which was announced on 9 December 2016, Froneman said: “the acquisition of this Tier 1, low cost PGM producer is expected to significantly enhance Sibanye’s asset base and create a globally competitive South African mining champion. Stillwater low-cost, high grade operations and reserves with near term organic growth through the Blitz Project. Thee transaction will attractively position Sibanye’s Platinum Division on the global cost curve, is value accretive and will enhancing our ability to sustain industry-leading dividends”.

On 3 February 2017, an update on the transaction was released which indicated that a General Meeting of shareholders to approve the proposed Transaction will be held in in mid-April 2017, followed by an equity capital raise in the form of a rights offer with a minimum value of US$750 million and a targeted value of US$1.3 billion.

Contact

James Wellsted

Head of Investor Relations

Sibanye Gold Limited

+27 83 453 4014

james.wellsted@sibanyegold.co.za

This press release is for information purposes only and does not constitute or form part of an offer to sell or the solicitation of an offer to buy or subscribe to any securities of Sibanye. This press release should not be sent, distributed, transmitted or otherwise made available in or into the United States or any other jurisdiction where it would be impermissible to do so. The securities referred to herein have not been and will not be registered under the United States Securities Act of 1933 (the “Securities Act”) or with any securities regulatory authority of any state or other jurisdiction of the United States and may not be offered, sold, resold, transferred or delivered, directly or indirectly, in the United States except pursuant to registration under, or an exemption from the registration requirements of, the Securities Act. There will be no public offering of securities in the United States or any other jurisdiction.

The securities have not been approved or disapproved by the US Securities and Exchange Commission, and state securities commission in the United States or any other US regulatory authority. Any representation to the contrary is a criminal offence in the United States.

Additional Information and Where to Find It

This announcement does not constitute the solicitation of any vote, proxy or approval. In connection with the proposed transaction, Sibanye intends to post to its shareholders a JSE Limited (“JSE”) Category 1 circular subject to the approval of the circular by the JSE and Stillwater intends to file with the Securities and Exchange Commission (the “SEC”) relevant materials, including a proxy statement. The JSE Category 1 circular and other relevant documents will be sent or otherwise disseminated to Sibanye’s shareholders and will contain important information about the proposed transaction and related matters. SHAREHOLDERS OF SIBANYE ARE ADVISED TO READ THE JSE CATEGORY 1 CIRCULAR AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant documents will be sent or otherwise disseminated to Stillwater’s shareholders and will contain important information about the proposed transaction and related matters. SHAREHOLDERS OF STILLWATER ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. When available, Sibanye shareholders may obtain free copies of the JSE Category 1 circular by going to Sibanye’s website at www.sibanye.co.za. The proxy statement and other relevant documents may also be obtained, free of charge, on the SEC’s website (http://www.sec.gov), when available. Stillwater shareholders may obtain free copies of the proxy statement once it is available from Stillwater by going to Stillwater’s website at www.Stillwater.com.

Participants in the Solicitation

Sibanye, Stillwater and their respective directors and officers may be deemed participants in the solicitation of proxies of Sibanye’s and Stillwater’s respective shareholders in connection with the proposed transaction. Sibanye’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Sibanye in Sibanye’s Annual Report on Form 20-F, for the fiscal year ended 31 December 2015, which was filed with the SEC on 21 March 2016. Stillwater’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Stillwater in Stillwater’s

Annual Report on Form 10-K for the fiscal year ended 31 December 2015, which was filed with the SEC on 22 February 2016. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement that Stillwater intends to file with the SEC.

No Offer or Solicitation

This announcement is for informational purposes only and does not constitute an offer to sell, or a solicitation of offers to purchase or subscribe for, securities in the United States or any other jurisdiction. Any securities referred to herein have not been, and will not be, registered under the US Securities Act of 1933 and may not be offered, exercised or sold in the United States absent registration or an applicable exemption from registration requirements.

Forward Looking Statements

This announcement includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “target”, “will”, “forecast”, “expect”, “potential”, “intend”, “estimate”, “anticipate”, “can” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. In this announcement, for example, statements related to expected timings of the transactions (including completion), potential transaction benefits (including statements regarding growth, cost savings, benefits from and access to international financing and financial re-ratings), PGM pricing expectations, levels of output, supply and demand, information related to the Blitz Project, and estimations or expectations of enterprise value, EBTIDA and net asset values, are forward-looking statements. The forward-looking statements set out in this announcement involve a number of known and unknown risks, uncertainties and other factors, many of which are difficult to predict and generally beyond the control of Sibanye and Stillwater, that could cause Sibanye’s or Stillwater’s actual results and outcomes to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include, without limitation: Sibanye’s or Stillwater’s ability to complete the proposed transaction; the inability to complete the proposed transaction due to failure to obtain approval of the shareholders of Sibanye or Stillwater or other conditions in the Merger Agreement; Sibanye’s ability to successfully integrate the acquired assets with its existing operations; Sibanye’s ability to achieve anticipated efficiencies and other cost savings in connection with the transaction; Sibanye’s ability to implement its strategy and any changes thereto; Sibanye’s future financial position, plans, strategies, objectives, capital expenditures, projected costs and anticipated cost savings and financing plans; changes in the market price of gold, platinum group metals (“PGM”) and/or uranium. These forward-looking statements speak only as of the date of this announcement.

Neither Sibanye nor Stillwater undertakes any obligation to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this announcement or to reflect the occurrence of unanticipated events.

Ends.

Sibanye Gold Limited

Incorporated in the Republic of South Africa

Registration number 2002/031431/06

Share code: SGL

ISIN — ZAE000173951

Issuer code: SGL

(“Sibanye Gold”, “Sibanye” or “the Group” or “the Company”)

Trading statement and notice of release of operating and financial results for the year ended 31 December 2016

Westonaria, 22 February 2017: Shareholders are advised that profit attributable to shareholders of Sibanye (JSE Ticker: SGL, NYSE Ticker: SBGL) is expected to be R3,702 million for the year ended 31 December 2016. Profit attributable to shareholders for the year ended 31 December 2015 was R717 million.

Earnings per share (EPS) and headline earnings per share (HEPS) for the year ended 31 December 2016 are expected to be 402 cents and 270 cents respectively. EPS and HEPS for the year ended 31 December 2015 were 79 cents and 74 cents, respectively. This represents an increase of 409% in respect of EPS and an increase of 265% in respect of HEPS.

Normalised earnings for the year ended 31 December 2016 are expected to be R3,657 million, compared with R1,220 million for the year ended 31 December 2015.

The increase in earnings is as a result of higher revenues from the Gold Division during the year and the inclusion of the Aquarius and Rustenburg platinum operations, which were acquired during 2016.

The financial information, on which the trading statement has been based, has not been reviewed or reported on by the Company’s auditors.

Sibanye will be releasing its operating and financial results for the six months and year ended 31 December 2016 on SENS tomorrow at 08:00 CAT, Thursday 23 February 2017. A live presentation will be held tomorrow at the JSE at 10:00 CAT and on the Company website: www.sibanyegold.co.za, with conference call and webcast options available.

An international conference call will be held at 15:00 CAT time to cater for our North American investors. Please see below dial-in and webcast details:

Webcast and conference call details for the live presentation at 10:00 (CAT):

Live Call Access Numbers

Country	Access Number
South Africa Toll Free:	0 800 200 648
Other Countries	+27 11 535
(Neotel)	3600
Other Countries	+27 10 201
(Telkom)	6800
UK (Toll Free)	0 808 162
4061
Australia (Toll Free)	1 800 350 100
USA and Canada (Toll	1 855 481
Free)	5362

Playback Access Numbers

Code	10890
South Africa:	011 305 2030
UK Toll Free:	0 808 234
6771
Australia Toll Free:	1 800 091 250
USA and Canada Toll	1 855 481
Free:	5363
International Toll:	+27 11 305
2030

Webcast

Click here to view the Webcast

For queries
contact:
webcast@overend.co. za
Tel: +27 (0) 11 883 7422

The morning conference call and webcast will be available on our website: www.sibanyegold.co.za.

Conference call details at 15:00 (CAT):

Live Call Access Numbers

Country	Access Number
South Africa Toll Free:	0 800 200 648
Other Countries (Neotel)	+27 10 201 6800
Other Countries (Telkom)	+27 11 535 3600
UK (Toll Free)	0 808 162 4061
Australia (Toll Free)	1 800 350 100
USA and Canada (Toll Free)	1 855 481 5362

Playback Access Numbers

Code	10999
South Africa:	011 305 2030
UK Toll Free:	0 808 234 6771
Australia Toll Free:	1 800 091 250
USA and Canada Toll Free:	1 855 481 5363
International Toll:	+27 11 305 2030

Contact:

James Wellsted

Head of Investor Relations

Sibanye Gold Limited

+27 (0) 83 453 4014

james.wellsted@sibanyegold.co.za

Sponsor: J.P. Morgan Equities South Africa (Proprietary) Ltd

FORWARD LOOKING STATEMENTS

Certain statements in this document constitute “forward-looking statements” within the meaning of Section 27A of the US Securities Act of 1933 and Section 21E of the US Securities Exchange Act of 1934.

These forward-looking statements, including, among others, those relating to Sibanye’s future business prospects, revenues and income, wherever they may occur in this document and the exhibits to this document, are necessarily estimates reflecting the best judgment of the senior management and directors of Sibanye, and involve a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements of the Group to differ materially from those suggested by the forward-looking statements. As a consequence, these forward-looking statements should be considered in light of various important factors, including those set forth in this document. Important factors that could cause the actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation, economic, business, political and social conditions in South Africa, Zimbabwe and elsewhere; changes in assumptions underlying Sibanye’s estimation of its current Mineral Reserves and Resources; the ability to achieve anticipated efficiencies and other cost savings in connection with past and future acquisitions, as well as at existing operations; the ability of Sibanye to successfully integrate acquired businesses and operations (whether in the gold mining business or otherwise) into its existing businesses; the success of Sibanye’s business strategy, exploration and development activities; the ability of Sibanye to comply with requirements that it operate in a sustainable manner; changes in the market price of gold, platinum group metals (PGMs) and/or uranium; the occurrence of hazards associated with underground and surface gold, PGMs and uranium mining; the occurrence of labour disruptions and industrial action; the availability, terms and deployment of capital or credit; changes in relevant government regulations, particularly environmental, tax health and safety regulations and new legislation affecting water, mining, mineral rights and business ownership, including any interpretations thereof which may be subject to dispute; the outcome and consequence of any potential or pending litigation or regulatory proceedings or other environmental, health and safety issues; power disruptions, constraints and cost increases; supply chain shortages and increases in the price of production inputs; fluctuations in exchange rates, currency devaluations, inflation and other macro-economic monetary policies; the occurrence of temporary stoppages of mines for safety incidents and unplanned maintenance; Sibanye’s ability to hire and retain senior management or sufficient technically skilled employees, as well as its ability to achieve sufficient representation of historically disadvantaged South Africans’ in its management positions; failure of Sibanye’s information technology and communications systems; the adequacy of Sibanye’s insurance coverage; any social unrest, sickness or natural or man-made disaster at informal settlements in the vicinity of some of Sibanye’s operations; and the impact of HIV, tuberculosis and other contagious diseases. These forward-looking statements speak only as of the date of this document.

The Group undertakes no obligation to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

Sibanye Gold Limited

(Reg. No. 2002/031431/06)

(Incorporated in the Republic of South Africa)

Share Code: JSE: SGL; NYSE: SBGL

ISIN Code: ZAE000173951

Issuer Code: SGL

SIBANYE RECEIVES SA RESERVE BANK APPROVAL FOR PROPOSED ACQUISITION OF

STILLWATER MINING COMPANY

Westonaria 21 February 2017: Sibanye Gold Limited (“Sibanye”), is pleased to announce that it has received the approval of the South African Reserve Bank, as required in accordance with the Exchange Control Regulations of South Africa, with respect to the proposed acquisition of Stillwater Mining Company (“Stillwater”) (NYSE:SWC) which was announced on 9 December 2017 (the “Transaction”).

The Transaction remains on schedule for closure during the second calendar quarter of 2017 and remains subject to the approval of the Transaction by the holders of a majority of Stillwater’s outstanding shares, the approval of the Transaction by the holders of a majority of Sibanye’s shares present and voting, the approval of the related issuance of shares by Sibanye in the context of a potential rights issue by the holders of at least 75% of the shares present and voting, CFIUS clearance and other customary conditions.

Neal Froneman, CEO of Sibanye said “We are extremely pleased to have received another important regulatory approval, which takes us another step closer to concluding this transformative transaction. Management remains focused on ensuring that the remaining conditions are met and will notify stakeholders as further progress is made.”

Forward-looking Statements

This announcement includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995.

These forward-looking statements, including, among others, those relating to expected timings of the Transaction (including completion), potential transaction benefits, wherever they may occur in this announcement, are necessarily estimates reflecting the best judgment of the senior management and directors of Sibanye, and involve a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements of the Group to differ materially from those suggested by the forward-looking statements. As a consequence, these forward-looking statements should be considered in light of various important factors, including those set forth in this announcement. Important factors that could cause the actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation: economic, business, political and social conditions in South Africa, Zimbabwe and elsewhere; changes in assumptions underlying Sibanye’s estimation of its current Mineral Reserves and Resources; the ability to achieve anticipated efficiencies and other cost savings in connection with past and future acquisitions, as well as at existing operations; the ability of Sibanye to successfully integrate acquired businesses and operations (whether in the gold mining business or otherwise) into its existing businesses; Sibanye’s or Stillwater’s ability to complete the proposed Transaction; the inability to complete the proposed Transaction due to failure to obtain approval of the shareholders of Sibanye or Stillwater or other conditions in the merger agreement; the inability to complete the proposed Transaction due to failure to obtain CFIUS clearance; Sibanye’s ability to achieve anticipated efficiencies and other

1

cost savings in connection with the Transaction; the success of Sibanye’s business strategy and any changes thereto, exploration and development activities; the ability of Sibanye to comply with requirements that it operate in a sustainable manner; changes in the market price of gold, PGMs and/or uranium; the occurrence of hazards associated with underground and surface gold, PGMs and uranium mining; the occurrence of labour disruptions and industrial action; Sibanye’s future financial position, plans, strategies, objectives, capital expenditures, projected costs and anticipated cost savings and financing plans; the availability, terms and deployment of capital or credit; changes in relevant government regulations, particularly environmental, tax health and safety regulations and new legislation affecting water, mining, mineral rights and business ownership, including any interpretations thereof which may be subject to dispute; the outcome and consequence of any potential or pending litigation or regulatory proceedings or other environmental, health and safety issues; power disruptions, constraints and cost increases; supply chain shortages and increases in the price of production inputs; fluctuations in exchange rates, currency devaluations, inflation and other macro-economic monetary policies; the occurrence of temporary stoppages of mines for safety incidents and unplanned maintenance; Sibanye’s ability to hire and retain senior management or sufficient technically skilled employees, as well as its ability to achieve sufficient representation of historically disadvantaged South Africans in its management positions; failure of Sibanye’s information technology and communications systems; the adequacy of Sibanye’s insurance coverage; any social unrest, sickness or natural or man-made disaster at informal settlements in the vicinity of some of Sibanye’s operations; and the impact of HIV, tuberculosis and other contagious diseases. Further details of potential risks and uncertainties affecting Sibanye are described in Sibanye’s filings with the JSE and the SEC, including in Sibanye’s Annual Report on Form 20-F, for the fiscal year ended 31 December 2015 and the Integrated Annual Report 2015. These forward-looking statements speak only as of the date of this announcement.

Neither Sibanye nor Stillwater undertake any obligation to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this announcement or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

This announcement does not constitute the solicitation of any vote, proxy or approval. In connection with the proposed Transaction, Sibanye intends to post to its shareholders a JSE Limited (“JSE”) Category 1 circular subject to the approval of the circular by the JSE and Stillwater has filed with the Securities and Exchange Commission (the “SEC”) relevant materials, including a proxy statement. The JSE Category 1 circular and other relevant documents will be sent or otherwise disseminated to Sibanye’s shareholders and will contain important information about the proposed Transaction and related matters. SHAREHOLDERS OF SIBANYE ARE ADVISED TO READ THE JSE CATEGORY 1 CIRUCLAR AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant documents will be sent or otherwise disseminated to Stillwater’s shareholders and will contain important information about the proposed Transaction and related matters. SHAREHOLDERS OF STILLWATER ARE ADVISED TO READ THE PROXY STATEMENT THAT HAS BEEN FILED AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. When available, Sibanye shareholders may obtain free copies of the JSE Category 1 circular by going to Sibanye’s website at www.sibanye.co.za. The proxy statement and other relevant documents may also be obtained, free of charge, on the SEC’s website (http://www.sec.gov). Stillwater shareholders may obtain free copies of the proxy statement from Stillwater by going to Stillwater’s website at www.stillwatermining.com.

2

Participants in the Solicitation

Sibanye, Stillwater and their respective directors and officers may be deemed participants in the solicitation of proxies of Sibanye’s and Stillwater’s respective shareholders in connection with the proposed Transaction. Sibanye’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Sibanye in Sibanye’s Annual Report on Form 20-F, for the fiscal year ended 31 December 2015, which was filed with the SEC on 21 March 2016. Stillwater’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Stillwater in Stillwater’s Annual Report on Form 10-K for the fiscal year ended 31 December 2015, which was filed with the SEC on 22 February 2016. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed Transaction is included in the proxy statement that Stillwater has filed with the SEC.

No Offer or Solicitation

This announcement is for informational purposes only and does not constitute an offer to sell, or a solicitation of offers to purchase or subscribe for, securities in the United States or any other jurisdiction. Any securities referred to herein have not been, and will not be, registered under the US Securities Act of 1933 and may not be offered, exercised or sold in the United States absent registration or an applicable exemption from registration requirements.

About Sibanye Gold Limited

Sibanye is an independent mining group domiciled in South Africa, which currently owns and operates gold, uranium and platinum group metals (“PGMs”) operations and projects throughout the Witwatersrand Basin and the western limb of the Bushveld Complex in South Africa. In addition, Sibanye is a 50 percent joint venture partner in Mimosa, a PGM operation in Zimbabwe. Sibanye is the largest individual producer of gold from South Africa, one of the ten largest gold producers globally and the world’s fifth largest producer of PGMs. Sibanye’s corporate office is located close to Westonaria, in the province of Gauteng, near its West Wits operations. It has over 60,000 employees. Sibanye’s shares are traded on the JSE under the symbol “SGL” and its American Depositary Shares are traded on the NYSE under the symbol “SBGL”.

About Stillwater Mining Company

Stillwater Mining Company is the only U.S. miner of PGMs and the largest primary producer of PGMs outside of South Africa and the Russian Federation. PGMs are rare precious metals used in a wide variety of applications, including automobile catalysts, fuel cells, hydrogen purification, electronics, jewelry, dentistry, medicine and coinage. Stillwater is engaged in the development, extraction and processing of PGMs from a geological formation in south-central Montana recognized as the J-M Reef. The J-M Reef is the only known significant source of PGMs in the U.S. and the highest-grade PGM resource known in the world. Stillwater also recycles PGMs from spent catalytic converters and other industrial sources. Stillwater owns the Marathon PGM-copper deposit in Ontario, Canada, and the Altar porphyry copper-gold deposit located in the San Juan province of Argentina. Stillwater’s shares are traded on the New York Stock Exchange under the symbol “SWC”.

Contacts

Sibanye Investor Relations Contact:

James Wellsted

SVP Investor Relations

Sibanye Gold Limited

3

+27 83 453 4014

james.wellsted@sibanyegold.co.za

4

MARKET RELEASE	Sibanya Gold Limited
Reg. 2002/031431/06

Business Address:
Libanon Business Park
1 Hospital Street
(Off Cedar Ave)
Libanon, Westonaria, 1780

Postal Address:
Private Bag X5
Westonaria, 1780

Tel +27 11 278 9600
Fax +27 11 278 9863

Sibanye closes syndication of US$2,650,000,000 bridge facilities

Westonaria, 13 February 2017: Sibanye (JSE: SGL & NYSE: SBGL) is pleased to announce that it has successfully closed the syndication of the bridge facilities (the “Facilities”), underwritten by Citi and HSBC, to support its acquisition of Stillwater Mining Company, which was announced on 9 December 2016.

Citi and HSBC also acted as Mandated Lead arrangers and Book runners in respect of the Facilities.

Syndication of the Facilities was launched in early January 2017 and was oversubscribed by more than US$1 billion. The Facilities were structured with three tranches including Facility A comprising a US$750 million bridge-to-equity (which will be repaid following a planned rights offering), Facility B comprising a US$300 million bridge-to-cash and Facility C comprising a US$1,600 million bridge-to-debt capital markets. Syndication raised over US$3 billion of commitments into the syndicated $1.9 billion combined B and C Facilities, across a final syndicate of 16 banks. The syndication attracted strong interest from banks with existing relationships with Sibanye, as well as a number of new international banks, which we believe reflects confidence in Sibanye’s operational and financial strategy.

Joining as Mandated Lead Arrangers alongside Citi and HSBC were:

•              ABSA Bank Limited (acting through its Corporate and Investment Banking Division)

•              Barclays Bank PLC

•              Banca IMI S.P.A., London branch

•              Credit Suisse International

•              FirstRand Bank Limited (acting through its Rand Merchant Bank Division)

•              J.P. Morgan Limited

•              Mizuho Bank Europe N.V.

•              Morgan Stanley Bank International Limited

•              Royal Bank of Canada

•              Société Générale

•              The Bank of Nova Scotia

•              The Bank of Tokyo-Mitsubishi UFJ, Ltd.

•              The Standard Bank of South Africa Limited

Joining as Lead Arrangers were:

•                                          BNP Paribas

•                                          Nedbank Limited, London Branch

Citi is acting as Facility Agent.

Directors: Sello Moloko* (Chairman) Neal Froneman (CEO) Charl Keyter (CFO) Chris Chadwick* Robert Chan* Timothy Cumming* Barry Davison* Rick Menell* Nkosemntu Nika* Keith Rayner* Sue van der Merwe* Jerry Vilakazi* Jiyu Yuan* Cain Farrel (Corporate Secretary) (*Non-Executive)

www.sibanyegold.co.za

Neal Froneman commenting on the syndication said: “It is pleasing to note the strong support for the Transaction from a significant number of leading banks. This is a clear vote of confidence on the merits of the Transaction, following detailed due diligence by the syndicate banks.”

CONTACT

James Wellsted

SVP Investor Relations

Sibanye Gold Limited

+27 83 453 4014

james.wellsted@sibanyegold.co.za

Sponsor: J.P. Morgan Equities South Africa Proprietary Limited

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This announcement does not constitute the solicitation of any vote, proxy or approval. In connection with the proposed Transaction, Sibanye intends to post to its shareholders a JSE Limited (“JSE”) Category 1 circular subject to the approval of the circular by the JSE and Stillwater has filed with the Securities and Exchange Commission (the “SEC”) relevant materials, including a proxy statement. The JSE Category 1 circular and other relevant documents will be sent or otherwise disseminated to Sibanye’s shareholders and will contain important information about the proposed Transaction and related matters. SHAREHOLDERS OF SIBANYE ARE ADVISED TO READ THE JSE CATEGORY 1 CIRUCLAR AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant documents will be sent or otherwise disseminated to Stillwater’s shareholders and will contain important information about the proposed Transaction and related matters. SHAREHOLDERS OF STILLWATER ARE ADVISED TO READ THE PROXY STATEMENT THAT HAS BEEN FILED AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. When available, Sibanye shareholders may obtain free copies of the JSE Category 1 circular by going to Sibanye’s website at www.sibanye.co.za. The proxy statement and other relevant documents may also be obtained, free of charge, on the SEC’s website (http://www.sec.gov). Stillwater shareholders may obtain free copies of the proxy statement from Stillwater by going to Stillwater’s website at www.stillwatermining.com.

PARTICIPANTS IN THE SOLICITATION

Sibanye, Stillwater and their respective directors and officers may be deemed participants in the solicitation of proxies of Sibanye’s and Stillwater’s respective shareholders in connection with the proposed Transaction. Sibanye’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Sibanye in Sibanye’s Annual Report on Form 20-F, for the fiscal year ended 31 December 2015, which was filed with the SEC on 21 March 2016. Stillwater’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Stillwater in Stillwater’s Annual Report on Form 10-K for the fiscal year ended 31 December 2015, which was filed with the SEC on 22 February 2016. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed Transaction is included in the proxy statement that Stillwater has filed with the SEC.

NO OFFER OR SOLICITATION

This announcement is for informational purposes only and does not constitute an offer to sell, or a solicitation of offers to purchase or subscribe for, securities in the United States or any other jurisdiction. Any securities referred to herein have not been, and will not be, registered under the US Securities Act of 1933 and may not be offered, exercised or sold in the United States absent registration or an applicable exemption from registration requirements.

FORWARD-LOOKING STATEMENTS

This announcement includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “target”, “will”, “would”, “expect”, “anticipate”, “plans”, “potential”, “can”, “may” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters.

These forward-looking statements, including, among others, those relating to Sibanye’s future business prospects, revenues and income, expected timings of the transactions (including completion), potential transaction benefits (including statements regarding growth, cost savings and benefits from and access to international financing), PGM pricing expectations, levels of output, supply and demand, information related to the Blitz Project, estimations or expectations of enterprise value, EBTIDA and net asset values, wherever they may occur in this announcement, are necessarily estimates reflecting the best judgment of the senior management and directors of Sibanye, and involve a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements of the Group to differ materially from those suggested by the forward-looking statements. As a consequence, these forward-looking statements should be considered in light of various important factors, including those set forth in this announcement. Important factors that could cause the actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation: economic, business, political and social conditions in South Africa, Zimbabwe and elsewhere; changes in assumptions underlying Sibanye’s estimation of its current Mineral Reserves and Resources; the ability to achieve anticipated efficiencies and other cost savings in connection with past and future acquisitions, as well as at existing operations; the ability of Sibanye to successfully integrate acquired businesses and operations (whether in the gold mining business or otherwise) into its existing businesses; Sibanye’s or Stillwater’s ability to complete the proposed transaction; the inability to complete the proposed transaction due to failure to obtain approval of the shareholders of Sibanye or Stillwater or other conditions in the merger agreement; Sibanye’s ability to achieve anticipated efficiencies and other cost savings in connection with the transaction; the success of Sibanye’s business strategy and any changes thereto, exploration and development activities; the ability of Sibanye to comply with requirements that it operate in a sustainable manner; changes in the market price of gold, PGMs and/or uranium; the occurrence of hazards associated with underground and surface gold, PGMs and uranium mining; the occurrence of labour disruptions and industrial action; Sibanye’s future financial position, plans, strategies, objectives, capital expenditures, projected costs and anticipated cost savings and financing plans; the availability, terms and deployment of capital or credit; changes in relevant government regulations, particularly environmental, tax health and safety regulations and new legislation affecting water, mining, mineral rights and business ownership, including any interpretations thereof which may be subject to dispute; the outcome and consequence of any potential or pending litigation or regulatory proceedings or other environmental, health and safety issues; power disruptions, constraints and cost increases; supply chain shortages and increases in the price of production inputs; fluctuations in exchange rates, currency devaluations, inflation and other macro-economic monetary policies; the occurrence of temporary stoppages of mines for safety incidents and unplanned maintenance; Sibanye’s ability to hire and retain senior management or sufficient technically skilled employees, as well as its ability to achieve sufficient representation of historically disadvantaged South Africans’ in its management positions; failure of Sibanye’s information technology and communications systems; the adequacy of Sibanye’s insurance coverage; any social unrest, sickness or natural or man-made disaster at informal settlements in the vicinity of some of Sibanye’s operations; and the impact of HIV, tuberculosis and other contagious diseases. Further details of potential risks and uncertainties affecting Sibanye are described in Sibanye’s filings with the JSE and the SEC, including in Sibanye’s Annual Report on Form 20-F, for the fiscal year ended 31 December 2015 and the Integrated Annual Report 2015. These forward-looking statements speak only as of the date of this announcement.

Neither Sibanye nor Stillwater undertake no obligation to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this announcement or to reflect the occurrence of unanticipated events.

Ends.

MARKET RELEASE	Sibanye Gold Limited
Westonaria, 3 February 2017	Reg. 2002/031431/06

Business Address:
Libanon Business Park
1 Hospital Street
(Off Cedar Ave)
Libanon, Westonaria, 1780

Postal Address:
Private Bag X5
Westonaria, 1780

Tel +27 11 278 9600
Fax +27 11 278 9863

Sibanye operating and strategic update for the six months ended 31 December 2016

•                                          Gold production in line with H1 2016

•                                          Average underground gold grade increased by 4% year-on-year

•                                          Kroondal, Mimosa and Platinum Mile beat guidance on PGM production and costs

•                                          Operational turnaround at the Rustenburg operations

•                                          Good progress has been made regarding the proposed acquisition of Stillwater Mining Company Limited (“Stillwater”)

•                                          Successful syndication of Stillwater bridge financing - oversubscribed by more than US$1 billion

OPERATING UPDATE

Gold Division

Sibanye’s Gold Division produced approximately 23,800kg (765,000oz) of gold for the six months ended 31 December 2016. This is similar to the amount produced during the six months ended 30 June 2016, but is 7% lower than the comparable period in 2015. The year-on-year decline in production is primarily due to the closure of the Cooke 4 shaft during the period and a number of power outages due to severe thunderstorm activity that occurred during the last quarter. Gold production for the full year of approximately 47,000kg (1.5Moz) 2016 was approximately 2% lower than guidance.

Targeted mineral reserve management and limited mining below cut-off grades, resulted in the average underground grade increasing by 4% year-on-year to 5.31g/t. An increased focus on fragmentation and cleaning practices, resulted in the average Mine Call Factor increasing by 2% to 81%.

The Gold Division maintained its development rates during 2016, and as a result, has ended the year with an increase in developed ore reserve to 20 months, compared with 19 months in 2015.

All-in Sustaining Costs (“AISC”) for the six months ended 31 December 2016 will be approximately R452,000/kg (US$1,007/oz), lower than forecast AISC of R460,000/kg as a result of good cost controls. All-in Costs (“AIC”) will be approximately R475,000/kg (US$1,005/oz).

Directors: Sello Moloko* (Chairman) Neal Froneman (CEO) Charl Keyter (CFO) Chris Chadwick* Robert Chan* Timothy Cumming* Barry Davison* Rick Menell* Nkosemntu Nika* Keith Rayner* Sue van der Merwe* Jerry Vilakazi* Jiyu Yuan* Cain Farrel (Corporate Secretary) (*Non-Executive)

www.sibanyegold.co.za

The gold price received of approximately R569,000/kg (US$1,268/oz)for the six months ended 31 December 2016 was 6% lower than for the six months ended 30 June 2016, primarily due to a 9% stronger average exchange rate of R13.97/US$, which offset a 4% increase in the average dollar gold price.

Platinum Division

The Platinum Division delivered a solid operating result, with attributable platinum group metal (“PGM”) production amounting to approximately 230,000oz (4E) for the December 2016 quarter, which now includes two months from the Rustenburg operations. For the six months ended 31 December 2016, attributable production from Kroondal and Mimosa was approximately 118,000oz (4E) and 62,000oz (4E) respectively.

It is particularly pleasing to note the operational turnaround achieved at the Rustenburg operations during the fourth quarter, following a challenging first 9 months of 2016. The Rustenburg Operations produced approximately 210,000oz (4E) for the full December 2016 quarter, an improvement of 7% from the previous quarter and 9% more than for the comparable quarter in 2015. Attributable production from the Rustenburg Operations for November 2016 and December 2016, was approximately 138,000oz (4E), which is in line with our expectations.

Attributable PGM production of approximately 95,000oz (4E) from Kroondal, Mimosa and Platinum Mile, again beat guidance of 88,000oz (4E) for the December 2016 quarter. The solid operational performance at Kroondal enabled sufficient stockpiles to be built to allow milling to continue uninterrupted throughout the annual 11 day Christmas break, for the first time in four years.

Cash operating costs for the Platinum Division, excluding the Rustenburg Operations, were approximately R9,200/4Eoz (US$675/4Eoz) for the December 2016 quarter, below the forecast of R9,700/4Eoz (US$690/4Eoz). Costs at Kroondal and Mimosa substantially beat the original guidance provided, due to operational outperformance and good cost control. Cash operating costs, including the Rustenburg Operations, are approximately R10,600/4Eoz (US$770/4Eoz) with the Rustenburg Operations averaging approximately R11,500/4Eoz (US$835/4Eoz) for November 2016 and December 2016. These unit costs are consistent with our expectations and highlight the necessity and importance of realising the operating and cost synergies identified during the Rustenburg due diligence to ensure sustainability of the Rustenburg Operations.

A further operational benefit at Rustenburg has been the sustained increase in chrome production following the successful commissioning of the inter-stage plant in February 2016, with enhanced steady-state yields achieved from September 2016. Chrome production for the two months was approximately 75,000t. The improved production volumes, combined with the recent increase in chrome prices, has significantly added to the margins achieved at the Rustenburg operations.

Following the ongoing integration of the Aquarius operations, the integration of the Rustenburg operations is underway and implementation is according to schedule. The Group has previously highlighted that it expects to realise operational synergies of approximately R800 million per annum from the combined Aquarius and Rustenburg operations. While this is anticipated to be achieved over a three year period, the first steps in realising these synergies have begun. A Section 189 process at the Platinum Division was announced on 26 January 2017. Short term mine plans are currently being reviewed and optimised, with specific consideration of the operational efficiencies that can be obtained through the “dropping of mine boundaries” between the Kroondal and Rustenburg mines and shared overhead infrastructure.

Capital Expenditure

Capital expenditure for the period under review was approximately R2.4 billion, while total capital spent for 2016 was approximately R4.2 billion. This was inclusive of growth capital expenditure for the year of approximately R750 million.

The consensus outlook for precious metal prices in the near term, particularly in rand terms, is subdued, with the rand remaining surprisingly resilient. Further, sustained strength of the rand will impact on South African mining industry operating margins, including those of Sibanye’s South African Gold and Platinum Divisions. In light of these factors and the likely impact on cash flow, management is re-evaluating its current growth capital expenditure plans. This includes reviewing the planned 2017 capital profile at the UG2 project at Rustenburg, the Burnstone project and the West Rand Tailings Retreatment Project (“WRTRP”). Certain projects may be deferred or placed on care and maintenance until commodity prices sustainably improve, and/or exchange rate volatility has subsided.

STRATEGIC UPDATE — STILLWATER TRANSACTION

Good progress has been made regarding the proposed acquisition of Stillwater, which was announced on 9 December 2016 (the “Transaction”). The acquisition of this Tier 1, low cost PGM producer is expected to enhance Sibanye’s asset base and create a globally competitive South African mining champion.

In addition to expanding Sibanye’s portfolio with high-grade reserves that currently support over 25 years of mine life, Stillwater also offers near-term, low-cost organic growth through the Blitz Project, medium term growth through the Lower East Boulder project and longer term opportunities through the substantial unmined strike extensions of the current operations.

The world class downstream processing facilities will provide Sibanye with a mine-to-market PGM business and a steady state recycling operation that has consistent margins and strategic insight into the PGM markets. Ultimately, this Transaction will attractively position Sibanye’s Platinum Division on the global cost curve, enhancing our ability to sustain and pay industry-leading dividends.

Despite the sustained US Dollar strength during 2016, the palladium price has continued its upward trajectory from approximately US$500/oz in January 2016 to over US$700/oz in January 2017. Stillwater’s PGM Reserves comprise approximately 78% palladium.

Post the Transaction announcement, Sibanye management were well received in Billings, Montana, where they met Stillwater management, employees, organised labour representatives and local community groups.

An initial marketing roadshow to shareholders was also undertaken during December 2016, and feedback to date has reflected general support for the Transaction. Sibanye management have also noted feedback that shareholders prefer to minimise the financial leverage associated with the Transaction with certain shareholders expressing support for an increased equity issue.

Financing

The initial financing for the Transaction comprising US$2.65 billion of bridge facilities (the “Facilities”), was initially provided by Citi and HSBC. The syndication of the Facilities was launched in early January 2017 and was oversubscribed by more than US$1 billion. The Facilities were structured with three tranches including Facility A comprising a $750m bridge-to-equity (which will be repaid following a planned rights offering), Facility B comprising a $300m bridge-to-cash and Facility C comprising a $1,600m bridge-to-debt capital markets. Syndication raised over US$3 billion of commitments into the syndicated US$1.9 billion combined B and C Facilities, across a final syndicate of 16 banks. The syndication attracted strong interest from banks with existing relationships with Sibanye, as well as a number of new international banks, which we believe reflects confidence in Sibanye’s operational and financial strategy.

Pending approval by shareholders, refinancing of the bridge loan is expected to begin soon after the general meeting to approve the Transaction (“General Meeting”), which is anticipated to be held in April 2017. Longer term financing is expected to comprise an equity portion, and debt in the form of corporate bonds.

At the time of the initial Transaction announcement, Sibanye expressed its intention to raise a between a minimum of US$750 million and US$1 billion dollars in the equity capital markets. Taking into account the current strong rand environment, spot precious metals prices, and in response to feedback from certain shareholders regarding the impact of these on the ability of the Company to achieve a more desirable financial leverage ratio, Sibanye is considering increasing the size of the equity component of the Stillwater financing package up to US$1.3 billion. While the amount is still to be finalised and is subject to then prevailing market conditions, exchange rates, commodity prices and further engagement with our shareholders, Sibanye believes that increasing the equity component would be prudent in the current strong rand environment, allowing the Company to maintain a strong balance sheet.

Regulatory and other approvals

Applications for various regulatory approvals for the Transaction have been submitted on schedule, with US anti-trust conditions already satisfied (announced on 19 January 2017). Shareholders will be appraised of further approvals as they are received.

The implementation of the Transaction is, among other requirements, both subject to and conditional on Sibanye shareholder approval of the Transaction (majority of votes cast) and for the issuance of Sibanye shares in the context of a potential rights issue (75% of votes cast). These approvals will be obtained in a shareholders’ general meeting convened in accordance with Sibanye’s memorandum of incorporation and the JSE Listings Requirements. In addition, Stillwater shareholder approval (majority of votes outstanding) of the Transaction is to be obtained.

Updated presentation available

An updated Investor presentation is available on the website at https://www.sibanyegold.co.za/investors/events/presentations/2017 which management will be referring to in upcoming meetings and interviews.

CONTACT

James Wellsted

SVP Investor Relations

Sibanye Gold Limited

+27 83 453 4014

james.wellsted@sibanyegold.co.za

Sponsor: J.P. Morgan Equities South Africa Proprietary Limited

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This announcement does not constitute the solicitation of any vote, proxy or approval. In connection with the proposed Transaction, Sibanye intends to post to its shareholders a JSE Limited (“JSE”) Category 1 circular subject to the approval of the circular by the JSE and Stillwater has filed with the Securities and Exchange Commission (the “SEC”) relevant materials, including a proxy statement. The JSE Category 1 circular and other relevant documents will be sent or otherwise disseminated to Sibanye’s shareholders and will contain important information about the proposed Transaction and related matters. SHAREHOLDERS OF SIBANYE ARE ADVISED TO READ THE JSE CATEGORY 1 CIRUCLAR AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant documents will be sent or otherwise disseminated to Stillwater’s shareholders and will contain important information about the proposed Transaction and related matters. SHAREHOLDERS OF STILLWATER ARE ADVISED TO READ THE PROXY STATEMENT THAT HAS BEEN FILED AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. When available, Sibanye shareholders may obtain free copies of the JSE Category 1 circular by going to Sibanye’s website at www.sibanye.co.za. The proxy statement and other relevant documents may also be obtained, free of charge, on the SEC’s website (http://www.sec.gov). Stillwater shareholders may obtain free copies of the proxy statement from Stillwater by going to Stillwater’s website at www.stillwatermining.com.

PARTICIPANTS IN THE SOLICITATION

Sibanye, Stillwater and their respective directors and officers may be deemed participants in the solicitation of proxies of Sibanye’s and Stillwater’s respective shareholders in connection with the proposed Transaction. Sibanye’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Sibanye in Sibanye’s Annual Report on Form 20-F, for the fiscal year ended 31 December 2015, which was filed with the SEC on 21 March 2016. Stillwater’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Stillwater in Stillwater’s Annual Report on Form 10-K for the fiscal year ended 31 December 2015, which was filed with the SEC on 22 February 2016. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed Transaction is included in the proxy statement that Stillwater has filed with the SEC.

NO OFFER OR SOLICITATION

This announcement is for informational purposes only and does not constitute an offer to sell, or a solicitation of offers to purchase or subscribe for, securities in the United States or any other jurisdiction. Any securities referred to herein have not been, and will not be, registered under the US Securities Act of 1933 and may not be offered, exercised or sold in the United States absent registration or an applicable exemption from registration requirements.

FORWARD-LOOKING STATEMENTS

This announcement includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “target”, “will”, “would”, “expect”, “anticipate”, “plans”, “potential”, “can”, “may” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters.

These forward-looking statements, including, among others, those relating to Sibanye’s future business prospects, revenues and income, expected timings of the transactions (including completion), potential transaction benefits (including statements regarding growth, cost savings and benefits from and access to international financing), PGM pricing expectations, levels of output, supply and demand, information related to the Blitz Project, estimations or expectations of enterprise value, EBTIDA and net asset values, wherever they may occur in this announcement, are necessarily estimates reflecting the best judgment of the senior management and directors of Sibanye, and involve a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements of the Group to differ materially from those suggested by the forward-looking statements. As a consequence, these forward-looking statements should be considered in light of various important factors, including those set forth in this announcement. Important factors that could cause the actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation: economic, business, political and social conditions in South Africa, Zimbabwe and elsewhere; changes in assumptions underlying Sibanye’s estimation of its current Mineral Reserves and Resources; the ability to achieve anticipated efficiencies and other cost savings in connection with past and future acquisitions, as well as at existing operations; the ability of Sibanye to successfully integrate acquired businesses and operations (whether in the gold mining business or otherwise) into its existing businesses; Sibanye’s or Stillwater’s ability to complete the proposed transaction; the inability to complete the proposed transaction due to failure to obtain approval of the shareholders of Sibanye or Stillwater or other conditions in the merger agreement; Sibanye’s ability to achieve anticipated efficiencies and other cost savings in connection with the transaction; the success of Sibanye’s business strategy and any changes thereto, exploration and development activities; the ability of Sibanye to comply with requirements that it operate in a sustainable manner; changes in the market price of gold, PGMs and/or uranium; the occurrence of hazards associated with underground and surface gold, PGMs and uranium mining; the occurrence of labour disruptions and industrial action; Sibanye’s future financial position, plans, strategies, objectives, capital expenditures, projected costs and anticipated cost savings and financing plans; the availability, terms and deployment of capital or credit; changes in relevant government regulations, particularly environmental, tax health and safety regulations and new legislation affecting water, mining, mineral rights and business ownership, including any interpretations thereof which may be subject to dispute; the outcome and consequence of any potential or pending litigation or regulatory proceedings or other environmental, health and safety issues; power disruptions, constraints and cost increases; supply chain shortages and increases in the price of production inputs; fluctuations in exchange rates, currency devaluations, inflation and other macro-economic monetary policies; the occurrence of temporary stoppages of mines for safety incidents and unplanned maintenance; Sibanye’s ability to hire and retain senior management or sufficient technically skilled employees, as well as its ability to achieve sufficient representation of historically disadvantaged South Africans’ in its management positions; failure of Sibanye’s information technology and communications systems; the adequacy of Sibanye’s insurance coverage; any social unrest, sickness or natural or man-made disaster at informal settlements in the vicinity of some of Sibanye’s operations; and the impact of HIV, tuberculosis and other contagious diseases. Further details of potential risks and uncertainties affecting Sibanye are described in Sibanye’s filings with the JSE and the SEC, including in Sibanye’s Annual Report on Form 20-F, for the fiscal year ended 31 December 2015 and the Integrated Annual Report 2015. These forward-looking statements speak only as of the date of this announcement.

Neither Sibanye nor Stillwater undertake no obligation to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this announcement or to reflect the occurrence of unanticipated events.

ENDS

MEDIA RELEASE

Sibanye Gold Limited

Reg. 2002/031431/06

Business Address:

Libanon Business Park

1 Hospital Street

(Off Cedar Ave)

Libanon, Westonaria, 1780

Postal Address:

Private Bag X5

Westonaria, 1780

Tel +27 11 278 9600

Fax +27 11 278 9863

SIBANYE ANNOUNCES PROPOSED ACQUISITION OF STILLWATER MINING COMPANY

Creating superior value for all stakeholders

Westonaria, 9 December 2016: Sibanye Gold Limited (Sibanye) is pleased to announce it has reached a definitive agreement to acquire Stillwater Mining Company (Stillwater, NYSE: SWC) for US$18 per share in cash, or US$2.2 billion in aggregate (approximately R30 billion). The consideration represents a premium of 23% to Stillwater’s prior day closing share price, and 20% to Stillwater’s 20-day volume-weighted average closing share price.

Stillwater Mining Company, a leading palladium and platinum producer located in Montana and headquartered in Colorado, USA, is a Tier One producer of platinum group metals (PGMs). Stillwater currently comprises two underground PGM mines (the Stillwater Mine and the East Boulder Mine), the Blitz organic growth Project and the Columbus Metallurgical Complex.

Commenting on the announcement, Neal Froneman, CEO of Sibanye said: “The Transaction is consistent with Sibanye’s strategy of creating superior value for all of our stakeholders by enhancing the cash flow generation through value accretive growth, which underpins our strategy of paying sustainable, industry-leading dividends. The Transaction represents a transformational opportunity for Sibanye to acquire high-quality, low-cost, PGM assets at a favourable point in the cycle.”

Strategically the Transaction is compelling in that it expands Sibanye’s PGM portfolio with high-grade reserves that currently support over 25 years of mine life, and also provide near term, organic, low-cost growth through the Blitz Project. Furthermore, the extensive strike length of the mineralised orebody, suggests that there may be further upside potential.

Sillwater’s Columbus metallurgical processing complex will provide Sibanye with a “mine-to-market” PGM business and the sizeable recycling operation provides a steady margin and strategic market insight.

Directors: Sello Moloko* (Chairman) Neal Froneman (CEO) Charl Keyter (CFO) Chris Chadwick* Robert Chan* Timothy Cumming* Barry Davison* Rick Menell* Nkosemntu Nika* Keith Rayner* Sue van der Merwe* Jerry Vilakazi* Jiyu Yuan* Cain Farrel (Corporate Secretary) (*Non-Executive)

www.sibanyegold.co.za

The Transaction also positions Sibanye shareholders for a potential re-rating. Following a thorough due diligence on Stillwater, Sibanye management considers the Transaction to be value accretive. In addition, the transaction will position Sibanye’s Platinum Division further down the global cost curve, with the potential of further cost reductions, thus enhancing the Group’s cash flow generation and improving its access to lower-cost global financing.

Mick McMullen, CEO of Stillwater said: “The Board of Directors of Stillwater has approved the Transaction and recommends that stockholders of Stillwater vote in favor of it. The Transaction allows our stockholders to realise immediate value and also positions our operations and employees as part of a preeminent global precious metals company. Sibanye has complementary values to Stillwater, and we are confident that Sibanye will continue to be a world-class steward of our operations and partner to our local communities in Montana.”

The implementation of the Transaction is subject to Stillwater and Sibanye shareholder approval as well as applicable regulatory approvals in the U.S. and South Africa. Sibanye’s two largest shareholders, Gold One International Ltd. and the PIC, which in aggregate represent 29% of Sibanye’s issued share capital, have indicated their support for the Transaction.

Sibanye will fund the transaction through a US$2.7 billion bridge loan commitment. The Transaction is expected to close in the second quarter of 2017. Post-closing of the Transaction, Sibanye will raise new debt and equity through a rights issue, with the objective of maintaining its dividend policy and preserving its long-term financial flexibility.

Froneman concluded: “This Transaction balances Sibanye’s portfolio operationally and geographically with the addition of a world-class operation in an attractive mining jurisdiction. We have been most impressed with the workforce at Stillwater, and look forward to the opportunity of working with them. We believe that our two organisations have a strong cultural fit, with mutual priorities of employee health and safety, the environment and the communities in which we operate.”

ENDS

There will be at 10h00 (CAT) a live presentation/ webcast and at 16h00 (CAT) an international analyst call. Information can be found at:

https://www.sibanyegold.co.za/investors/transactions/stillwater-acquisition

Contact

Investors

James Wellsted

SVP Investor Relations

Sibanye Gold Limited

+27 83 453 4014

james.wellsted@sibanyegold.co.za

Media

Carol Roos

Brunswick

+27 72 690 1230

croos@brunswickgroup.com

Sibanye Gold Limited

(Reg. No. 2002/031431/06)

(Incorporated in the Republic of South Africa)

Share Code: SGL

ISIN Code: ZAE000173951

Issuer Code: SGL

PROPOSED ACQUISITION OF

STILLWATER MINING COMPANY: CREATING A PREMIER,

GLOBAL PRECIOUS METALS MINER

1.   Introduction

Sibanye Gold Limited (“Sibanye”) is pleased to announce that it has entered into a definitive agreement to acquire all of the outstanding common stock of Stillwater Mining Company (NYSE: SWC) (“Stillwater”) for US$18.00 per share in cash, or US$2.2 billion in aggregate (approximately R30 billion(1)) (the “Transaction”). The consideration represents a premium of 23% to Stillwater’s prior day closing share price, and 20% to Stillwater’s 20-day volume-weighted average closing share price.

The Board of Directors of Stillwater has unanimously determined and resolved that the Transaction is advisable, fair to and in the best interests of Stillwater and the stockholders of Stillwater, and has recommended that the stockholders of Stillwater vote in favour of the Transaction.

2.   Transaction Rationale

Sibanye’s management believes that the Transaction is value accretive and represents a unique and transformational opportunity to create, for the benefit of all stakeholders, a premier, global precious metals miner, with a balanced portfolio of gold and platinum group metals (“PGM”) assets, at a favourable point in the commodity cycle.

The Transaction is expected to enhance Sibanye’s asset base and create a globally competitive South African mining champion by:

•  Adding to its portfolio two low-cost, low-risk, steady-state, producing PGM mines;

•      Expanding its portfolio with high-grade reserves that currently support over 25 years of mine life;

•  Providing near-term and low-cost growth through the Blitz Project;

•      Providing significant upside and organic growth potential through extensive regional resources;

•  Creating a mine-to-market PGM business with a metallurgical processing complex;

•      Introducing a significant recycling operation which provides a steady margin and strategic market insight; and

•      Potentially providing further operational optimisation through the transfer of “best practices.”

Furthermore, Sibanye’s management believes that, following a detailed due diligence review, the Transaction is value accretive and supports the case for potential valuation re-rating by:

•      Balancing its portfolio operationally and geographically with the addition of a world-class operation in an attractive mining jurisdiction;

•      Positioning its Platinum Division further down the global cost curve, with the potential of further cost reductions;

•  Enhancing its cash flow generation to sustain its industry-leading dividend; and

•  Improving its access to lower-cost global financing.

Neal Froneman, CEO of Sibanye said: “The Transaction is consistent with Sibanye’s strategy of creating superior value for all of our stakeholders, by enhancing the cash flow generation and growth profile of its portfolio, underpinning its strategy of paying sustainable, industry leading dividends.

We believe the Transaction represents a unique opportunity for Sibanye to acquire high-quality, low-cost PGM assets which offer near-term organic growth through the anticipated ramp-up of the Blitz Project. The extensive strike length of the mineralised orebody suggests that there may be further upside potential.

We have been most impressed with the workforce at Stillwater, and look forward to the opportunity of working with them. We believe that our two organisations have a strong cultural fit, with mutual priorities of employee health and safety, the environment and the communities in which we operate.”

Mick McMullen, CEO of Stillwater said: “The Board of Directors of Stillwater has approved the Transaction and recommends that stockholders of Stillwater vote in favor of it. The Transaction allows our stockholders to realise immediate value and also positions our operations and employees as part of a preeminent global precious metals company. Sibanye has complementary values to Stillwater, and we are confident that Sibanye will continue to be a world-class steward of our operations and partner to our local communities in Montana.”

3.   The Transaction and Financing Package

Sibanye and Stillwater have entered into a definitive agreement (the “Transaction Agreement”) whereby the Transaction will be implemented in accordance with the General Corporation Law of the State of Delaware, US (the “DGCL”). Pursuant to the Transaction Agreement, a newly formed US subsidiary of Sibanye’s newly formed US holding company will merge with and into Stillwater, with Stillwater surviving as an indirect wholly-owned subsidiary of Sibanye.

2

Stockholders of Stillwater will be entitled to receive US$18.00 in cash from one of Sibanye’s US subsidiaries in exchange for each Stillwater share, which represents a premium of 23% to Stillwater’s prior day closing share price, and 20% to Stillwater’s 20-day volume-weighted average closing share price.

Sibanye has obtained, directly and indirectly through its newly formed US merger subsidiary, a US$2.7 billion bridge loan commitment from Citi and HSBC to fund the Transaction consideration and repay Stillwater’s convertible debentures (US$0.5 billion aggregate principal and associated make-whole adjustment).

The Transaction is expected to close in the second quarter of 2017. Post-closing of the Transaction, Sibanye expects to raise in the capital markets new debt and at least US$750 million in equity through a rights issue, with the objective of maintaining its dividend policy and preserving its long-term financial flexibility. Consistent with its long-term strategy, Sibanye is targeting a net debt-to-2017 EBITDA ratio of no greater than 1.5x by the end of fiscal year 2017.

4.   Stillwater Overview

Stillwater is the only US miner of PGM and the largest primary producer of PGM outside of South Africa and the Russian Federation. Located in Montana, US, Stillwater’s operations consist of two underground PGM mines (the Stillwater Mine and East Boulder Mine), the Blitz Project and the Columbus metallurgical complex.

Located in the J-M Reef, the world’s highest-grade PGM deposit, the Stillwater Mine and East Boulder Mine have been in operation since 1986 and 2002, respectively. In aggregate, the two mines are expected to produce between 535,000 and 545,000 ounces of 2E PGM in fiscal year 2016, at a total cash cost (net of credits) of between US$430 and US$455 per ounce. Each mine has its own milling and concentrator infrastructure on site.

Development of the Blitz Project is expected to be completed in early 2018. The Blitz Project is expected to ramp up to full production of between 270,000-330,000 ounces of 2E PGM by 2021/2022, with lower cash cost per ounce than that currently of the Stillwater Mine and East Boulder Mine.

As of 31 December 2015, Stillwater’s proven and probable reserves consisted of 39.4 million tonnes of ore with an average grade of 15.6 g/t, or 19.9 million ounces of contained 2E PGM. The proven and probable reserves are 78% palladium and 22% platinum, and support a mine life of over 25 years(2).

The Columbus metallurgical complex is a state-of-the-art operation that is capable of providing smelting and refining processes for mine concentrates. The complex produces a PGM-rich filter cake that is shipped to a third-party precious metal refinery. In addition, the complex facilitates recycling operations for various materials containing PGM that are provided by third-party suppliers, principally automotive catalytic converters. The complex has continued to expand its recycling volumes, with a record 175,000 ounces of PGM processed in 3Q 2016.

Stillwater has a long history of constructive labour relations and support for local community development.

3

5.   Conditions Precedent

The implementation of the Transaction is both subject to and conditional on the fulfillment of conditions precedent customary for a transaction of this nature and include, inter alia, the following:

•                  Stillwater stockholder approval (majority of votes outstanding) of the Transaction shall have been obtained in accordance with the DGCL;

•                  Sibanye shareholder approval of the Transaction (majority of votes cast) and for the issuance of Sibanye shares in the context of a potential rights issue (75% of votes cast) each shall have been obtained in a shareholders’ general meeting convened in accordance with its memorandum of incorporation and the JSE Listings Requirements;

•                  Required regulatory authorisations shall have been obtained: (i) any applicable waiting period (or any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 relating to the consummation of the Transaction shall have expired or been terminated; (ii) clearance from the Committee of Foreign Investment in the United States; and (iii) the approval of the South African Reserve Bank as required in accordance with the Exchange Control Regulations of South Africa;

•                  Stillwater and Sibanye shall have performed and complied in all material respects with all agreements and covenants required by the Transaction Agreement to be performed or complied with by them at or prior to the closing of the Transaction; and

•                  From the date of signature of the Transaction Agreement, there shall not have been any effects that have had or would reasonably be expected to have, individually or in the aggregate, a material adverse change on Stillwater and its operations.

Sibanye and Stillwater are committed to engage with the relevant authorities and affected stakeholders in order to fulfill the conditions precedent to enable the Transaction to become unconditional as soon as possible.

6.   Transaction Agreement

The Transaction Agreement provides for terms customary in agreements of this nature and includes (i) a non-solicitation covenant on the part of Stillwater, subject to customary “fiduciary out” provisions; (ii) a right in favor of Sibanye to match any superior proposal; (iii) payment to Sibanye of a termination fee equal to 0.75% of the Transaction consideration to the stockholders of Stillwater in certain circumstances, including if the Board of Directors of Stillwater changes its recommendation for the Transaction; (iv) payment to Stillwater of a termination fee equal to 1.5% of the Transaction consideration to the stockholders of Stillwater in certain circumstances; and (v) provisions governing the operation of Stillwater during the interim period.

4

7.   Sibanye Shareholder Support

Sibanye’s two largest shareholders Gold One International Ltd. and Public Investment Corporation Ltd., which in aggregate represent 29% of Sibanye’s issued share capital, have confirmed their support of the Transaction.

8.   Financial Information

The net asset value of Stillwater as of 30 September 2016 is US$916 million and the profit attributable to Stillwater for the nine months ended 30 September 2016 is US$4 million.

9.   Categorisation of Transaction

In terms of the JSE Listing Requirements, the Transaction is classified as a category 1 transaction. As the categorisation exceeds 100%, Sibanye will be required to prepare revised listing particulars in accordance with the JSE Listing Requirements. In the event that the Transaction is approved by shareholders, the continued listing of Sibanye has been approved by the JSE. The circular to the shareholders of Sibanye, including revised listing particulars, will be posted in due course.

10.          Implementation of the Transaction

Upon closing of the Transaction, a newly formed US subsidiary of Sibanye shall be merged with and into Stillwater, whereupon the separate existence of the US subsidiary shall cease. Stillwater shall remain as the surviving corporation and shall be a direct subsidiary of Sibanye’s newly formed US holding company and an indirect wholly owned subsidiary of Sibanye. Post-closing of the Transaction, Stillwater’s organisational documents will be amended to ensure compliance with the JSE Listings Requirements and, subject to compliance with relevant laws and regulations, Stillwater’s listing on the NYSE will be terminated and its securities (to the extent relevant) will be deregistered under the Securities Exchange Act of 1934, as amended, and its reporting obligations in the United States will be terminated.

There will be at 10h00 (Central Africa Time) a live presentation / webcast and at 16h00 (Central Africa Time) an international analyst call. Information can be found at:

https://www.sibanyegold.co.za/investors/transactions/stillwater-acquisition

9 December 2016

Libanon

Financial Advisors:
Citigroup Global Markets Limited (“Citi”)
HSBC Bank plc (“HSBC”)

Corporate Advisor:
Qinisele Resources Proprietary Limited (“Qinisele Resources”)

Sponsor:
J.P. Morgan Equities South Africa Proprietary Limited (“J.P. Morgan”)

5

South African Legal and Tax Advisor:
ENSAfrica

US Legal and Tax Advisor:
Linklaters LLP

Technical Advisor:
Mineral Corporation Consultancy Proprietary Limited

Reporting Accountant:
KPMG Inc.

Additional Information and Where to Find It

This announcement does not constitute the solicitation of any vote, proxy or approval. In connection with the proposed transaction, Sibanye intends to post to its shareholders a JSE Limited (“JSE”) Category 1 circular subject to the approval of the circular by the JSE and Stillwater intends to file with the Securities and Exchange Commission (the “SEC”) relevant materials, including a proxy statement. The JSE Category 1 circular and other relevant documents will be sent or otherwise disseminated to Sibanye’s shareholders and will contain important information about the proposed transaction and related matters. SHAREHOLDERS OF SIBANYE ARE ADVISED TO READ THE JSE CATEGORY 1 CIRUCLAR AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant documents will be sent or otherwise disseminated to Stillwater’s shareholders and will contain important information about the proposed transaction and related matters. SHAREHOLDERS OF STILLWATER ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. When available, Sibanye shareholders may obtain free copies of the JSE Category 1 circular by going to Sibanye’s website at www.sibanye.co.za. The proxy statement and other relevant documents may also be obtained, free of charge, on the SEC’s website (http://www.sec.gov), when available. Stillwater shareholders may obtain free copies of the proxy statement once it is available from Stillwater by going to Stillwater’s website at www.Stillwater.com.

Participants in the Solicitation

Sibanye, Stillwater and their respective directors and officers may be deemed participants in the solicitation of proxies of Sibanye’s and Stillwater’s respective shareholders in connection with the proposed transaction. Sibanye’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Sibanye in Sibanye’s Annual Report on Form 20-F, for the fiscal year ended 31 December 2015, which was filed with the SEC on 21 March 2016. Stillwater’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Stillwater in Stillwater’s Annual Report on Form 10-K for the fiscal year ended 31 December 2015, which was filed with the SEC on 22 February 2016. Additional information regarding the interests of

6

participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement that Stillwater intends to file with the SEC.

No Offer or Solicitation

This announcement is for informational purposes only and does not constitute an offer to sell, or a solicitation of offers to purchase or subscribe for, securities in the United States or any other jurisdiction. Any securities referred to herein have not been, and will not be, registered under the US Securities Act of 1933 and may not be offered, exercised or sold in the United States absent registration or an applicable exemption from registration requirements.

Forward Looking Statements

This announcement includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “target”, “will”, “forecast”, “expect”, “potential”, “intend”, “estimate”, “anticipate”, “can” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. In this announcement, for example, statements related to expected timings of the transactions (including completion), potential transaction benefits (including statements regarding growth, cost savings, benefits from and access to international financing and financial re-ratings), PGM pricing expectations, levels of output, supply and demand, information related to the Blitz Project, and estimations or expectations of enterprise value, EBTIDA and net asset values, are forward-looking statements. The forward-looking statements set out in this announcement involve a number of known and unknown risks, uncertainties and other factors, many of which are difficult to predict and generally beyond the control of Sibanye and Stillwater, that could cause Sibanye’s or Stillwater’s actual results and outcomes to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include, without limitation: Sibanye’s or Stillwater’s ability to complete the proposed transaction; the inability to complete the proposed transaction due to failure to obtain approval of the shareholders of Sibanye or Stillwater or other conditions in the Merger Agreement; Sibanye’s ability to successfully integrate the acquired assets with its existing operations; Sibanye’s ability to achieve anticipated efficiencies and other cost savings in connection with the transaction; Sibanye’s ability to implement its strategy and any changes thereto; Sibanye’s future financial position, plans, strategies, objectives, capital expenditures, projected costs and anticipated cost savings and financing plans; changes in the market price of gold, platinum group metals (“PGM”) and/or uranium. These forward-looking statements speak only as of the date of this announcement.

Neither Sibanye nor Stillwater undertakes any obligation to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this announcement or to reflect the occurrence of unanticipated events.

The offer in the United States is solely being made by Sibanye and/or its affiliated entities and not by any other person. None of Citi, HSBC, Qinisele Resources nor J.P. Morgan will be making any offer into the United States on behalf of Sibanye and/or its affiliated entities.

7

Important Notices

Citi and HSBC which are authorised by the Prudential Regulation Authority and regulated in the United Kingdom by the Financial Conduct Authority and the Prudential Regulation Authority, are acting exclusively for Sibanye and no one else in connection with the Transaction and will not be responsible to anyone other than Sibanye for providing the protections afforded to clients of Citi or HSBC nor for providing advice in relation to the Transaction or any other matter referred to in this announcement.

(1) Based on exchange rate of South African Rand to US Dollar equal to 13.66 as of 8 December 2016.

(2) The December 31, 2015, ore reserves for Stillwater’s operations were reviewed by Behre Dolbear & Company (USA), Inc. (“Behre Dolbear”), third-party independent consultants, who are experts in mining, geology and ore reserve determination. Stillwater has utilised Behre Dolbear to carry out independent reviews and inventories of its ore reserves since 1990. Behre Dolbear consents to the use of its report. The qualified person in the report is David M. Abbott, Jr., FIAMM, QP. who has 41 years of experience in the mining industry. Mr. Abbott has reviewed the contents of this announcement and consents to the inclusion in the announcement of the ore reserves information (abstracted from the Behre Dolbear 2015 report) in the form above and in the context in which it appear.

8

Westonaria 4 May 2017: Sibanye Gold Limited (“Sibanye” and/or “the Group”) (JSE: SGL & NYSE: SBGL) is pleased to provide an operating update for the quarter ended 31 March 2017. Detailed financial and operating results are provided on a six-monthly basis. OPERATING UPDATE UNITED STATES DOLLARS1 SOUTH AFRICAN RAND 1 Average exchange rates for the quarters ended 31 March 2017, 31 December 2016 and 31 March 2016 were R13.21/US$, R13.88/US$ and R15.79/US$, respectively. 2 The Platinum Division’s performance is only provided for the quarters ended 31 March 2017 and 31 December 2016, as the Aquarius group was only acquired on 12 April 2016 and the Rustenburg operations on 1 November 2016. 3 Platinum Group Metals of which 4E represent platinum, palladium, rhodium and gold. Sibanye Operating update 31 March 2017 1 STOCK DATA FOR THE THREE MONTHS ENDED 31 MARCH 2017 JSE LIMITED – (SGL) Number of shares in issue – at end 31 March 2017929,004,342 – weighted average929,004,342 Price range per ordinary shareZAR24.01 to ZAR31.15 Average daily volume6,089,544 NYSE – (SBGL); ONE ADR REPRESENTS FOUR ORDINARY SHARES Free Float80% Price range per ADRUS$7.45 to US$9.40 Average daily volume2,127,679 Bloomberg/ReutersSGLS / SGLJ.J MarDec 20162016 Mar 2017 UnitUnit Mar 2017 DecMar 20162016 KEY STATISTICS Gold Division 360.8382.9 1,1821,212 5460 160.3166.2 3836 895957 330.1 1,215 68 73.2 18 1,163 000’ozGold producedkg US$/ozAverage gold priceR/kg US$/t Operating costR/t US$m Operating profitRm % Operating margin% US$/ozAll-in sustaining costR/kg 10,266 515,998 896 967.0 18 493,872 11,90811,221 541,082600,267 833845 2,304.12,530.6 3638 427,091454,282 Platinum Division - attributable2 -134.8 -233.2 -857 -762 -8.1 -8 168.1 286.7 917 842 18.4 8 000’ozPlatinum producedkg 000’oz4E PGM3 productionkg US$/4EozAverage PGM basket priceR/4Eoz US$/4EozOperating costR/4Eoz US$m Operating profitRm %Operating margin% 5,228 8,918 12,109 11,128 242.9 8 4,194-7,253-11,900-10,571-114.4-8-

OVERVIEW AND UPDATE FOR THE QUARTER ENDED 31 MARCH 2017 COMPARED WITH THE QUARTER ENDED 31 MARCH 2016 Due to significant appreciation in the ZAR/USD exchange rate during 2016, the average rand gold price of R515,998/kg for the March 2017 quarter was 14% lower than for the comparable period in 2016. The exchange rate appreciated by 16% from an average of R15.70/US$ for the March 2016 quarter, to R13.21/US$ for the March 2017 quarter. As a result, the average operating margin for the Gold Division declined from 38% to 18% with operating profit decreasing from R2,531 million for the March 2016 quarter to R967 million. The positive momentum developed by the Platinum Division in 2016 has continued into 2017, with all of the operations performi ng strongly and the integration process proceeding well. In line with the progress made on the realisation of synergies it is therefore pleasing that the Platinum Division generated attributable operating profit of R243 million, with Mimosa contributing an additional R119 million to Earnings from Associates. SAFETY Safety trends for the Group continued to improve, with all safety indicators better for the March 2017 quarter relative to the comparable quarter in 2016. The Fatal Injury Frequency Rate was 67% lower at 0.05 per million hours and the Serious Injury Frequency Rate was 27% lower at 3.7 per million hours. The improved safety performance follows the implementation of a revised safety strategy which has been rolled out in both the Gold and Platinum Divisions. Regrettably two fatal accidents occurred in the Gold Division during the March 2017 quarter, both at the Beatrix Operation. Sibanye Management and Board extend their sincere condolences to the families and colleagues of Mr Sphampano Machenene and Mr Mxolisi Cekiso. Pleasingly, the Platinum Division recorded a fatality free March 2017 quarter. GOLD DIVISION Gold production for the March 2017 quarter of 10,266kg (330,100oz), was 9% lower than for the comparable quarter in 2016. The 955kg (30,700oz) decrease was mainly due to the cessation of mining operations at the Cooke 4 shaft in September 2016, which previously contributed 409kg (13,100oz) in the March 2016 quarter. Lower underground volumes at Driefontein and Cooke were supplemented, where possible, by surface rock dump (SRD) material, albeit at lower grades. Gold in inventory at the end of December 2016 of 129kg (4,147oz) was sold during the March 2017 quarter, resulting in sales of 10,395kg (334,200oz). Costs at the Gold Division of R4,937 million were approximately 5% higher than for the March 2016 quarter with unit costs 6% higher at R896/t milled. All-in sustaining cost (AISC) increased by 9% from R454,282/kg to R493,862/kg mainly as a result of the decrease in gold produced. Kloof posted a strong performance as production increased by 1% to 3,201kg (102,900oz). A decision to mill current waste with the mined ore to improve efficiency and reduce unit costs resulted in a 15% increase in mill throughput to 506,000t, and a corresponding 12% decline in the average yield to 6.33g/t. An opportunity to utilise excess capacity at Ezulwini and Cooke plants with Kloof surface material resulted in surface throughput increasing by 37%. Production declined 5% however due to the processing of lower grade feed ma terial at the Kloof rock dump. At Beatrix, underground gold production increased by 1% to 2,176kg (70,000oz). This was due to an increase in volume from Beatrix 1 shaft and an increase in grade at Beatrix 4 shaft. Gold production from the surface operations decreased by 9% to 109kg (3,500oz) due to lower volumes from SRDs which were preferentially replaced with underground ore. Surface throughput decreased by 21% to 336,000t. The yield from the surface operations increased from 0.28g/t to 0.32g/t. Underground production at Driefontein for the March 2017 quarter, at 3,038kg (97,700oz) was 8% lower than for the comparable period in 2016, mainly as a result of lower production from 5 and 6 shafts. Higher grade areas at 6 shaft will only return to production in July 2017 due to a seismic event that occurred during the March 2017 quarter. Ore milled was 1% lower at 531,000t. Gold production from surface sources decreased by 2% to 474kg (15,200oz) due to lower SRD grade and volume. Management at Driefontein has been strengthened through the appointment of Koos Barnard as an additional VP at the Driefontein Operations. Koos has over 30 years mining experience in the South African gold industry, nine of those with Gold Fields as well as after its unbundling, with Sibanye Gold for two years. Prior to that Koos occupied various roles at Anglo Gold and Durban Roodepoort Deep. We are pleased to welcome Koos bac k to Sibanye where we are certain his experience will be invaluable. Underground production at Cooke of 701kg (22,500oz) was 48% lower than for the comparable period in 2016, primarily due to the cessation of production at Cooke 4, which produced 409kg (13,100oz) for the March 2016 quarter. The Cooke 3 grout plant was commissioned at the end of Q1 which should allow extraction of higher grade mining areas in future. Lower underground volumes were supplemented with surface material where possible, resulting in production from surface increasing by 1 0% to 192kg (6,200oz) for the quarter. The surface yields increased by 18% to 0.20g/t. 2 Sibanye Operating update 31 March 2017 Sibanye is an independent mining group domiciled in South Africa, which owns and operates a portfolio of high-quality gold and platinum group metals (PGMs) operations and projects.

The continuous operational underperformance of Beatrix 4 shaft and the Cooke underground operations is currently under review . We are pleased to report the appointment of William Taylor as Chief Operating Officer for the Gold Division. William has extensive mining experience in both the Gold and Platinum industries. He spent close to 17 years at Anglo American Platinum, most recently in the role of Senior General Manager at Amandelbult and prior to that, nearly 15 years in the Gold Mining industry at, amongst others, Harmony and Durban Roodepoort Deep. William’s appointment will substantially strengthen the Gold Division management team. PLATINUM DIVISION The Platinum Division delivered attributable PGM production of 286,716oz (4E) for the March 2017 quarter in line with planned levels. The operating cost was R11,128/4Eoz (US$842/4Eoz) resulting in an operating margin of 8% for the period. The PGM basket price for the quarter was R12,109/4Eoz (US$917/4Eoz). The Platinum Division recorded an operating profit of R243 million (US$18 million) for the first quarter of 2017, excluding the equity accounted attributable operating profit of R119 million (US$9 million) from Mimosa. Despite the noted volatility in rand PGM prices during the quarter, and after taking into account the revenue contribution fr om base metals and chrome, Kroondal, Platinum Mile and Rustenburg delivered attributable operating profits of R77 million, R15 million and R122 million respectively during the quarter. This equated to a quarterly operating profit margin of 12%, 35% and 5% respectively for each operation. Mimosa and Platinum Mile continue to deliver solid results, with Rustenburg continuing its positive turnaround and Kroondal operating to guidance. Operating costs at Kroondal and Mimosa for the March 2017 quarter amounted to R10,430/4Eoz (US$790/4Eoz) and R8,921/4Eoz (US$675/4Eoz), respectively. Platinum Mile’s operating cost of R6,470/4Eoz (US$490/4Eoz) resulted in an operating margin of 35%. The integration of the Rustenburg operation is progressing well. The Sibanye operating model has been implemented across the Division and positive operating and financial performance momentum has already been noted. There has been a real 12% reduction in Rustenburg’s unit operating costs since Sibanye took control of the operation on 1 November 2016. R400 million in synergies is anticipated to be realised by year end. The Section 189 process announced on 26 January 2017, arising from the consolidation of Aquarius and the Rustenburg Operations into Sibanye, is ongoing. STRATEGIC UPDATE On 25 April 2017 Sibanye and Stillwater shareholders overwhelmingly approved the acquisition of Stillwater by Sibanye. All resolutions at the Sibanye General Meeting of shareholders were passed by a majority of approximately 8 2% of shareholders voting. This strong support from shareholders as well as the financial support in the Transaction already shown by some of the largest financial institutions in the world, is a significant vote of confidence in the strategic rational and value that Sibanye is confident it will deliver for all stakeholders through this transaction. While this transaction is significantly value accretive, even assuming relatively conservative commodity price assumptions, with earnings and cash flows enhanced as the Blitz project ramps up, Sibanye believes that supply and demand fundamentals across the PGM suite are positive and imply potential value upside. We expect sustained and material supply deficits across the PGMs over the long term, with palladium likely to move into significant deficits first, supported by continued growth in gasoline light passenger vehicle sales globa lly. Despite a likely decline in global diesel penetration rates, led by a structural change in the make-up of the European car market, we forecast a relatively balanced platinum market for the remainder of this decade, followed by deficits thereafter, driven by declining supply from South Africa. An industry wide decrease in stay-in-business capital over the last decade to unsustainable levels, is likely to result in lower primary platinum supply from South Africa, in our opinion. The outlook for Rhodium is similar, moving from a balanced market to long-term deficits early next decade. The resultant drawdown from above ground inventories will drive the PGM basket prices higher to more sustainable levels post 2018 in our view. The Stillwater acquisition follows the acquisitions of Aquarius and Rustenburg in 2016. Both of these acquisitions represented low cost entries into the PGM sector and importantly, through the realisation of cost and operating synergies, offered significant potential to enhance value, as is already evident in the Platinum Division results presented for the March 2017 quarter. Stillwater, located in Montana in the United States, owns the highest grade PGM mines in the world and is the lowest cost PGM producer (on an All-in Sustaining Cost basis which includes sustaining capital expenditure requirements ). The company is also the only PGM Company, through the brownfields Blitz project, that is able to substantially grow production at a low point in the commodity price cycle, financed entirely through internal cash flow. The high quality Stillwater assets, including a world class recycling facility, combined with Sibanye’s unique geographically diversified PGM operating base and the fact that Stillwater is the only primary palladium producer in the world, strategically positions Sibanye as an exclusive investment case. This transformative transaction uniquely positions Sibanye as a global precious metals company with a unique mix of commodities. Sibanye is now the third largest producer of palladium (and only primary producer of palladium) and the third largest producer of platinum in the world and also features in the top ten global gold companies. While the Company still perceives a potential for further value accretive growth through consolidation of the PGM Sector, des pite continued engagement with Government, the regulatory environment in South Africa is becoming increasingly uncertain and recen t political events have added significant economic volatility, complicating investment decisions, particularly capital intensiv e investments, with long lead times, such as in the mining industry. The group remains focused on delivering superior value to all stakeholders but until Sibanye Operating update 31 March 2017 3 there is more clarity on the investment and regulatory environment in South Africa, decisions to commit to long term growth p rojects in South Africa are difficult. OUTLOOK Guidance provided for the Gold and Platinum Divisions remains unchanged for the year. Gold production guidance for the year ending 31 December 2017 is between 47,000kg and 48,000kg (1.51 to 1.54Moz), with total cash cost between R385,000/kg and R395,000/kg (US$890/oz and US$910/oz) and AISC of between R470,000/kg and R480,000/kg (US$1,080/oz and US$1,105/oz). Total capital expenditure for 2017, including Burnstone, is currently planned at approximately R4.0 billion (US$300 million). Guidance for 4E PGM production from the Platinum Division is between 1.05Moz and 1.10Moz. Operating cost guidance for the division remains between R11,150/4Eoz and R11,450/4Eoz, with attributable capital expenditure planned at R900 million (US$67 million). The dollar costs are based on an average exchange rate of R13.50/US$. Neal Froneman Chief Executive Officer 4 May 2017 4 Sibanye Operating update 31 March 2017

SALIENT FEATURES AND COST BENCHMARKS

	Unit	Quarter	Total Mines			Driefontein		Kloof		Beatrix		Cooke	
			Total	Under-ground	Surface	Under-ground	Surface	Under-ground	Surface	Under-ground	Surface	Under-ground	Surface
SALIENT FEATURES AND COST BENCHMARKS													
Gold Division													
Production													
Tonnes milled/treated	000't	Mar 2017	4,858	1,852	3,006	531	845	506	813	621	336	194	1,012
		Dec 2016	4,936	1,952	2,984	516	919	517	789	701	361	218	915
		Mar 2016	4,978	1,975	3,003	537	953	441	593	656	425	341	1,032
Yield	g/t	Mar 2017	2.11	4.92	0.38	5.72	0.56	6.33	0.46	3.50	0.32	3.61	0.19
		Dec 2016	2.41	5.48	0.40	7.25	0.54	6.66	0.51	3.62	0.30	4.50	0.22
		Mar 2016	2.25	5.06	0.41	6.18	0.57	7.17	0.66	3.28	0.28	3.99	0.17
Gold produced	kg	Mar 2017	10,266	9,116	1,150	3,038	474	3,201	375	2,176	109	701	192
		Dec 2016	11,908	10,703	1,205	3,740	499	3,445	399	2,537	107	981	200
		Mar 2016	11,221	9,991	1,230	3,318	541	3,163	394	2,149	120	1,361	175
	000'oz	Mar 2017	330.1	293.1	37.0	97.7	15.2	102.9	12.1	70.0	3.5	22.5	6.2
		Dec 2016	382.9	344.3	38.8	120.3	16.0	110.8	12.8	81.5	3.5	31.5	6.5
		Mar 2016	360.8	321.2	39.6	106.7	17.4	101.7	12.7	69.1	3.9	43.7	5.6
Gold sold	kg	Mar 2017	10,395	9,234	1, 161	3,122	474	3,235	375	2,176	109	701	203
		Dec 2016	11,779	10,585	1,194	3,656	499	3,411	399	2,537	107	981	189
		Mar 2016	11,221	9,991	1,230	3,318	541	3,163	394	2,149	120	1,361	175
	000'oz	Mar 2017	334.2	296.9	37.3	100.4	15.2	104.0	12.1	70.0	3.5	22.5	6.5
		Dec 2016	378.6	340.2	38.4	117.5	16.0	109.7	12.8	81.5	3.5	31.5	6.1
		Mar 2016	360.8	321.2	39.6	106.7	17.4	101.7	12.7	69.1	3.9	43.7	5.6
Price and costs													
Gold price received	R/kg	Mar 2017	515,998				515,406		515,263		516,674		519,580
		Dec 2016	541,082				540,842		539,790		540,998		570,000
		Mar 2016	600,267				601,555		599,353		602,556		595,768
	US$/oz	Mar 2017	1,215				1,214		1,213		1,217		1,223
		Dec 2016	1,212				1,212		1,209		1,212		1,277
		Mar 2016	1,182				1,185		1,181		1,187		1,174
Operating cost	R/t	Mar 2017	896	2,113	147	2,538	200	2,375	182	1,461	130	2,352	80
		Dec 2016	833	1,893	140	2,312	189	2,090	147	1,324	109	2,265	96
		Mar 2016	845	1,932	129	2,211	168	2,592	163	1,262	118	1,930	79
Operating margin	%	Mar 2017	18	17	26	15	31	27	23	19	22	(25)	19
		Dec 2016	36	36	36	41	35	42	46	32	31	13	18
		Mar 2016	38	36	47	41	51	40	59	36	30	19	22
Total cash cost[1]	R/kg	Mar 2017	421,308				426,446		376,814		414,967		594,690
		Dec 2016	346,439				324,260		310,630		368,684		491,538
		Mar 2016	385,117				361,907		360,866		397,708		481,120
	US$/oz	Mar 2017	992				1,004		887		977		1,400
		Dec 2016	776				726		696		826		1,101
		Mar 2016	759				713		711		783		948
All-in sustaining cost[2]	R/kg	Mar 2017	493,872				497,831		450,859		486,871		666,150
		Dec 2016	427,091				393,333		409,843		445,045		562,308
		Mar 2016	454,282				421,845		435,001		463,729		535,156
	US$/oz	Mar 2017	1,163				1,172		1,062		1,146		1,568
		Dec 2016	957				881		918		997		1,260
		Mar 2016	895				831		857		913		1,054
All-in sustaining margin	%	Mar 2017	4				3		12		6		(28)
		Dec 2016	21				27		24		17		1
		Mar 2016	24				30		27		23		10
Capital expenditure													
Total capital expenditure[3]	Rm	Mar 2017	806.5				259.8		264.8		143.8		43.6
		Dec 2016	1,106.9				297.1		399.1		176.4		65.9
		Mar 2016	739.0				219.7		241.4		130.6		56.4
	US$m	Mar 2017	61.1				19.7		20.0		10.9		3.3
		Dec 2016	79.7				21.4		28.8		12.7		4.7
		Mar 2016	46.8				13.9		15.3		8.3		3.6

Average exchange rates for the quarters ended 31 March 2017, 31 December 2016 and 31 March 2016 were R13.21/US$, R13.88/US$ and R15.79/US$, respectively.
Figures may not add as they are rounded independently.

1 *Total cash cost is calculated in accordance with the Gold Institute Industry Standard as cost of sales as recorded in profit or loss, less amortisation and depreciation and off-site (i.e. central) general and administrative expenses (including head office costs) plus royalties and production taxes. Total cash cost per kilogram is defined as the average cost of producing a kilogram of gold, calculated by dividing the total cash cost in a period by the total gold sold over the same period.*

2 *All-in sustaining cost is defined as production costs plus all costs relating to sustaining current production and sustaining capital expenditure, and includes (but not limited to) operating costs, share based payments, royalties, rehabilitation costs and sustaining capital expenditure.*

3 *Corporate project expenditure for the quarters ended 31 March 2017, 31 December 2016 and 31 March 2016 amounted to R94.5 million (US$7.2 million), R168.4 million (US$12.1 million), and R90.9 million (US$5.7 million), respectively. The majority of this expenditure was on our Burnstone project.*

Sibanye Operating update 31 March 2017 5

SALIENT FEATURES AND COST BENCHMARKS Average exchange rates for the quarters ended 31 March 2017, 31 December 2016 and 31 March 2016 were R13.21/US$, R13.88/US$ and R15.79/US$, respectively. Figures may not add as they are rounded independently. 1 Platinum Division includes the attributable operations of Kroondal (50%), Mimosa (50%), Platinum Mile surface operation and R ustenburg since acquisition on 1 November 2016. 2 Production per product – see prill split in the table below. 3 The total Platinum Division price and unit costs exclude the financial results of Mimosa, which are equity accounted and excl uded from net operating profit. 4 4E PGM revenue per ounce, prior to a purchase of concentrate adjustment. 5 Operating costs are all mining related costs calculated as costs of sales before amortisation and depreciation. 6 Total cash cost is calculated in accordance with the Gold Institution industry standard as costs of sales as recorded in profit or loss, less amortisation and depreciation and off-site (i.e. central) general and administrative expenses (including head office costs) plus royalties and production taxes. Total cash costs per 4E ounce is defined as the average cost of producing a 4E ounce, calculated by dividing the total cash cost in a period by the PGM 4E produced over the same period. Prill split Quarter ended 6 Sibanye Operating update 31 March 2017 Mar 2017 Dec 2016 4Eoz% 4Eoz% Platinum Palladium Rhodium Gold 168,080 88,654 20,006 9,976 59 31 7 3 134,83658 73,43732 19,4578 5,4692 PGM 4E production Ruthenium Iridium 286,716 37,642 8,780 100 233,199100 30,804 7,047 Total 333,138 271,050 UnitQuarter Total Mines KroondalMimosaPlat MileRustenburg Under-TotalgroundSurface Under-Attributable AttributableSurfacegroundSurface SALIENT FEATURES AND COST BENCHMARKS Platinum Division - attributable Production1 Tonnes milled/treated000’tMar 2017 Dec 2016 Plant head gradeg/tMar 2017 Dec 2016 Plant recoveries%Mar 2017 Dec 2016 Yieldg/tMar 2017 Dec 2016 PGM 4E production24EozMar 2017 Dec 2016 6,5632,9043,659 5,8082,4483,360 2.103.291.15 1.883.200.92 64.7682.3625.01 66.3782.9324.66 1.362.710.29 1.252.650.23 286,716252,73733,979 233,199208,58624,613 8883352,1211,6811,538 9043402,3661,204994 2.413.580.693.691.79 2.443.610.673.651.53 81.4077.729.1683.5933.46 82.2978.2812.3884.5437.42 1.972.780.063.090.60 2.002.820.083.090.57 56,10629,9754,328166,65629,651 58,25230,8636,297119,47118,316 Price and unit costs3 Average PGM 4E basket price4R/4EozMar 2017 Dec 2016 US$/4EozMar 2017 Dec 2016 Operating costR/tMar 2017 Dec 2016 US$/tMar 2017 Dec 2016 Operating margin%Mar 2017 Dec 2016 Operating cost5R/4EozMar 2017 Dec 2016 US$/4EozMar 2017 Dec 2016 Total cash cost6R/4EozMar 2017 US$/4EozMar 2017 12,10912,19811,525 11,90011,87212,133 917923872 857855874 4591,04051 42494545 35794 31683 8252 8536 11,12811,9915,471 10,57111,0906,176 842908414 762799445 11,026 835 12,06212,08512,02812,24311,451 11,68812,22811,75411,87012,263 913915911927867 842881847855883 659798131,241103 604917111,209128 50601948 44661879 123135(2)54 71947133 10,4308,9216,47012,5165,325 9,36810,1034,00212,1856,923 790675490947403 675728288878499 10,1669,5986,47011,371 770727490861 Capital expenditure Total capital expenditureRmMar 2017 Dec 2016 US$mMar 2017 Dec 2016 175.5173.91.6 269.3269.10.2 13.313.20.1 19.319.3-23.755.31.694.9-67.053.40.2148.7-1.84.20.17.2-4.83.8-10.7-

DEVELOPMENT RESULTS

Development values represent the actual results of sampling and no allowance has been made for any adjustments which may be necessary when estimating ore reserves. All figures below exclude shaft sinking metres, which are reported separately where appropriate.

QUARTER ENDED		31 March 2017			31 December 2016			31 March 2016		
	REEF	CARBON LEADER	MAIN	VCR	CARBON LEADER	MAIN	VCR	CARBON LEADER	MAIN	VCR
Gold Division										
Driefontein	**Unit**									
Advanced	(m)	**1,309**	**844**	**802**	1,512	974	845	1,653	702	1,307
Advanced on reef	(m)	**165**	**255**	**151**	237	378	131	214	173	135
Channel width	(cm)	**63**	**69**	**94**	36	50	116	81	53	52
Average value	(g/t)	**16.6**	**9.5**	**34.5**	33.8	11.6	27.2	14.0	9.6	58.5
	(cm.g/t)	**1,049**	**660**	**3,242**	1,218	578	3,141	1,139	509	3,062

QUARTER ENDED		31 March 2017				31 December 2016				31 March 2016			
	REEF	KLOOF	MAIN	LIBANON	VCR	KLOOF	MAIN	LIBANON	VCR	KLOOF	MAIN	LIBANON	VCR
Gold Division													
Kloof	**Unit**												
Advanced	(m)	**779**	**441**	**219**	**1,816**	681	768	170	2,425	2,240	723	666	87
Advanced on reef	(m)	**167**	**42**	**62**	**243**	206	69	-	454	520	210	144	10
Channel width	(cm)	**169**	**36**	**138**	**91**	115	48	-	102	117	173	133	138
Average value	(g/t)	**5.6**	**23.4**	**5.9**	**18.1**	11.6	18.9	-	25.4	21.6	9.0	5.1	6.8
	(cm.g/t)	**945**	**834**	**816**	**1,656**	1,331	907	-	2,584	2,530	1,563	682	932

QUARTER ENDED		31 March 2017		31 December 2016		31 March 2016	
	REEF	BEATRIX	KALKOENKRANS	BEATRIX	KALKOENKRANS	BEATRIX	KALKOENKRANS
Gold Division							
Beatrix	**Unit**						
Advanced	(m)	**3,698**	**476**	4,613	723	4,176	947
Advanced on reef	(m)	**806**	**60**	1,289	138	1,358	249
Channel width	(cm)	**156**	**90**	145	102	115	126
Average value	(g/t)	**5.7**	**22.7**	5.9	13.3	8.1	11.7
	(cm.g/t)	**889**	**2,034**	861	1,361	938	1,470

QUARTER ENDED		31 March 2017				31 December 2016				31 March 2016			
	REEF	VCR	ELSBURGS REEFS	ELSBURG MASSIVES	KIMBERLEY REEFS	VCR	ELSBURGS REEFS	ELSBURG MASSIVES	KIMBERLEY REEFS	VCR	ELSBURGS REEFS	ELSBURG MASSIVES	KIMBERLEY REEFS
Gold Division													
Cooke	**Unit**												
Advanced	(m)	**145**	**717**	**-**	**177**	203	831	-	184	379	1,675	104	146
Advanced on reef	(m)	**59**	**139**	**-**	**38**	45	142	-	27	211	618	69	44
Channel width	(cm)	**44**	**116**	**-**	**129**	73	88	-	119	281	250	343	205
Average value	(g/t)	**8.5**	**8.4**	**-**	**4.9**	5.4	10.6	-	4.7	2.2	4.1	5.2	3.2
	(cm.g/t)	**373**	**974**	**-**	**631**	392	933	-	559	622	1,037	1,784	665

QUARTER ENDED		31 March 2017					31 December 2016				
	REEF	KOPANENG	SIMUNYE	BAMBANANI	KWEZI	K6	KOPANENG	SIMUNYE	BAMBANANI	KWEZI	K6
Platinum Division											
Kroondal[1]	**Unit**										
Advanced	(m)	**323**	**559**	**737**	**1.118**	**682**	701	552	1,160	767	974
Advanced on reef	(m)	**221**	**559**	**558**	**917**	**682**	300	477	294	694	971
Channel width	(cm)	**131**	**209**	**111**	**92**	**196**	102	183	45	104	193
Height	(cm)	**255**	**253**	**227**	**237**	**247**	260	244	224	240	254
Average value	(g/t)	**1.53**	**2.51**	**2**	**2.08**	**2.46**	1.26	2.16	0.81	2.45	2.46
	(cm.g/t)	**390**	**635**	**453**	**494**	**607**	326	528	182	587	627

QUARTER ENDED		31 March 2017				31 December 2016			
	REEF	BATHOPELE	THEMBELANI	KHUSELEKA	SIPHUMELELE	BATHOPELE	THEMBELANI	KHUSELEKA	SIPHUMELELE
Platinum Division									
Rustenburg[2]	**Unit**								
Advanced	(m)	**334**	**1,369**	**1,178**	**1,113**	190	1,387	1,254	1,291
Advanced on reef	(m)	**334**	**611**	**306**	**270**	190	445	236	305
Height	(cm)	**198**	**117**	**116**	**117**	219	119	117	122
Average value	(g/t)	**2.58**	**1.86**	**2.14**	**1.93**	2.61	4.06	4.14	5.55
	(cm.g/t)	**511**	**218**	**248**	**225**	570	483	485	677

[1] *Kroondal development data since acquisition date on 12 April 2016*
[2] *Rustenburg development data since acquisition on 1 November 2016*

Sibanye Operating update 31 March 2017 7

ADMINISTRATION AND CORPORATE INFORMATION

SIBANYE GOLD LIMITED
Incorporated in the Republic of South Africa
Registration number 2002/031431/06
Share code: SGL
Issuer code: SGL
ISIN: ZAE E000173951

LISTINGS
JSE: SGL
NYSE: SBGL

WEBSITE
www.sibanyegold.co.za

REGISTERED OFFICE
Libanon Business Park
1 Hospital Street (Off Cedar Ave)
Libanon
Westonaria 1780
South Africa

Private Bag X5
Westonaria 1780
South Africa
Tel: +27 11 278 9600
Fax: +27 11 278 9863

INVESTOR ENQUIRIES
James Wellsted
Senior Vice President:
Investor Relations
Sibanye Gold Limited
Tel: +27 83 453 4014
+27 11 278 9656
Email: james.wellsted@sibanyegold.co.za

CORPORATE SECRETARY
Cain Farrel
Tel: +27 10 001 1122
Fax: +27 11 278 9863
Email: cain.farrel@sibanyegold.co.za

DIRECTORS
Sello Moloko* (Chairman)
Neal Froneman (CEO)
Charl Keyter (CFO)
Chris Chadwick*
Robert Chan#
Timothy Cumming*
Barry Davison*
Rick Menell*
Nkosemntu Nika*
Keith Rayner*
Susan van der Merwe*
Jerry Vilakazi*
Jiyu Yuan#
** Independent non-executive*
 # Non-independent non-executive

JSE SPONSOR
JP Morgan Equities South Africa Proprietary Limited
(Registration number : 1995/011815/07)
1 Fricker Road
Illovo
Johannesburg 2196
South Africa

Private Bag X9936
Sandton 2196
South Africa

OFFICE OF THE UNITED KINGDOM SECRETARIES
LONDON
St James's Corporate Services Limited
Suite 31
Second Floor
107 Cheapside
London EC2V 6DN
United Kingdom
Tel: +44 20 7796 8644
Fax: +44 20 7796 8645

AUDITORS
KPMG Inc.
KPMG Crescent
85 Empire Road
Parktown 2193
Johannesburg
South Africa
Tel: +27 11 647 7111

AMERICAN DEPOSITORY
RECEIPTS TRANSFER AGENT
BNY Mellon Shareowner Services
PO Box 358516
Pittsburgh
PA15252-8516
US toll-free: +1 888 269 2377
Tel: +1 201 680 6825
Email: shrrelations@bnymellon.com

Tatyana Vesselovskaya
Relationship Manager
BNY Mellon
Depositary Receipts
Direct Line: +1 212 815 2867
Mobile: +1 203 609 5159
Fax: +1 212 571 3050
Email: tatyana.vesselovskaya@bnymellon.com

TRANSFER SECRETARIES
SOUTH AFRICA
Computershare Investor Services Proprietary Limited
Rosebank Towers
15 Biermann Avenue
Rosebank 2196

PO Box 61051
Marshalltown 2107
South Africa
Tel: +27 11 370 5000
Fax: +27 11 688 5248

TRANSFER SECRETARIES
UNITED KINGDOM
Capita Asset Services
The Registry
34 Beckenham Road
Beckenham
Kent BR3 4TU
England
Tel: 0871 664 0300
(calls cost 10p a minute plus network extras, lines are open 8.30am – 5pm Mon-Fri) or
+44 20 8639 3399 (from overseas)
Fax: +44 20 8658 3430
Email: ssd@capitaregistrars.com

8 **Sibanye** Operating update 31 March 2017

FORWARD LOOKING STATEMENTS This document includes “forward-looking statements” within the meaning of the “safe harbour” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “target”, “will”, “would”, “expect”, “anticipate”, “plans”, “potential”, “can”, “may” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements, including, among others, those relating to Sibanye’s future business prospects, revenues and income, expected timings of the Stillwater transaction (including completion) (the Transaction), potential Transaction benefits (including statements regarding growth and cost savings) or information related to the Blitz Project, wherever they may occur in this document and the exhibits to this document, are necessarily estimates reflecting the best judgment of the senior management and directors of Sibanye, and involve a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements of the Sibanye Group to differ materially from those suggested by the forward-looking statements. As a consequence, these forward-looking statements should be considered in light of various important factors, including those set forth in this document. Important factors that could cause the actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation, economic, business, political and social conditions in South Africa, Zimbabwe and elsewhere; changes in assumptions underlying Sibanye’s estimation of its current Mineral Reserves and Resources; the ability to achieve anticipated efficiencies and other cost savings in connection with past and future acquisitions, as well as at existing operations; the ability of Sibanye to successfully integrate acquired businesses and operations (whether in the gold mining business or otherwise) into its existing businesses; Sibanye’s or Stillwater’s ability to complete the Transaction; the inability to complete the Transaction due to failure complete any conditions; Sibanye’s ability to achieve anticipated efficiencies and other cost savings in connection with the Transaction; the success of Sibanye’s business strategy and changes thereto, exploration and development activities; the ability of Sibanye to comply with requirements that it operate in a sustainable manner; changes in the market price of gold, platinum group metals (PGMs) and/or uranium; the occurrence of hazards associated with underground and surface gold, PGMs and uranium mining; the occurrence of labour disruptions and industrial action; the availability, terms and deployment of capital or credit; changes in relevant government regulations, particularly environmental tax health and safety regulations and new legislation affecting water, mining, mineral rights and business ownership, including any interpretations thereof which may be subject to dispute; the outcome and consequence of any potential or pending litigation or regulatory proceedings or other environmental, health and safety issues; power disruptions, constraints and cost increases; supply chain shortages and increases in the price of production inputs; fluctuations in exchange rates, currency devaluations, inflation and other macro-economic monetary policies; the occurrence of temporary stoppages of mines for safety incidents and unplanned maintenance; Sibanye’s ability to hire and retain senior management or sufficient technically skilled employees, as well as its ability to achieve sufficient representation of historically disadvantaged South Africans’ in its management positions; failure of Sibanye’s information technology and communications systems; the adequacy of Sibanye’s insurance coverage; any social unrest, sickness or natural or man-made disaster at informal settlements in the vicinity of some of Sibanye’s operations; and the impact of HIV, tuberculosis and other contagious diseases. Further details of potential risks and uncertainties affecting Sibanye are described in Sibanye’s filings with the JSE and the SEC, including in Sibanye’s Integrated Annual Report 2016 and Annual Report on Form 20-F, for the fiscal year ended 31 December 2016. These forward-looking statements speak only as of the date of this document. The Sibanye Group undertakes no obligation to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, except as required by law. ADDITIONAL INFORMATION AND WHERE TO FIND IT This document does not constitute the solicitation of any vote, proxy or approval. In connection with the Transaction, Sibanye has posted to its shareholders a JSE Limited (JSE) Category 1 circular and Stillwater has filed with the Securities and Exchange Commission (the SEC) relevant materials, including a proxy statement. The JSE Category 1 circular and other relevant documents have been sent or otherwise disseminated to Sibanye’s shareholders and contain important information about the Transaction and related matters. SHAREHOLDERS OF SIBANYE ARE ADVISED TO READ THE JSE CATEGORY 1 CIRCULAR AND OTHER RELEVANT DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. The proxy statement and other relevant documents have been sent or otherwise disseminated to Stillwater’s shareholders and contain important information about the Transaction and related matters. SHAREHOLDERS OF STILLWATER ARE ADVISED TO READ THE PROXY STATEMENT THAT HAS BEEN FILED AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Sibanye shareholders may obtain free copies of the JSE Category 1 circular by going to Sibanye’s website at www.sibanyegold.co.za. The proxy statement and other relevant documents may also be obtained, free of charge, on the SEC’s website (http://www.sec.gov). Stillwater shareholders may obtain free copies of the proxy statement from Stillwater by going to Stillwater’s website at http://stillwatermining.com/. PARTICIPANTS IN THE SOLICITATION Sibanye, Stillwater and their respective directors and officers may be deemed participants in the solicitation of proxies of Sibanye’s and Stillwater’s respective shareholders in connection with the Transaction. Sibanye’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Sibanye in Sibanye’s Annual Report on Form 20-F, for the fiscal year ended 31 December 2016, which was filed with the SEC on 7 April 2017. Stillwater’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Stillwater in Stillwater’s Annual Report on Form 10-K for the fiscal year ended 31 December 2016, which was filed with the SEC on 16 February 2017. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Transaction is included in the proxy statement that Stillwater has filed with the SEC. NO OFFER OR SOLICITATION This document is for informational purposes only and does not constitute an offer to sell, or a solicitation of offers to purchase or subscribe for, securities in the United States or any other jurisdiction. Any securities referred to herein that are being offered outside of the United States have not been, and will not be, registered under the U.S. Securities Act of 1933 and may not be offered, exercised or sold in the United States absent registration or an applicable exemption from registration requirements. The public offering of securities currently intended by the issuer to be made in the United States will be made by means of a prospectus that may be obtained from the issuer and that will contain detailed information about the company, its management and financial statements. Sibanye Operating update 31 March 2017 9

	Mar-16	Jun-16	Sep-16	Dec-16	Mar-17
Driefontein
Main development - metres	3,662	3,493	2,971	3331	2,955
Square metres mined - 000	82,836	78,729	68,107	81,483	74,114
Ore milled (000 ton)
Underground	537	496	506	516	531
Surface	953	946	1,098	919	845
Total	1,490	1,442	1,604	1,435	1,376
Yield (g/t)
Underground	6.18	6.84	6.85	7.25	5.72
Surface	0.57	0.66	0.50	0.54	0.56
Combined	2.59	2.78	2.50	2.95	2.55
Gold produced (kilogram)
Underground	3,318	3,394	3,468	3,740	3,038
Surface	541	620	550	499	474
Total	3,859	4,014	4,018	4,239	3,512
Operating costs (Rand per ton)
Underground	2,211	2,509	2,479	2,312	2,538
Surface	168	185	187	189	200
Total	904	984	910	952	1,102
Capital expenditure (R’mil.)
Ore reserve development	191.1	188.7	214.4	184.8	201.8
Sustaining capex	19.7	51.8	53.7	93.3	38.6
Major/growth projects	8.9	8.0	18.3	18.9	19.4
Total capex	219.7	248.5	286.4	297.0	259.8

Financial summary - R’mil.
Revenue	2,321.4	2,430.7	2,401.8	2,247.2	1,853.4
Operating costs	(1,347.4)	(1,420.0)	(1,459.5)	(1,339.7)	(1,543.8)
Operating profit	974.0	1,010.7	942.3	907.5	309.6
Amortisation	(248.9)	(245.4)	(248)	(271.0)
Sundry/exceptionals	(196.1)	(79.5)	(60)	—
Royalties	(65.8)	(36.2)	(78)	(25.3)
Tax	(127.9)	(88.2)	(222)	(98.4)
Net profit	335.3	561.4	335.0	512.8
Driefontein
Unit revenue/costs
Gold price - R/kg	601,555	605,556	597,760	540,842	515,406
Gold price - US$/oz	1,185	1,258	1,323	1,212	1,214
Total cash cost - R/kg	361,907	358,445	378,372	324,260	426,446
Total cash cost - US$/oz	713	745	837	726	1,004
Notional cash expenditure - R/kg	n/a	n/a	n/a	n/a	n/a
Notional cash expenditure - US$/oz	n/a	n/a	n/a	n/a	n/a
All-in sustaining cost - R/kg	421,845	422,646	449,154	393,333	497,831
All-in sustaining cost - US$/oz	831	878	994	881	1,172
All-in cost - R/kg	424,151	424,664	453,708	397,882	503,226
All-in cost - US$/oz	836	882	1,004	891	1,185
Average exchange rate R/US$	15.79	14.97	14.06	13.88	13.21

Kloof
Main development - metres	3,716	4,452	3,955	4044	3255
Square metres mined - 000	68,403	71,288	65,903	72,815	70,734
Ore milled (000 ton)
Underground	441	496	555	517	506
Surface	593	598	687	789	813
Total	1,034	1,094	1,242	1,306	1,319
Yield (g/t)
Underground	7.17	7.01	6.52	6.66	6.33
Surface	0.66	0.59	0.53	0.51	0.46
Combined	3.44	3.50	3.20	2.94	2.71
Gold produced (kilogram)
Underground	3,163	3,479	3,617	3,445	3,201
Surface	394	352	361	399	375
Total	3,557	3,831	3,978	3,844	3,576

Operating costs (Rand per ton)
Underground	2,592	2,363	2,207	2,090	2,375
Surface	163	179	164	147	182
Total	1,199	1,169	1,077	916	1,023
Capital expenditure (R’mil.)
Ore reserve development	195.2	223.3	262.8	231.6	209.6
Sustaining capex	33.0	52.9	59.8	115.5	21.2
Major/growth projects	13.2	22.2	42.7	52.0	34.0
Total capex	241.4	298.4	365.3	399.1	264.8

Financial summary - R’mil.
Revenue	2,131.9	2,325.9	2,376.4	2,056.7	1,860.1
Operating costs	(1,239.7)	(1,279.1)	(1,337.1)	(1,185.1)	(1,360.6)
Operating profit	892.2	1,046.8	1,039.3	871.6	499.5
Amortisation	(278.1)	(287.4)	(296)	(329.5)
Sundry/exceptionals	(188.0)	(12.6)	(52.7)	(26.3)
Royalties	(59.1)	(40.8)	(79)	(15.0)
Tax	(112.4)	(101.6)	(238)	(119.0)
Net profit	254.6	604.4	374.0	381.8
Kloof
Unit revenue/costs
Gold price - R/kg	599,353	607,152	597,386	539,790	515,263
Gold price - US$/oz	1,181	1,261	1,322	1,209	1,213
Total cash cost - R/kg	360,866	340,277	352,086	310,630	376,814
Total cash cost - US$/oz	711	707	779	696	887
Notional cash expenditure - R/kg	n/a	n/a	n/a	n/a	n/a
Notional cash expenditure - US$/oz	n/a	n/a	n/a	n/a	n/a
All-in sustaining cost - R/kg	435,001	421,274	441,956	409,843	450,859
All-in sustaining cost - US$/oz	857	875	978	918	1,062
All-in cost - R/kg	438,712	427,069	452,690	423,491	460,277
All-in cost - US$/oz	864	887	1,002	949	1,084
Average exchange rate R/US$	15.79	14.97	14.06	13.88	13.21

Beatrix
Main development - metres	5123	5562	5259	5336	4174
Square metres mined - 000	102,189	118,776	105,836	110,415	98,088
Ore milled (000 ton)
Underground	656	762	743	701	621
Surface	425	326	359	361	336
Total	1,081	1,088	1,102	1,062	957
Yield (g/t)
Underground	3.28	3.25	3.28	3.62	3.50
Surface	0.28	0.30	0.32	0.30	0.32
Combined	2.10	2.37	2.32	2.49	2.39
Gold produced (kilogram)
Underground	2,149	2,477	2,438	2,537	2,176
Surface	120	98	115	107	109
Total	2,269	2,575	2,553	2,644	2,285
Operating costs (Rand per ton)
Underground	1,262	1,182	1,226	1,324	1,461
Surface	118	151	131	109	130
Total	812	873	869	911	993
Capital expenditure (R’mil.)
Ore reserve development	120.4	136.6	145.5	140.4	127.5
Sustaining capex	10.2	21.8	17.2	35.6	16.3
Major/growth projects	0.0	0.2	0.1	0.4	0.0
Total capex	130.6	158.6	162.8	176.4	143.8

Financial summary - R’mil.
Revenue	1,367.2	1,559.2	1,527.2	1,430.3	1,180.6
Operating costs	(878.2)	(949.9)	(957.8)	(967.5)	(950.7)
Operating profit	489.0	609.3	569.4	462.8	229.9
Amortisation	(178.3)	(213.0)	(214.2)	(212.5)
Sundry/exceptionals	(140.0)	(37.0)	(33.3)	(25.3)
Royalties	(32.3)	(20.0)	(44.3)	(16.7)
Tax	(37.0)	(39.4)	(110.0)	(17.2)
Net profit	101.4	299.9	167.6	191.1
Beatrix
Unit revenue/costs
Gold price - R/kg	602,556	605,515	598,198	540,998	516,674
Gold price - US$/oz	1,187	1,258	1,324	1,212	1,217
Total cash cost - R/kg	397,708	373,282	389,111	368,684	414,967
Total cash cost - US$/oz	783	776	861	826	977
Notional cash expenditure - R/kg	n/a	n/a	n/a	n/a	n/a
Notional cash expenditure - US$/oz	n/a	n/a	n/a	n/a	n/a
All-in sustaining cost - R/kg	463,729	441,786	462,162	445,045	486,871
All-in sustaining cost - US$/oz	913	918	1,023	997	1,146
All-in cost - R/kg	463,729	441,903	462,201	446,710	486,871
All-in cost - US$/oz	913	918	1,023	1,001	1,146
Average exchange rate R/US$	15.79	14.97	14.06	13.88	13.21

Cooke
Main development - metres	2304	1975	1618	1218	1039
Square metres mined - 000	49,548	52,623	41,060	31,866	32,587
Ore milled (000 ton)
Underground	341	337	262	218	194
Surface	1,032	1,068	1,028	915	1,012
Total	1,373	1,405	1,290	1,133	1,206
Yield (g/t)
Underground	3.99	4.11	4.30	4.50	3.61
Surface	0.17	0.19	0.22	0.22	0.19
Combined	1.12	1.13	1.04	1.04	0.74
Gold produced (kilogram)
Underground	1,361	1,385	1,126	981	701
Surface	175	203	222	200	192
Total	1,536	1,588	1,348	1,181	893
Operating costs (Rand per ton)
Underground	1,930	2,196	2,802	2,265	2,352
Surface	79	96	89	96	80
Total	539	600	640	514	445
Capital expenditure (R’mil.)
Ore reserve development	44.2	42.7	38.4	34.3	32.4
Sustaining capex	9.4	12.4	13.4	13.7	4.3
Major/growth projects	2.8	1.7	18.2	18.0	6.9
Total capex	56.4	56.8	70.0	66.0	43.6

Financial summary - R’mil.
Revenue	915.1	963.4	816.9	666.8	469.7
Operating costs	(739.7)	(842.3)	(825.8)	(577.2)	(541.8)
Operating profit	175.4	121.1	(8.9)	89.6	(72.1)
Amortisation	(209.7)	(216.0)	(169.6)	(175.5)
Sundry/exceptionals	(13.2)	(835.6)	(47.7)	(685.7)
Royalties	(4.6)	(3.9)	(4.9)	(2.3)
Tax	0.4	(8.8)	10.7	31.9
Net profit	(51.7)	(943.2)	(220.4)	(742.0)
Cooke
Unit revenue/costs
Gold price - R/kg	595,768	606,612	606,009	570,000	519,580
Gold price - US$/oz	1,174	1,260	1,341	1,277	1,223
Total cash cost - R/kg	481,120	529,030	611,573	491,538	594,690
Total cash cost - US$/oz	948	1,099	1,353	1,101	1,400
Notional cash expenditure - R/kg	n/a	n/a	n/a	n/a	n/a
Notional cash expenditure - US$/oz	n/a	n/a	n/a	n/a	n/a
All-in sustaining cost - R/kg	535,156	585,390	676,632	562,308	666,150
All-in sustaining cost - US$/oz	1,054	1,216	1,497	1,260	1,568
All-in cost - R/kg	536,979	586,461	690,134	577,692	673,783
All-in cost - US$/oz	1,058	1,219	1,527	1,294	1,586
Average exchange rate R/US$	15.79	14.97	14.06	13.88	13.21

Sibanye (GOLD operations only)
Main development - metres	14,805	15,482	13,803	13,929	11,423
Square metres mined - 000	302,976	321,416	280,906	296,579	275,523
Ore milled (000 ton)
Underground	1,975	2,091	2,066	1,952	1,852
Surface	3,003	2,938	3,172	2,984	3,006
Total	4,978	5,029	5,238	4,936	4,858
Yield (g/t)
Underground	5.06	5.13	5.15	5.48	4.92
Surface	0.41	0.43	0.39	0.40	0.38
Combined	2.25	2.39	2.27	2.41	2.11
Gold produced (kilogram)
Underground	9,991	10,735	10,649	10,703	9,116
Surface	1,230	1,273	1,248	1,205	1,150
Total	11,221	12,008	11,897	11,908	10,266
Operating costs (Rand per ton)
Underground	1,932	1,940	1,996	1,893	2,113
Surface	129	148	144	140	147
Total	845	893	874	833	896
Capital expenditure (R’mil.)
Ore reserve development	550.9	591.3	661.1	591.1	571.3
Sustaining capex	72.3	138.9	144.1	258.1	80.4
Major/growth projects	24.9	32.1	79.3	89.3	60.3
Total capex	648.1	762.3	884.5	938.5	712.0

Financial summary - R’mil.
Gold revenue	6,735.6	7,281.4	7,110.9	6,373.4	5,363.8
Operating costs	(4,205.0)	(4,491.3)	(4,580.4)	(4,069.3)	(4,396.8)
Operating profit from Gold	2,530.6	2,790.1	2,530.5	2,304.1	967.0

Total capital expenditure	739.0	954.3	1,024.0	1,106.9	806.6

Unit revenue/costs - Gold Division
Gold price - R/kg	600,267	606,379	597,705	541,082	515,998
Gold price - US$/oz	1,182	1,260	1,322	1,212	1,215
Total cash cost - R/kg	385,117	378,398	398,319	346,439	421,308
Total cash cost - US$/oz	759	786	881	776	992
Notional cash expenditure - R/kg	n/a	n/a	n/a	n/a	n/a
Notional cash expenditure - US$/oz	n/a	n/a	n/a	n/a	n/a
All-in sustaining cost - R/kg	454,282	443,912	479,785	427,091	493,872
All-in sustaining cost - US$/oz	895	922	1,062	957	1,163
All-in cost - R/kg	464,602	467,214	497,974	455,370	514,526
All-in cost - US$/oz	915	971	1,102	1,020	1,211
Average exchange rate R/US$	15.79	14.97	14.06	13.88	13.21

NCE excludes corporate capital expenditure - add around US$2/oz per qtr.
All-in costs includes corporate expenditure.

All-in profit	1,522	1,671	1,187	1,021	15
All-in cost margin	23%	23%	17%	16%	0%

Data since acquisition - 12 April 2016	Jun-16	Sep-16	Dec-16	Mar-17
Kroondal (attributable 50%)
Quarterly history
Main development - metres	1,708	1826	2077	1710
Ore milled (000 ton)
Underground	932	897	904	888
Surface	0	0	0	0
Total	932	897	904	888
Plant head grade (g/t)
Underground	2.50	2.51	2.44	2.41
Surface	0.00	0	0	0
Combined	2.50	2.51	2.44	2.41
PGM 4E production
Underground	60,707	59268	58252	56106
Surface	0	0	0	0
Total	60,707	59,268	58,252	56,106
Operating costs (Rand per ton)
Underground	630	625	604	659
Surface	0	0	0	0
Total	630	625	604	659

Kroondal Attributable (50%)
Financial summary - R’mil.
Revenue	658.3	730.0	585.0	667.6
Operating costs	(586.5)	-557.6	-545.7	-585.2
Operating profit	71.8	172.4	39.3	82.4
Amortisation	(45.9)	(44.7)	(45.6)
Sundry/exceptionals	(2.1)	(58.7)	4.3
Royalties	0.0	0.0	0.0
Tax	0.0	0.0	0.0
Net profit	23.8	69.0	-2.0

Capital expenditure (R’mil.)
Ore reserve development
Sustaining capex	67.3	41.5	67.0	23.7
Major/growth projects
Total capex	67.3	41.5	67.0	23.7

Kroondal benchmarks
Unit revenue/costs
PGM 4E basket price - R/4Eoz	12,578	12949	11688	12062
PGM 4E basket price - US$/4Eoz	836	914	842	913
Operating cost - R/4Eoz	9,683	9453	9368	10430
Operating cost - US$/4Eoz	642	672	675	790
Total cash cost - R/4Eoz				10166
Total cash cost - US$/4Eoz				770

Mimosa (50% )
Quarterly history

Ore milled (000 ton)
Underground	327	345	340	335
Surface	0	0	0	0
Total	327	345	340	335
Plant head grade (g/t)
Underground	3.57	3.53	3.61	3.58
Surface	0.00	0	0	0
Combined	3.57	3.53	3.61	3.58
PGM 4E production
Underground	29,491	30722	30863	29975
Surface	0	0	0	0
Total	29,491	30,722	30,863	29,975
Operating costs (Rand per ton)
Underground	1,035	907	917	798
Surface	0	0	0	0
Total	1,035	907	917	798

Mimosa attributable at 50%, however as Mimosa is equity accounted this is for information only.
Financial summary - R’mil.
Revenue	419.6	420.8	382.8	386
Operating costs	(351.5)	(305.7)	(311.8)	(267.4)
Operating profit	68.1	115.1	71.0	118.6
Amortisation	(67.9)	-55.5	-100.3
Sundry/exceptionals	(4.6)	-6.4	188
Royalties	(27.1)	-27.3	-28.5
Tax	2.5	-17.1	4.9
Net profit	(29.0)	8.8	135.1

Capital expenditure (R’mil.)
Ore reserve development
Sustaining capex	60.7	45.7	53.4	55.3
Major/growth projects
Total capex	60.7	45.7	53.4	55.3

Mimosa benchmarks
Unit revenue/costs
PGM 4E basket price - R/4Eoz	12,313	12252	12228	12085
PGM 4E basket price - US$/4Eoz	822	871	881	915
Cash operating cost - R/4Eoz	11,482	10179	10103	8921
Cash operating cost - US$/4Eoz	766	724	728	675
Total cash cost - R/4Eoz				9598
Total cash cost - US$/4Eoz				727

Platinum Mile surface operation (100%)
Quarterly history

Ore milled (000 ton)
Underground	0	0	0	0
Surface	1,433	1870	2366	2121
Total	1,433	1,870	2,366	2,121
Plant head grade (g/t)
Underground	0.00	0	0	0
Surface	0.65	0.63	0.67	0.69
Combined	0.65	0.63	0.67	0.69
PGM 4E production
Underground	0	0	0	0
Surface	2,575	4801	6297	4328
Total	2,575	4,801	6,297	4,328
Operating costs (Rand per ton)
Underground	0	0	0	0
Surface	19	16	11	13
Total	19	16	11	13

Platinum Mile
Financial summary - R’mil.
Revenue	29.4	53.9	47.8	42.8
Operating costs	(29.0)	(36.6)	(25.2)	(28.0)
Operating profit	0.4	17.3	22.6	14.8
Amortisation	(0.4)	-0.4	-0.4
Sundry/exceptionals	0.1	0.3	-10
Royalties	0.0	0	0
Tax	(0.3)	-5.1	-6.2
Net profit	(0.2)	12.1	6.0

Capital expenditure (R’mil.)
Ore reserve development
Sustaining capex	0.8	0.3	0.2	1.6
Major/growth projects
Total capex	0.8	0.3	0.2	1.6

Platinum Mile benchmarks
Unit revenue/costs
PGM 4E basket price - R/4Eoz	12,769	13015	11754	12028
PGM 4E basket price - US$/4Eoz	846	925	847	911
Operating cost - R/4Eoz	10,660	6361	4002	6470
Operating cost - US$/4Eoz	707	452	288	490
Total cash cost - R/4Eoz				6470
Total cash cost - US$/4Eoz				490

Rustenburg Managed (100%)
Quarterly history
Main development - metres			4122	3994
Ore milled (000 ton)
Underground			1204	1681
Surface			994	1538
Total			2,198	3,219
Plant head grade (g/t)
Underground			3.65	3.69
Surface			1.53	1.79
Combined			2.69	2.78
PGM 4E production
Underground			119471	166656
Surface			18316	29651
Total			137,787	196,307
Operating costs (Rand per ton)
Underground			1209	1241
Surface			128	103
Total			720	697

Rustenburg Managed (100%)
Financial summary - R’mil.
Revenue			1656.0	2389.5
Operating costs			-1582.5	-2243.8
Operating profit			73.5	145.7
Amortisation			-58.6
Sundry/exceptionals			-682.6
Royalties			-8.3
Tax			27.0
Net profit			-649.0

Capital expenditure (R’mil.)
Ore reserve development
Sustaining capex			148.7	94.9
Major/growth projects			0	0
Total capex			148.7	94.9

Rustenburg benchmarks
Unit revenue/costs
PGM 4E basket price - R/4Eoz			11922	12147
PGM 4E basket price - US$/4Eoz			859	920
Operating cost - R/4Eoz			11485	11430
Operating cost - US$/4Eoz			827	869
Total cash cost - R/4Eoz				11371
Total cash cost - US$/4Eoz				861

Sibanye Platinum Division - attributable salient features
Quarterly history

Ore milled (000 ton)
Underground	1,259	1242	2448	2904
Surface	1,433	1870	3360	3659
Total	2,692	3,112	5,808	6,563
Plant head grade (g/t)
Underground	2.78	2.79	3.20	3.29
Surface	0.65	0.63	0.92	1.15
Combined	1.65	1.49	1.88	2.1
PGM 4E production ounces
Underground	90,198	89990	208586	252737
Surface	2,575	4801	24613	33979
Total	92,773	94,791	233,199	286,716
Operating costs (Rand per ton)
Underground	735	703	945	1040
Surface	19	16	45	51
Total	354	290	424	459

Platinum Division - Attributable (Mimosa is equity accounted and included in Sundry. Corporate costs are also included)
Financial summary - R’mil.
Revenue	687.7	783.9	2267.8	3099.9
Operating costs	(615.5)	(594.2)	(2,153.4)	(2,857.0)
Operating profit	72.2	189.7	114.4	242.9
Amortisation	(55.9)	(56.4)	(114.9)
Sundry/exceptionals	(204.0)	(46.2)	2,171.6
Royalties	(2.8)	(3.9)	(11.9)
Tax	4.1	9.2	19.3
Net profit	(186.4)	92.4	2,178.5

Capital expenditure (R’mil.)
Ore reserve development
Sustaining capex	68.1	41.8	217.1	120.2
Major/growth projects
Total capex	68.1	41.8	217.1	120.2

Platinum Division benchmarks
Unit revenue/costs
PGM 4E basket price - R/4Eoz	12,499	12726	11900	12109
PGM 4E basket price - US$/4Eoz	832	901	857	917
Operating cost - R/4Eoz	10,268	9532	10571	11128
Operating cost - US$/4Eoz	683	678	762	842
Total cash cost - R/4Eoz				11026
Total cash cost - US$/4Eoz				835

WESTONARIA 23 February 2017: Sibanye Gold Limited ("Sibanye" or the "Group") (JSE: SGL & NYSE: SBGL) is pleased to report operating and financial results for the six months ended 31 December 2016, and reviewed condensed consolidated preliminary financial statements for the year ended 31 December 2016. SALIENT FEATURES FOR THE YEAR ENDED 31 DECEMBER 2016     Record operating profit of R10.5 billion (US$717 million) Headline earnings of R2.5 billion (US$169 million) – represents a 269% increase year-on-year Normalised earnings per share increased 196% to 397 cents (ZAR) (27 US cents) Total dividend of 145 cents per share (ZAR) for the year, representing 37% of normalised earnings SALIENT FEATURES FOR THE SIX MONTHS ENDED 31 DECEMBER 2016      Platinum Division delivers operating profit of R304 million (US$21 million) Rustenburg operations return to profitability with a R74 million (US$5 million) operating profit for November and December Kroondal and Mimosa Operations continued their excellent performance Gold production was 2% higher than for the first half of 2016 at 23,805kg (765,400oz) Final dividend, number 8 of 60 cents per share (ZAR) declared United States Dollars South African Rand Six months ended Year Six months ended Year 2015 1 The Platinum Division’s results for the year ended 31 December 2016 are for the nine months since acquisition for Aquarius and for two months since acquisition for the Rustenburg Operations. 2 Platinum Group Metals of which 4E represents platinum, palladium, rhodium and gold. Sibanye Operating and Financial Results | Six months and financial year ended 31 December 2016 1 Stock data for the six months ended 31 December 2016 JSE Limited – (SGL) Number of shares in issue – at end December 2016 – weighted average 929,004,342 924,379,018 Price range per ordinary share Average daily volume ZAR21.98 to ZAR70.23 6,213,336 NYSE – (SBGL); one ADR represents four ordinary shares Free Float 80% Price range per ADR Average daily volume US$6.41 to US$20.78 Bloomberg/Reuters SGLS / SGLJ.J 1,635,498 Dec 2015 DecDec 20162015 JuneDecDecJune 20162016KEY STATISTICS20162016 DecDec 20152016 Dec Gold Division 1,536.0 1,160 65 497.0 28 1,031 1,512.2 1,242 59 691.7 37 954 822.1746.8 1,1151,220 6157 298.0346.0 3238 941908 765.4 1,268 61 345.7 36 1,005 000’oz Gold produced kg US$/oz Revenue R/kg US$/t Operating cost R/t US$m Operating profit Rm % Operating margin % US$/oz All-in sustaining cost R/kg 23,805 569,535 854 4,834.6 36 451,352 23,22925,571 603,427 487,736 869839 5,320.7 3,971.0 3832 448,922 411,795 47,034 586,319 862 10,155.3 37 450,152 47,775 475,508 825 6,337.0 28 422,472 Platinum Division – attributable1 - - - - - - 238,662 420,763 832 25.6 10 701 - 51,346 - 92,773 -832 -4.7 -10 -683 187,316 327,990 874 20.9 10 734 oz Platinum produced kg oz 4E PGM2 production kg US$/4Eoz Average basket price R/4Eoz US$m Operating profit Rm % Operating margin % US$/4Eoz Operating cost R/4Eoz 5,826 10,201 12,204 304.1 10 10,260 1,597-2,886-12,499-72.2-10-10,268-7,423 13,087 12,209 376.3 10 10,296 - - - - - - Group 56.2 52.9 95.7 10 252.2 169.4 249.1 27 41.121.7 38.672.4 75.2139.9 815 230.5 97.0 109.2 12 US$m Basic earnings Rm US$m Headline earnings Rm US$m Normalised earnings Rm cps Normalised earnings cps 3,368.6 1,372.7 1,505.0 163 333.0537.1 1,113.9505.0 2,152.0976.5 234107 3,701.6 2,486.6 3,657.0 397 716.9 674.6 1,219.8 134

 STATEMENT BY NEAL FRONEMAN, CHIEF EXECUTIVE OFFICER OF SIBANYE “The new safety structures and interventions announced in August 2016, have thus far been effective, with the Group safety performance much improved in the second half of the year. The safety performance for the Gold Division for the six months ended 31 December 2016, compared with the previous period included:    50% improvement in the FIFR to 0.07 per million man hours; 27% improvement SIFR to 3.72 per million man hours; and 19% improvement in the LDIFR to 6.25 per million man hours. The Sibanye Group delivered a solid operating result. The Gold Division benefited from a relatively high rand gold price for most of the year. Unfortunately margins towards the end of the year have shrunk considerably due to a substantially lower rand gold price. Operating profit for the Gold Division for the six months ended 31 December 2016, was R4,835 million (US$346 million), 22% higher than for the comparable period in 2015, driven primarily by a 17% increase in the average rand gold price received to R569,535/kg (US$1,268/oz) compared with the same period in 2015. While the average rand gold price during the last six months of 2016 was 9% lower than for the six months ended 30 June 2016. Operating profit from the Gold Division, for the year ended 31 December 2016 of R10,155 million (US$692 million), 60% higher than for the previous year. Operating profit for the Platinum Division for the six months ended 31 December 2016, of R304 million (US$21 million) reflects a positive contribution from the Rustenburg Operations from 1 November 2016 and another good performance at the Kroondal and Mimosa Operations. The operating margin for the Platinum Division increased to 10%. Normalised earnings of R1,505 million (US$109 million) for the six months ended 31 December 2016, was R528 million (US$34 million) higher than the R977 million (US$75 million) reported for the comparative period in 2015. Normalised earnings of R3,657 million (US$249 million) for the year, were also significantly higher than in 2015 (R1,220 million and US$96 million). Consistent with Sibanye’s dividend policy, the Board has declared a final dividend of 60 cents per share (R560 million) equivalent to 37% of normalised earnings. The comparative final dividend declared in 2015 was 90 cents per share (R916 million). The total dividend of 145 cents per share (R1,345 million) for the year ended 31 December 2016 represents a dividend yield of 5%. GOLD DIVISION For the six months ended 31 December 2016, total gold production from Sibanye’s Gold Division was 23,805/kg (765,400oz). While this is similar to that produced during the six months ended 30 June 2016, it is 7% lower than the comparative period in 2015, primarily due to the cessation of underground mining operations at Cooke 4 mine during the period, ongoing engineering-related bottlenecks at Driefontein and the impact of severe storm activity in the December quarter, which resulted in a number of power outages. Gold sales were marginally lower than production at 23,676kg (761,200oz), which resulted in 129kg (4,100oz) remaining unsold at year end. Accordingly, operating costs were credited R43 million (US$3 million). A stronger US dollar gold price, together with a weaker rand/dollar exchange rate, resulted in a 17% year-on-year increase in the average rand gold price from R487,736/kg to R569,535/kg, offsetting the lower production, with revenue increasing by 8% to R13,484 million from R12,472 million. Unit costs reflect the decline in production with total cash cost (TCC) and All-in sustaining cost (AISC), increasing by 10% to R372,504/kg (US$829/oz) and R451,352/kg (US$1,005/oz) respectively year-on-year. An increase in project expenditure resulted in All-in cost (AIC) increasing by 13% to R476,774/kg (US$1,062/oz). Margins of 35% (TCC), 21% (AISC) and 16% (AIC) were approximately three percentage points higher than for the comparative period in 2015, driven by the higher gold price. Underground production at Driefontein for the six months ended 31 December 2016, was 9% lower year-on-year at 7,208kg (231,700oz) due to various engineering issues, power outages and a seismic event, which affected volumes from the Masakhane, Ya Rona and Hlanganani shafts. This was despite the yield increasing from 6.69g/t to 7.05g/t due to significantly improved mining quality factors. As a result of the lower production, TCC and AISC increased by 17% and 14% to R350,875/kg (US$781/oz) and R420,763/kg (US$937/oz), respectively. Kloof underground production was 3% higher year-on-year at 7,062kg (227,000oz) for the second half of 2016, as a result of a 1% increase in throughput and a 2% improvement in the average yield to 6.59g/t, driven largely by a 13% improvement in the Mine Call Factor (MCF). Costs continued to be well managed with TCC 2% lower at R331,818/kg (US$739/oz) and AISC marginally higher at R426,233/kg (US$949/oz) mainly due to an increase in capital expenditure. Beatrix’s production six months under review was 7% lower year-on-year at 4,975kg (159,900oz) due to a 7% decline in the average yield to 3.45g/t. This decrease was primarily due to lower volumes mined and processed from the higher grade Beatrix 4 shaft. Throughput was similar at 1.44 Mt. Underground production from Cooke for the second half of 2016 was 30% lower year-on-year mainly due to the closure of Cooke 4 shaft in September 2016. Tonnes milled decreased by 42%, while the average grade increased from 3.62g/t to 4.39g/t. Sibanye Operating and Financial Results | Six months and financial year ended 31 December 2016 3

Gold production from the surface operations increased by 8% for the comparable six months in 2015, mainly due to an increase in volume from Kloof surface sources. Following the cessation of underground operation at the Cooke 4 shaft, Kloof utilised spare capacity at the Cooke 4 plant to mill additional volumes of lower grade Venterspost surface material, resulting in an additional 14kg (450oz) of production or an increase of 23%. The other surface operations were similar year-on-year. PLATINUM DIVISION The Platinum Division delivered attributable PGM production of 327,990oz (4E) for the six months ended 31 December 2016. Average operating costs for the Division were well managed at R10,260/4Eoz (US$734/4Eoz), resulting in an 11% cash operating margin, despite the average basket price remaining subdued at R12,204/oz (4E) (US$874/oz (4E). The Platinum Division recorded a R304 million (US$21 million) operating profit, excluding the equity accounted attributable operating profit of R186 million from Mimosa. Particularly pleasing was the turnaround at the Rustenburg Operations, which were acquired effective from 1 November 2016. Attributable production from the Rustenburg Operations for November 2016 and December 2016 was 137,787oz (4E), which was in line with our expectations. While not owned by Sibanye for the full December 2016 quarter, for comparative purposes the Rustenburg Operations produced approximately 210,000oz (4E) for the quarter, an improvement of 7% from the previous quarter and 9% more than for the comparable quarter in 2015. Operating cost for the Rustenburg Operations averaged R11,485/4Eoz (US$822/4Eoz) for November 2016 and December 2016, which, while consistent with our expectations, is unsustainable and highlights the necessity and importance of realising the operating and cost synergies identified during the due diligence to ensure the sustainability of the Rustenburg Operations. Attributable PGM production of 190,203oz (4E) from Kroondal, Mimosa and Platinum Mile was above guidance for both the September and December 2016 quarter. The solid operational performance at Kroondal through the period enabled sufficient stockpiles to be built to support planned milling operations throughout the annual 11-day Christmas break, for the first time in four years. Due to operational outperformance and good cost control, operating costs at all these operations for the six months ended 31 December 2016 were lower than for the previous six months, with unit costs at Kroondal declining by 3%, Mimosa by 13% and Platinum Mile by 48%. Platinum Mile delivered a 39% operating margin for the December half year, a notable achievement. Attributable capital expenditure from Kroondal and Platinum Mile for the six months was R109 million (US$8 million). Following the successful integration of the Aquarius Operations, the integration of the Rustenburg Operations is now underway and according to schedule. The Group has previously highlighted that it expects to realise operational synergies of approximately R800 million per annum from the combined Aquarius and Rustenburg operations over a three year period. The first steps in realising these synergies have begun, with approximately R400 million in synergies expected to be realised by year-end. A Section 189 process at the Platinum Division was announced on 26 January 2017. INTERNAL GROWTH PROJECTS Expenditure on organic growth projects for the year ended 31 December 2016 was R762 million (US$52 million), 70% of which was spent at the Burnstone project. As a result of the recent strength in the rand and its impact on operating margins for the gold industry, organic project capital expenditure is being reviewed. This includes reviewing the planned 2017 capital profile at the UG2 project at Rustenburg, the Burnstone project and the West Rand Tailings Retreatment Project (WRTRP). Certain projects may be deferred or placed on care and maintenance until commodity prices sustainably improve and/or exchange rate volatility has subsided. CORPORATE ACTIVITY The Stillwater Acquisition Good progress has been made regarding the proposed acquisition of Stillwater Mining Company Limited (Stillwater), which was announced on 9 December 2016 (Transaction). The acquisition of this Tier 1, low cost PGM producer is expected to significantly enhance Sibanye’s asset base and create a globally competitive South African mining champion. In addition to expanding Sibanye’s portfolio with high-grade reserves that currently support over 25 years of mine life, Stillwater also offers near-term, low-cost organic growth through the Blitz Project, medium term growth through the Lower East Boulder project and longer term opportunities through the substantial unmined strike extensions of the current operations. The world class downstream processing facilities will provide Sibanye with a mine-to-market PGM business and a steady state recycling operation that has consistent margins and strategic insight into the PGM markets. Ultimately, this transaction will attractively position Sibanye’s Platinum Division on the global cost curve, enhancing our ability to sustain and pay industry-leading dividends. On 3 February 2017, an update on the transaction was released which indicated that a General Meeting of shareholders to approve the proposed Transaction will be held in in mid-April 2017, followed by an equity capital raise in the form of a rights offer with a minimum value of US$750 million and a targeted value of US$1.3 billion. 4 Sibanye Operating and Financial Results | Six months and financial year ended 31 December 2016

 OUTLOOK Gold production for the year ending 31 December 2017 is forecast between 47,000kg and 48,000kg (1.51Moz and 1.54Moz), with TCC forecast between R385,000/kg and R395,000/kg (US$890/oz to US$910/oz) and AISC of between R470,000/kg and R480,000/kg (US$1,080/oz to US$1,105/oz). Total capital expenditure for 2017, including Burnstone, is currently planned at approximately R4.0 billion (US$300 million). The dollar costs are based on an average exchange rate of R13.50/US$. The Platinum Division is forecast to produce between 1.05Moz and 1.10Moz (4E). Operating cost for the Kroondal Operation is forecast at R10,500/4Eoz (US$780/4Eoz), the Mimosa Operation at R11,400/4Eoz (US$845/4Eoz), the Platinum Mile Operation at R8,500/4Eoz (US$615/4Eoz) and the Rustenburg Operation at R11,800/4Eoz (US$875/4Eoz). The total operating cost for the Platinum Division is forecast at R11,150/4Eoz to R11,450/4Eoz (US$825/4Eoz – US$850/4Eoz). The expected capital expenditure for 2017 is planned at approximately R900 million (US$67 million) or R780/4Eoz to R850/4Eoz. Marketable (saleable) chrome production from Rustenburg is forecast at approximately 400,000t. The ongoing strength in the rand and relatively muted consensus outlook for the gold price will impact the South African mining industry operating margins in 2017, including those of Sibanye’s South African Gold and Platinum Divisions. As mentioned, in light of these factors and the likely impact on cash flow, management is re-evaluating its current growth capital expenditure plans." 23 February 2017 Neal Froneman Chief Executive Officer Sibanye Operating and Financial Results | Six months and financial year ended 31 December 2016 5

SALIENT FEATURES AND COST BENCHMARKS

Gold Division – Salient features and cost benchmarks for the six months ended 31 December 2016, 30 June 2016 and 31 December 2015

			Gold Division			Driefontein		Kloof		Beatrix		Cooke	
			Total	Underground	Surface	Underground	Surface	Underground	Surface	Underground	Surface	Underground	Surface
Tonnes milled/treated	000't	Dec 2016	10,174	4,018	6,156	1,022	2,017	1,072	1,476	1,444	720	480	1,943
		Jun 2016	10,007	4,066	5,941	1,033	1,899	937	1,191	1,418	751	678	2,100
		Dec 2015	10,129	4,539	5,590	1,203	1,764	1,064	996	1,441	756	831	2,074
Yield	g/t	Dec 2016	2.34	5.31	0.40	7.05	0.52	6.59	0.51	3.45	0.31	4.39	0.22
		Jun 2016	2.32	5.10	0.42	6.50	0.61	7.09	0.63	3.26	0.29	4.05	0.18
		Dec 2015	2.52	5.13	0.41	6.69	0.60	6.44	0.62	3.72	0.32	3.62	0.19
Gold produced	kg	Dec 2016	23,805	21,352	2,453	7,208	1,049	7,062	760	4,975	222	2,107	422
		Jun 2016	23,229	20,726	2,503	6,712	1,161	6,642	746	4,626	218	2,746	378
		Dec 2015	25,571	23,271	2,300	8,043	1,050	6,852	619	5,364	240	3,012	391
	000'oz	Dec 2016	765.4	686.5	78.9	231.8	33.7	227.1	24.4	159.9	7.2	67.7	13.6
		Jun 2016	746.8	666.3	80.5	215.8	37.3	213.5	24.0	148.7	7.0	88.3	12.2
		Dec 2015	822.1	748.2	73.9	258.6	33.7	220.3	19.9	172.5	7.7	96.8	12.6
Gold price received	R/kg	Dec 2016	569,535			568,824		569,209		569,078		589,277	
		Jun 2016	603,427			603,595		603,384		604,129		601,312	
		Dec 2015	487,736			487,078		488,583		488,276		486,747	
	US$/oz	Dec 2016	1,268			1,266		1,267		1,267		1,312	
		Jun 2016	1,220			1,221		1,220		1,222		1,216	
		Dec 2015	1,115			1,113		1,117		1,116		1,112	
Operating cost	R/t	Dec 2016	854	1,946	142	2,395	188	2,150	155	1,273	120	2,558	93
		Jun 2016	869	1,937	138	2,354	177	2,471	171	1,219	132	2,062	87
		Dec 2015	839	1,714	129	1,953	165	2,181	160	1,167	134	1,719	81
Operating margin	%	Dec 2016	36	36	38	40	37	43	47	35	32	2	25
		Jun 2016	38	37	45	40	52	42	55	38	24	15	19
		Dec 2015	32	32	35	40	43	31	47	36	14	3	8
Total cash cost[1]	R/kg	Dec 2016	372,504			350,875		331,818		378,718		555,838	
		Jun 2016	381,635			360,130		350,189		384,723		505,410	
		Dec 2015	339,017			300,319		337,692		326,481		465,971	
	US$/oz	Dec 2016	829			781		739		843		1,238	
		Jun 2016	772			728		708		778		1,022	
		Dec 2015	775			686		772		746		1,065	
All-in sustaining cost[1]	R/kg	Dec 2016	451,352			420,763		426,233		453,454		623,550	
		Jun 2016	448,922			422,253		427,883		452,044		560,723	
		Dec 2015	411,795			370,043		416,905		389,097		523,244	
	US$/oz	Dec 2016	1,005			937		949		1,010		1,388	
		Jun 2016	908			854		865		914		1,134	
		Dec 2015	941			846		953		889		1,196	
All-in cost[1]	R/kg	Dec 2016	476,774			425,315		438,392		454,320		637,927	
		Jun 2016	465,952			424,400		432,661		452,106		562,164	
		Dec 2015	421,548			371,572		425,177		389,097		527,329	
	US$/oz	Dec 2016	1,062			947		976		1,012		1,420	
		Jun 2016	942			858		875		914		1,137	
		Dec 2015	963			849		972		889		1,205	
All-in cost margin	%	Dec 2016	16			25		23		20		(11)	
		Jun 2016	23			30		28		25		7	
		Dec 2015	14			24		13		20		(8)	
Total capital expenditure[2]	Rm	Dec 2016	2,130.9			583.4		764.4		339.2		136.0	
		Jun 2016	1,693.3			468.2		539.8		289.2		113.2	
		Dec 2015	1,787.9			579.1		598.7		300.7		154.8	
	US$ mil	Dec 2016	150.4			41.2		53.8		24.0		9.6	
		Jun 2016	110.1			30.4		35.1		18.8		7.4	
		Dec 2015	131.4			43.1		43.9		21.8		11.2	

Average exchange rates for the six months ended 31 December 2016, 30 June 2016 and 31 December 2015 were R13.97/US$, R15.38/US$ and R13.61/US$, respectively.

Figures may not add as they are rounded independently.

[1] *Total cost, All-in sustaining cost and All-in cost are defined in the Gold Division - Unit Cost Benchmarking Metrics included elsewhere in this report.*

[2] *Included in total capital expenditure is expenditure of R307.9 million (US$21.8 million), R282.9 million (US$18.4 million) and R154.6 million (US$11.4 million) for the six months ended 31 December 2016, 30 June 2016 and 31 December 2015, respectively, the majority of which was spent on our growth project, Burnstone.*

6 **Sibanye** Operating and Financial Results | Six months and financial year ended 31 December 2016

Platinum Division – Salient features and cost benchmarks for the six months ended 31 December 2016 and 30 June 2016 covering periods from the relevant acquisition dates[1].

			Platinum Division – attributable[1]			Kroondal	Mimosa	Platinum Mile	Rustenburg	
			Total	Under-ground	Surface	Attributable	Attributable	Surface	Under ground	Surface
Tonnes milled/treated	000't	**Dec 2016**	**8,920**	**3,690**	**5,230**	**1,801**	**685**	**4,236**	**1,204**	**994**
		Jun 2016	2,692	1,259	1,433	932	327	1,433	-	-
Plant head grade	g/t	**Dec 2016**	**1.74**	**3.06**	**0.82**	**2.47**	**3.57**	**0.65**	**3.65**	**1.53**
		Jun 2016	1.65	2.78	0.65	2.50	3.57	0.65	-	-
Plant recoveries	%	**Dec 2016**	**65.55**	**82.26**	**21.40**	**82.13**	**78.39**	**12.54**	**84.54**	**37.42**
		Jun 2016	65.09	80.15	8.58	80.96	78.54	8.58	-	-
PGM 4E production[2]	4Eoz	**Dec 2016**	**327,990**	**298,576**	**29,414**	**117,520**	**61,585**	**11,098**	**119,471**	**18,316**
		Jun 2016	92,773	90,198	2,575	60,707	29,491	2,575	-	-
Average PGM 4E basket price	R/4Eoz	**Dec 2016**	**12,204**	**12,197**	**12,277**	**12,324**	**12,590**	**12,300**	**11,870**	**12,263**
		Jun 2016	12,499	12,491	12,769	12,578	12,313	12,769	-	-
	US$/4Eoz	**Dec 2016**	**874**	**873**	**879**	**882**	**901**	**880**	**850**	**878**
		Jun 2016	832	831	846	836	822	846	-	-
Operating cost	R/t	**Dec 2016**	**377**	**861**	**36**	**613**	**902**	**15**	**1,209**	**128**
		Jun 2016	354	735	19	630	1,035	19	-	-
	US$/t	**Dec 2016**	**27**	**62**	**3**	**44**	**65**	**1**	**87**	**9**
		Jun 2016	24	49	1	42	69	1	-	-
Operating margin	%	**Dec 2016**	**11**	**8**	**35**	**16**	**23**	**39**	**1**	**33**
		Jun 2016	10	11	1	11	16	1	-	-
Operating cost[3]	R/4Eoz	**Dec 2016**	**10,260**	**10,639**	**6,411**	**9,388**	**10,028**	**5,569**	**12,185**	**6,923**
		Jun 2016	10,268	10,256	10,660	9,683	11,482	10,660	-	-
	US$/4Eoz	**Dec 2016**	**734**	**762**	**459**	**672**	**718**	**399**	**872**	**496**
		Jun 2016	683	682	707	642	766	707	-	-
Total capital expenditure	Rm	**Dec 2016**	**356.8**	**356.3**	**0.5**	**108.5**	**99.1**	**0.5**	**148.7**	**-**
		Jun 2016	128.8	128.0	0.8	67.3	60.7	0.8	-	-
	US$ mil	**Dec 2016**	**24.8**	**24.8**	**-**	**7.7**	**7.0**	**-**	**10.1**	**-**
		Jun 2016	8.3	8.2	0.1	4.3	3.9	0.1	-	-

[1] *Platinum Division includes the attributable operations of Kroondal (50%), Mimosa (50%), Platinum Mile surface operation and Rustenburg. Kroondal, Mimosa and Platinum Mile are included in the six months ended 30 June 2016 for three months since acquisition, and Rustenburg is included in the six months ended 31 December 2016 for two months since acquisition.*

[2] *Production per product*

	Six months ended	
	Dec 2016	Jun 2016
Platinum	*187,316*	*51,346*
Palladium	*105,134*	*31,022*
Rhodium	*27,586*	*7,996*
Gold	*7,954*	*2,409*
PGM4E production (4Eoz)	*327,990*	*92,773*
Ruthenium	*43,172*	*12,186*
Iridium	*10,085*	*3,079*
Total	*381,247*	*108,038*

[3] *Operating costs are all mining related costs before amortisation and depreciation, royalties, taxation and non-recurring items.*

Sibanye Operating and Financial Results | Six months and financial year ended 31 December 2016 | 7

 FINANCIAL AND OPERATING REVIEW OF THE GROUP For the six months ended 31 December 2016 SHARE OF RESULTS OF EQUITY-ACCOUNTED INVESTMENTS The R98 million gain from share of results of equity-accounted investments, was primarily due to Sibanye’s share of losses of R41 million relating to its 33.1% interest in Rand Refinery, and share of gains of R144 million from its attributable share in Mimosa. For additional information of Sibanye’s equity-accounted investments see note 9 of the condensed consolidated preliminary financial statements included elsewhere in this report. compared with the six months ended 31 December 2015 REVENUE Revenue increased by 33% to R16,536 million from R12,472 million. This included first time revenue from the newly acquired Platinum Division of R3,052 million. The balance of the increase of R1,012 million represents an increase of 8% for the Gold Division. This increase was due to a 17% increase in the rand gold price, offsetting the decrease in gold sales partly due to the cessation of mining at Cooke 4. GAIN AND LOSS ON FINANCIAL INSTRUMENTS The R144 million net gain for the six months ended 31 December 2016 compares with a R255 million net loss on financial instruments for the six months ended 31 December 2015. This primarily consists of a R105 million fair value gain (31 December 2015: R96 million fair value loss) related to the share-based payment obligations, a R45 million fair value gain (31 December 2015: Rnil) on the Cooke hedges, a R21 million fair value gain (31 December 2015: Rnil) on the “purchase of concentrate” debtor acquired on acquisition of the Rustenburg Operations, and a R29 million loss (31 December 2015: R163 million loss) on revised estimated cash flows of the Burnstone Debt. For additional information of the gain and loss on financial instruments see note 4 of the condensed consolidated preliminary financial statements included elsewhere in this report. OPERATING COSTS Operating costs, including R2,748 million at the Platinum Division, increased by 34% to R11,397 million. Costs at the Gold Division were well controlled and showed an increase of 2% to R8,650 million from R8,501 million, despite above inflation increases on electricity and labour costs. These increases were partly offset by the cessation of mining at Cooke 4. Gold production of 129kg was unsold at year end due to timing differentials, resulting in a credit to operating costs of R43 million. OPERATING PROFIT Operating profit for the Group was 29% higher at R5,139 million, from R3,971 million for the comparable period in 2015. The Group operating margin remains robust at 31%, while the operating margin at the Gold Division increased from 32% to 36%. GAIN AND LOSS ON FOREIGN EXCHANGE DIFFERENCES The gain on foreign exchange differences of R182 million was mainly due to exchange rate gains of R124 million on the Burnstone Debt and R98 million on the US$350 million revolving credit facility, partly offset by the effect of exchange rate fluctuations on other financial assets and financial liabilities of R40 million. CAPITAL EXPENDITURE Capital expenditure of R2,131 million at the Gold Division was 19% higher year-on-year largely due to expenditure of R461 million on Burnstone and other projects, approved in 2015. Sustaining capital expenditure at the Gold Division was higher at R418 million due to the timing of winder and technical upgrades as well as energy saving projects. Ore reserve development capital (ORD) was similar year-on-year at R1,252 million. Attributable capital expenditure at the Platinum Division was R259 million for the six months ended 31 December 2016 of which the majority was spent on conveyor installations. NON-RECURRING ITEMS GAIN ON ACQUISITION A gain on acquisition of R2.4 billion arose on the acquisition of the Rustenburg Operations. For additional information on the gain on acquisition see note 8 of the condensed consolidated financial statements included elsewhere in this report. AMORTISATION AND DEPRECIATION Amortisation and depreciation of R2,097 million IMPAIRMENTS As a result of a decrease in the gold price from 30 June 2016, a decision was taken during the six months ended 31 December 2016, to impair the goodwill allocated to the Cooke CGU by R201 million and the Cooke 1, 2 and 3 mining assets by R355 million. For additional information on the impairments see note 5 of the condensed consolidated financial statements included elsewhere in this report. was marginally higher than for the comparable period in 2015. This included an attributable R171 million from the consolidation of the Platinum Division, partly offset by lower amortisation and depreciation from the Gold Division, primarily due to the impairment of Cooke 4. FINANCE EXPENSES Finance expenses increased from R299 million to R518 million. This increase was due to a R132 million increase in interest paid following an increase in gross debt required to fund the acquisition of the Aquarius and Rustenburg Operations. Sibanye’s average gross debt outstanding (excluding the Burnstone Debt) was approximately R6,300 million during the second half of 2016, compared with R3,600 million for the comparable period in 2015. In addition, there was a R48 million increase in the environmental rehabilitation obligation accretion expenses mainly due to the acquisition of Aquarius and the Rustenburg Operations, which added R35 million, and new disturbances. SHARE-BASED PAYMENT ON BEE TRANSACTION An expense of R240 million relating to share-based payment on BEE transaction was recognised as part of the Rustenburg Operations acquisition. This represents the BEE shareholders attributable value over the expected life of mine. For additional information on the impairments see note 8 of the condensed consolidated financial statements included elsewhere in this report. 8 Sibanye Operating and Financial Results | Six months and financial year ended 31 December 2016

RESTRUCTURING COSTS

Restructuring costs, including voluntary separation packages, of R149 million (31 December 2015: R74 million) were incurred at Driefontein, Kloof, Beatrix, Cooke and Corporate Services.

TRANSACTION COSTS

Transaction costs of R43 million primarily related to the acquisition of the Rustenburg Operations.

MINING AND INCOME TAX

Mining and income tax increased from R383 million to R738 million. Current tax increased by R83 million to R618 million due to an increase in taxable mining income for the period. Deferred tax increased from a credit of R153 million to a charge of R120 million.

CASH FLOW ANALYSIS

Sibanye defines free cash flow as cash from operating activities before dividends, less additions to property, plant and equipment.

Free cash flow of R330 million compares with R438 million for the six months ended 31 December 2015. This was largely due to the R832 million increase in cash generated from the operating activities, a R41 million increase in investment in working capital, a R129 million increase in net interest paid, a R150 million increase in royalties and taxation paid, and a R602 million increase in capital expenditure.

Available cash at 31 December 2016 (after net loans raised of R2,075 million) increased to R968 million from R871 million at 30 June 2016.

DIVIDEND DECLARATION

The Sibanye Board approved a final dividend, number 8, of 60 cents per share (ZAR) (gross) resulting in a total dividend of 145 cents per share (ZAR) (gross) for the year ended 31 December 2016.

Sibanye's dividend policy is to return at least 25% to 35% of normalised earnings to shareholders and after due consideration of future requirements the dividend may be increased beyond these levels. Normalised earnings are defined as: basic earnings excluding gains and losses on foreign exchange differences and financial instruments, non-recurring items and share of results of equity-accounted investees. After due consideration of the Group cash position and future requirements, the Board has determined the final dividend at 60 cents per share (ZAR).

The final dividend is subject to the Dividends Withholding Tax. In accordance with paragraphs 11.17 (a) (i) and 11.17 (c) of the JSE Listings Requirements the following additional information is disclosed:

- The dividend has been declared out of income reserves
- The local Dividends Withholding Tax rate is 15% (fifteen per centum). The implications of Minister Gordhan's announcement of an increase in the dividend withholding tax from 15% to 20% in his budget speech of 22 February 2017 will be evaluated and communicated to shareholders once clarity on implementation has been secured
- The gross local dividend amount is 60 cents per ordinary share (ZAR) for shareholders exempt from the Dividends Tax
- Dividend Withholding Tax of 15% will be applicable to this dividend
- The net local dividend amount is 51 cents (85% of 60 cents) per ordinary share (ZAR) for shareholders liable to pay the Dividends Withholding Tax
- Sibanye currently has 929,004,342 ordinary shares in issue
- Sibanye's income tax reference number is 9431292151
- Sibanye's Auditors are KPMG Inc. and the individual auditor is Jacques Erasmus

Shareholders are advised of the following dates in respect of the final dividend:

- Final dividend number 8: 60 cents per share (ZAR)
- Last date to trade cum dividend: Tuesday, 4 April 2017
- Sterling and US dollars conversion date: Wednesday, 5 April 2017
- Shares commence trading ex-dividend: Wednesday, 5 April 2017
- Record date: Friday, 7 April 2017
- Payment of dividend: Monday, 10 April 2017

Please note that share certificates may not be dematerialised or rematerialised between Wednesday, 5 April 2017, and Friday, 7 April 2017, both dates inclusive.

Sibanye Operating and Financial Results | Six months and financial year ended 31 December 2016 9

CONDENSED CONSOLIDATED PRELIMINARY FINANCIAL STATEMENTS

Condensed consolidated income statement

Figures are in millions unless otherwise stated

United States Dollars							South African Rand				
Year		Six months ended					Six months ended			Year	
Dec 2015	Dec 2016	Dec 2015	Jun 2016	Dec 2016		Notes	Dec 2016	Reviewed Jun 2016	Dec 2015	Reviewed Dec 2016	Audited Dec 2015
1,781.8	**2,128.1**	920.1	956.1	**1,172.0**	Revenue		**16,536.0**	14,704.7	12,471.9	**31,240.7**	22,717.4
(1,284.8)	**(1,410.7)**	(622.1)	(605.4)	**(805.3)**	Operating costs	2	**(11,397.3)**	(9,311.8)	(8,500.9)	**(20,709.1)**	(16,380.4)
497.0	**717.4**	298.0	350.7	**366.7**	**Operating profit**		**5,138.7**	5,392.9	3,971.0	**10,531.6**	6,337.0
(285.2)	**(275.3)**	(149.9)	(126.5)	**(148.8)**	Amortisation and depreciation		**(2,096.5)**	(1,945.4)	(2,028.0)	**(4,041.9)**	(3,636.6)
211.8	**442.1**	148.1	224.2	**217.9**	**Net operating profit**		**3,042.2**	3,447.5	1,943.0	**6,489.7**	2,700.4
20.2	**22.6**	10.4	10.5	**12.1**	Interest income		**169.6**	161.8	140.1	**331.4**	257.0
(44.1)	**(61.5)**	(22.0)	(25.0)	**(36.5)**	Finance expense		**(517.9)**	(385.2)	(298.9)	**(903.1)**	(561.8)
(6.1)	**(24.1)**	(0.8)	(5.6)	**(18.5)**	Net other costs		**(269.5)**	(85.1)	(15.5)	**(354.6)**	(78.6)
(1.9)	**(0.3)**	(0.8)	-	**(0.3)**	Exploration and feasibility costs		**(4.0)**	(0.1)	(10.7)	**(4.1)**	(23.6)
9.1	**0.9**	6.7	(5.5)	**6.4**	Share of results of equity-accounted investees after tax		**98.2**	(84.9)	87.2	**13.3**	116.0
(21.5)	**(17.4)**	(9.3)	(8.9)	**(8.5)**	Share-based payments	3	**(118.5)**	(137.4)	(129.4)	**(255.9)**	(274.4)
(18.1)	**(70.4)**	(20.2)	(76.5)	**6.1**	(Loss)/gain on financial instruments	4	**144.2**	(1,177.0)	(254.5)	**(1,032.8)**	(229.5)
(27.3)	**15.0**	(23.1)	2.5	**12.5**	Gain/(loss) on foreign exchange differences		**181.7**	37.9	(309.6)	**219.6**	(359.4)
122.1	**306.9**	89.0	115.7	**191.2**	**Profit before non-recurring items**		**2,726.0**	1,777.5	1,151.7	**4,503.5**	1,546.1
4.6	**6.5**	3.4	3.5	**3.0**	Gain on disposal of property, plant and equipment		**42.3**	53.1	44.5	**95.4**	58.7
-	**(94.1)**	-	(53.3)	**(40.8)**	Impairments	5	**(562.0)**	(819.1)	-	**(1,381.1)**	-
-	**(16.4)**	-	-	**(16.4)**	Share-based payment on BEE transaction	8	**(240.3)**	-	-	**(240.3)**	-
-	**165.4**	-	-	**165.4**	Gain on acquisition	8	**2,428.0**	-	-	**2,428.0**	-
(8.2)	**(12.8)**	(5.6)	(2.5)	**(10.3)**	Restructuring costs		**(148.8)**	(38.9)	(73.6)	**(187.7)**	(104.8)
(2.0)	**(10.7)**	(2.0)	(7.4)	**(3.3)**	Transaction costs		**(43.4)**	(113.6)	(25.7)	**(157.0)**	(25.7)
(13.3)	**-**	-	-	**-**	Net loss on derecognition of financial guarantee asset and liability		**-**	-	-	**-**	(158.3)
103.2	**344.8**	84.8	56.0	**288.8**	**Profit before royalties and tax**		**4,201.8**	859.0	1,096.9	**5,060.8**	1,316.0
(31.4)	**(37.2)**	(19.7)	(17.3)	**(19.9)**	Royalties		**(281.1)**	(265.5)	(261.2)	**(546.6)**	(400.6)
71.8	**307.6**	65.1	38.7	**268.9**	**Profit before tax**		**3,920.7**	593.5	835.7	**4,514.2**	915.4
(29.6)	**(84.7)**	(30.0)	(32.9)	**(51.8)**	Mining and income tax		**(737.8)**	(505.4)	(382.5)	**(1,243.2)**	(377.2)
(54.6)	**(75.7)**	(41.0)	(32.1)	**(43.6)**	- Current tax		**(618.1)**	(493.7)	(535.0)	**(1,111.8)**	(696.7)
25.0	**(9.0)**	11.0	(0.8)	**(8.2)**	- Deferred tax		**(119.7)**	(11.7)	152.5	**(131.4)**	319.5
42.2	**222.9**	35.1	5.8	**217.1**	**Profit for the period**		**3,182.9**	88.1	453.2	**3,271.0**	538.2
					Profit for the period attributable to:						
56.2	**252.2**	41.1	21.7	**230.5**	- Owners of Sibanye		**3,368.6**	333.0	537.1	**3,701.6**	716.9
(14.0)	**(29.3)**	(6.0)	(15.9)	**(13.4)**	- Non-controlling interests		**(185.7)**	(244.9)	(83.9)	**(430.6)**	(178.7)
					Earnings per ordinary share (cents)						
6	**27**	4	2	**25**	Basic earnings per share		**364**	36	59	**402**	79
6	**27**	4	2	**25**	Diluted earnings per share		**364**	36	58	**401**	78
912,038	**921,733**	914,771	919,089	**924,379**	Weighted average number of shares ('000)		**924,379**	919,089	914,771	**921,733**	912,038
917,709	**923,894**	920,442	924,760	**926,540**	Diluted weighted average number of shares ('000)		**926,540**	924,760	920,442	**923,894**	917,709
					Headline earnings per ordinary share (cents)	6					
6	**18**	4	8	**10**	Headline earnings per share		**148**	121	55	**270**	74
6	**18**	4	8	**10**	Diluted headline earnings per share		**148**	120	55	**269**	74
12.75	**14.68**	13.61	15.38	**13.97**	Average R/US$ rate						

The condensed consolidated financial statements for the year ended 31 December 2016 have been prepared by Sibanye Gold Limited's Group financial reporting team headed by Alicia Brink. This process was supervised by the Group's Chief Financial Officer, Charl Keyter and approved by the board of Sibanye Gold Limited.

10 **Sibanye** Operating and Financial Results | Six months and financial year ended 31 December 2016

Condensed consolidated statement of other comprehensive income

Figures are in millions unless otherwise stated

United States Dollars						South African Rand				
Year		Six months ended				Six months ended			Year	
Dec 2015	Dec 2016	Dec 2015	Jun 2016	Dec 2016	Notes	Dec 2016	Reviewed Jun 2016	Dec 2015	Reviewed Dec 2016	Audited Dec 2015
42.2	**222.9**	35.1	5.8	**217.1**	Profit for the period	**3,182.9**	88.1	453.2	**3,271.0**	538.2
(329.3)	**130.8**	(265.2)	54.4	**76.4**	Other comprehensive income, net of tax	**(140.9)**	9.5	-	**(131.4)**	-
-	**-**	-	-	**-**	Foreign currency translation adjustments	**(140.9)**	9.5	-	**(131.4)**	-
(329.3)	**130.8**	(265.2)	54.4	**76.4**	Currency translation adjustments[1]	**-**	-	-	**-**	-
(287.1)	**353.7**	(230.1)	60.2	**293.5**	**Total comprehensive income**	**3,042.0**	97.6	453.2	**3,139.6**	538.2
					Total comprehensive income attributable to:					
(268.9)	**382.5**	(221.1)	76.6	**305.9**	- Owners of Sibanye	**3,227.7**	342.5	537.1	**3,570.2**	716.9
(18.2)	**(28.8)**	(9.0)	(16.4)	**(12.4)**	- Non-controlling interests	**(185.7)**	(244.9)	(83.9)	**(430.6)**	(178.7)
12.75	**14.68**	13.61	15.38	**13.97**	Average R/US$ rate					

[1] *The currency translation adjustments arise on the convenience translation of the South African Rand amount to the United States Dollars. These gains and losses will never be reclassified to profit and loss.*

Condensed consolidated statement of financial position

Figures are in millions unless otherwise stated

United States Dollars					South African Rand		
Dec 2015	Revised Jun 2016	Dec 2016		Notes	Reviewed Dec 2016	Revised Jun 2016	Audited Dec 2015
1,641.9	1,986.6	**2,485.0**	**Non-current assets**		**34,018.1**	29,203.5	25,515.0
1,424.2	1,562.5	**1,989.8**	Property, plant and equipment		**27,240.7**	22,968.0	22,132.4
47.4	77.4	**68.4**	Goodwill		**936.0**	1,137.3	736.7
10.8	149.1	**157.6**	Equity-accounted investments	9	**2,157.4**	2,192.2	167.5
155.3	180.6	**226.5**	Environmental rehabilitation obligation funds		**3,100.5**	2,655.5	2,413.9
0.1	7.6	**26.0**	Non-current financial assets		**355.3**	111.6	1.3
4.1	9.4	**16.7**	Deferred tax		**228.2**	138.9	63.2
177.0	241.9	**562.7**	**Current assets**		**7,703.2**	3,555.6	2,750.7
26.1	37.5	**49.4**	Inventories		**676.8**	550.8	405.9
104.7	145.2	**419.9**	Trade and other receivables		**5,747.9**	2,134.1	1,627.4
-	-	**22.7**	Current financial assets		**310.6**	-	-
46.2	59.2	**70.7**	Cash and cash equivalents		**967.9**	870.7	717.4
1,818.9	2,228.5	**3,047.7**	**Total assets**		**41,721.3**	32,759.1	28,265.7
964.3	976.3	**1,219.7**	**Shareholders' equity**		**16,697.4**	14,352.1	14,984.8
510.5	696.5	**1,372.3**	**Non-current liabilities**		**18,787.3**	10,238.1	7,933.6
229.2	244.9	**343.8**	Deferred tax liabilities		**4,707.1**	3,599.6	3,561.4
116.4	221.0	**600.5**	Borrowings	10	**8,221.5**	3,248.6	1,808.3
155.1	227.2	**290.9**	Environmental rehabilitation obligation	11	**3,982.2**	3,340.4	2,411.0
1.0	1.1	**1.2**	Post-retirement healthcare obligation		**16.3**	16.3	16.3
8.8	-	**18.0**	Share-based payment obligations	3	**246.5**	-	136.6
-	2.3	**117.9**	Non-current financial liabilities	7,8	**1,613.7**	33.2	-
344.1	555.7	**455.7**	**Current liabilities**		**6,236.6**	8,168.9	5,347.3
177.6	264.1	**378.5**	Trade and other payables		**5,180.5**	3,881.7	2,759.4
8.3	10.9	**5.0**	Tax and royalties payable		**68.6**	160.8	129.6
128.4	257.2	**55.0**	Current borrowings	10	**752.3**	3,780.3	1,995.3
29.8	23.5	**17.2**	Current share-based payment obligations	3	**235.2**	346.1	463.0
1,818.9	2,228.5	**3,047.7**	**Total equity and liabilities**		**41,721.3**	32,759.1	28,265.7
87.6	300.2	**459.7**	**Net debt[1]**		**6,292.8**	4,412.7	1,361.9
15.54	14.70	**13.69**	Closing R/US$ rate				

[1] *Net debt represents borrowings and bank overdraft less cash and cash equivalents. Borrowings are only those borrowings that have recourse to Sibanye and therefore exclude the Burnstone Debt. Net debt excludes Burnstone cash and cash equivalents.*

Sibanye Operating and Financial Results | Six months and financial year ended 31 December 2016 11

Condensed consolidated statement of changes in equity

Figures are in millions unless otherwise stated

United States Dollars						South African Rand				
Stated capital	Other Reserves	Accumulated loss	Non-controlling interests	Total equity		Total equity	Non-controlling interests	Accumulated loss	Other Reserves	Stated capital
2,388.6	**550.2**	**(1,671.0)**	**28.5**	**1,296.3**	**Balance at 31 December 2014 (Audited)**	**14,985.9**	**329.6**	**(9,897.4)**	**2,819.1**	**21,734.6**
-	(325.1)	56.2	(18.2)	**(287.1)**	Total comprehensive income for the period	**538.2**	(178.7)	716.9	-	-
-	-	56.2	(14.0)	**42.2**	Profit for the period	**538.2**	(178.7)	716.9	-	-
-	(325.1)	-	(4.2)	**(329.3)**	Other comprehensive income, net of tax	**-**	-	-	-	-
-	-	(54.2)	-	**(54.2)**	Dividends paid	**(658.4)**	-	(658.4)	-	-
-	9.3	-	-	**9.3**	Share-based payments	**119.1**	-	-	119.1	-
-	-	3.2	(3.2)	**-**	Transactions with non-controlling interests	**-**	(41.1)	41.1	-	-
2,388.6	234.4	(1,665.8)	7.1	**964.3**	**Balance at 31 December 2015 (Audited)**	**14,984.8**	109.8	(9,797.8)	2,938.2	21,734.6
-	130.3	252.2	(28.8)	**353.7**	Total comprehensive income for the period	**3,139.6**	(430.6)	3,701.6	(131.4)	-
-	-	252.2	(29.3)	**222.9**	Profit for the period	**3,271.0**	(430.6)	3,701.6	-	-
-	130.3	-	0.5	**130.8**	Other comprehensive income, net of tax	**(131.4)**	-	-	(131.4)	-
-	-	(110.7)	(0.1)	**(110.8)**	Dividends paid	**(1,611.9)**	(1.3)	(1,610.6)	-	-
-	11.7	-	-	**11.7**	Share-based payments	**172.0**	-	-	172.0	-
-	-	(22.3)	22.3	**-**	Transactions with non-controlling interests[1]	**-**	326.9	(326.9)	-	-
-	-	-	0.8	**0.8**	Acquisition of subsidiary with non-controlling interests	**12.9**	12.9	-	-	-
2,388.6	376.4	(1,546.6)	1.3	**1,219.7**	**Balance at 31 December 2016 (Reviewed)**	**16,697.4**	17.7	(8,033.7)	2,978.8	21,734.6

[1] *On acquisition of the Cooke Operations, the amount recognised as non-controlling interests represented the BEE consortium's proportionate share of the net assets at acquisition date after considering the loan amount due and payable to Sibanye. As the recoverable amount of the Cooke cash generating units (CGU) is lower than its carrying value, the BEE consortium's proportionate share of the net fair value at 31 December 2016 is not sufficient to fund the BEE consortium's attributable loss, and therefore the non-controlling interest was limited to zero.*

Condensed consolidated statement of cash flows

Figures are in millions unless otherwise stated

United States Dollars						South African Rand				
Year		Six months ended				Six months ended			Year	
Dec 2015	Dec 2016	Dec 2015	Jun 2016	Dec 2016		Dec 2016	Reviewed Jun 2016	Dec 2015	Reviewed Dec 2016	Audited December 2015
					Cash flows from operating activities					
480.8	**669.9**	291.3	333.3	**336.6**	Cash generated by operations	**4,708.6**	5,126.5	3,877.2	**9,835.1**	6,130.3
(3.3)	**(103.4)**	(2.8)	(96.9)	**(6.5)**	Cash-settled share-based payments paid	**(28.8)**	(1,489.8)	(35.8)	**(1,518.6)**	(42.2)
(52.4)	**(16.2)**	(55.5)	33.1	**(49.3)**	Change in working capital	**(746.6)**	509.0	(705.3)	**(237.6)**	(668.0)
425.1	**550.3**	233.0	269.5	**280.8**		**3,933.2**	4,145.7	3,136.1	**8,078.9**	5,420.1
(9.2)	**7.6**	5.4	4.1	**3.5**	Interest received	**48.8**	63.4	72.2	**112.2**	117.3
(20.4)	**(30.0)**	(10.4)	(11.1)	**(18.9)**	Interest paid	**(270.9)**	(170.2)	(141.7)	**(441.1)**	(260.2)
(31.0)	**(37.9)**	(22.0)	(16.7)	**(21.2)**	Royalties paid	**(299.6)**	(256.3)	(288.9)	**(555.9)**	(395.4)
(51.5)	**(80.2)**	(42.7)	(31.5)	**(48.7)**	Tax paid	**(691.8)**	(484.9)	(552.0)	**(1,176.7)**	(656.3)
(54.2)	**(109.8)**	(6.6)	(53.7)	**(56.1)**	Dividends paid	**(786.5)**	(825.4)	(91.3)	**(1,611.9)**	(658.4)
(4.4)	**-**	-	-	**-**	Guarantee release fee paid	**-**	-	-	**-**	(51.8)
272.8	**300.0**	156.7	160.6	**139.4**	**Net cash from operating activities**	**1,933.2**	2,472.3	2,134.4	**4,405.5**	3,515.3
					Cash flows from investing activities					
(262.3)	**(282.8)**	(131.4)	(114.5)	**(168.3)**	Additions to property, plant and equipment	**(2,389.7)**	(1,761.4)	(1,787.9)	**(4,151.1)**	(3,344.8)
5.1	**6.8**	3.6	3.6	**3.2**	Proceeds on disposal of property, plant and equipment	**44.4**	55.0	47.2	**99.4**	65.1
(6.1)	**(5.1)**	(6.1)	(0.2)	**(4.9)**	Contributions to funds and payment of environmental rehabilitation obligation	**(71.4)**	(3.3)	(77.8)	**(74.7)**	(78.1)
-	**(395.2)**	-	(294.0)	**(101.2)**	Investment in subsidiaries	**(1,500.0)**	(4,301.5)	-	**(5,801.5)**	-
-	**33.7**	-	33.7	**-**	Cash acquired on acquisition of subsidiaries	**0.1**	494.1	-	**494.2**	-
(0.2)	**(0.7)**	(0.2)	(1.0)	**-**	Loan advanced to equity-accounted investee	**-**	(15.5)	(3.0)	**(10.1)**	(3.0)
1.4	**-**	1.4	-	**0.3**	Loan repaid by equity-accounted investee	**5.4**	-	20.9	**-**	20.9
(262.1)	**(643.3)**	(132.7)	(372.4)	**(270.9)**	**Net cash used in investing activities**	**(3,911.2)**	(5,532.6)	(1,800.6)	**(9,443.8)**	(3,339.9)
					Cash flows from financing activities					
130.5	**1,177.1**	-	346.3	**830.8**	Loans raised	**11,955.0**	5,325.5	-	**17,280.5**	1,552.0
(122.0)	**(806.2)**	(29.3)	(127.1)	**(679.1)**	Loans repaid	**(9,879.8)**	(1,954.9)	(470.9)	**(11,834.7)**	(1,572.9)
8.5	**370.9**	(29.3)	219.2	**151.7**	**Net cash from/(used in) financing activities**	**2,075.2**	3,370.6	(470.9)	**5,445.8**	(20.9)
19.2	**27.6**	(5.3)	7.4	**20.2**	**Net increase/(decrease) in cash and cash equivalent**	**97.2**	310.3	(137.1)	**407.5**	154.5
(21.7)	**(3.1)**	(18.7)	5.6	**(8.7)**	Effect of exchange rate fluctuations on cash held	**-**	(157.0)	-	**(157.0)**	-
48.7	**46.2**	70.2	46.2	**59.2**	Cash and cash equivalents at beginning of period	**870.7**	717.4	854.5	**717.4**	562.9
46.2	**70.7**	46.2	59.2	**70.7**	**Cash and cash equivalents at end of period**	**967.9**	870.7	717.4	**967.9**	717.4
12.75	**14.68**	13.61	15.38	**13.97**	Average R/US$ rate					
15.54	**13.69**	15.54	14.70	**13.69**	Closing R/US$ rate					

12 **Sibanye** Operating and Financial Results | Six months and financial year ended 31 December 2016

NOTES TO THE CONDENSED CONSOLIDATED PRELIMINARY FINANCIAL STATEMENTS

1. Basis of accounting and preparation

The condensed consolidated preliminary financial statements are prepared in accordance with the requirements of the JSE Listings Requirements for preliminary reports and the requirements of the Companies Act of South Africa. The JSE Listings Requirements require preliminary reports to be prepared in accordance with the framework concepts and the measurement and recognition requirements of International Financial Reporting Standards (IFRS) and the SAICA Financial Reporting Guides as issued by the Accounting Practices Committee and Financial Pronouncements as issued by Financial Reporting Standards Council and to also, as a minimum, contain the information required by IAS 34 *Interim Financial Reporting*. The accounting policies applied in the preparation of the condensed consolidated preliminary financial statements are in terms of IFRS and are consistent with those applied in the previous consolidated annual financial statements. The accounting policies (including significant accounting judgements and estimates), however, have been expanded for the PGM assets (due to the Aquarius and the Rustenburg Operations acquisitions) mainly relating to:

- Revenue arising from PGM concentrate sales is recognised when risks and rewards of ownership of the mine product has passed to the buyer pursuant to a sales contract. The sales price is determined on a provisional basis at the date of delivery. Adjustments to the sales price occur based on movements in the metal market price up to the date of final pricing. Revenue on provisionally priced sales is initially recorded at the estimated fair value of the consideration receivable, determined with reference to estimated forward prices using consensus forecasts. The fair value of the final sales price adjustment is re-estimated continuously and changes in fair value recognised as an adjustment to revenue in profit or loss and trade receivables in the statement of financial position.
- Judgement is required to determine when the Group has joint control, which requires an assessment of the relevant activities and when the decisions in relation to those activities require unanimous consent. The Group has determined that the relevant activities for its joint arrangements are those relating to the operating and capital decisions of the arrangement. The considerations made in determining joint control are similar to those necessary to determine control over subsidiaries. Judgement is also required to classify a joint arrangement as either a joint operation or a joint venture. Classifying the arrangement requires the Group to assess their rights and obligations arising from the arrangement.
- The consideration transferred for the acquisition of a business includes any liability resulting from a contingent arrangement. The contingent consideration for the Rustenburg Operations acquisition includes a deferred payment and is measured at fair value.

In terms of the Group's accounting policies:

- Joint ventures are accounted for using the equity method; and
- Joint operations are accounted for by recognising the proportionate share of assets, liabilities and transactions incurred jointly.

The condensed consolidated statement of financial position as at 30 June 2016 has been revised to reflect the adjustment of the initial accounting in respect of Aquarius acquired on 12 April 2016. The impact of these adjustments is presented in note 7.

The condensed consolidated income statement and statements of other comprehensive income and cash flows for the six months ended 31 December 2015 were not reviewed by the Company's auditor and were prepared by subtracting the reviewed condensed consolidated financial statements for the period ended 30 June 2015 from the audited comprehensive consolidated financial statements for the year ended 31 December 2015. The condensed consolidated income statement and statements of other comprehensive income and cash flows for the six months ended 31 December 2016 have not been reviewed and were prepared by subtracting the reviewed condensed consolidated financial statements for the six months ended 30 June 2016 from the reviewed condensed consolidated preliminary financial statements for the year ended 31 December 2016. The US dollars consolidated income statements, and statements of comprehensive income, financial position, changes in equity, and cash flows have not been audited.

The translation of the financial statements into US Dollars is based on the average exchange rate for the period for the income statement, statement of other comprehensive income and statement of cash flows and the period-end closing exchange rate for the statement of financial position items. Exchange differences on translation are accounted for in the statement of other comprehensive income. This information is provided as supplementary information only.

2. Operating costs

A net realisable value write down on uranium finished goods and uranium-in-process has been recognised in operating costs as follows:

Figures are in South African Rand millions unless otherwise stated	Six months ended			Year ended	
	Dec 2016	Jun 2016	Dec 2015	Dec 2016	Dec 2015
Net realisable value write down	**(55.6)**	(37.7)	(24.0)	**(93.3)**	(24.0)

3. Share-based payments

Figures are in South African Rand millions unless otherwise stated	Six months ended			Year ended	
	Dec 2016	Jun 2016	Dec 2015	Dec 2016	Dec 2015
Sibanye Gold Limited 2013 Share Plan	**(89.9)**	(82.2)	(59.2)	**(172.1)**	(119.1)
Sibanye Gold Limited Phantom Share Scheme	**(28.6)**	(55.2)	(70.2)	**(83.8)**	(155.3)
Total share-based payments	**(118.5)**	(137.4)	(129.4)	**(255.9)**	(274.4)

Sibanye Operating and Financial Results | Six months and financial year ended 31 December 2016 13

Sibanye Gold Limited Phantom Share Scheme

On 14 May 2013 Sibanye's Remuneration Committee limited the issuance of share options for the 2013 allocation under the Sibanye Gold Limited 2013 Share Plan (SGL Share Plan) to senior management only. Middle and certain senior management, who previously participated in the equity-settled share option scheme, now participate in a cash-settled share scheme, the Sibanye Gold 2013 Phantom Share Scheme (SGL Phantom Scheme).

The fair value of the cash-settled instruments at reporting date, used to value the share-based payment obligation, is determined using the same assumptions as for the grant date valuation. However, the respective models take into account the actual share data of the peer group for the period from the grant date to the reporting date.

Reconciliation of the share-based payment obligations:

Figures are in South African Rand millions unless otherwise stated

		Six months ended			Year ended	
	Note	Dec 2016	Jun 2016	Dec 2015	Dec 2016	Dec 2015
Balance at beginning of the period		**346.1**	599.6	468.8	**599.6**	399.2
Share-based payments expensed		**28.6**	55.2	70.2	**83.8**	155.3
Share-based payment on BBE transaction	8	**240.3**	-	-	**240.3**	-
Fair value adjustment of obligation[1]	4	**(104.5)**	1,181.1	96.4	**1,076.6**	87.3
Cash-settled share-based payments paid[2]		**(28.8)**	(1,489.8)	(35.8)	**(1,518.6)**	(42.2)
Balance at end of the period		**481.7**	346.1	599.6	**481.7**	599.6
Current share-based payment obligations		**(235.2)**	(346.1)	(463.0)	**(235.2)**	(463.0)
Non-current share-based payment obligations		**246.5**	-	136.6	**246.5**	136.6

[1] *The fair value adjustment at reporting date is included in loss on financial instruments in profit or loss and not as part of share-based payments expense. The appreciation in Sibanye's share price for the six month period ended 30 June 2016 of approximately 120% resulted in a fair value loss of R1,181.1 million. The depreciation in share price for the six month period ended 31 December 2016 of approximately 49% resulted in a fair value gain of R110.7 million.*

[2] *Payments made during the period relate to vesting of shares to employees and proportionate vesting of shares to employees that have left the Group in good faith. Bonus Share (BS) options under the SGL Share Plan are issued on grant date and thus dividends are paid when the Company declares a dividend. Similarly, the BS holders under the SGL Phantom Scheme receive share-based payments to the equivalent of dividends paid, which were also paid during the period.*

4. (Loss)/gain on financial instruments

Figures are in South African Rand millions unless otherwise stated

		Six months ended			Year ended	
	Note	Dec 2016	Jun 2016	Dec 2015	Dec 2016	Dec 2015
Fair value adjustment of share-based payment obligations	3	**104.5**	(1,181.1)	(96.4)	**(1,076.6)**	(87.3)
Loss on revised cash flows of the Burnstone Debt	8	**(29.3)**	-	(162.5)	**(29.3)**	(162.5)
Other[1]		**69.0**	4.1	4.4	**73.1**	20.3
Total (loss)/gain on financial instruments		**144.2**	(1,177.0)	(254.5)	**(1,032.8)**	(229.5)

[1] *The other gain on financial instruments for the year ended 31 December 2016 includes fair value gains of R40.8 million of the Cooke hedges and R21.0 million on the "purchase of concentrate" debtor acquired on acquisition of the Rustenburg Operations.*

5. Impairments

Figures are in South African Rand millions unless otherwise stated

	Six months ended			Year ended	
	Dec 2016	Jun 2016	Dec 2015	Dec 2016	Dec 2015
Impairment of goodwill[1]	**(201.3)**	-	-	**(201.3)**	-
Impairment of property, plant and equipment[1,2]	**(355.0)**	(816.7)	-	**(1,171.7)**	-
Impairment of loan to equity-accounted investee	**(5.7)**	(2.4)	-	**(8.1)**	-
Total impairments	**(562.0)**	(819.1)	-	**(1,381.1)**	-

[1] *The gold price decreased from R628,000/kg at 30 June 2016 to R510,000/kg at 31 December 2016. As a result a decision was taken during the six months ended 31 December 2016, to impair the goodwill allocated to the Cooke CGU by R201.3 million and the Cooke 1, 2 and 3 mining assets by R355.0 million. The impairment was based on the estimated fair value less cost to sale over the life of mine calculated as expected discounted cash flows from the expected gold reserves and costs to extract the gold.*

[2] *Despite intense monitoring and interventions, the Cooke 4 Operation continued to fall short of production targets and losses continued to accumulate. As a result a decision was taken during the six months ended 30 June 2016 to impair the Cooke 4 Operation's mining assets by R816.7 million. This impairment was based on negative cash flow projections for the remainder of the life of mine.*

6. Reconciliation of headline earnings with profit for the period

Figures are in South African Rand millions unless otherwise stated

	Six months ended			Year ended	
	Dec 2016	Jun 2016	Dec 2015	Dec 2016	Dec 2015
Profit attributable to owners of Sibanye	**3,368.6**	333.0	537.1	**3,701.6**	716.9
Gain on disposal of property, plant and equipment	**(42.3)**	(53.1)	(44.5)	**(95.4)**	(58.7)
Impairments	**562.0**	819.1	-	**1,381.1**	-
Gain on acquisition	**(2,428.0)**	-	-	**(2,428.0)**	-
Taxation effect of re-measurement items	**(87.6)**	14.9	12.4	**(72.7)**	16.4
Headline earnings	**1,372.7**	1,113.9	505.0	**2,486.6**	674.6

14 **Sibanye** Operating and Financial Results | Six months and financial year ended 31 December 2016

7. Aquarius acquisition

On 6 October 2015 Sibanye announced a cash offer of US$0.195 per share for the entire issued share capital of Aquarius Platinum Limited (Aquarius) (the Aquarius Transaction), valuing Aquarius at US$294 million. The transaction was subject to the fulfilment of various conditions precedent which were completed on 12 April 2016.

On 12 April 2016, Sibanye paid R4,302 million to the Aquarius shareholders and obtained control (100%) of Aquarius.

The acquisition has a strong strategic and financial rationale for Sibanye, both as a stand-alone transaction and when considered in conjunction with the announcement on 9 September 2015 of the conditional acquisition of the Rustenburg PGM operations from Anglo American Platinum Limited. These acquisitions will result in significant value creation through the realisation of synergies between the PGM assets in the Rustenburg area, thereby enhancing Sibanye's platinum portfolio.

The Aquarius operations are efficiently managed, mechanised and low-cost operations that will consolidate Sibanye's position in the South African PGM sector and also provide Sibanye with additional PGM operational experience.

For the nine months ended 31 December 2016, Aquarius contributed revenue of R2,104.4 million and a profit of R223.6 million to the Group's results.

At 30 June 2016 the purchase price allocation (PPA) was prepared on a provisional basis in accordance with IFRS 3 *Business Combinations* (IFRS 3). If new information obtained within one year of the acquisition date, about facts and circumstances that existed at the acquisition date identifies adjustments to the below amounts, or any additional provisions that existed at the date of acquisition, then the accounting for the acquisition will be revised.

Subsequently, the Group received new information relating to probable PGM reserves that existed at acquisition date and adjustments were made to the provisional calculation of the fair values resulting in a decrease of R243.0 million in the fair value of property, plant and equipment, and decrease of R68.1 million to the net deferred tax liability, and an increase of R174.9 million in the reported value of goodwill. Accordingly, the PPA has been restated as required by IFRS 3.

Consideration

Figures are in South African Rand millions unless otherwise stated

	Dec 2016
Cash	4,301.5
Total consideration	**4,301.5**

Acquisition-related costs

The Group incurred acquisition-related costs of R93.1 million on advisory and legal fees. These costs are recognised as transaction costs in profit or loss.

Identifiable assets acquired and liabilities assumed

The following table summarises the recognised amounts of assets acquired and liabilities assumed at the acquisition date:

Figures are in South African Rand millions unless otherwise stated

	Notes	Revised
Property, plant and equipment		1,680.8
Equity-accounted investments	9	2,066.7
Environmental rehabilitation obligation funds		151.9
Non-current financial assets		108.4
Inventories		155.0
Trade and other receivables		908.9
Cash and cash equivalents		494.1
Deferred tax		49.2
Environmental rehabilitation obligation	11	(630.0)
Non-current financial liabilities		(32.4)
Trade and other payables		(1,025.6)
Tax and royalties payable		(13.2)
Total fair value of identifiable net assets acquired		**3,913.8**

The fair value of assets and liabilities excluding property plant and equipment, and environmental rehabilitation obligation approximate their carrying value. The fair value of property, plant and equipment was based on the expected discounted cash flows of the expected (PGM) reserves and costs to extract the PGMs discounted at a discount rate of 9% for Kroondal and Platinum Mile, and 15% for Mimosa, and an average PGM (4E) basket price of R14,700/kg.

Sibanye Operating and Financial Results | Six months and financial year ended 31 December 2016 15

Goodwill

Goodwill arising from the acquisition has been recognised as follows:

Figures are in South African Rand millions unless otherwise stated

	Revised
Consideration paid	4,301.5
Fair value of identifiable net assets	(3,913.8)
Non-controlling interests, based on their proportionate interest in the recognised amounts of the assets and liabilities	12.9
Goodwill	**400.6**

The goodwill is attributable to the synergies between the PGM assets in the Rustenburg area. The allocation of goodwill has been provisionally allocated to the Kroondal and Rustenburg Operations cash-generating units. None of the goodwill recognised is expected to be deducted for tax purposes.

8. Rustenburg Platinum Mines acquisition

On 9 September 2015, Sibanye announced that it had entered into written agreements with Rustenburg Platinum Mines Limited (RPM), a wholly owned subsidiary of Anglo American Platinum Limited (Anglo Platinum) to acquire the Bathopele, Siphumelele (including Khomanani), and Thembelani (including Khuseleka) mining operations, two concentrating plants, an on-site chrome recovery plant, the Western Limb Tailings Retreatment Plant, associated surface infrastructure and related assets and liabilities on a going concern basis (the Rustenburg Operations) (the Rustenburg Operations Transaction).

The purchase consideration comprises an upfront payment of R1.5 billion at the closing of the Rustenburg Operation Transaction (Closing) and a deferred payment calculated as being equal to 35% of the distributable free cash flow generated by the Rustenburg Operations over a six-year period from the later of Closing or 1 January 2017 (Deferred Payment), subject to a minimum payment of R3.0 billion. In addition to the Deferred Payment, which allows for a favourable extended payment period; should the Rustenburg Operations generate negative distributable free cash flows in any of 2016, 2017 or 2018, RPM will be required to pay up to R267 million per annum to ensure that the free cash flows for the relevant year is equal to zero.

On 19 October 2016, Sibanye obtained consent in terms of section 11 of the Mineral and Petroleum Resources Development Act for the transfer of the mining right and prospecting right pursuant to the Rustenburg Operations Transaction. Sibanye obtained control (88.4%) of the Rustenburg Operations on this date.

For the two months ended 31 December 2016, the Rustenburg Operations contributed revenue of R1,656.0 million and a loss of R242.6 million to the Group's results.

The purchase price allocation has been prepared on a provisional basis in accordance with IFRS 3. The values measured on a provisional basis include, inter alia, deferred tax and the process to determine the effective date tax valuations.

If new information obtained within one year of the acquisition date, about facts and circumstances that existed at the acquisition date, identifies adjustments to the below amounts, or any additional provisions that existed at the date of acquisition, then the accounting for the acquisition will be revised.

Consideration

Figures are in South African Rand millions unless otherwise stated

	Dec 2016
Cash	1,500.0
Deferred Payment (included in non-current financial liabilities)	1,553.3
True-up amount	65.1
Total consideration	**3,118.4**

Acquisition-related costs

The Group incurred acquisition-related costs of R72.4 million on advisory and legal fees. These costs are recognised as transaction costs in profit or loss.

Identifiable assets acquired and liabilities assumed

The following table summarises the provisional fair value of assets acquired and liabilities assumed at the acquisition date:

Figures are in South African Rand millions unless otherwise stated

		Dec 2016
Property, plant and equipment		4,021.5
Environmental rehabilitation obligation funds		280.7
Non-current financial assets		220.9
Inventories		80.4
Trade and other receivables		2,991.6
Current financial assets		242.0
Cash and cash equivalents		0.1
Deferred tax		(898.5)
Environmental rehabilitation obligation	11	(79.8)
Trade and other payables		(1,312.5)
Total fair value of identifiable net assets acquired		**5,546.4**

16 **Sibanye** Operating and Financial Results | Six months and financial year ended 31 December 2016

The fair value of assets and liabilities excluding property, plant and equipment, and environmental rehabilitation obligation approximate their carrying value. The fair value of property, plant and equipment was based on the expected discounted cash flows of the expected PGM reserves and costs to extract the PGMs discounted at a discount rate of 9.2% and an average PGM (4E) basket price of R14,725/kg.

Share-based payment on BEE transaction

The share-based payment on BEE transaction amounted to R240.3 million. In terms of the Rustenburg Operations Transaction a 26% equity stake in Sibanye Rustenburg Platinum Mines Proprietary Limited (SRPM) was acquired by the BBBEE SPV (the "BBBEE Transaction") by a vendor financed facility from Sibanye Platinum Proprietary Limited (Sibanye Platinum), on the following terms:

- Interest at up to 0.2% above Sibanye's highest cost of debt;
- Post payment of the annual Deferred Payment to RPM and in respect of any repayment by SRPM of shareholder loans or the distribution of dividends, 74% will be paid to Sibanye Platinum and 26% to BBBEE SPV;
- Of the 26% payment to BBBEE SPV, 85% will be used to service the facility owing by BBBEE SPV to Sibanye Platinum;
- The remaining 15% of any such payment or 100%, once the facility owing by BBBEE SPV to Sibanye Platinum is repaid, will be declared by BBBEE SPV as a dividend to the BBBEE SPV shareholders; and
- The facility will be capped at R3,500 million.

The IFRS 2 *Share-based Payment* expense has been limited to 44.8% of the 26% interest relating to the Bakgatla-Ba-Kgafela Investment Holdings, as the Rustenburg Mine Community Trust and Rustenburg Mine Employees Trust are controlled and consolidated by Sibanye. The 44.8% interest was based on the expected discounted future cash flows of the expected PGM reserves and costs to extract the PGMs.

Gain on acquisition

Gain on acquisition has been recognised as follows:

Figures are in South African Rand millions unless otherwise stated

	Dec 2016
Consideration	3,118.4
Fair value of net identifiable assets	(5,546.4)
Gain on acquisition	**(2,428.0)**

The excess of the fair value of the net assets acquired over the consideration is recognised immediately in profit or loss as a gain on acquisition. The gain on acquisition is attributable to the fact the Rustenburg Operations were considered non-core operations by Anglo Platinum.

9. Equity-accounted investments

The Group holds the following equity-accounted investments:

Figures are in South African Rand millions unless otherwise stated

	Six months ended			Year ended	
	Dec 2016	Jun 2016	Dec 2015	Dec 2016	Dec 2015
Rand Refinery	72.4	93.9	148.7	72.4	148.7
Mimosa	2,049.3	2,046.8	-	2,049.3	-
Other equity-accounted investments	35.7	51.5	18.8	35.7	18.8
Total equity-accounted investments	2,157.4	2,192.2	167.5	2,157.4	167.5

Rand Refinery

Sibanye has a 33.1% interest in Rand Refinery Proprietary Limited (Rand Refinery) which is accounted for using the equity method.

Rand Refinery recognised losses during the period as a result of inefficiencies in processing by-product stockpiles.

The carrying value of Rand Refinery remains an area of estimation and uncertainty.

The equity-accounted investment in Rand Refinery movement for the period is as follows:

Figures are in South African Rand millions unless otherwise stated

	Six months ended			Year ended	
	Dec 2016	Jun 2016	Dec 2015	Dec 2016	Dec 2015
Balance at beginning of the period	93.9	148.7	83.6	148.7	55.1
Share of results of equity-accounted investee after tax	(41.0)	(75.5)	86.0	(116.5)	114.5
Interest on the loan to equity-accounted investee capitalised	19.5	20.7	-	40.2	-
Loan repaid by equity-accounted investee	-	-	(20.9)	-	(20.9)
Balance at end of the period	72.4	93.9	148.7	72.4	148.7

Sibanye Operating and Financial Results | Six months and financial year ended 31 December 2016 17

Mimosa

Sibanye has a 50% interest in Mimosa Investments Limited, which owns and operates the Mimosa mine.

The equity-accounted investment in Mimosa movement for the period is as follows:

Figures are in South African Rand millions unless otherwise stated

	Note	Six months ended Dec 2016	Jun 2016	Dec 2015	Year ended Dec 2016	Dec 2015
Balance at beginning of the period		**2,046.8**	-	-	**-**	-
Share of results of equity-accounted investee after tax		**143.9**	(29.0)	-	**114.9**	-
Foreign currency translation		**(141.4)**	9.1	-	**(132.3)**	-
Equity-accounted investment on acquisition of subsidiaries	7	**-**	2,066.7	-	**2,066.7**	-
Balance at end of the period		**2,049.3**	2,046.8	-	**2,049.3**	-

10. Borrowings

Figures are in South African Rand millions unless otherwise stated

	Six month periods ended Dec 2016	Jun 2016	Dec 2015	Year ended Dec 2016	Dec 2015
Balance at beginning of the period	**7,028.9**	3,803.6	3,716.3	**3,803.6**	3,170.0
Loans raised	**11,955.0**	5,325.5	-	**17,280.5**	1,552.0
- R6.0 billion facilities	**5,100.0**	-	-	**5,100.0**	-
- R4.5 billion facilities	**-**	1,936.4	-	**1,936.4**	1,000.0
- US$350 million revolving credit facility	**554.0**	2,217.5	-	**2,771.5**	-
- Other uncommitted facilities	**6,301.0**	1,171.6	-	**7,472.6**	552.0
Loans repaid	**(9,879.8)**	(1,954.9)	(470.9)	**(11,834.7)**	(1,527.9)
- R4.5 billion facilities	**(3,250.0)**	(650.0)	(470.9)	**(3,900.0)**	(1,020.9)
- US$350 million revolving credit facility	**(558.3)**	(653.3)	-	**(1,211.6)**	-
- Other uncommitted facilities	**(6,071.5)**	(651.6)	-	**(6,723.1)**	(552.0)
Franco-Nevada settlement (non-cash)	**(7.8)**	(21.3)	(20.2)	**(29.1)**	(34.6)
Unwinding of loans recognised at amortised cost	**69.0**	72.4	55.1	**141.4**	102.3
Loss on revised estimated cash flows[1]	**29.3**	-	162.5	**29.3**	162.5
(Gain)/loss on foreign exchange difference	**(220.8)**	(196.4)	360.8	**(417.2)**	424.3
Balance at end of the period	**8,973.8**	7,028.9	3,803.6	**8,973.8**	3,803.6
Borrowings consist of:					
- R6.0 billion facilities	**5,100.0**	-	-	**5,100.0**	-
- US$350 million revolving credit facility	**1,369.0**	1,470.0	-	**1,369.0**	-
- R4.5 billion facilities	**-**	3,249.2	1,961.6	**-**	1,961.6
- Franco Nevada	**2.7**	11.1	33.7	**2.7**	33.7
- Burnstone Debt	**1,752.6**	1,778.6	1,808.3	**1,752.6**	1,808.3
- Other borrowings	**749.5**	520.0	-	**749.5**	-
Borrowings	**8,973.8**	7,028.9	3,803.6	**8,973.8**	3,803.6
Current portion of borrowings	**(752.3)**	(3,780.3)	(1,995.3)	**(752.3)**	(1,995.3)
Non-current borrowings	**8,221.5**	3,248.6	1,808.3	**8,221.5**	1,808.3

[1] *At 31 December 2016, the expected free cash flows expected to repay the Burnstone loan was revised as a result of revised cash flows over the life of mine plan updated for revised gold prices, exchange rates, forecast cost and capital expenditure. In terms of IAS 39 AG8 the carrying value of the Burnstone Debt increased by R29.3 million, disclosed as part of loss on financial instruments in profit or loss.*

11. Environmental rehabilitation obligation

Figures are in South African Rand millions unless otherwise stated

	Note	Six months ended Dec 2016	Jun 2016	Dec 2015	Year ended Dec 2016	Dec 2015
Balance at beginning of the period		**3,340.4**	2,411.0	2,583.1	**2,411.0**	2,486.8
Interest charge		**149.4**	142.0	101.3	**291.4**	197.9
Payment of environmental rehabilitation obligation		**-**	-	-	**-**	(0.3)
Change in estimates[1]		**411.5**	157.4	(273.4)	**568.9**	(273.4)
Charge to profit or loss		**1.1**	-	-	**1.1**	-
Environmental rehabilitation obligation assumed on acquisition of subsidiaries	7,8	**79.8**	630.0	-	**709.8**	-
Balance at end of the period		**3,982.2**	3,340.4	2,411.0	**3,982.2**	2,411.0

[1] *Changes in estimates are defined as changes in reserves and corresponding changes in life of mine, changes in discount rates, and changes in laws and regulations governing environmental matters. At acquisition the environmental rehabilitation obligation acquired was calculated based on the weighted average cost of capital in terms of IFRS 3 for acquisition purposes. Subsequent to initial recognition the provision was recalculated based on the risk free rate of interest in terms of IAS 37. The resulting change in estimate for Aquarius and Rustenburg Operations was R157.4 million and R197.6 million, respectively.*

18 **Sibanye** Operating and Financial Results | Six months and financial year ended 31 December 2016

12. Fair value of financial assets and financial liabilities

The fair value of financial instruments is estimated based on ruling market prices, volatilities and interest rates at 31 December 2016.

The Group uses the following hierarchy for determining and disclosing the fair value of financial instruments:

Level 1: unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2: inputs other than quoted prices in level 1 that are observable for the asset or liability, either directly (as prices) or indirectly (derived from prices); and

Level 3: inputs for the asset or liability that are not based on observable market data (unobservable inputs).

The following tables set out the Group's significant financial instruments measured at fair value by level within the fair value hierarchy:

Figures are in South African Rand millions unless otherwise stated

	Dec 2016			Jun 2016			Dec 2015		
	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Financial assets measured at fair value									
Environmental rehabilitation obligation funds	3,100.5	-	-	2,655.5	-	-	2,413.9	-	-
Financial assets	-	-	665.9	-	-	111.6	-	-	1.3
Financial liabilities measured at fair value									
Non-current financial liabilities	-	-	(1,613.7)	-	-	(33.2)	-	-	-

13. Contingent liabilities

As previously indicated, the claims relating to silicosis and other occupational lung diseases are being defended.

On 13 May, 2016, the High Court ruled in favour of the applicants and found that there were sufficient common issues to certify two industry-wide classes: (i) a silicosis class comprising current and former mine workers who have contracted silicosis and the dependents of mine workers who have died of silicosis; and (ii) a tuberculosis class comprising current and former mine workers who have worked on the mines for a period of not less than two years and who have contracted pulmonary tuberculosis and the dependents of deceased mine workers who died of pulmonary tuberculosis. The High Court ordered a two-stage process in the class action: (i) resolve common issues and allow individuals to opt out, and (ii) allow the individuals to opt in to the class to make claims against the Respondents. The High Court also decided that claims for general damages will transmit to the estate of any deceased mine worker who dies after the date of filing of the certification application.

On 3 June 2016, Sibanye and the other Respondents filed an application with the High Court for leave to appeal to the Supreme Court of Appeal. Arguments in the application for leave to appeal were heard on 23 June 2016. On 24 June 2016, leave to appeal was (i) granted in respect of the transferability of general damages claims but (ii) denied in respect of certification of silicosis and tuberculosis classes. On 15 July 2016, Sibanye and the other Respondents each filed petitions with the Supreme Court of Appeal for leave to appeal against the certification of the two separate classes for silicosis and tuberculosis.

At this stage, Sibanye can neither quantify the potential liability from the action due to the inherent legal and factual uncertainties with respect to the pending claims and other claims not yet filed against the Group nor can the length of time until finalisation be estimated.

14. Events after the reporting date

There were no events that could have a material impact on the financial results of the Group after 31 December 2016, other than those disclosed below:

Dividend declared

A final dividend in respect of the six months ended 31 December 2016 of 60 cents per share (ZAR) was approved by the Board. This dividend is not reflected in these financial statements. The final dividend will be subject to Dividend Withholding Tax.

Stillwater

Good progress has been made regarding the proposed acquisition of Stillwater Mining Company Limited (Stillwater), which was announced on 9 December 2016. Ultimately, this transaction will attractively position Sibanye's Platinum Division on the global cost curve, enhancing Sibanye's ability to sustain and pay industry-leading dividends.

15. Mineral Reserves and Resources

Reserves and Resources as at 31 December 2016 are in the process of being updated and reviewed. Included in this update will be added 4E reserves and resources from the recent Platinum acquisitions.

16. Review Report of the Independent Auditor

These condensed consolidated preliminary financial statements for the year ended 31 December 2016, have been reviewed by the Company's auditor, KPMG Inc., who expressed an unmodified review conclusion.

The auditor's report does not necessarily report on all of the information contained in these financial results. Shareholders are therefore advised that in order to obtain a full understanding of the nature of the auditor's engagement they should obtain a copy of the auditor's report together with the accompanying financial information from the Company's registered office.

Sibanye Operating and Financial Results | Six months and financial year ended 31 December 2016 19

Segment financial results

Figures are in millions unless otherwise stated

South African Rand — **For the six month ended 31 Dec 2016**

	Group	Total Gold	Driefontein	Kloof	Beatrix	Cooke	Corporate	Total[1] Platinum	Kroondal	Platinum Mile	Mimosa	Rustenburg	Corporate
Revenue	16,536.0	13,484.3	4,649.0	4,433.1	2,957.5	1,483.7	(39.0)	3,051.7	1,315.0	101.7	803.6	1,656.0	(824.6)
Underground	14,855.8	12,096.0	4,051.2	4,003.0	2,831.3	1,249.5	(39.0)	2,759.8	1,315.0	-	803.6	1,465.8	(824.6)
Surface	1,680.2	1,388.3	597.8	430.1	126.2	234.2	-	291.9	-	101.7	-	190.2	-
Operating costs	(11,397.3)	(8,649.7)	(2,799.2)	(2,522.2)	(1,925.3)	(1,403.0)	-	(2,747.6)	(1,103.3)	(61.8)	(617.5)	(1,582.5)	617.5
Underground	(10,340.1)	(7,781.1)	(2,420.4)	(2,294.1)	(1,838.7)	(1,227.9)	-	(2,559.0)	(1,103.3)	-	(617.5)	(1,455.7)	617.5
Surface	(1,057.2)	(868.6)	(378.8)	(228.1)	(86.6)	(175.1)	-	(188.6)	-	(61.8)	-	(126.8)	-
Operating profit	5,138.7	4,834.6	1,849.8	1,910.9	1,032.2	80.7	(39.0)	304.1	211.7	39.9	186.1	73.5	(207.1)
Underground	4,515.7	4,314.9	1,630.8	1,708.9	992.6	21.6	(39.0)	200.8	211.7	-	186.1	10.1	(207.1)
Surface	623.0	519.7	219.0	202.0	39.6	59.1	-	103.3	-	39.9	-	63.4	-
Amortisation and depreciation	(2,096.5)	(1,925.2)	(518.6)	(625.2)	(426.7)	(345.1)	(9.6)	(171.3)	(90.3)	(0.8)	(155.8)	(58.6)	134.2
Net operating profit	3,042.2	2,909.4	1,331.2	1,285.7	605.5	(264.4)	(48.6)	132.8	121.4	39.1	30.3	14.9	(72.9)
Investment income	169.6	144.5	34.6	30.6	16.8	15.9	46.6	25.1	7.8	(9.3)	-	(2,918.8)	2,945.4
Finance expenses	(517.9)	(452.5)	(72.5)	(85.5)	(39.4)	(35.8)	(219.3)	(65.4)	(0.7)	-	(7.7)	(26.2)	(30.8)
Share-based payments	(118.5)	(118.5)	(5.6)	(4.3)	(2.4)	-	(106.2)	-	-	-	-	-	-
Exploration and feasibility costs	(4.0)	(4.0)	-	-	(4.0)	-	-	-	-	-	-	-	-
Net other costs	154.6	98.1	(0.7)	(5.7)	(14.7)	(110.0)	229.2	56.5	(61.2)	(0.4)	189.3	(92.2)	21.0
Non-recurring items	1,475.8	(633.4)	(15.9)	(14.1)	(15.0)	(603.5)	15.1	2,109.2	(0.3)	-	-	2,354.6	(245.1)
Royalties	(281.1)	(265.3)	(102.8)	(94.4)	(60.9)	(7.2)	-	(15.8)	-	-	(55.8)	(8.3)	48.3
Current tax	(618.1)	(617.7)	(269.3)	(213.7)	(137.5)	(0.3)	3.1	(0.4)	-	-	(22.8)	-	22.4
Deferred tax	(119.7)	(148.6)	(51.2)	(142.8)	10.3	42.9	(7.8)	28.9	-	(11.3)	10.6	27.0	2.6
Profit for the period	3,182.9	912.0	847.8	755.8	358.7	(962.4)	(87.9)	2,270.9	67.0	18.1	143.9	(649.0)	2,690.9
Profit attributable to:													
Owners of Sibanye	3,368.6	1,100.0	847.8	755.8	358.7	(773.5)	(88.8)	2,268.6	67.0	15.8	143.9	(649.0)	2,690.9
Non-controlling interests	(185.7)	(188.0)	-	-	-	(188.9)	0.9	2.3	-	2.3	-	-	-
Capital expenditure													
Total expenditure	(2,389.8)	(2,130.9)	(583.4)	(764.4)	(339.2)	(136.0)	(307.9)	(258.9)	(108.5)	(0.5)	(99.1)	(148.7)	97.9
Sustaining capital	(676.5)	(417.6)	(147.0)	(175.3)	(52.8)	(27.1)	(15.4)	(258.9)	(108.5)	(0.5)	(99.1)	(148.7)	97.9
Ore reserve development	(1,252.1)	(1,252.1)	(399.2)	(494.3)	(285.9)	(72.7)	-	-	-	-	-	-	-
Growth projects	(461.2)	(461.2)	(37.2)	(94.8)	(0.5)	(36.2)	(292.5)	-	-	-	-	-	-

United Sates Dollars[2] — **For the six months ended 31 Dec 2016**

	Group	Total Gold	Driefontein	Kloof	Beatrix	Cooke	Corporate	Total[1] Platinum	Kroondal	Platinum Mile	Mimosa	Rustenburg	Corporate
Revenue	1,172.0	962.0	331.4	315.8	210.5	107.0	(2.6)	210.0	91.6	7.0	56.0	112.9	(57.5)
Underground	1,052.8	862.7	288.5	285.1	201.5	90.3	(2.6)	190.0	91.6	-	56.0	99.9	(57.5)
Surface	119.3	99.3	42.9	30.7	9.0	16.7	-	20.0	-	7.0	-	13.0	-
Operating costs	(805.3)	(616.2)	(199.3)	(179.7)	(136.8)	(100.5)	-	(189.1)	(77.0)	(4.3)	(43.1)	(107.8)	43.1
Underground	(730.6)	(554.4)	(172.4)	(163.5)	(130.6)	(88.0)	-	(176.2)	(77.0)	-	(43.1)	(99.2)	43.1
Surface	(74.7)	(61.8)	(26.9)	(16.2)	(6.2)	(12.5)	-	(12.9)	-	(4.3)	-	(8.6)	-
Operating profit	366.7	345.8	132.1	136.1	73.7	6.5	(2.6)	20.9	14.6	2.7	12.9	5.1	(14.4)
Underground	322.2	308.3	116.1	121.6	70.9	2.3	(2.6)	13.8	14.6	-	12.9	0.7	14.4
Surface	44.6	37.5	16.0	14.5	2.8	4.2	-	7.1	-	2.7	-	4.4	-
Amortisation and depreciation	(148.8)	(136.9)	(36.9)	(44.3)	(30.3)	(24.8)	(0.6)	(11.9)	(6.3)	(0.1)	(10.8)	(4.0)	9.3
Net operating profit	217.9	208.9	95.2	91.8	43.4	(18.3)	(3.2)	9.0	8.3	2.6	2.1	1.1	(5.1)
Investment income	12.1	10.3	2.4	2.1	1.2	1.1	3.5	1.8	0.5	(0.6)	-	(198.8)	200.7
Finance expenses	(36.5)	(31.9)	(5.1)	(6.0)	(2.8)	(2.6)	(15.4)	(4.6)	(0.1)	-	(0.6)	(1.8)	(2.1)
Share-based payments	(8.5)	(8.5)	(0.4)	(0.3)	(0.2)	-	(7.6)	-	-	-	-	-	-
Exploration and feasibility costs	(0.3)	(0.3)	-	-	(0.3)	-	-	-	-	-	-	-	-
Net other costs	6.5	3.0	(0.7)	(1.1)	(1.4)	(7.5)	13.7	3.5	(4.1)	-	12.9	(6.3)	1.0
Non-recurring items	97.6	(46.1)	(1.1)	(0.8)	(1.1)	(43.7)	0.6	143.7	-	-	-	160.4	(16.7)
Royalties	(19.9)	(18.8)	(7.4)	(6.7)	(4.2)	(0.5)	-	(1.1)	-	-	(3.8)	(0.6)	3.3
Current tax	(43.6)	(43.5)	(19.0)	(15.2)	(9.6)	-	0.3	(0.1)	-	-	(1.6)	-	1.5
Deferred tax	(8.2)	(10.1)	(3.5)	(9.7)	0.7	2.9	(0.5)	1.9	-	(0.8)	0.7	1.8	0.2
Profit for the period	217.1	63.0	60.4	54.1	25.7	(68.6)	(8.6)	154.1	4.6	1.2	9.7	(44.2)	182.8
Profit attributable to:													
Owners of Sibanye	230.5	76.6	60.4	54.1	25.7	(54.9)	(8.7)	153.9	4.6	1.0	9.7	(44.2)	182.8
Non-controlling interests	(13.4)	(13.6)	-	-	-	(13.7)	0.1	0.2	-	0.2	-	-	-
Capital expenditure													
Total expenditure	(168.3)	(150.4)	(41.2)	(53.8)	(24.0)	(9.6)	(21.8)	(17.9)	(7.7)	-	(7.0)	(10.1)	6.9
Sustaining capital	(47.2)	(29.3)	(10.3)	(12.2)	(3.7)	(1.9)	(1.2)	(17.9)	(7.7)	-	(7.0)	(10.1)	6.9
Ore reserve development	(88.8)	(88.8)	(28.3)	(35.0)	(20.3)	(5.2)	-	-	-	-	-	-	-
Growth projects	(32.3)	(32.3)	(2.6)	(6.6)	-	(2.5)	(20.6)	-	-	-	-	-	-

[1] *The Platinum Division's results for the six months ended 31 December 2016 include the Rustenburg Operations for two months since acquisition.*
[2] *The average exchange rate for the six months ended 31 December 2016 was R13.97/US$.*

20 **Sibanye** Operating and Financial Results | Six months and financial year ended 31 December 2016

Segment financial results (continued)

Figures are in millions unless otherwise stated

South African Rand	For the six months ended 30 June 2016											
	Group	Total Gold	Driefontein	Kloof	Beatrix	Cooke	Corporate	Total[1] Platinum	Kroondal	Platinum Mile	Mimosa	Corporate
Revenue	14,704.7	14,017.0	4,752.1	4,457.8	2,926.4	1,878.5	2.2	687.7	658.3	29.4	419.6	(419.6)
Underground	13,170.7	12,512.4	4,054.1	4,009.6	2,795.6	1,650.9	2.2	658.3	658.3		419.6	(419.6)
Surface	1,534.0	1,504.6	698.0	448.2	130.8	227.6	-	29.4	-	29.4	-	-
Operating costs	(9,311.8)	(8,696.3)	(2,767.4)	(2,518.8)	(1,828.1)	(1,582.0)	-	(615.5)	(586.5)	(29.0)	(351.5)	351.5
Underground	(8,460.5)	(7,874.0)	(2,431.7)	(2,315.3)	(1,728.7)	(1,398.3)	-	(586.5)	(586.5)	-	(351.5)	351.5
Surface	(851.3)	(822.3)	(335.7)	(203.5)	(99.4)	(183.7)	-	(29.0)	-	(29.0)	-	-
Operating profit	5,392.9	5,320.7	1,984.7	1,939.0	1,098.3	296.5	2.2	72.2	71.8	0.4	68.1	(68.1)
Underground	4,710.6	4,638.4	1,622.4	1,694.3	1,066.9	252.6	2.2	71.8	71.8	-	68.1	(68.1)
Surface	682.3	682.3	362.3	244.7	31.4	43.9	-	0.4	-	0.4	-	-
Amortisation and depreciation	(1,945.4)	(1,889.5)	(494.3)	(565.5)	(391.3)	(425.7)	(12.7)	(55.9)	(45.9)	(0.4)	(67.9)	58.3
Net operating profit	3,447.5	3,431.2	1,490.4	1,373.5	707.0	(129.2)	(10.5)	16.3	25.9	-	0.2	(9.8)
Investment income	161.8	145.1	36.2	31.7	17.3	16.6	43.3	16.7	4.2	0.3	0.5	11.7
Finance expenses	(385.2)	(353.7)	(70.6)	(70.5)	(38.2)	(40.0)	(134.4)	(31.5)	(0.7)	-	(3.5)	(27.3)
Share-based payments	(137.4)	(137.4)	(10.9)	(9.4)	(6.7)	-	(110.4)	-	-	-	-	-
Exploration and feasibility costs	(0.1)	(0.1)	-	-	(0.1)	-	-	-	-	-	-	-
Net other costs	(1,309.1)	(1123.3)	(225.4)	(182.2)	(151.7)	(5.0)	(559.0)	(185.8)	(4.6)	(0.2)	(1.6)	(179.4)
Non-recurring items	(918.5)	(915.1)	(4.9)	29.8	2.4	(820.4)	(122.0)	(3.4)	(1.0)	-	-	(2.4)
Royalties	(265.5)	(262.7)	(102.0)	(99.9)	(52.3)	(8.5)	-	(2.8)	-	-	(27.1)	24.3
Current tax	(493.7)	(493.6)	(203.0)	(208.3)	(85.5)	(0.8)	4.0	(0.1)	-	-	-	(0.1)
Deferred tax	(11.7)	(15.9)	(13.1)	(5.7)	9.1	(7.6)	1.4	4.2	-	(0.3)	2.5	2.0
Profit for the period	88.1	274.5	896.7	859.0	401.3	(994.9)	(887.6)	(186.4)	23.8	(0.2)	(29.0)	(181.0)
Profit attributable to:												
Owners of Sibanye	333.0	519.3	896.7	859.0	401.3	(750.0)	(887.6)	(186.4)	23.8	(0.2)	(29.0)	(181.0)
Non-controlling interests	(244.9)	(244.9)	-	-	-	(244.9)	-	-	-	-	-	-
<u>**Capital expenditure**</u>												
Total expenditure	(1,761.4)	(1,693.3)	(468.2)	(539.8)	(289.2)	(113.2)	(282.9)	(68.1)	(67.3)	(0.8)	(60.7)	60.7
Sustaining capital	(334.0)	(265.9)	(71.5)	(85.9)	(32.0)	(21.8)	(54.7)	(68.1)	(67.3)	(0.8)	(60.7)	60.7
Ore reserve development	(1,142.3)	(1,142.3)	(379.8)	(418.6)	(257.0)	(86.9)	-	-	-	-	-	-
Growth projects	(285.1)	(285.1)	(16.9)	(35.3)	(0.2)	(4.5)	(228.2)	-	-	-	-	-

United States Dollars[2]	For the six months ended 30 June 2016											
	Group	Total Gold	Driefontein	Kloof	Beatrix	Cooke	Corporate	Total[1] Platinum	Kroondal	Platinum Mile	Mimosa	Corporate
Revenue	956.1	911.4	309.0	289.8	190.3	122.1	0.1	44.7	42.8	1.9	27.3	(27.3)
Underground	856.3	813.6	263.6	260.7	181.8	107.3	0.1	42.8	42.8	-	27.3	(27.3)
Surface	99.7	97.8	45.4	29.1	8.5	14.8	-	1.9	-	1.9	-	-
Operating costs	(605.4)	(565.4)	(179.9)	(163.7)	(118.9)	(102.8)	-	(40.0)	(38.1)	(1.9)	(22.9)	22.9
Underground	(550.1)	(512.0)	(158.1)	(150.5)	(112.4)	(90.9)	-	(38.1)	(38.1)	-	(22.9)	22.9
Surface	(55.3)	(53.4)	(21.8)	(13.2)	(6.5)	(11.9)	-	(1.9)	-	(1.9)	-	-
Operating profit	350.7	346.0	129.1	126.1	71.4	19.3	0.1	4.7	4.7	-	4.4	(4.4)
Underground	306.3	301.3	105.5	110.2	69.4	16.4	0.1	4.7	4.7	-	4.4	(4.4)
Surface	44.4	44.4	23.6	15.9	2.0	2.9	-	-	-	-	-	-
Amortisation and depreciation	(126.5)	(122.9)	(32.1)	(36.8)	(25.4)	(27.7)	(0.9)	(3.6)	(3.0)	-	(4.4)	3.8
Net operating profit	224.2	223.1	97.0	89.3	46.0	(8.4)	(0.8)	1.1	1.7	.	-	(0.6)
Investment income	10.5	9.4	2.4	2.1	1.1	1.1	2.7	1.1	0.3	-	-	0.8
Finance expenses	(25.0)	(23.0)	(4.6)	(4.6)	(2.5)	(2.6)	(8.7)	(2.0)	-	-	(0.2)	(1.8)
Share-based payments	(8.9)	(8.9)	(0.7)	(0.6)	(0.4)	-	(7.2)	-	-	-	-	-
Exploration and feasibility costs	-	-	-	-	-	-	-	-	-	-	-	-
Net other costs	(85.1)	(73.0)	(14.7)	(11.8)	(9.9)	(0.3)	(36.3)	(12.1)	(0.3)	-	(0.1)	(11.7)
Non-recurring items	(59.7)	(59.4)	(0.3)	1.9	0.2	(53.3)	(7.9)	(0.3)	(0.1)	-	-	(0.2)
Royalties	(17.3)	(17.1)	(6.6)	(6.5)	(3.4)	(0.6)	-	(0.2)	-	-	(1.8)	1.6
Current tax	(32.1)	(32.1)	(13.2)	(13.5)	(5.6)	(0.1)	0.3	-	-	-	-	-
Deferred tax	(0.8)	(1.1)	(0.9)	(0.4)	0.6	(0.5)	0.1	0.3	-	-	0.2	0.1
Profit for the period	5.8	17.9	58.4	55.9	26.1	(64.7)	(57.8)	(12.1)	1.6	-	(1.9)	(11.8)
Profit attributable to:												
Owners of Sibanye	21.7	33.8	58.4	55.9	26.1	(48.8)	(57.8)	(12.1)	1.6	-	(1.9)	(11.8)
Non-controlling interests	(15.9)	(15.9)	-	-	-	(15.9)	-	-	-	-	-	-
<u>**Capital expenditure**</u>												
Total expenditure	(114.5)	(110.1)	(30.4)	(35.1)	(18.8)	(7.4)	(18.4)	(4.4)	(4.3)	(0.1)	(3.9)	3.9
Sustaining capital	(21.7)	(17.3)	(4.6)	(5.6)	(2.1)	(1.4)	(3.6)	(4.4)	(4.3)	(0.1)	(3.9)	3.9
Ore reserve development	(74.3)	(74.3)	(24.7)	(27.2)	(16.7)	(5.7)	-	-	-	-	-	-
Growth projects	(18.5)	(18.5)	(1.1)	(2.3)	-	(0.3)	(14.8)	-	-	-	-	-

[1] *The Platinum Division's results for the six months ended 30 June 2016 include Aquarius for three months since acquisition.*
[2] *The average exchange rate for the six and three months ended 30 June 2016 was R15.38/US$ and R14.97/US$, respectively.*

Sibanye Operating and Financial Results | Six months and financial year ended 31 December 2016 21

Segment financial results (continued)

Figures are in millions unless otherwise stated

United States Dollars[1]						For the six months ended 31 December 2015	South African Rand					
Corporate	Cooke	Beatrix	Kloof	Driefontein	Group		Group	Driefontein	Kloof	Beatrix	Cooke	Corporate
-	**122.4**	**202.9**	**269.0**	**325.8**	**920.1**	**Revenue**	**12,471.9**	**4,429.0**	**3,650.2**	**2,736.3**	**1,656.4**	-
-	109.3	194.4	247.1	288.2	**839.0**	Underground	**11,358.6**	3,917.8	3,349.1	2,618.7	1,473.0	-
-	13.1	8.5	21.9	37.6	**81.1**	Surface	**1,113.3**	511.2	301.1	117.6	183.4	-
-	**(117.4)**	**(130.7)**	**(181.5)**	**(192.5)**	**(622.1)**	**Operating costs**	**(8,500.9)**	**(2,641.2)**	**(2,479.9)**	**(1,782.6)**	**(1,597.2)**	-
-	(105.3)	(123.4)	(169.9)	(171.1)	**(569.7)**	Underground	**(7,780.5)**	(2,349.3)	(2,321.0)	(1,681.3)	(1,428.9)	-
-	(12.1)	(7.3)	(11.6)	(21.4)	**(52.4)**	Surface	**(720.4)**	(291.9)	(158.9)	(101.3)	(168.3)	-
-	**5.0**	**72.2**	**87.5**	**133.3**	**298.0**	**Operating profit**	**3,971.0**	**1,787.8**	**1,170.3**	**953.7**	**59.2**	-
-	4.0	71.0	77.2	117.1	**269.3**	Underground	**3,578.1**	1,568.5	1,028.1	937.4	44.1	-
-	1.0	1.2	10.3	16.2	**28.7**	Surface	**392.9**	219.3	142.2	16.3	15.1	-
(0.7)	(29.0)	(35.0)	(39.8)	(45.4)	**(149.9)**	Amortisation and depreciation	**(2,028.0)**	(617.5)	(543.8)	(464.6)	(392.3)	(9.8)
(0.7)	**(24.0)**	**37.2**	**47.7**	**87.9**	**148.1**	**Net operating profit**	**1,943.0**	**1,170.3**	**626.5**	**489.1**	**(333.1)**	**(9.8)**
2.9	0.9	1.5	2.1	3.0	**10.4**	Investment income	**140.1**	39.9	27.7	19.8	13.3	39.4
(7.8)	(0.5)	(2.3)	(6.0)	(5.4)	**(22.0)**	Finance expenses	**(298.9)**	(73.8)	(80.2)	(31.6)	(10.1)	(103.2)
(28.8)	(0.7)	(2.8)	(2.8)	(3.2)	**(38.3)**	Net other costs	**(492.4)**	(42.5)	(37.2)	(38.0)	(10.1)	(364.6)
(6.5)	-	(0.8)	(0.9)	(1.1)	**(9.3)**	Share-based payments	**(129.4)**	(16.0)	(12.0)	(11.3)	-	(90.1)
(0.1)	-	(0.1)	(0.1)	(0.5)	**(0.8)**	Exploration costs	**(10.7)**	(7.3)	(0.6)	(0.4)	(0.1)	(2.3)
(1.1)	(1.1)	(0.6)	(0.1)	(0.4)	**(3.3)**	Non-recurring items	**(54.8)**	(4.3)	(1.8)	(6.8)	(14.9)	(27.0)
-	(0.6)	(5.0)	(5.3)	(8.8)	**(19.7)**	Royalties	**(261.2)**	(117.9)	(69.7)	(65.4)	(8.2)	-
(1.3)	-	(11.4)	(7.3)	(21.0)	**(41.0)**	Current tax	**(535.0)**	(278.3)	(94.2)	(145.7)	-	(16.8)
1.6	4.5	1.7	1.5	1.7	**11.0**	Deferred tax	**152.5**	23.8	17.8	21.5	60.1	29.3
(41.8)	**(21.5)**	**17.4**	**28.8**	**52.2**	**35.1**	**Profit for the period**	**453.2**	**693.9**	**376.3**	**231.2**	**(303.1)**	**(545.1)**
						Profit attributable to:						
(41.8)	(15.5)	17.4	28.8	52.2	**41.1**	Owners of Sibanye	**537.1**	693.9	376.3	231.2	(219.2)	(545.1)
-	(6.0)	-	-	-	**(6.0)**	Non-controlling interests	**(83.9)**	-	(83.9)	-	-	-
						Capital expenditure						
(11.4)	(11.2)	(21.8)	(43.9)	(43.1)	**(131.4)**	Total expenditure	**(1,787.9)**	(579.1)	(598.7)	(300.7)	(154.8)	(154.6)
(0.5)	(2.7)	(2.8)	(8.3)	(12.5)	**(26.8)**	Sustaining capital	**(363.5)**	(165.1)	(114.4)	(39.4)	(38.0)	(6.6)
-	(7.4)	(19.0)	(30.8)	(29.6)	**(86.8)**	Ore reserve development	**(1,186.8)**	(400.1)	(422.5)	(261.3)	(102.9)	-
(10.9)	(1.1)	-	(4.8)	(1.0)	**(17.8)**	Growth projects	**(237.6)**	(13.9)	(61.8)	-	(13.9)	(148.0)

[1] *The average exchange rate for the six months ended 31 December 2015 was R13.61/US$.*

22 **Sibanye** Operating and Financial Results | Six months and financial year ended 31 December 2016

Segment operating and financial results

Figures are in millions unless otherwise stated

South African Rand		For the year ended 31 Dec 2016												
		Group	Total Gold	Driefontein	Kloof	Beatrix	Cooke	Corporate	Total[1] Platinum	Kroondal	Platinum Mile	Mimosa	Rustenburg	Corporate
Operating results														
Ore milled	000't		**20,181**	5,971	4,676	4,333	5,201		**11,611**	2,732	5,669	1,012	2,198	
Underground			**8,084**	2,055	2,009	2,862	1,158		**4,948**	2,732	-	1,012	1,204	
Surface			**12,097**	3,916	2,667	1,471	4,043		**6,663**	-	5,669	-	994	
Yield	g/t		**2.33**	2.70	3.25	2.32	1.09		**1.72**	2.48	3.57	0.65	2.69	
Underground			**5.21**	6.77	6.82	3.35	4.19		**2.99**	2.48	-	0.65	3.65	
Surface			**0.41**	0.56	0.56	0.30	0.20		**0.78**	-	3.57	-	1.53	
Gold produced/PGM's	Kg		**47,034**	16,130	15,210	10,041	5,653		**-**	-	-	-	-	
Underground			**42,078**	13,920	13,704	9,601	4,853		**-**	-	-	-	-	
Surface			**4,956**	2,210	1,506	440	800		**-**	-	-	-	-	
Gold sold/PGM's	kg		**46,905**	16,046	15,176	10,041	5,642		**13,087**	5,543	425	2,833	4,286	
Underground			**41,960**	13,836	13,670	9,601	4,853		**12,092**	5,543	-	2,833	3,716	
Surface			**4,945**	2,210	1,506	440	789		**995**	-	425	-	570	
Revenue	R/kg		**586,319**	585,884	585,853	585,997	595,923		**287,339**	355,999	308,471	431,768	386,374	
Total cash cost	R/kg		**377,034**	355,416	340,762	381,625	527,916		**-**	-	-	-	-	
All-in-cost	R/kg		**472,585**	424,872	435,609	453,232	595,959							
All-in-cost margin	%		**19**	28	26	23	(1)		**-**	-	-	-	-	
Operating cost	R/t		**862**	937	1,080	866	575		**373**	619	16	958	720	
Underground			**1,941**	2,374	2,300	1,246	2,268		**832**	619	-	958	1,209	
Surface			**140**	182	162	126	90		**33**	-	16	-	128	
Revenue		**31,240.7**	**27,501.3**	**9,401.1**	**8,890.9**	**5,883.9**	**3,362.2**	**(36.8)**	**3,739.4**	**1,973.3**	**131.1**	**1,223.2**	**1,656.0**	**(1,244.2)**
Underground		**28,026.5**	**24,608.4**	8,105.3	8,012.6	5,626.9	2,900.4	(36.8)	**3,418.1**	1,973.3	-	1,223.2	1,465.8	(1,244.2)
Surface		**3,214.2**	**2,892.9**	1,295.8	878.3	257.0	461.8	-	**321.3**	-	131.1	-	190.2	-
Operating costs		**(20,709.1)**	**(17,346.0)**	**(5,566.6)**	**(5,041.0)**	**(3,753.4)**	**(2,985.0)**	**-**	**(3,363.1)**	**(1,689.8)**	**(90.8)**	**(969.0)**	**(1,582.5)**	**969.0**
Underground		**(18,800.6)**	**(15,655.1)**	(4,852.1)	(4,609.4)	(3,567.4)	(2,626.2)	-	**(3,145.5)**	(1,689.8)	-	(969.0)	(1,455.7)	969.0
Surface		**(1,908.5)**	**(1,690.9)**	(714.5)	(431.6)	(186.0)	(358.8)	-	**(217.6)**	-	(90.8)	-	(126.8)	-
Operating profit		**10,531.6**	**10,155.3**	**3,834.5**	**3,849.9**	**2,130.5**	**377.2**	**(36.8)**	**376.3**	**283.5**	**40.3**	**254.2**	**73.5**	**(275.2)**
Underground		**9,225.9**	**8,953.3**	3,253.2	3,403.2	2,059.5	274.2	(36.8)	**272.6**	**283.5**	**-**	**254.2**	**10.1**	**(275.2)**
Surface		**1,305.7**	**1,202.0**	581.3	446.7	71.0	103.0	-	**103.7**	**-**	**40.3**	**-**	**63.4**	**-**
Amortisation and depreciation		**(4,041.9)**	**(3,814.7)**	(1,012.9)	(1,190.7)	(818.0)	(770.8)	(22.3)	**(227.2)**	(136.2)	(1.2)	(223.7)	(58.6)	192.5
Net operating profit		**6,489.7**	**6,340.6**	**2,821.6**	**2,659.2**	**1,312.5**	**(393.6)**	**(59.1)**	**149.1**	**147.3**	**39.1**	**30.5**	**14.9**	**(82.7)**
Investment income		**331.4**	**289.6**	70.8	62.3	34.1	32.5	89.9	**41.8**	12.0	(9.0)	0.5	(2,918.8)	2,957.1
Finance expenses		**(903.1)**	**(806.2)**	(143.1)	(156.0)	(77.6)	(75.8)	(353.7)	**(96.9)**	(1.4)	-	(11.2)	(26.2)	(58.1)
Share-based payments		**(255.9)**	**(255.9)**	(16.5)	(13.7)	(9.1)	-	(216.6)	**-**	-	-	-	-	-
Exploration and feasibility costs		**(4.1)**	**(4.1)**	-	-	(4.1)	-	-	**-**	-	-	-	-	-
Net other costs		**(1,154.5)**	**(1,025.2)**	(226.1)	(187.9)	(166.4)	(115.0)	(329.8)	**(129.3)**	(65.8)	(0.6)	187.7	(92.2)	(158.4)
Non-recurring items		**557.3**	**(1,548.5)**	(20.8)	15.7	(12.6)	(1,423.9)	(106.9)	**2,105.8**	(1.3)	-	-	2,354.6	(247.5)
Royalties		**(546.6)**	**(528.0)**	(204.8)	(194.3)	(113.2)	(15.7)	-	**(18.6)**	-	-	(82.9)	(8.3)	72.6
Current tax		**(1,111.8)**	**(1,111.3)**	(472.3)	(422.0)	(223.0)	(1.1)	7.1	**(0.5)**	-	-	(22.8)	-	22.3
Deferred tax		**(131.4)**	**(164.5)**	(64.3)	(148.5)	19.4	35.3	(6.4)	**33.1**	-	(11.6)	13.1	27.0	4.6
Profit for the period		**3,271.0**	**1,186.5**	**1,744.5**	**1,614.8**	**760.0**	**(1,957.3)**	**(975.5)**	**2,084.5**	**90.8**	**17.9**	**114.9**	**(649.0)**	**2,509.9**
Profit attributable to:														
Owners of Sibanye		**3,701.6**	**1,619.4**	1,744.5	1,614.8	760.0	(1,523.5)	(976.4)	**2,082.2**	90.8	15.6	114.9	(649.0)	2,509.9
Non-controlling interests		**(430.6)**	**(432.9)**	-	-	-	(433.8)	0.9	**2.3**	-	2.3	-	-	-
<u>**Capital expenditure**</u>														
Total expenditure		**(4,151.2)**	**(3,824.2)**	(1,051.6)	(1,304.2)	(628.4)	(249.2)	(590.8)	**(327.0)**	(175.8)	(1.3)	(159.8)	(148.7)	158.6
Sustaining capital		**(1,010.5)**	**(683.5)**	(218.5)	(261.2)	(84.8)	(48.9)	(70.1)	**(327.0)**	(175.8)	(1.3)	(159.8)	(148.7)	158.6
Ore reserve development		**(2,394.4)**	**(2,394.4)**	(779.0)	(912.9)	(542.9)	(159.6)	-	**-**	-	-	-	-	-
Growth projects		**(746.3)**	**(746.3)**	(54.1)	(130.1)	(0.7)	(40.7)	(520.7)	**-**	-	-	-	-	-

[1] *The Platinum Division's results for the year ended 31 December 2016 include Aquarius for nine months since acquisition and the Rustenburg Operations for two months since acquisition.*

Sibanye Operating and Financial Results | Six months and financial year ended 31 December 2016 23

Segment financial results (continued)

Figures are in millions unless otherwise stated

United State Dollars[2]	For the year ended 31 Dec 2016												
	Group	Total Gold	Driefontein	Kloof	Beatrix	Cooke	Corporate	Total[1] Platinum	Kroondal	Platinum Mile	Mimosa	Rustenburg	Corporate
Revenue	2,128.1	1,873.4	640.4	605.6	400.8	229.1	(2.5)	254.7	134.4	8.9	83.3	112.9	(84.8)
Underground	1,909.1	1,676.3	552.1	545.8	383.3	197.6	(2.5)	232.8	134.4	-	83.3	99.9	(84.8)
Surface	219.0	197.1	88.3	59.8	17.5	31.5	-	21.9	-	8.9	-	13.0	-
Operating costs	(1,410.7)	(1,181.6)	(379.2)	(343.4)	(255.7)	(203.3)	-	(229.1)	(115.1)	(6.2)	(66.0)	(107.8)	66.0
Underground	(1,280.7)	(1,066.4)	(330.5)	(314.0)	(243.0)	(178.9)	-	(214.3)	(115.1)	-	(66.0)	(99.2)	66.0
Surface	(130.0)	(115.2)	(48.7)	(29.4)	(12.7)	(24.4)	-	(14.8)	-	(6.2)	-	(8.6)	-
Operating profit	717.4	691.8	261.2	262.2	145.1	25.8	(2.5)	25.6	19.3	2.7	17.3	5.1	(18.8)
Underground	628.4	609.9	221.6	231.8	140.3	18.7	(2.5)	18.5	19.3	-	17.3	0.7	(18.8)
Surface	89.0	81.9	39.6	30.4	4.8	7.1	-	7.1	-	2.7	-	4.4	-
Amortisation and depreciation	(275.3)	(259.8)	(69.0)	(81.1)	(55.7)	(52.5)	(1.5)	(15.5)	(9.3)	(0.1)	(15.2)	(4.0)	13.1
Net operating profit	442.1	432.0	192.2	181.1	89.4	(26.7)	(4.0)	10.1	10.0	2.6	2.1	1.1	(5.7)
Investment income	22.6	19.7	4.8	4.2	2.3	2.2	6.2	2.9	0.8	(0.6)	-	(198.8)	201.5
Finance expenses	(61.5)	(54.9)	(9.7)	(10.6)	(5.3)	(5.2)	(24.1)	(6.6)	(0.1)	-	(0.8)	(1.8)	(3.9)
Share-based payments	(17.4)	(17.4)	(1.1)	(0.9)	(0.6)	-	(14.8)	-	-	-	-	-	-
Exploration and feasibility costs	(0.3)	(0.3)	-	-	(0.3)	-	-	-	-	-	-	-	-
Net other costs	(78.6)	(70.0)	(15.4)	(12.9)	(11.3)	(7.8)	(22.6)	(8.6)	(4.4)	-	12.8	(6.3)	(10.7)
Non-recurring items	37.9	(105.5)	(1.4)	1.1	(0.9)	(97.0)	(7.3)	143.4	(0.1)	-	-	160.4	(16.9)
Royalties	(37.2)	(35.9)	(14.0)	(13.2)	(7.6)	(1.1)	-	(1.3)	-	-	(5.6)	(0.6)	4.9
Current tax	(75.7)	(75.6)	(32.2)	(28.7)	(15.2)	(0.1)	0.6	(0.1)	-	-	(1.6)	-	1.5
Deferred tax	(9.0)	(11.2)	(4.4)	(10.1)	1.3	2.4	(0.4)	2.2	-	(0.8)	0.9	1.8	0.3
Profit for the period	222.9	80.9	118.8	110.0	51.8	(133.3)	(66.4)	142.0	6.2	1.2	7.8	(44.2)	171.0
Profit attributable to:													
Owners of Sibanye	252.2	110.4	118.8	110.0	51.8	(103.7)	(66.5)	141.8	6.2	1.0	7.8	(44.2)	171.0
Non-controlling interests	(29.3)	(29.5)	-	-	-	(29.6)	0.1	0.2	-	0.2	-	-	-
Capital expenditure													
Total expenditure	(282.8)	(260.5)	(71.6)	(88.9)	(42.8)	(17.0)	(40.2)	(22.3)	(12.0)	(0.1)	(10.9)	(10.1)	10.8
Sustaining capital	(68.9)	(46.6)	(14.9)	(17.8)	(5.8)	(3.3)	(4.8)	(22.3)	(12.0)	(0.1)	(10.9)	(10.1)	10.8
Ore reserve development	(163.1)	(163.1)	(53.0)	(62.2)	(37.0)	(10.9)	-	-	-	-	-	-	-
Growth projects	(50.8)	(50.8)	(3.7)	(8.9)	-	(2.8)	(35.4)	-	-	-	-	-	-

[1] *The Platinum Division's results for the year ended 31 December 2016 include Aquarius for nine months since acquisition and the Rustenburg Operations for two months since acquisition.*

[2] *The average exchange rate for the year ended 31 December 2016 was R14.68/US$.*

24 **Sibanye** Operating and Financial Results | Six months and financial year ended 31 December 2016

Segment operating and financial results (continued)

Figures are in millions unless otherwise stated

United States Dollars[1]						For the year ended 31 December 2015			South African Rand					
Corporate	Cooke	Beatrix	Kloof	Driefontein	Group				Group	Driefontein	Kloof	Beatrix	Cooke	Corporate
							Operating results							
-	5,793	4,319	3,977	5,772	**19,861**	000't	Ore milled	000't	**19,861**	5,772	3,977	4,319	5,793	-
-	1,470	2,723	1,979	2,412	**8,584**		Underground		**8,584**	2,412	1,979	2,723	1,470	-
-	4,323	1,596	1,998	3,360	**11,277**		Surface		**11,277**	3,360	1,998	1,596	4,323	-
-	1.08	2.34	3.54	3.01	**2.41**	g/t	Yield	g/t	**2.41**	3.01	3.54	2.34	1.08	-
-	3.65	3.51	6.50	6.36	**5.02**		Underground		**5.02**	6.36	6.49	3.51	3.65	-
-	0.21	0.34	0.61	0.60	**0.41**		Surface		**0.41**	0.60	0.61	0.34	0.21	-
-	201.0	324.9	452.3	557.8	**1,536.0**	000'oz	Gold produced/sold	kg	**47,775**	17,350	14,068	10,105	6,252	-
-	172.3	307.3	413.1	493.3	**1,386.0**		Underground		**43,109**	15,345	12,848	9,557	5,359	-
-	28.7	17.6	39.2	64.5	**150.0**		Surface		**4,666**	2,005	1,220	548	893	-
-	1,161	1,163	1,160	1,158	**1,160**	$/oz	Gold price	R/kg	**475,508**	474,697	475,647	476,546	475,768	-
-	1,158	831	836	756	**848**	$/oz	Total cash cost	R/kg	**347,613**	309,764	342,764	340,792	474,584	-
-	1,329	996	1,051	914	**1,051**	$/oz	All-in-cost	R/kg	**430,746**	374,790	430,751	408,422	544,658	-
-	(14)	14	9	21	**9**	%	All-in-cost margin	%	**9**	21	9	14	(14)	-
-	40	62	94	71	**65**	$/t	Operating cost	R/t	**825**	907	1,201	785	514	-
-	140	92	177	152	**137**		Underground		**1,741**	1,941	2,251	1,169	1,782	-
-	7	10	13	13	**10**		Surface		**128**	165	161	129	83	-
							Financial results							
-	**233.3**	**377.7**	**524.8**	**646.0**	**1,781.8**		**Revenue**		**22,717.4**	**8,236.0**	**6,691.4**	**4,815.5**	**2,974.5**	-
-	201.0	357.3	479.5	571.3	**1,609.1**		Underground		**20,515.0**	7,284.1	6,112.8	4,555.7	2,562.4	-
-	32.3	20.4	45.3	74.7	**172.7**		Surface		**2,202.4**	951.9	578.6	259.8	412.1	-
-	**(233.5)**	**(266.0)**	**(374.7)**	**(410.6)**	**(1,284.8)**		**Operating costs**		**(16,380.4)**	**(5,234.2)**	**(4,777.2)**	**(3,391.0)**	**(2,978.0)**	-
-	(205.5)	(249.8)	(349.4)	(367.2)	**(1,171.9)**		Underground		**(14,940.8)**	(4,681.2)	(4,454.9)	(3,184.5)	(2,620.2)	-
-	(28.0)	(16.2)	(25.3)	(43.4)	**(112.9)**		Surface		**(1,439.6)**	(553.0)	(322.3)	(206.5)	(357.8)	-
-	**(0.2)**	**111.7**	**150.1**	**235.4**	**497.0**		**Operating profit**		**6,337.0**	**3,001.8**	**1,914.2**	**1,424.5**	**(3.5)**	-
-	**(4.5)**	**107.5**	**130.1**	**204.1**	**437.2**		Underground		**5,574.2**	**2,602.9**	**1,657.9**	**1,371.2**	**(57.8)**	-
-	**4.3**	**4.2**	**20.0**	**31.3**	**59.8**		Surface		**762.8**	**398.9**	**256.3**	**53.3**	**54.3**	-
(1.6)	(55.3)	(58.0)	(80.7)	(89.6)	**(285.2)**		Amortisation and depreciation		**(3,636.6)**	(1,142.6)	(1,029.3)	(739.4)	(704.6)	(20.7)
(1.6)	**(55.5)**	**53.7**	**69.4**	**145.8**	**211.8**		**Net operating profit**		**2,700.4**	**1,859.2**	**884.9**	**685.1**	**(708.1)**	**(20.7)**
6.3	2.1	2.5	4.0	5.3	**20.2**		Investment income		**257.0**	67.5	50.6	31.3	27.1	80.5
(11.4)	(4.8)	(4.5)	(11.8)	(11.6)	**(44.1)**		Finance expenses		**(561.8)**	(147.7)	(150.1)	(57.2)	(61.3)	(145.5)
(27.8)	(2.2)	(3.6)	(4.7)	(5.0)	**(43.3)**		Net other costs		**(551.5)**	(64.0)	(59.8)	(46.4)	(28.2)	(353.1)
(14.8)	-	(1.8)	(2.2)	(2.7)	**(21.5)**		Share-based payments		**(274.4)**	(35.1)	(27.6)	(23.5)	-	(188.2)
(0.4)	(0.2)	(0.1)	(0.1)	(1.1)	**(1.9)**		Exploration/feasibility costs		**(23.6)**	(13.9)	(0.6)	(0.9)	(1.9)	(6.3)
(15.1)	(2.5)	(0.7)	0.6	(0.3)	**(18.0)**		Non-recurring items		**(230.1)**	(2.9)	7.2	(8.4)	(31.8)	(194.2)
-	(1.3)	(7.0)	(7.7)	(15.4)	**(31.4)**		Royalties		**(400.6)**	(196.8)	(98.4)	(88.7)	(16.7)	-
(1.2)	-	(12.0)	(7.6)	(33.8)	**(54.6)**		Current tax		**(696.7)**	(430.8)	(97.4)	(153.4)	-	(15.1)
9.7	9.6	1.4	0.1	4.2	**25.0**		Deferred tax		**319.5**	53.4	0.9	18.0	122.0	125.2
(56.3)	**(54.8)**	**27.9**	**40.0**	**85.4**	**42.2**		**Profit for the period**		**538.2**	**1,088.9**	**509.7**	**355.9**	**(698.9)**	**(717.4)**
							Profit attributable to:							
(56.3)	(40.8)	27.9	40.0	85.4	**56.2**		Owners of Sibanye		**716.9**	1,088.9	509.7	355.9	(519.9)	(717.7)
-	(14.0)	-	-	-	**(14.0)**		Non-controlling interests		**(178.7)**	-	-	-	(179.0)	0.3
							Capital expenditure							
(22.5)	(26.5)	(46.7)	(88.6)	(78.0)	**(262.3)**		Total expenditure		**(3,344.8)**	(994.2)	(1,129.9)	(596.5)	(337.4)	(286.8)
(1.2)	(7.3)	(6.7)	(17.7)	(19.6)	**(52.5)**		Sustaining capital		**(668.9)**	(249.2)	(225.6)	(86.1)	(92.9)	(15.1)
-	(17.8)	(40.0)	(65.9)	(57.1)	**(180.8)**		Ore reserve development		**(2,304.9)**	(727.0)	(840.6)	(510.4)	(226.9)	-
(21.3)	(1.4)	-	(5.0)	(1.3)	**(29.0)**		Growth projects		**(371.0)**	(18.0)	(63.7)	-	(17.6)	(271.7)

[1] *The average exchange rate for the year ended 31 December 2015 was R12.75/US$.*

Sibanye Operating and Financial Results | Six months and financial year ended 31 December 2016 25

GOLD DIVISION – UNIT COST BENCHMARKING METRICS

Cost benchmarks for the six months ended 31 December 2016, compared with the six months ended 30 June 2016 and the six months ended 31 December 2015

Figures are in rand millions unless otherwise stated

			Gold Division	Driefontein	Kloof	Beatrix	Cooke	Corporate
Operating cost[1]		**Dec 2016**	**8,649.7**	**2,799.2**	**2,522.2**	**1,925.3**	**1,403.0**	-
		Jun 2016	8,696.3	2,767.4	2,518.8	1,828.1	1,582.0	-
		Dec 2015	8,500.9	2,641.2	2,479.9	1,782.6	1,597.2	-
Less: General and admin		**Dec 2016**	**(95.3)**	**(34.3)**	**(32.4)**	**(18.0)**	**(10.6)**	-
		Jun 2016	(94.0)	(34.1)	(31.5)	(16.8)	(11.6)	-
		Dec 2015	(93.1)	(28.3)	(26.7)	(18.4)	(19.7)	-
Plus: Royalty		**Dec 2016**	**265.3**	**102.8**	**94.4**	**60.9**	**7.2**	-
		Jun 2016	262.7	102.0	99.9	52.3	8.5	-
		Dec 2015	261.2	117.9	69.7	65.4	8.2	-
Total cash cost[2]		**Dec 2016**	**8,819.7**	**2,867.7**	**2,584.2**	**1,968.2**	**1,399.6**	-
		Jun 2016	8,865.0	2,835.3	2,587.2	1,863.6	1,578.9	-
		Dec 2015	8,669.0	2,730.8	2,522.9	1,829.6	1,585.7	-
Plus: General and admin		**Dec 2016**	**95.3**	**34.3**	**32.4**	**18.0**	**10.6**	-
		Jun 2016	94.0	34.1	31.5	16.8	11.6	-
		Dec 2015	93.1	28.3	26.7	18.4	19.7	-
Community costs		**Dec 2016**	**60.8**	**8.5**	**13.1**	**23.0**	**16.2**	-
		Jun 2016	19.7	8.0	7.2	4.0	0.5	-
		Dec 2015	23.8	8.7	5.9	13.7	(4.5)	-
Share-based payments[3]		**Dec 2016**	**12.3**	**5.6**	**4.3**	**2.4**	-	-
		Jun 2016	27.0	10.9	9.4	6.7	-	-
		Dec 2015	129.4	16.0	12.0	11.3	-	90.1
Rehabilitation		**Dec 2016**	**58.8**	**(18.4)**	**19.7**	**10.4**	**46.0**	**1.1**
		Jun 2016	82.0	(10.6)	24.4	13.1	54.1	1.0
		Dec 2015	74.6	12.9	12.4	9.8	40.2	(0.7)
Ore reserve development		**Dec 2016**	**1,252.1**	**399.2**	**494.3**	**285.9**	**72.7**	-
		Jun 2016	1,142.3	379.8	418.6	257.0	86.9	-
		Dec 2015	1,186.8	400.1	422.5	261.3	102.9	-
Sustaining capital expenditure		**Dec 2016**	**402.2**	**147.0**	**175.3**	**52.8**	**27.1**	-
		Jun 2016	211.2	71.5	85.9	32.0	21.8	-
		Dec 2015	356.9	165.1	114.4	39.4	38.0	-
On-mine exploration		**Dec 2016**	-	-	-	-	-	-
		Jun 2016	-	-	-	-	-	-
		Dec 2015	8.4	7.3	0.6	0.4	0.1	-
Less: By-product credit		**Dec 2016**	**(15.0)**	**(5.0)**	**(3.8)**	**(4.1)**	**(2.1)**	-
		Jun 2016	(13.2)	(4.6)	(3.0)	(3.5)	(2.1)	-
		Dec 2015	(12.0)	(4.4)	(2.7)	(3.4)	(1.5)	-
Total All-in sustaining cost[4]		**Dec 2016**	**10,686.2**	**3,438.9**	**3,319.5**	**2,356.6**	**1,570.1**	**1.1**
		Jun 2016	10,428.0	3,324.4	3,161.2	2,189.7	1,751.7	1.0
		Dec 2015	10,530.0	3,364.8	3,114.7	2,180.5	1,780.6	89.4
Plus: Corporate cost, growth and capital expenditure		**Dec 2016**	**601.9**	**37.2**	**94.7**	**4.5**	**36.2**	**429.3**
		Jun 2016	395.6	16.9	35.3	0.3	4.5	338.6
		Dec 2015	249.4	13.9	61.8	-	13.9	159.8
Total All-in cost[5]		**Dec 2016**	**11,288.1**	**3,476.1**	**3,414.2**	**2,361.1**	**1,606.3**	**430.4**
		Jun 2016	10,823.6	3,341.3	3,196.5	2,190.0	1,756.2	339.6
		Dec 2015	10,779.4	3,378.7	3,176.5	2,180.5	1,794.5	249.2
Gold sold	kg	**Dec 2016**	**23,676**	**8,173**	**7,788**	**5,197**	**2,518**	-
		Jun 2016	23,229	7,873	7,388	4,844	3,124	-
		Dec 2015	25,571	9,093	7,471	5,604	3,403	-
	000'ozs	**Dec 2016**	**761.3**	**262.8**	**250.4**	**167.1**	**81.0**	-
		Jun 2016	746.8	253.1	237.5	155.7	100.4	-
		Dec 2015	822.1	292.3	240.2	180.2	109.4	-
Total cash cost	R/kg	**Dec 2016**	**372,504**	**350,875**	**331,818**	**378,718**	**555,838**	-
		Jun 2016	381,635	360,130	350,189	384,723	505,410	-
		Dec 2015	339,017	300,319	337,692	326,481	465,971	-
	US$/oz	**Dec 2016**	**829**	**781**	**739**	**843**	**1,238**	-
		Jun 2016	772	728	708	778	1,022	-
		Dec 2015	775	686	772	746	1,065	-
All-in sustaining cost	R/kg	**Dec 2016**	**451,352**	**420,763**	**426,233**	**453,454**	**623,550**	-
		Jun 2016	448,922	422,253	427,883	452,044	560,723	-
		Dec 2015	411,795	370,043	416,905	389,097	523,244	-
	US$/oz	**Dec 2016**	**1,005**	**937**	**949**	**1,010**	**1,388**	-
		Jun 2016	908	854	865	914	1,134	-
		Dec 2015	941	846	953	889	1,196	-
All-in cost	R/kg	**Dec 2016**	**476,774**	**425,315**	**438,392**	**454,320**	**637,927**	-
		Jun 2016	465,952	424,400	432,661	452,106	562,164	-
		Dec 2015	421,548	371,572	425,177	389,097	527,329	-
	US$/oz	**Dec 2016**	**1,062**	**947**	**976**	**1,012**	**1,420**	-
		Jun 2016	942	858	875	914	1,137	-
		Dec 2015	963	849	972	889	1,205	-

The average exchange rates for the six months ended 31 December 2016, 30 June 2016 and 31 December 2015 were R13.97/US$, R15.38/US$ and R13.61/US$, respectively.

Figures may not add as they are rounded independently.

***Total cash costs** are calculated in accordance with the Gold Institute industry standard.*

[1] Operating costs – All gold mining related costs before amortisation/depreciation, tax, non-recurring items.

[2] Total cash cost – Operating costs less off-mine costs, which include general and administration costs, as detailed in the table above

***All-in costs** are calculated in accordance with the World Gold Council guidance*

[1] Operating cost – As published and includes all mining and processing costs, third party refining costs, permitting costs and corporate G&A charges.

[3] Share-based payments are calculated based on the fair value at initial recognition fair value and does not include the fair valuing adjustment of the cash-settled share-based payment liability to the reporting date fair value.

[4] Total All-in sustaining costs includes operating costs and costs detailed above, including sustaining capital expenditure, based on managed gold sales.

[5] Total All-in costs includes sustaining and Group costs, excluding income tax, M&A activity, working capital, impairments, financing costs, one-time severance charges and items needed to normalise earnings.

26 **Sibanye** Operating and Financial Results | Six months and financial year ended 31 December 2016

Cost benchmarks for the year ended 31 December 2016 compared with the year ended 31 December 2015

Figures are in rand millions unless otherwise stated

			Gold Division	Driefontein	Kloof	Beatrix	Cooke	Corporate
Operating cost[1]		**Dec 2016**	**17,346.0**	**5,566.6**	**5,041.0**	**3,753.4**	**2,985.0**	**-**
		Dec 2015	16,380.4	5,234.2	4,777.2	3,391.0	2,978.0	-
Less: General and admin		**Dec 2016**	**(189.3)**	**(68.4)**	**(63.9)**	**(34.8)**	**(22.2)**	**-**
		Dec 2015	(173.8)	(56.6)	(53.6)	(36.0)	(27.6)	-
Plus: Royalty		**Dec 2016**	**528.1**	**204.8**	**194.3**	**113.3**	**15.7**	**-**
		Dec 2015	400.6	196.8	98.4	88.7	16.7	-
Total cash cost[2]		**Dec 2016**	**17,684.8**	**5,703.0**	**5,171.4**	**3,831.9**	**2,978.5**	**-**
		Dec 2015	16,607.2	5,374.4	4,822.0	3,443.7	2,967.1	-
Plus: General and admin		**Dec 2016**	**189.3**	**68.4**	**63.9**	**34.8**	**22.2**	**-**
		Dec 2015	173.8	56.6	53.6	36.0	27.6	-
Community costs		**Dec 2016**	**80.4**	**16.5**	**20.3**	**27.0**	**16.6**	**-**
		Dec 2015	40.7	13.9	8.9	15.0	2.9	-
Share-based payments[3]		**Dec 2016**	**39.3**	**16.5**	**13.7**	**9.1**	**-**	**-**
		Dec 2015	274.4	35.1	27.6	23.5	-	188.2
Rehabilitation		**Dec 2016**	**141.0**	**(28.9)**	**44.1**	**23.2**	**100.1**	**2.5**
		Dec 2015	138.3	23.1	22.9	17.3	75.0	-
Ore reserve development		**Dec 2016**	**2,394.4**	**779.0**	**912.9**	**542.9**	**159.6**	**-**
		Dec 2015	2,304.9	727.0	840.6	510.4	226.9	-
Sustaining capital expenditure		**Dec 2016**	**613.4**	**218.5**	**261.2**	**84.8**	**48.9**	**-**
		Dec 2015	653.8	249.2	225.6	86.1	92.9	-
On-mine exploration		**Dec 2016**	**-**	**-**	**-**	**-**	**-**	**-**
		Dec 2015	17.3	13.9	0.6	0.9	1.9	-
Less: By-product credit		**Dec 2016**	**(28.2)**	**(9.6)**	**(6.8)**	**(7.6)**	**(4.2)**	**-**
		Dec 2015	(26.8)	(8.6)	(5.7)	(5.8)	(6.7)	-
Total All-in sustaining cost[4]		**Dec 2016**	**21,114.4**	**6,763.4**	**6,480.7**	**4,546.1**	**3,321.7**	**2.5**
		Dec 2015	20,183.6	6,484.6	5,996.1	4,127.1	3,387.6	188.2
Plus: Group exploration growth and other capital exploration		**Dec 2016**	**1,052.2**	**54.1**	**130.1**	**4.8**	**40.7**	**822.5**
		Dec 2015	395.3	18.0	63.7	-	17.6	296.0
Total All-in cost[5]		**Dec 2016**	**22,166.6**	**6,817.5**	**6,610.8**	**4,550.9**	**3,362.4**	**827.0**
		Dec 2015	20,578.9	6,502.6	6,059.8	4,127.1	3,405.2	484.2
Gold sold	Kg	**Dec 2016**	**46,905**	**16,046**	**15,176**	**10,041**	**5,642**	**-**
		Dec 2015	47,775	17,350	14,068	10,105	6,252	-
	000'ozs	**Dec 2016**	**1,508**	**515.9**	**487.9**	**322.8**	**181.4**	**-**
		Dec 2015	1,536.0	557.8	452.3	324.9	201.0	-
Total cash cost	R/kg	**Dec 2016**	**377,034**	**355,416**	**340,762**	**381,625**	**527,916**	**-**
		Dec 2015	347,613	309,764	342,764	340,792	474,584	-
	US$/oz	**Dec 2016**	**799**	**753**	**722**	**809**	**1,119**	**-**
		Dec 2015	848	756	836	831	1,158	-
All-in sustaining cost	R/kg	**Dec 2016**	**450,152**	**421,501**	**427,036**	**452,754**	**588,745**	**-**
		Dec 2015	422,472	373,752	426,223	408,422	541,843	-
	US$/oz	**Dec 2016**	**954**	**893**	**905**	**960**	**1,248**	**-**
		Dec 2015	1,031	912	1,040	996	1,322	-
All-in cost	R/kg	**Dec 2016**	**472,585**	**424,872**	**435,609**	**453,232**	**595,959**	**-**
		Dec 2015	430,746	374,790	430,751	408,422	544,658	-
	US$/oz	**Dec 2016**	**1,002**	**901**	**923**	**961**	**1,263**	**-**
		Dec 2015	1,051	914	1,051	996	1,329	-

The average exchange rates for the year ended 31 December 2016 and 31 December 2015 were R14.68/US$, and R12.75/US$, respectively.

Figures may not add as they are rounded independently.

***Total cash costs** are calculated in accordance with the Gold Institute industry standard.*

[1] *Operating costs – All gold mining-related costs before amortisation/depreciation, tax, non-recurring items.*

[2] *Total cash cost – Operating costs less off-mine costs, which include general and administration costs, as detailed in the table above*

***All-in costs** are calculated in accordance with the World Gold Council guidance*

[1] *Operating cost – As published and includes all mining and processing costs, third party refining costs, permitting costs and corporate G&A charges.*

[3] *Share-based payments are calculated based on the fair value at initial recognition fair value and does not include the fair valuing adjustment of the cash-settled share-based payment liability to the reporting date fair value.*

[4] *Total All-in sustaining costs includes operating costs and costs detailed above, including sustaining capital expenditure, based on managed gold sales.*

[5] *Total All-in costs includes sustaining and Group costs, excluding income tax, M&A activity, working capital, impairments, financing costs, one-time severance charges and items needed to normalise earnings.*

Sibanye Operating and Financial Results | Six months and financial year ended 31 December 2016 27

GOLD DIVISION – QUARTERLY SALIENT FEATURES

Salient features and cost benchmarks for the quarters ended 31 December 2016 and 30 September 2016

			Gold Division			Driefontein		Kloof		Beatrix		Cooke	
			Total	Under-ground	Surface	Under-ground	Surface	Under-ground	Surface	Under-ground	Surface	Under-ground	Surface
Tonnes milled/treated	000't	Dec 2016	4,936	1,952	2,984	516	919	517	789	701	361	218	915
		Sept 2016	5,238	2,066	3,172	506	1,098	555	687	743	359	262	1,028
Yield	g/t	Dec 2016	2,41	5.48	0.40	7.25	0.54	6.66	0.51	3.62	0.30	4.50	0.22
		Sept 2016	2.27	5.15	0.39	6.85	0.50	6.52	0.53	3.28	0.32	4.30	0.22
Gold produced	kg	Dec 2016	11,908	10,703	1,205	3,740	499	3,445	399	2,537	107	981	200
		Sept 2016	11,897	10,649	1,248	3,468	550	3,617	361	2,438	115	1,126	222
	000'oz	Dec 2016	382.9	344.3	38.8	120.3	16.0	110.8	12.8	81.5	3.5	31.5	6.5
		Sept 2016	382.5	342.4	40.1	111.5	17.7	116.3	11.6	78.4	3.7	36.2	7.1
Gold price received	R/kg	Dec 2016	541,082			540,842		539,790		540,998		570,000	
		Sept 2016	597,705			597,760		597,386		598,198		606,009	
	US$/oz	Dec 2016	1,212			1,212		1,209		1,212		1,277	
		Sept 2016	1,322			1,323		1,322		1,324		1,341	
Operating cost	R/t	Dec 2016	833	1,893	140	2,312	189	2,090	147	1,324	109	2,265	96
		Sept 2016	874	1,996	144	2,479	187	2,207	164	1,226	131	2,802	89
Total cash cost	R/kg	Dec 2016	346,439			324,260		310,630		368,684		491,538	
		Sept 2016	398,319			378,372		352,086		389,111		611,573	
	US$/oz	Dec 2016	776			726		696		826		1,101	
		Sept 2016	881			837		779		861		1,353	
Operating margin	%	Dec 2016	36	36	36	41	35	42	46	32	31	13	18
		Sept 2016	36	35	40	39	38	43	48	38	34	(10)	35
All-in sustaining cost	R/kg	Dec 2016	427,091			393,333		409,843		445,045		562,308	
		Sept 2016	479,785			449,154		441,956		462,162		676,632	
	US$/oz	Dec 2016	957			881		918		997		1,260	
		Sept 2016	1,062			994		978		1,023		1,497	
All-in cost	R/kg	Dec 2016	455,370			397,882		423,491		446,710		577,692	
		Sept 2016	497,794			453,708		452,690		462,201		690,134	
	US$/oz	Dec 2016	1,020			891		949		1,001		1,294	
		Sept 2016	1,102			1,004		1,002		1,023		1,527	
All-in cost margin	%	Dec 2016	16			26		22		17		(6)	
		Sept 2016	17			24		24		23		(16)	
Ore reserve development	R'mil	Dec 2016	591,1			184.9		231.6		140.4		34.2	
		Sept 2016	661.1			214.4		262.8		145.5		38.4	
Sustaining capital		Dec 2016	258.1			93.4		115.5		35.6		13.6	
		Sept 2016	144.1			53.7		59.8		17.2		13.4	
Corporate and project expenditure[1]		Dec 2016	257.7			18.8		52.0		0.4		18.1	
		Sept 2016	79.3			18.3		42.7		0.1		18.2	
Total capital expenditure	R'mil	Dec 2016	1,106.9			297.1		399.1		176.4		65.9	
		Sept 2016	1,024.0			286.4		365.3		162.8		70.0	
Total capital expenditure	US$'mil	Dec 2016	79.7			21.4		28.8		12.7		4.7	
		Sept 2016	71.7			20.1		25.2		11.5		4.9	

The average exchange rates for the quarters ended 31 December 2016 and 30 September 2016 were R13.88/US$ and R14.06/US$, respectively.

Figures may not add as they are rounded independently.

[1] Corporate and project expenditure for the quarters ended 31 December 2016 and 30 September 2016 amounted to R168.4 million (US$12.1 million) and R139.5 million (US$10.0 million), respectively.

28 **Sibanye** Operating and Financial Results | Six months and financial year ended 31 December 2016

 PLATINUM DIVISION – QUARTERLY SALIENT FEATURES Platinum Division – Salient features and cost benchmarks for the quarters ended 31 December 2016 and 30 September 2016 Under-ground Under-ground Total Surface Attributable Attributable Surface Surface Figures may not add as they are rounded independently. 1 Platinum Division includes the attributable operations of Kroondal (50%), Mimosa (50%), Platinum Mile surface operation and Rustenburg since acquisition on 1 November 2016. 2 Production per product Quarter ended Dec 2016 Sep 2016 Platinum Palladium Rhodium 134,836 73,437 19,457 52,480 31,697 8,129 Gold 5,469 2,485 PGM4E production (4Eoz) Ruthenium 233,199 30,804 94,791 12,368 Iridium 7,047 3,038 Total 271,050 110,197 3 Operating costs are all mining related costs before amortisation and depreciation, royalties, taxation and non-recurring items. Sibanye Operating and Financial Results | Six months and financial year ended 31 December 2016 29 Tonnes milled/treated000’t Dec 2016 Sep 2016 5,8082,4483,360 3,1121,2421,870 9043402,3661,204994 8973451,870--Plant head gradeg/t Dec 2016 Sep 2016 1.883.200.92 1.492.790.63 2.443.610.673.651.53 2.513.530.63--Plant recoveries% Dec 2016 Sep 2016 66.3782.9324.66 63.6080.7512.77 82.2978.2812.3884.5437.42 81.9778.5012.77--PGM 4E production24Eoz Dec 2016 Sep 2016 233,199208,58624,613 94,79189,9904,801 58,25230,8636,297119,47118,316 59,26830,7224,801--Average PGM 4E basket priceR/4Eoz Dec 2016 Sep 2016 US$/4Eoz Dec 2016 Sep 2016 11,90011,87212,133 12,72612,71113,015 857855874 901899925 11,68812,22811,75411,87012,263 12,94912,25213,015--842881847855883 914871925--Operating costR/t Dec 2016 Sep 2016 US$/t Dec 2016 Sep 2016 42494545 29070316 31683 21501 604917111,209128 62590716--44661879 44641--Operating margin% Dec 2016 Sep 2016 8536 252439 71947133 232639--Operating cost3R/4Eoz Dec 2016 Sep 2016 US$/4Eoz Dec 2016 Sep 2016 10,57111,0906,176 9,5329,7016,361 762799445 678690452 9,36810,1034,00212,1856,923 9,45310,1796,361--675728288878499 672724452--Total capital expenditureRm Dec 2016 Sep 2016 US$ mil Dec 2016 Sep 2016 269.3269.10.2 87.587.20.3 19.319.3-6.26.2-67.053.40.2148.7-41.545.70.3--4.83.8-10.7-2.93.3---Platinum Division – attributable1 KroondalMimosaPlat MileRustenburg

DEVELOPMENT RESULTS

Development values represent the actual results of sampling and no allowance has been made for any adjustments which may be necessary when estimating ore reserves. All figures below exclude shaft sinking metres, which are reported separately where appropriate.

Driefontein		Quarter ended 31 December 2016			Quarter ended 30 September 2016			Year ended 31 December 2016		
	Reef	Carbon leader	Main	VCR	Carbon leader	Main	VCR	Carbon leader	Main	VCR
Advanced	(m)	1,512	974	845	1,237	963	771	6,111	3,480	3,866
Advanced on reef	(m)	237	378	131	130	214	109	874	1040	482
Channel width	(cm)	36	50	116	78	41	96	56	60	96
Average value	(g/t)	33.8	11.6	27.2	13.7	16.3	41.5	21.6	9.5	36.4
	(cmg/t)	1,218	578	3,141	1,067	669	3,980	1,203	567	3,511

Kloof		Quarter ended 31 December 2016				Quarter ended 30 September 2016				Year ended 31 December 2016			
	Reef	Kloof	Main	Libanon	VCR	Kloof	Main	Libanon	VCR	Kloof	Main	Libanon	VCR
Advanced	(m)	681	768	170	2,425	617	782	226	2,330	2,824	3,064	696	9,583
Advanced on reef	(m)	206	69	-	454	292	116	-	476	992	422	32	1,949
Channel width	(cm)	115	48	-	102	142	50	-	110	156	82	117	111
Average value	(g/t)	11.6	18.9	-	25.4	5.6	13.8	-	22.9	7.8	8.7	11.0	22.8
	(cmg/t)	1,331	907	-	2,584	794	696	-	2,514	1,220	714	1,286	2,526

Beatrix		Quarter ended 31 December 2016		Quarter ended 30 September 2016		Year ended 31 December 2016	
	Reef	Beatrix	Kalkoenkrans	Beatrix	Kalkoenkrans	Beatrix	Kalkoenkrans
Advanced	(m)	4,613	723	4,503	756	17,986	3,294
Advanced on reef	(m)	1,289	138	1,354	85	5,168	675
Channel width	(cm)	145	102	128	118	129	130
Average value	(g/t)	5.9	13.3	7.7	16.9	7.2	13.5
	(cmg/t)	861	1,361	992	1,998	932	1,522

Cooke		Quarter ended 31 December 2016				Quarter ended 30 September 2016				Year ended 31 December 2016			
	Reef	VCR	Elsburgs Reefs	Elsburg Massives	Kimberley Reefs	VCR	Elsburgs Reefs	Elsburg Massives	Kimberley Reefs	VCR	Elsburgs Reefs	Elsburg Massives	Kimberley Reefs
Advanced	(m)	203	831	-	184	268	1,124	-	226	1,155	5,002	173	785
Advanced on reef	(m)	45	142	-	27	129	434	-	71	534	1,758	125	201
Channel width	(cm)	73	88	-	119	248	232	-	213	241	243	352	223
Average value	(g/t)	5.4	10.6	-	4.7	3.8	3.5	-	2.9	3.0	4.0	4.7	3.6
	(cmg/t)	392	933	-	559	954	816	-	628	725	982	1,654	807

Kroondal[1]		Quarter ended 31 December 2016					Period ended 31 December 2016				
	Reef	Kopaneng	Simunye	Bambanani	Kwezi	K6	Kopaneng	Simunye	Bambanani	Kwezi	K6
Advanced	(m)	701	552	1,160	767	974	1,925	1,540	3,133	2,094	2,529
Advanced on reef	(m)	300	477	294	694	971	1,409	1,417	1,777	1,587	2,492
Channel width	(cm)	102	183	45	104	193	159	189	71	85	178
Height	(cm)	260	244	224	240	254	250	235	224	231	241
Average value	(g/t)	1.26	2.16	0.81	2.45	2.46	1.75	2.2	1.57	2.03	2.65
	(cmg/t)	326	528	182	587	627	439	517	352	470	640

[1] *Development data since acquisition on 12 April 2016.*

Rustenburg[2]		Period ended 31 December 2016			
	Reef	Bathopele	Thembelani	Khuseleka	Siphumelele
Advanced	(m)	190	1,387	1,254	1,291
Advanced waste	(m)	-	942	1,018	986
Advanced on reef	(m)	190	445	236	305
Channel width	(cm)	73	-	-	-
Height (SW)	(cm)	219	119	117	122
Average value	(g/t)	2.61	4.06	4.14	5.55
	(cmg/t)	570	483	485	677

[2] *Development data since acquisition on 1 November 2016.*

30 **Sibanye** Operating and Financial Results | Six months and financial year ended 31 December 2016

 FORWARD LOOKING STATEMENTS This document includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “target”, “will”, “would”, “expect”, “anticipate”, “plans”, “potential”, “can”, “may” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements, including, among others, those relating to Sibanye’s future business prospects, revenues and income, expected timings of the Stillwater transaction (the “Transaction”) (including completion), potential Transaction benefits (including statements regarding growth and cost savings) or information related to the Blitz Project, wherever they may occur in this document and the exhibits to this document, are necessarily estimates reflecting the best judgment of the senior management and directors of Sibanye, and involve a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements of the Group to differ materially from those suggested by the forward-looking statements. As a consequence, these forward-looking statements should be considered in light of various important factors, including those set forth in this document. Important factors that could cause the actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation, economic, business, political and social conditions in South Africa, Zimbabwe and elsewhere; changes in assumptions underlying Sibanye’s estimation of its current Mineral Reserves and Resources; the ability to achieve anticipated efficiencies and other cost savings in connection with past and future acquisitions, as well as at existing operations; the ability of Sibanye to successfully integrate acquired businesses and operations (whether in the gold mining business or otherwise) into its existing businesses; Sibanye’s or Stillwater’s ability to complete the proposed Transaction; the inability to complete the proposed Transaction due to failure to obtain approval of the shareholders of Sibanye or Stillwater or other conditions in the merger agreement; Sibanye’s ability to achieve anticipated efficiencies and other cost savings in connection with the Transaction; the success of Sibanye’s business strategy and changes thereto, exploration and development activities; the ability of Sibanye to comply with requirements that it operate in a sustainable manner; changes in the market price of gold, platinum group metals (PGMs) and/or uranium; the occurrence of hazards associated with underground and surface gold, PGMs and uranium mining; the occurrence of labour disruptions and industrial action; the availability, terms and deployment of capital or credit; changes in relevant government regulations, particularly environmental tax health and safety regulations and new legislation affecting water, mining, mineral rights and business ownership, including any interpretations thereof which may be subject to dispute; the outcome and consequence of any potential or pending litigation or regulatory proceedings or other environmental, health and safety issues; power disruptions, constraints and cost increases; supply chain shortages and increases in the price of production inputs; fluctuations in exchange rates, currency devaluations, inflation and other macro-economic monetary policies; the occurrence of temporary stoppages of mines for safety incidents and unplanned maintenance; Sibanye’s ability to hire and retain senior management or sufficient technically skilled employees, as well as its ability to achieve sufficient representation of historically disadvantaged South Africans’ in its management positions; failure of Sibanye’s information technology and communications systems; the adequacy of Sibanye’s insurance coverage; any social unrest, sickness or natural or man-made disaster at informal settlements in the vicinity of some of Sibanye’s operations; and the impact of HIV, tuberculosis and other contagious diseases. Further details of potential risks and uncertainties affecting Sibanye are described in Sibanye’s filings with the JSE and the SEC, including in Sibanye’s Annual Report on Form 20-F, for the fiscal year ended 31 December 2015 and the Integrated Annual Report 2015. These forward-looking statements speak only as of the date of this document. The Group undertakes no obligation to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events. ADDITIONAL INFORMATION AND WHERE TO FIND IT This document does not constitute the solicitation of any vote, proxy or approval. In connection with the proposed Transaction, Sibanye intends to post to its shareholders a JSE Limited (“JSE”) Category 1 circular subject to the approval of the circular by the JSE and Stillwater has filed with the Securities and Exchange Commission (the “SEC”) relevant materials, including a proxy statement. The JSE Category 1 circular and other relevant documents will be sent or otherwise disseminated to Sibanye’s shareholders and will contain important information about the proposed Transaction and related matters. SHAREHOLDERS OF SIBANYE ARE ADVISED TO READ THE JSE CATEGORY 1 CIRCULAR AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant documents will be sent or otherwise disseminated to Stillwater’s shareholders and will contain important information about the proposed Transaction and related matters. SHAREHOLDERS OF STILLWATER ARE ADVISED TO READ THE PROXY STATEMENT THAT HAS BEEN FILED AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. When available, Sibanye shareholders may obtain free copies of the JSE Category 1 circular by going to Sibanye’s website at www.sibanye.co.za. The proxy statement and other relevant documents may also be obtained, free of charge, on the SEC's website (http://www.sec.gov). Stillwater shareholders may obtain free copies of the proxy statement from Stillwater by going to Stillwater’s website at www.stillwatermining.com. PARTICIPANTS IN THE SOLICITATION Sibanye, Stillwater and their respective directors and officers may be deemed participants in the solicitation of proxies of Sibanye’s and Stillwater’s respective shareholders in connection with the proposed Transaction. Sibanye’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Sibanye in Sibanye’s Annual Report on Form 20-F, for the fiscal year ended 31 December 2015, which was filed with the SEC on 21 March 2016. Stillwater’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Stillwater in Stillwater’s Annual Report on Form 10-K for the fiscal year ended 31 December 2015, which was filed with the SEC on 22 February 2016. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed Transaction is included in the proxy statement that Stillwater has filed with the SEC. NO OFFER OR SOLICITATION This document is for informational purposes only and does not constitute an offer to sell, or a solicitation of offers to purchase or subscribe for, securities in the United States or any other jurisdiction. Any securities referred to herein that are being offered outside of the United States have not been, and will not be, registered under the U.S. Securities Act of 1933 and may not be offered, exercised or sold in the United States absent registration or an applicable exemption from registration requirements. The public offering of securities currently intended by the issuer to be made in the United States will be made by means of a prospectus that may be obtained from the issuer and that will contain detailed information about the company, its management and financial statements. Sibanye Operating and Financial Results | Six months and financial year ended 31 December 2016 31

ADMINISTRATION AND CORPORATE INFORMATION

Sibanye Gold Limited

Incorporated in the Republic of South Africa

Registration number 2002/031431/06

Share code: SGL

Issuer code: SGL

ISIN: ZAE E000173951

Listings

JSE: SGL

NYSE: SBGL

Website

www.sibanyegold.co.za

Registered Office

Libanon Business Park
1 Hospital Street,
(Off Cedar Ave),
Libanon, Westonaria,
1780
South Africa
(Private Bag X5, Westonaria, 1780, South Africa)
Tel: +27 11 278 9600
Fax: +27 11 278 9863

Investor Enquiries

James Wellsted
Senior Vice President: Investor Relations
Sibanye Gold Limited
Tel: +27 83 453 4014
+27 11 278 9656
E-mail: james.wellsted@sibanyegold.co.za

Corporate Secretary

Cain Farrel
Tel: +27 10 001 1122
Fax: +27 11 278 9863
E-mail: cain.farrel@sibanyegold.co.za

Directors

Sello Moloko[1] (Chairman)
Neal Froneman (CEO)
Charl Keyter (CFO)
Chris Chadwick[2]
Robert Chan[2]
Timothy Cumming[1]
Barry Davison[1]
Rick Menell[1]
Nkosemntu Nika[1]
Keith Rayner[1]
Susan van der Merwe[1]
Jerry Vilakazi[1]
Jiyu Yuan[2]

[1] Independent non-executive

[2] Non-independent non-executive

JSE Sponsor

JP Morgan Equities South Africa Proprietary Limited
(Registration number : 1995/011815/07)
1 Fricker Road
Illovo, Johannesburg
2196
South Africa
(Private Bag X9936, Sandton, 2196, South Africa)

Office of the United Kingdom Secretaries

London

St James's Corporate Services Limited
Suite 31, Second Floor
107 Cheapside
London
EC2V 6DN
United Kingdom
Tel: +44 20 7796 8644
Fax: +44 20 7796 8645

American Depository Receipts Transfer Agent

BNY Mellon Shareowner Services
PO Box 358516
Pittsburgh
PA15252-8516
US toll-free: +1 888 269 2377
Tel: +1 201 680 6825
e-mail: shrrelations@bnymellon.com

Tatyana Vesselovskaya
Relationship Manager
BNY Mellon
Depositary Receipts
Direct Line: +1 212 815 2867
Mobile: +1 203 609 5159
Fax: +1 212 571 3050
Email: tatyana.vesselovskaya@bnymellon.com

Transfer Secretaries

South Africa

Computershare Investor Services Proprietary Limited
Rosebank Towers
15 Biermann Avenue
Rosebank
2196
(PO Box 61051, Marshalltown, 2107, South Africa)
Tel: +27 11 370 5000
Fax: +27 11 688 5248

Transfer Secretaries

United Kingdom

Capita Asset Services
The Registry
34 Beckenham Road
Beckenham
Kent
BR3 4TU
England
Tel: 0871 664 0300
(calls cost 10p a minute plus network extras, lines are open 8.30am – 5pm Mon-Fri) or
+44 20 8639 3399 (from overseas)
Fax: +44 20 8658 3430
e-mail: ssd@capitaregistrars.com

Auditors

KPMG Inc.
KPMG Crescent
85 Empire Road
Parktown
2193
Johannesburg
South Africa
Tel: +27 11 647 7111

Sibanye Gold Limited

Incorporated in the Republic of South Africa

Registration number 2002/031431/06

Share code: SGL

ISIN - ZAE000173951

Issuer code: SGL

(“Sibanye” and/or the “Group”)

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN OR INTO AUSTRALIA, JAPAN OR ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF APPLICABLE LAW OR REGULATION

FINAL TERMS OF A FULLY UNDERWRITTEN RENOUNCEABLE RIGHTS OFFER OF APPROXIMATELY U.S.$1.0 BILLION (THE “RIGHTS OFFER”)

1.              INTRODUCTION

Westonaria, 18 May 2017: Sibanye shareholders are referred to the announcement by Sibanye, released on the stock exchange news service (“SENS”) on Thursday, 11 May 2017 and published in the South African press on Friday, 12 May 2017(the “Declaration Announcement”), which included the declaration information relating to the proposed renounceable rights offer by the Company of approximately U.S.$1 billion (the “Rights Offer”).

The Group is pleased to announce that its board of directors (the “Board”) has finalised the terms of the Rights Offer, the salient terms of which are set out below.

2.              SALIENT TERMS OF THE RIGHTS OFFER

Terms used but not defined herein shall have the meanings ascribed to such terms in the Rights Offer Circular (as defined below).

Rights Offer	Sibanye offers to qualifying shareholders

1

registered in the Sibanye share register on Friday, 26 May 2017 (the “Record Date”), and their qualifying renouncees, a total of 1,195,787,294 shares in the issued share capital of Sibanye (the “Rights Offer Shares”) for subscription, upon the terms and conditions set out in a circular to shareholders (the “Rights Offer Circular”) dated 18 May 2017, relating to the Rights Offer and in the Form of Instruction attached to the Rights Offer Circular, by way of renounceable Share Rights on the basis of 9 Rights Offer Shares for every 7 existing Sibanye shares held by qualifying shareholders at the close of trade on the Record Date for the Rights Offer (“Existing Shares”). The Rights Offer is fully underwritten, subject to customary terms and conditions.

Only whole numbers of Rights Offer Shares will be issued and qualifying shareholders will be entitled to subscribe for rounded numbers of Rights Offer Shares. Fractional entitlements of 0.5 or greater will be rounded up and of less than 0.5 will be rounded down.

Rights Offer Shares Exercise Period	The Rights Offer will open at 09:00 (CAT) on Monday, 29 May 2017, and will close at 12:00 (CAT) on Friday, 9 June 2017.

Rights Offer Subscription Price	R11.28 per Rights Offer Share (equivalent to U.S.$0.86 on May 17, 2017 using an exchange rate of R13.15 per U.S. dollar

2

(as published by Bloomberg at approximately 15:00(CAT) on that date)). The aforementioned Rights Offer Subscription Price represents a discount of (i) 40% to the theoretical ex-rights price of Existing Shares on Wednesday, 17 May 2017; (ii) 60% to the closing price of Existing Shares on Wednesday, 17 May 2017; and (iii) approximately 62% to the prevailing 30-day VWAP of the Existing Shares as at the Last Practicable Date.

Unexercised Share Rights

If payment is not received on or before 12:00 (CAT) on Friday, 9 June 2017, the day of the closing of the Rights Offer, the qualifying shareholder or renouncee concerned will be deemed to have declined the offer to acquire Rights Offer Shares pursuant to the Rights Offer and the Rights Offer entitlement of such shareholder or renouncee will lapse. See the Rights Offer Circular for further details.

Excess Applications

All Rights Offer Shares not taken up pursuant to the terms of the Rights Offer will be available for allocation to qualifying shareholders who wish to apply for a greater number of Rights Offer Shares than those offered to them in terms of the Rights Offer.
Excess Rights Offer Shares (if any) will be allocated in accordance with the allocation principles set out in in the Rights Offer Circular.

3

ISIN	Share Rights: ZAE000243572 Share Rights Code: SGLN

Shareholder helpline	+27 (0) 861 100 634

An announcement will be released on SENS on or about Monday, 12 June 2017 and published in the South African media on Tuesday, 13 June 2017 stating the results of the Rights Offer and the basis of allocation of any additional Rights Offer Shares for which application is made.

Sibanye has filed a registration statement and a prospectus supplement with the U.S. Securities and Exchange Commission (the “SEC”) regarding the Rights Offer. U.S. shareholders and American Depositary Share (“ADS”) holders should read these documents and other documents Sibanye will file and has filed with the SEC which may be accessed by visiting EDGAR on the SEC web site at http://www.sec.gov or on Sibanye’s website at https://www.sibanyegold.co.za/investors/transactions/stillwater-acquisition/rights-offer.

3.              UNDERWRITING

The Group has entered into an underwriting agreement with Citigroup Global Markets Limited, HSBC Bank plc, J.P. Morgan Securities plc, Morgan Stanley & Co. International plc and Rand Merchant Bank (a division of FirstRand Bank Limited) (together, the “Underwriters”), pursuant to which the Underwriters have severally agreed, subject to customary terms and conditions, to underwrite any Rights Offer Shares not subscribed for pursuant to the Rights Offer. (including pursuant to excess applications).

4

4.              EXPRESSIONS OF INTENT

Gold One, which holds approximately 19.9% of Sibanye’s shares, has expressed in writing to Sibanye its intention to exercise the Share Rights allocated to it under the terms of the Rights Offer.

5.              FULFILMENT OF CONDITIONS PRECEDENT

The conditions precedent to the Rights Offer, as specified in the Declaration Announcement, have all been fulfilled. Accordingly, the Rights Offer is unconditional and may now be implemented.

6.              SALIENT DATES AND TIMES OF THE RIGHTS OFFER

Shareholders are advised that there have been no changes to the salient dates and times of the Rights Offer as set out in the Declaration Announcement.

No transfers of Sibanye shares will be permitted between the London and Johannesburg registers from Friday, 19 May 2017 until Friday, 26 May 2017, both days inclusive. The ADS depositary will close Sibanye’s ADS programme for issuances and cancellations between 24 May 2017 and 30 May 2017.

7.              DOCUMENTATION

The Rights Offer Circular providing full details of the Rights Offer will be available on Sibanye’s website later today at https://www.sibanyegold.co.za/investors/transactions/stillwater-acquisition/rights-offer and will be posted, together with a form of instruction where applicable, to qualifying shareholders located outside of the Australia and Japan, or any other jurisdiction where such distribution would be unlawful, on Tuesday, 23 May 2017.

Copies of the Rights Offer Circular can be obtained during normal business hours from the opening of the Rights Offer to the closing of the Rights Offer at the registered office of Sibanye: 1 Hospital

5

Street, Libanon, Westonaria 1780; at the offices of the Transaction Sponsor: J.P. Morgan Equities South Africa (Pty) Ltd, 1 Fricker Road, Illovo, 2196; and at the offices of the Transfer Secretaries: Computershare Investor Services Proprietary Limited, Rosebank Towers, 15 Biermann Avenue, Rosebank, Johannesburg, 2196.

Ends.

Investor relations contact:

James Wellsted

SVP Investor Relations

Sibanye Gold Limited

+27 83 453 4014

james.wellsted@sibanyegold.co.za

Sponsor: J.P. Morgan Equities South Africa Proprietary Limited

Joint Global Co-ordinators, Joint Bookrunners and Underwriters:

Citigroup Global Markets Limited (“Citi”)

HSBC Bank plc (“HSBC”)

J.P. Morgan Securities plc (“J.P. Morgan”)

Morgan Stanley & Co. International plc (“Morgan Stanley”)

Rand Merchant Bank (a division of FirstRand Bank Limited) (“RMB”)

Legal advisers to Sibanye:

Linklaters LLP

ENSAfrica

Legal advisers to the Joint Global Co-ordinators:

Shearman & Sterling (London) LLP

Bowman Gilfillan Inc.

NOTICE TO RECIPIENTS

This announcement is not for distribution, directly or indirectly, in or into Australia or Japan or any jurisdiction

6

where to do so would constitute a violation of applicable law or regulation.

This announcement includes “forward-looking statements” within the meaning of the “safe harbour” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “target”, “will”, “forecast”, “expect”, “potential”, “intend”, “estimate”, “anticipate”, “can” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. In this announcement, for example, statements related to expected timings of the rights offer, are forward-looking statements. The forward-looking statements set out in this announcement involve a number of known and unknown risks, uncertainties and other factors, many of which are difficult to predict and generally beyond the control of Sibanye, that could cause Sibanye’s actual results and outcomes to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. These forward-looking statements speak only as of the date of this presentation. Sibanye undertakes no obligation to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events, save as required by applicable law.

Each of the Underwriters are acting exclusively for the Group and no one else in connection with the Rights Offer. They will not regard any other person (whether or not a recipient of this announcement) as their respective clients in relation to the Rights Offer and will not be responsible to anyone other than the Group for providing the protections afforded to their respective clients nor for giving advice in relation to the Rights Offer or any transaction or arrangement referred to herein.

No representation or warranty, express or implied, is made by any of the Underwriters as to the accuracy, completeness or verification of the information set forth in this announcement, and nothing contained in this announcement is, or shall be relied upon as, a promise or representation in this respect, whether as to the past or the future. None of the Underwriters assumes any responsibility for the accuracy, completeness or verification of the information set forth in this announcement and, accordingly, disclaim each of the Underwriters, to the fullest extent permitted by applicable law, any and all

7

liability which they might otherwise be found to have in respect of this announcement or any such statement.

Prospectus; No Offer or Solicitation

Sibanye has filed a registration statement (including a prospectus) and may file a prospectus supplement with the Securities and Exchange Commission (the Rights Offer. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents Sibanye will file and has filed with the SEC for more complete information about Sibanye and the Rights Offer. You may get these documents, when available, for free by visiting EDGAR on the SEC web site at www.sec.gov or by visiting Sibanye’s website at www.sibanyegold.co.za. Alternatively, Sibanye, any Underwriter or any dealer participating in the Rights Offer will arrange to send you the registration statement, prospectus and prospectus supplement, when available, if you request it by calling toll-free (800) 322-2885 or by e-mailing rightsoffer@mackenziepartners.com. This announcement is for information purposes only and does not constitute: (i) an offer to sell, or a solicitation of offers to purchase or subscribe for, securities in the United States or any other jurisdiction; or (ii) investment advice in any jurisdiction relating to the securities discussed herein.

8